Filed pursuant to Rule 424(b)(3)

Registration No. 333-292488

Prospectus

AMC ROBOTICS CORPORATION

800,000 SHARES OF COMMON STOCK AND 5,576,301 SHARES OF COMMON STOCK UNDERLYING WARRANTS

2,224,027 SHARES OF COMMON STOCK HELD BY FORMER AFFILIATES

16,000,000 SHARES OF COMMON STOCK HELD BY CURRENT AFFILIATES

This prospectus relates to the offer and sale from time to time of up to 24,600,328 shares of common stock, par value $0.0001 per share (the “Common Stock”), of AMC Robotics Corporation, a Delaware corporation (the “Company,” “AMC Robotics,” “AMC,” “we,” “us,” “our” or other similar phrases), by the selling securityholders named in this prospectus (the “Selling Securityholders”), or their permitted transferees, as follows: (A) 800,000 shares of Common Stock issued by the Company in the PIPE Financing (as defined below) to the PIPE Investors (as defined below) and 5,576,301 shares of Common Stock issuable upon exercise of outstanding warrants issued to the PIPE Investors in the PIPE Financing (collectively, the “PIPE Shares”), (B) 2,168,194 Founder Shares (as defined below) originally issued at a price of approximately $0.014 per share prior to the initial public offering of AlphaVest Acquisition Corp (“AlphaVest”), with which the Company consummated a business combination (the “Business Combination”), and 55,833 shares issued to certain of the Selling Securityholders at $10.00 per share upon conversion of loans made by such holders to AlphaVest prior to the Business Combination (collectively, the “AlphaVest Affiliate Shares”) and (C) 16,000,000 shares held by current affiliates of the Company, which shares were acquired in connection with the Business Combination (the “AMC Affiliate Shares”). The Selling Securityholders may offer and sell such shares from time to time through any means described in the section entitled “Plan of Distribution.”

On December 9, 2025 (the “Closing Date”), we consummated the transactions contemplated by that certain Business Combination Agreement, dated August 16, 2024 and amended on June 25, 2025 (the “Business Combination Agreement”), with AMC Corporation, a Washington corporation (the “AMC Washington”), and AV Merger Sub Inc., a Washington corporation and wholly-owned subsidiary of AlphaVest (“Merger Sub”). Pursuant to the Business Combination Agreement, immediately prior to, and on the same date as, the Closing Date, AlphaVest deregistered itself as an exempted company in the Cayman Islands and transferred itself by way of continuation as a Delaware corporation (the “Domestication”). In connection with the Domestication, AlphaVest changed its name to AMC Robotics Corporation. Thereafter, AMC Washington merged with Merger Sub with AMC Washington surviving and becoming a wholly-owned subsidiary of AMC Robotics Corporation. In connection with the Business Combination, holders of an aggregate of 6,173,998 ordinary shares sold in AlphaVest’s initial public offering, or a total of 89.5% of the shares sold in such offering, exercised their right to redeem those shares for cash.

We are registering the resale of certain of the shares of Common Stock covered in this prospectus as required by (i) an amended and restated registration rights agreement, dated as of the Closing Date (the “IPO Registration Rights Agreement”), entered into by and among AlphaVest, the Company and certain other parties thereto that were holders of ordinary shares of AlphaVest that were issued prior to AlphaVest’s initial public offering and converted into shares of Common Stock upon consummation of the Business Combination (the “Founder Shares”) as well as certain other securities and (ii) certain registration rights agreements, dated as of the Closing DATE (the “PIPE Registration Rights Agreements” and together with the IPO Registration Rights Agreement, the “Registration Rights Agreements), entered into by and among the Company and the purchasers (the “PIPE Investors”) of securities in the private financing that took place simultaneously with the closing of the Business Combination (the “PIPE Financing”).

We will not receive any proceeds from the sale or issuance of shares of our Common Stock except with respect to amounts received by us upon exercise of the warrants issued in the PIPE Financing to the extent such warrants are exercised for cash at the exercise price of $10.00 per share, which amount of aggregate proceeds, assuming the exercise of all such warrants for cash, could be up to $22.4 million. We believe the likelihood that warrant holders will exercise their warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Common Stock. If the market price for our Common Stock is less than the $10.00 per share exercise price of such warrants, we believe the warrant holders will be less likely to exercise their warrants.

We will pay the expenses, other than underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities, associated with the sale of securities pursuant to this prospectus.

Our registration of the securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the securities. The Selling Securityholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information on the foregoing in the section entitled “Plan of Distribution.” In addition, certain of the securities being registered hereby are subject to transfer restrictions that may prevent the Selling Securityholders from offering or selling of such securities upon the effectiveness of the registration statement of which this prospectus is a part. See “Description of Securities” for more information.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities. Our Common Stock is traded on the Capital Market of the Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “AMCI”. On January 16, 2026, the last reported sale price of our Common Stock on Nasdaq was $6.72 per share.

The securities registered for resale by this prospectus represent a substantial percentage of our total outstanding Common Stock as of the date of this prospectus. The sale of all securities being offered by this prospectus could result in a significant decline in the public trading price of our Common Stock. Even if the current trading price of the Common Stock is close to the price at which the shares were issued in AlphaVest’s initial public offering, certain of the Selling Securityholders have an incentive to sell because they will still profit on sales due to the lower price at which they purchased their shares compared to the public investors. The public securityholders may not experience a similar rate of return on the securities they purchase due to differences in the purchase prices and the current trading price.

We are an “emerging growth company” and a “smaller reporting company” under applicable federal securities laws and will be subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 10.

Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated January 22, 2026

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”). The Selling Securityholders may use the registration statement to sell up to: (A) 6,376,301 PIPE Shares, (B) 2,224,027 AlphaVest Affiliate Shares and (C) 16,000,000 AMC Affiliate Shares. The Selling Securityholders may offer and sell such shares from time to time through any means described in the section entitled “Plan of Distribution.”

We may also file a prospectus supplement to add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.

Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

The Nasdaq ticker symbol for the Company’s Common Stock is “AMCI.”

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FREQUENTLY USED TERMS

Unless otherwise stated or the context otherwise requires, as used in this prospectus:

●	“AMC Washington” means AMC Corporation, a Washington corporation and wholly-owned subsidiary of the Company since the consummation of the Business Combination;

●	“Business Combination” means the Domestication, Merger and the other transactions contemplated by the Business Combination Agreement and the other agreements entered into by AMC Washington and AlphaVest in connection with the Business Combination;

●	“Business Combination Agreement” means the Business Combination Agreement, by and among AlphaVest, AMC Washington and Merger Sub;

●	“Bylaws” means the bylaws of the Company;

●	“Charter” means the certificate of incorporation of the Company;

●	“Closing” means the closing of the Business Combination;

●	“Closing Date” means December 9, 2025, the date on which the Closing occurred;

●	“Code” means the Internal Revenue Code of 1986, as amended;

●	“Common Stock” means shares of common stock, par value $0.0001 per share, of the Company;

●	“Company”, “AMC,” “we,” “us”, “our” or other similar phrases means AMC Robotics Corporation, a Delaware corporation;

●	“DGCL” means the Delaware General Corporation Law, as amended;

●	“Domestication” means the deregistration of AlphaVest as an exempted company in the Cayman Islands and the transfer by way of continuation of AlphaVest as a Delaware corporation;

●	“Exchange Act” means the Securities Exchange Act of 1934, as amended;

●	“Founder Shares” means the ordinary shares of AlphaVest acquired by certain of the Selling Securityholders prior to AlphaVest’s initial public offering which became shares of Common Stock upon the Domestication;

●	“GAAP” means generally accepted accounting principles in the United States;

●	“IRS” means the Internal Revenue Service;

●	“JOBS Act” means the Jumpstart Our Business Startups Act of 2012, as amended;

●	“Merger Sub” means AV Merger Sub Inc., a Washington corporation and wholly-owned subsidiary of AlphaVest prior to the Business Combination;

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●	“Merger” means the merger of Merger Sub with and into AMC Washington on the Closing Date, with AMC Washington being the surviving corporation of the Merger and becoming a wholly owned subsidiary of the Company;

●	“Nasdaq” means the Nasdaq Stock Market LLC;

●	“Organizational Documents” means the Company’s Certificate of Incorporation and Bylaws;

●	“PIPE Agreements” means those certain securities purchase agreements executed by the PIPE Investors in connection with the PIPE Financing;

●	“PIPE Financing” means the private financing of 800,000 shares of Common Stock at $10.00 per share for aggregate gross proceeds of $8,000,000 consummated simultaneously with the Closing of the Business Combination;

●	“PIPE Investors” means the investors that participated in the PIPE Financing;

●	“PRC” means the People’s Republic of China;

●	“SEC” means the United States Securities and Exchange Commission; and

●	“Securities Act” means the Securities Act of 1933, as amended.

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FORWARD-LOOKING STATEMENTS

The Company makes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act in this prospectus and in documents incorporated by reference herein. All statements, other than statements of present or historical fact included in or incorporated by reference in this prospectus, regarding the Company’s future financial performance, as well as the Company’s strategy, future operations, future operating results, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intend,” “project,” “budget,” “forecast,” “anticipate,” “plan,” “may,” “will,” “could,” “should,” “predict,” “potential,” and “continue” or similar words. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. You should read statements that contain these words carefully because they:

●	discuss future expectations;

●	contain projections of future results of operations or financial condition; or

●	state other “forward-looking” information.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus.

All forward-looking statements included herein attributable to the Company or any person acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. These cautionary statements are being made pursuant to federal securities laws with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Except to the extent required by applicable laws and regulations, the Company undertakes no obligations to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

There may be events in the future that the Company is not able to predict accurately or over which it has no control. The section in this prospectus entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other cautionary language discussed in this prospectus provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by the Company in such forward-looking statements. These examples include:

●	the Company’s inability to raise sufficient capital to execute its business plan;

●	the size, demands and growth potential of the markets for the Company’s products and services and the Company’s ability to serve those markets;

●	the degree of market acceptance and adoption of the Company’s products and services;

●	the Company’s ability to attract and retain customers;

●	the Company’s success in retaining or recruiting officers, key employees or directors;

●	the impact of the regulatory environment and complexities with compliance related to such environment; and

●	factors relating to the business, operations and financial performance of the Company and its subsidiaries.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other risk factors included herein. Forward-looking statements reflect current views about the Company’s plans, strategies and prospects, which are based on information available as of the date of this prospectus. Except to the extent required by applicable law, the Company undertakes no obligation (and expressly disclaims any such obligation) to update or revise the forward-looking statements whether as a result of new information, future events or otherwise.

Forward-looking statements are subject to risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially from these statements. Therefore, you should not place undue reliance on those statements.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the matters discussed under the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Unaudited Pro Forma Condensed Combined Financial Information,” “Business” and the consolidated financial statements and related notes included elsewhere in this prospectus before making an investment decision.

Our Business

AMC Robotics distributes innovative and smart security products and related solutions. AMC Robotics is also working on some next-generation products. Our goal is to build the world’s most advanced camera and chip designed specifically for use in a variety of edge devices, optimized for video capture and Artificial Intelligence (“AI”) analysis, enabling new proprietary AI systems to be built across a range of environments and situations.

Our goal is to make the world a safer place. Through the use of high-quality, affordable and accessible AI technology, we strive to help save lives, empower businesses to succeed and ultimately make the world a safer place.

AMC Robotics offers a range of products, solutions, and services designed to enhance residential and commercial security. The material smart hardware products currently being sold include smart cameras, driving recorders, action cameras and Retina K cameras. AMC Robotics also provides platform services designed to allow AMC Robotics’  hardware to be utilized by customers and enhance their overall experience with such products.

In addition to our current offerings, AMC Robotics is actively developing additional products and services such as IoT (Internet of Things), AI-based alarm systems, wearable devices and AI robots which are intended to apply to various commercial and industrial scenarios. AMC Robotics is also exploring certain aspirational products and solutions such as AI agent/robots and industrial security and monitoring solutions for scenarios such as warehouse management and logistics.

To date, AMC’s business is mainly located in the United States. However, it sells products and solutions in the United Kingdom and certain European countries. Additionally, to a lesser extent, AMC conducts certain operations in China, including sourcing materials and providing services through its relationships with China-based suppliers and affiliates. AMC also benefits from its partnerships with Xiaoyun and Yishijue, which are headquartered and operated in China.

Recent Developments

On the Closing Date, the parties consummated the transactions contemplated by the Business Combination Agreement as follows:

The Domestication

Immediately prior to, and on the same date as, the Closing, AlphaVest caused its de-registration as an exempted company in the Cayman Islands and the transfer of it by way of continuation as a Delaware corporation. The Domestication occurred in accordance with Section 388 of the DGCL and Part XII of the Companies Act (As Revised) of the Cayman Islands.

In connection with the Domestication, AlphaVest caused:

●	Each unit of AlphaVest (the “AlphaVest Units”) that was issued and outstanding immediately prior to the Domestication to be separated into one ordinary share, par value $0.0001 per share, of AlphaVest (“AlphaVest Ordinary Share”) and one right of AlphaVest (“AlphaVest Right”);

●	Each AlphaVest Ordinary Share that was issued and outstanding immediately prior to the Domestication (including those ordinary shares so separated from the AlphaVest Units) was converted into one share of our Common Stock; and

●	Each AlphaVest Right that was outstanding immediately prior to the Merger converted into one-tenth of one share of our Common Stock.

The Merger

On the Closing Date, immediately following the consummation of the Domestication, Merger Sub merged with and into AMC Washington. As a result of the Merger, the separate existence of Merger Sub ceased, and AMC Washington continued as the surviving company of the Merger and a wholly-owned subsidiary of AMC Robotics.

On the Closing Date, we issued an aggregate of 18,000,000 shares of Common Stock to the former shareholders of AMC Washington in exchange for their equity interests in AMC Washington.

Private Placement

Concurrently with the consummation of the Business Combination, the parties consummated the PIPE Financing of 800,000 shares of Common Stock at a price of $10.00 per share and common stock purchase warrants to purchase an aggregate of 2,240,000 shares of our Common Stock, initially exercisable at $10.00 per share, subject to adjustment, for aggregate proceeds of $8,000,000. Pursuant to the adjustment terms contained in the warrants, the aggregate number of shares of Common Stock issuable upon exercise of such warrants has been increased to 5,576,301 shares and the per-share exercise price has been reduced to $4.017.

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Implications of Being an Emerging Growth Company and Smaller Reporting Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in their periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. Pursuant to the JOBS Act, we have elected to take advantage of the benefits of this extended transition period for complying with new or revised accounting standards as required when they are adopted for public companies. As a result, our operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.

The Company will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following December 31, 2030, (b) in which it has total annual gross revenue of at least $1.235 billion, or (c) in which the combined company is deemed to be a large accelerated filer, which means the market value of the combined Company’s common equity that is held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter; and (ii) the date on which the Company has issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

We are also a “smaller reporting company,” and we will continue to be a “smaller reporting company” if either (i) the market value of our stock held by non-affiliates is less than $250.0 million as of the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700.0 million as of the last business day of our second fiscal quarter. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosures and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

Corporate Information

AlphaVest was originally formed as a Cayman Islands exempted company in January 2022. In connection with the Business Combination, on the Closing Date, AlphaVest consummated the Domestication and became a Delaware corporation. Our Common Stock is listed on Nasdaq under the symbol “AMCI.” Our address is 12 East 49th Street, Suite 1805, New York, New York 10017. Our telephone number is (734) 709-5127.

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The Offering

We are registering the offer and sale from time to time by the Selling Securityholders or their permitted transferees of the following securities: (A) 6,376,301 PIPE Shares, (B) 2,224,027 AlphaVest Affiliate Shares and (C) 16,000,000 AMC Affiliate Shares. The Selling Securityholders may offer and sell such shares from time to time through any means described in the section entitled “Plan of Distribution.”

Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 10 of this prospectus.

Shares of Common Stock offered by the Selling Securityholders	24,600,328 shares
Use of proceeds	We will not receive any proceeds from the resale of the Common Stock to be offered by the Selling Securityholders except to the extent of the exercise of 5,576,301 warrants held by the Selling Securityholders. If such warrants are exercised, we would receive an aggregate of $22,400,000.
Lock-up arrangements	Certain of our stockholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See “Securities Act Restrictions on Resale of Securities — Locked-up Common Stock.”
Nasdaq Ticker symbol	“AMCI”

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Risk Factor Summary

Our business is subject to numerous risks and uncertainties, including those highlighted in the section entitled “Risk Factors,” that represent challenges that we face in connection with the successful implementation of our strategy and growth of our business. The occurrence of one or more of the events or circumstances described in the section entitled “Risk Factors,” alone or in combination with other events or circumstances, may adversely affect our ability realize the anticipated benefits of the Business Combination, and may have an adverse effect on our business, cash flows, financial condition and results of operations. Such risks include, but are not limited to:

●	AMC Robotics’ operating results may fluctuate due to seasonality.
●	AMC Washington has a history of net losses.
●	Aggressive business tactics by AMC Robotics’ competitors may reduce AMC Robotics’ revenue.
●	The proper and efficient functioning of AMC Robotics’ network operations and data back-up systems is central to its solutions.
●	AMC Robotics receives a substantial portion of its revenue from a limited number of service providers, and the loss of, or a significant reduction in, orders from one or more of its major service providers would result in decreased revenue and profitability.
●	A significant decline in AMC Robotics’ sharing revenue, which is generated from one of its major related party entities, would have an adverse effect on AMC Robotics’ business, financial condition and operating results.
●	If AMC Robotics’ major related party entity is unable to develop new customer solutions in new markets or further penetrate its existing markets, AMC Robotics’ revenue may not grow as expected.
●	AMC Robotics’ major related party entity relies on wireless carriers to provide access to wireless networks and any interruption of such access would impair AMC Robotics’ business.
●	The technology employed in AMC Robotics’ products may become obsolete, and it may need to incur significant capital expenditures to update its products.
●	If AMC Robotics is unable to continue to utilize the “Yi” brand name, it could materially and adversely affect its business, financial condition and results of operations.
●	AMC Robotics depends on its suppliers, and the loss of any key supplier could materially and adversely affect its business, financial condition and results of operations.
●	Growth of AMC Robotics’ business will depend on market awareness and a strong brand, and any failure to develop, maintain, protect and enhance its brand would hurt its ability to retain or attract subscribers.
●	Evolving government and industry regulation and changes in applicable laws relating to the Internet and data privacy may increase AMC Robotics’ expenditures related to compliance efforts or otherwise limit the solutions it can offer, which may harm AMC Robotics’ business and adversely affect its financial condition.
●	AMC Robotics relies on the performance of its senior management and highly skilled personnel, and if AMC is unable to attract, retain and motivate well-qualified employees, its business and results of operations could be harmed.
●	If AMC Robotics fails to protect its intellectual property and proprietary rights adequately, its business could be harmed.
●	The use of open source software in AMC Robotics’ platform and solutions may expose it to additional risks and harm its intellectual property.
●	Disruptions in the supply chain for AMC Robotics’ products could negatively impact its business.
●	Inflationary pressures could have a negative impact on AMC Robotics’ business.
●	Because suppliers of AMC Robotics’ products and partial operations are in China, AMC Robotics’ business is partially subject to the evolving and complex laws and regulations in China, which are different in material aspects from the laws of the United States.
●	The PRC government may exercise certain oversight over the conduct of AMC Robotics’ business, and may influence AMC Robotics’ operations, which could result in changes in AMC Robotics’ operations. Changes in China’s economic or social conditions or government policies could have a material adverse effect on AMC Robotics’ business, results of operations and financial condition, and the value of AMC Robotics securities.
●	AMC Robotics may experience delays and/or failures in obtaining and renewing relevant PRC governmental approvals, licenses, permits or others required for its operation conducted in PRC.
●	The enforcement of the PRC Labor Contract Law and other labor-related regulations in the PRC may adversely affect AMC Robotics’ operations.
●	AMC Robotics’ securities may not continue to be listed on a national securities exchange, which could limit investors’ ability to make transactions in its securities and subject it to additional trading restrictions.
●	AMC Robotics is a controlled company under Nasdaq rules.
●	Anti-takeover provisions in our organizational documents could make an acquisition of AMC Robotics more difficult.
●	It is not expected that AMC Robotics will pay dividends in the foreseeable future after the Business Combination.
●	AMC Robotics’ management team has limited experience managing a public company.

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Market Price, Ticker Symbols and Dividend Information

Market Price and Ticker Symbols

Our Common Stock is currently listed on Nasdaq under the symbol “AMCI.” On January 16, 2026, the closing price of our Common Stock was $6.72.

Holders

As of January 16, 2026, there were 22,595,384 shares of Common Stock issued and outstanding held of record by 36 holders. The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders whose Common Stock are held of record by banks, brokers and other financial institutions.

Dividend Policy

We have not paid any cash dividends on our Common Stock to date. We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the board of directors may deem relevant. In addition, our ability to pay dividends may be limited by any outstanding preferred stock and covenants of any existing and future outstanding indebtedness. We do not anticipate declaring any cash dividends to holders of Common Stock in the foreseeable future. As a result, you may not receive any return on an investment in our Common Stock unless you sell your Common Stock for a price greater than that which you paid for it.

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RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included elsewhere in this prospectus. The value of your investment in the Company will be subject to the significant risks affecting the Company and inherent to the industry in which it operates. The risk factors described below disclose material and other risks, are not intended to be exhaustive and are not the only risks faced by the Company. Additional risks not currently known to us or that we currently deem to be immaterial also may materially adversely affect the business, financial condition, results of operations and cash flows in future periods of the Company. The occurrence of any of these events could cause the trading price of our Common Stock to decline, perhaps significantly, and you therefore may lose all or part of your investment. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included herein.

It may be difficult to evaluate our business prospects, and our operating results may fluctuate.

Our operating results may fluctuate because of a variety of factors, many of which are outside of our control. Fluctuations in our results of operations may be due to a number of factors, including:

●	Fluctuations with respect to the portion of our revenue attributable to software-as-a-service, or SaaS, and license revenues versus hardware and other sales;

●	fluctuations in demand, including due to seasonality, for our platform and solutions;

●	changes in pricing by us in response to competitive pricing actions;

●	the ability of our hardware vendors to continue to manufacture high-quality products and to supply sufficient products to meet our demands;

●	the timing and success of introductions of new solutions, products or upgrades by us or our competitors;

●	changes in our business and pricing policies or those of our competitors;

●	our ability to control costs, including our operating expenses and the costs of the hardware we purchase;

●	competition, including entry into the industry by new competitors and new offerings by existing competitors;

●	our ability to successfully manage any future acquisitions of businesses;

●	issues related to introductions of new or improved products such as shortages of prior generation products or short-term decreased demand for next generation products;

●	the amount and timing of expenditures, including those related to expanding our operations, increasing research and development, introducing new solutions or paying litigation expenses;

●	the ability to effectively manage growth within existing and new markets domestically and abroad;

●	the strength of regional, national and global economies; and

●	the impact of natural disasters or manmade problems.

Our operating results may fluctuate due to seasonality.

Our quarterly and annual operating results have fluctuated in the past and likely will fluctuate in the future. The demand for our products is driven largely by the demand for the end-product applications that are powered by our products which can vary on seasonality. We expect high demand from our customers in holiday seasons such as the third and fourth quarters in a year compared to lower demand in the first and second quarters in a year.

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We have a history of net losses.

We have a history of net losses. Although we had net income for the nine months ended September 30, 2025 of $399,140, we had net losses in 2024 and 2023. We have historically funded our operations and capital needs primarily through borrowings from a related party, Ants Technology (HK) Limited (“Ants”). There can be no assurance that AMC will be successful in achieving its strategic plans, that AMC’s future capital raises will be sufficient to support its ongoing operations, or that any additional financing will be available in a timely manner or with acceptable terms, if at all. If AMC is unable to raise sufficient financing or events or circumstances occur such that AMC does not meet its strategic plans, it would have a material adverse effect on AMC’s financial position, results of operations, cash flows, and ability to achieve its intended business objectives.

Failure to establish and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and stock price.

In connection with the audits of our consolidated financial statements as of and for the years ended December 31, 2024 and 2023, and reviews of our unaudited condensed consolidated financial statements as of and for the nine months ended September 30, 2025 and 2024, we and our independent registered public accounting firm identified four material weaknesses in our internal control over financial reporting. A material weakness is a deficiency, or combination of deficiencies, in internal controls, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

The material weaknesses that have been identified for AMC are as follows:

(1)	Lack of Experienced Accounting Team — AMC lacks qualified in-house accounting staff and resources with adequate knowledge of U.S. GAAP. A third-party consulting firm has been engaged to prepare financial statements and footnote disclosures in accordance with U.S. GAAP.

(2)	Lack of Duty Segregations — The Company separates the duties at certain areas, but there is only one person responsible for various functions of the Company, including processing payments and Human Resource functions. All other individuals involved in these processes are engaged through independent contractor roles.

(3)	Lack of sufficient inventory management process and control system — AMC does not have a sufficient inventory management process or control system.

(4)	Lack of proper approval for related party transactions — AMC lacks a formal approval process for related party transactions.

To remediate our material weaknesses, we have begun and will continue to: (1) hire additional qualified accounting staff with appropriate knowledge and experience in U.S. GAAP and SEC financial reporting requirements, while strengthening period-end financial reporting controls and procedures; (2) establish an ongoing program to provide adequate training for financial reporting and accounting personnel, particularly on U.S. GAAP and SEC requirements; (3) assign clear roles and responsibilities to accounting staff and the management team to establish segregation of duties and improve inventory processes; and (4) implement a thorough review and approval process for related party transactions.

However, we cannot assure that we will remediate our material weaknesses in a timely manner, or at all. If we fail to implement and maintain effective internal controls to remediate the material weaknesses over financial reporting, we may be unable to accurately report our results of operations, meet our reporting obligations or prevent fraud. As a result, investors may lose confidence in the accuracy and completeness of our financial reports and the price of our Common Stock could be negatively affected. We could also become subject to investigations by the SEC, Nasdaq or other regulatory authorities, which could require additional financial and management resources. In addition, if we fail to remedy any material weakness, our financial statements could be inaccurate and we could face restricted access to capital markets.

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We are exposed to risks relating to price fluctuations of hardware cost.

Prices of hardware have a significant impact on our cost of sales. In 2024, costs of hardware accounted for 56% of the final price sold in the market for the period. Parts and accessories for our products primarily include lenses, lithium batteries, infrared sensors and integrated chips. The current or expected supply of our key hardware parts and accessories may fluctuate depending on a number of factors beyond our control, including but not limited to the availability of resources in the supplier market, market demand, market disruptions, natural disasters and other factors. Government tariffs that are imposed may also impact the availability and cost of our key hardware parts and accessories. We may not be able to obtain stable, high-quality parts and accessories at reasonable prices. If prices rise, it would have a material adverse effect on our operating results.

The markets in which we participate are highly competitive and many companies, including large technology companies, are actively targeting the home automation, security monitoring and video monitoring markets. If we are unable to compete effectively with these companies, our sales and profitability could be adversely affected.

We compete in several markets, including home automation, security monitoring and video monitoring. The markets in which we participate are highly competitive and competition may intensify in the future.

Our ability to compete depends on a number of factors, including:

●	our platform and solutions’ functionality, performance, ease of use, reliability, availability and cost effectiveness relative to that of our competitors’ products;

●	our success in utilizing new and proprietary technologies to offer solutions and features previously not available in the marketplace;

●	our success in identifying new markets, applications and technologies;

●	our ability to attract and retain partners;

●	our name recognition and reputation;

●	our ability to recruit software engineers and sales and marketing personnel; and

●	our ability to protect our intellectual property.

Consumers may prefer to purchase from their existing suppliers rather than a new supplier regardless of product performance or features. In the event a consumer decides to evaluate a new product or a solution, the consumer may be more inclined to select one of our competitors whose product offerings are broader than those that we offer.

Aggressive business tactics by our competitors may reduce our revenue.

Increased competition in the markets in which we compete may result in aggressive business tactics by our competitors, including:

●	selling at a discount;

●	offering products similar to our platform and solutions on a bundled basis at lower prices;

●	announcing competing products combined with extensive marketing efforts;

●	providing financing incentives to consumers; and

●	asserting intellectual property rights irrespective of the validity of the claims.

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Our service providers may switch and offer the products and services of competing companies, which would adversely affect our sales and profitability. Competition from other companies may also adversely affect our negotiations with service providers and suppliers, including, in some cases, requiring us to lower our prices. Opportunities to take market share using innovative products, services and sales approaches may also attract new entrants to the field. We may not be able to compete successfully with the offerings and sales tactics of other companies, which could result in the loss of service providers offering our platform and solutions and, as a result, our revenue and profitability could be adversely affected.

If we fail to compete successfully against our current and future competitors, or if our current or future competitors employ aggressive business tactics, including those described above, demand for our platforms and solutions could decline, we could experience cancellations of our services to consumers, or we could be required to reduce our prices or increase our expenses.

We receive a substantial portion of our revenue from a limited number of service providers, and the loss of, or a significant reduction in, orders from one or more of our major service providers would result in decreased revenue and profitability.

Our success is highly dependent upon establishing and maintaining successful relationships with a variety of service providers. We generally enter into agreements with our service providers outlining the terms of our relationship, including service provider pricing commitments, maintenance and support requirements. These contracts typically have an initial term of three years, with subsequent renewal terms. While we have developed a network of service providers, we receive a substantial portion of our revenue from a limited number of service providers. For the fiscal year ended December 31, 2024, one customer, Kami Vision Incorporated (“Kami”), a related party to AMC, contributed approximately 26% of AMC’s revenue and accounted for 10% of AMC’s accounts receivable at December 31, 2024. The loss of one or more key service provider, a reduction in sales through any major service provider, the inability of any customer to fulfill its financial obligations or the inability or unwillingness of any of our major service provider to pay for our platforms and solutions would reduce our revenue and could impair our profitability. Additionally, this concentration exposes AMC to potential collection risks and could increase its vulnerability to any economic downturns or operational disruptions affecting key customers.

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Mergers or other strategic transactions involving our competitors could weaken our competitive position, which could adversely affect our ability to compete effectively and harm our results of operations.

Our industry is highly fragmented, and we believe it is likely that some of our existing competitors will consolidate or be acquired. In addition, some of our competitors may enter into new alliances with each other or may establish or strengthen cooperative relationships with systems integrators, third-party consulting firms or other parties. Any such consolidation, acquisition, alliance or cooperative relationship could adversely affect our ability to compete effectively and lead to pricing pressure and our loss of market share and could result in a competitor with greater financial, technical, marketing, service and other resources, all of which could harm our business, results of operations and financial condition.

A significant decline in our SaaS and license revenue renewal rate would have an adverse effect on our business, financial condition and operating results.

Revenue is primarily dependent on the number of active subscribers and their monthly usage of platform features. Subscribers could elect to terminate our services in any given month. If our efforts and our service providers’ efforts to satisfy our existing subscribers are not successful, we may not be able to retain them or sell additional functionality to them and, as a result, our revenue and ability to grow could be adversely affected.

Our SaaS and license revenue renewal rate is calculated across our entire subscriber base, including subscribers whose contract with their service provider reached the end of its contractual term during the measurement period, as well as subscribers whose contract with their service provider has not reached the end of its contractual term during the measurement period, and is not intended to estimate the rate at which our subscribers renew their contracts with our service providers. As a result, we may not be able to accurately predict future trends in renewals and the resulting churn. Subscribers may choose not to renew their contracts for many reasons, including the belief that our service is not required for their needs or is otherwise not cost-effective, a desire to reduce discretionary spending, or a belief that our competitors’ services provide better value. Additionally, our subscribers may not renew for reasons entirely out of our control, such as moving a residence or the dissolution of their business. A significant increase in our churn would have an adverse effect on our business, financial condition, and operating results.

If we are unable to develop new solutions, sell our platform and solutions into new markets or further penetrate our existing markets, our revenue may not grow as expected.

Our ability to increase sales will depend in large part on our ability to enhance and improve our platform and solutions, introduce new solutions in a timely manner, sell into new markets and further penetrate our existing markets. The success of any enhancement or new solution or service depends on several factors, including the timely completion, introduction and market acceptance of enhanced or new solutions, the ability to maintain and develop relationships with service providers, the ability to attract, retain and effectively train sales and marketing personnel and the effectiveness of our marketing programs. Any new product or service we develop or acquire may not be introduced in a timely or cost-effective manner, and may not achieve the broad market acceptance necessary to generate significant revenue. Any new markets into which we attempt to sell our platform and solutions, including new vertical markets and new countries or regions, may not be receptive. Our ability to further penetrate our existing markets depends on the quality of our platform and solutions and our ability to design our platform and solutions to meet consumer demand.

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We rely on wireless carriers to provide access to wireless networks through which we provide our wireless alarm, notification and intelligent automation services, and any interruption of such access would impair our business.

We rely on wireless carriers to provide access to wireless networks for machine-to-machine data transmissions, which are an integral part of our services. Our wireless carriers may suspend wireless service to expand, maintain or improve their networks. Any suspension or other interruption of services would adversely affect our ability to provide our services to our service providers and subscribers and may adversely affect our reputation. In addition, the inability to maintain our existing contracts with our wireless carriers or enter into new contracts with such wireless carriers could have a material adverse effect on our business, financial condition and results of operations.

Any security incident, other technology disruption, or failure to comply with laws and regulations relating to privacy and processing of personal information could result in damage to AMC’s brand and reputation, material financial penalties, and legal liability, any of which could negatively impact our business, results of operations and financial condition.

AMC’s business involves the use of computers in substantially all aspects of its business operations. AMC also uses mobile devices, social networking and other online activities to connect with its employees, suppliers, manufacturers, distributors, customers and consumers. As AMC pursues new initiatives that grow its operations, including acquisitions, AMC may also be required expand and improve its information technologies, resulting in a larger technological presence and corresponding exposure to cybersecurity risk. Security incidents can take a variety of forms and are constantly evolving due to the increasing sophistication of threat actors, each of which increases the difficulty of detecting and successfully defending against them. If AMC fails to assess, identify, and respond to cybersecurity risks associated with the expansion and evolution of its business or the increasing sophistication of hackers, AMC may become increasingly vulnerable to such risks.

While AMC believes that it has implemented reasonable measures to prevent security incidents, there can be no assurances that such measures will be effective to protect AMC’s information technology systems and/or the relevant personal or sensitive information it processes. As an early-stage company, AMC’s resources to invest in data security protection are limited, and AMC may not be sufficiently protected against security incidents. AMC may not have sufficient resources to adequately investigate and remediate any vulnerabilities related to security incidents, or to prevent them.

In addition to breach notification laws that may be triggered by security incidents or access or exfiltration of personal information by unauthorized persons, AMC may also be contractually required to notify customers or other counterparties of a security incident. Maintaining industry standard safeguards and, if needed, addressing a security incident may be costly. Complying with the numerous and complex regulations in the event of a data security breach would be potentially expensive, and resource-intensive and failure to comply could subject us to regulatory scrutiny and potential liability, including fines, penalties, or litigation. In addition, the theft, destruction, loss, misappropriation, or release of personal information or intellectual property, or interference with AMC’s information technology systems or the technology systems of third parties on which it relies, could result in business disruption, reputational harm, violation of privacy laws, loss of customers, potential liability and competitive disadvantage, all of which could have a material adverse impact on AMC’s business, financial condition or results of operations.

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We may require additional capital to support business growth, and this capital might not be available on acceptable terms, or at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to develop new features or enhance our products, improve our operating system or acquire complementary businesses and technologies. Our capital requirements will depend on many factors, including, but not limited to:

●	technological advancements;

●	market acceptance of our products and product enhancements, and the overall level of sales of our products;

●	R&D expenses;

●	our relationships with our customers and suppliers;

●	our ability to control costs;

●	sales and marketing expenses;

●	enhancements to our infrastructure and systems and any capital improvements to our facilities;

●	potential acquisitions of businesses and product lines; and

If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to grow or support our business and to respond to business challenges could be limited.

The technology employed in our products may become obsolete, and we may need to incur significant capital expenditures to update our products for changes in technology.

Our industry is characterized by rapid technological innovation. Our platform and solutions interact with the hardware and software technology of systems and devices located at our subscribers’ properties. We may be required to modify or change our products or solutions to adapt to new technologies or changes in existing technologies in response to changing market conditions, consumer preferences or industry standards, which could require significant capital expenditures. For example, many of our products are currently working on platforms that rely on 3G/4G wireless technology. As 5G wireless technology becomes more prevalent, it may require changes to our products or solutions. It is also possible that one or more of our competitors could develop a significant technical advantage that allows them to provide additional or superior quality products or services, or to lower their price for similar products or services, which could put us at a competitive disadvantage. Our inability to adapt to changing technologies, market conditions or consumer preferences in a timely manner could materially and adversely affect our business, financial condition, cash flows or results of operations.

If we are unable to continue to utilize the “Yi” brand name, it could materially and adversely affect our business, financial condition and results of operations.

We currently utilize the “Yi” brand name in almost all of the products we sell. We have been granted permission by Shanghai Xiaoyi Technology Co., Ltd., the owner of the “Yi” brand name, to utilize such name in all of our products in our online sales through October 22, 2026. We cannot assure you that we will be able to extend this arrangement beyond such date. If we are unable to maintain this arrangement in the future and lose the ability to utilize the “Yi” brand name, it could materially and adversely affect our business, financial condition and results of operations.

We depend on our suppliers, and the loss of any key supplier could materially and adversely affect our business, financial condition and results of operations.

Our hardware products depend on the quality of components that we procure from related-party suppliers. Reliance on suppliers, as well as industry supply conditions, generally involves several risks, including the possibility of defective parts, which can adversely affect the reliability and reputation of our platform and solutions, and a shortage of components and reduced control over delivery schedules and increases in component costs, which can adversely affect our profitability. We have two related parties from which we procure hardware on a purchase order basis. If these suppliers are unable to continue to provide a timely and reliable supply, we could experience interruptions in delivery of our platform and solutions to service providers, which could have a material adverse effect on our business, financial condition and results of operations. If we were required to find alternative sources of supply, qualification of alternative suppliers and the establishment of reliable supplies could result in delays and a possible loss of sales, which could have a material adverse effect on our business, financial condition and results of operations.

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Disruptions in the supply chain for AMC’s products could negatively impact AMC’s business.

In 2023, AMC’s business was impacted by supply chain disruptions, particularly a short supply of security cameras. To address this challenge, AMC purchased Ants’ remaining inventory of security cameras, which allowed it to meet customer demand without significant interruptions to its operations or revenue. While the disruption posed challenges, AMC’s proactive measures helped mitigate immediate risks to customer satisfaction and market position. AMC has implemented several strategies to address supply chain risks going forward, including diversifying its supplier base by expanding partnerships with multiple suppliers to reduce reliance on any single source, and seeking to better manage its inventory by increasing the amount of parts and accessories purchased when placing purchase orders. These mitigation efforts, while effective in addressing short-term supply chain disruptions, introduced certain other risks, including product quality and reliability risks dealing with new suppliers and higher costs to increase inventory levels. Although AMC will seek to mitigate these risks such as by conducting rigorous quality assurance processes, there can be no assurance that AMC will be successful in these efforts. If it is not, it could have a material adverse effect on AMC’s business.

AMC faces inflationary pressures which could negatively impact its business

To date, recent inflationary pressures have not had a material impact on AMC’s business and operations. However, such pressures could increase over time and if they did, it could have a material impact on AMC’s business and operations. For instance, to date, the costs associated with procuring AMC’s hardware, raw materials and third-party services have not increased materially as AMC’s main suppliers are located in PRC where inflation has been controlled in the past year. If inflation were to increase in these locations, it could negatively impact AMC’s business. Furthermore, inflationary pressures in the logistics sector, including higher fuel and transportation costs, could increase and further negatively impact the cost of delivering AMC’s products and solutions. The United States government has also recently imposed higher tariffs on products from the PRC, which could increase the prices of our products and services and could negatively impact our business. If AMC is unable to implement successful strategies to offset such inflationary pressures and/or tariffs, it could have a material adverse effect on its business and operations.

Growth of our business will depend on market awareness and a strong brand, and any failure to develop, maintain, protect and enhance our brand would hurt our ability to retain or attract subscribers.

We believe that building and maintaining market awareness, brand recognition and goodwill in a cost-effective manner is critical to our overall success in achieving widespread acceptance of our existing and future solutions and is an important element in attracting new service providers and subscribers. An important part of our business strategy is to increase service provider and consumer awareness of our brand and to provide marketing leadership, services and support to our service provider network. This will depend largely on our ability to continue to provide high-quality solutions, and we may not be able to do so effectively. While we may choose to engage in a broader marketing campaign to further promote our brand, this effort may not be successful. Our efforts in developing our brand may be hindered by the marketing efforts of our competitors and our reliance on our service providers and strategic partners to promote our brand. If we are unable to cost-effectively maintain and increase awareness of our brand, our business, results of operations and financial condition could be harmed.

Our strategy includes pursuing acquisitions, and our potential inability to successfully integrate newly-acquired technologies, assets or businesses may harm our financial results.

We believe part of our growth will be driven by acquisitions of other companies or their technologies, assets and businesses. Any acquisitions we complete will give rise to risks, including:

●	incurring higher than anticipated capital expenditures and operating expenses;

●	failing to assimilate the operations and personnel or failing to retain the key personnel of the acquired company or business;

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●	failing to integrate the acquired technologies, or incurring significant expense to integrate acquired technologies into our platform and solutions;

●	diverting our management’s attention and other company resources;

●	failing to maintain uniform standards, controls and policies;

●	incurring significant accounting charges;

●	impairing relationships with employees, service providers or subscribers;

●

finding that the acquired technology, asset or business does not further our business strategy, that we overpaid for the technology, asset or business or that we may be required to write off acquired assets or investments partially or entirely;

●	failing to realize the expected synergies of the transaction;

●	being exposed to unforeseen liabilities and contingencies that were not identified prior to acquiring the company; and

Fully integrating an acquired technology, asset or business into our operations may take a significant amount of time. We may not be successful in overcoming these risks or any other problems encountered with acquisitions. To the extent we do not successfully avoid or overcome the risks or problems related to any such acquisitions, our results of operations and financial condition could be harmed. Acquisitions also could impact our financial position and capital requirements, or could cause fluctuations in our quarterly and annual results of operations. Acquisitions could include significant goodwill and intangible assets, which may result in future impairment charges that would reduce our stated earnings. We may incur significant costs in our efforts to engage in strategic transactions and these expenditures may not result in successful acquisitions.

To carry out our business plan, we may face the challenge that we are short of human capital resources.

In our business plan, we are planning to launch new products which require intensive investment of human capital resources. We currently employ only a small group of people and rely on the outsourced human capital that we work with. The lack of human resources has potential to impact the development of our business plan and delay the launch of our new products.

Evolving government and industry regulation and changes in applicable laws relating to the Internet and data privacy may increase our expenditures related to compliance efforts or otherwise limit the solutions we can offer, which may harm our business and adversely affect our financial condition.

As internet commerce continues to evolve, federal, state or foreign agencies have adopted and could in the future adopt regulations covering issues such as user privacy and content. We are particularly sensitive to these risks because the Internet is a critical component of our business model. In addition, taxation of products or services provided over the Internet or other charges imposed by government agencies or by private organizations for accessing the internet may be imposed. Any regulation imposing greater fees for Internet use or restricting information exchange over the Internet could result in a decline in the use of the Internet and the viability of Internet-based services, which could harm our business.

Changes in international trade policies, tariffs and treaties affecting imports and exports may have a material adverse effect on our operations.

There have recently been significant changes to international trade policies and tariffs affecting imports and exports. Any significant increases in tariffs on goods or materials or other changes in trade policy could negatively affect our operations.

Recently, the U.S. has implemented a range of new tariffs and increases to existing tariffs. In response to the tariffs announced by the U.S., other countries have imposed, are considering imposing, and may in the future impose new or increased tariffs on certain exports from the United States. There is currently significant uncertainty about the future relationship between the United States and other countries with respect to trade policies, taxes, government regulations and tariffs. We cannot predict whether, and to what extent, current tariffs will continue or trade policies will change in the future. Such changes could have a material adverse effect on our operations.

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We rely on the performance of our senior management and highly skilled personnel, and if we are unable to attract, retain and motivate well-qualified employees, our business and results of operations could be harmed.

We believe our success depends on the efforts and talents of senior management and key personnel. Our future success depends on our continuing ability to attract, develop, motivate and retain highly qualified and skilled employees. Qualified individuals are in high demand, and we may incur significant costs to attract them. In addition, the loss of any of our senior management or key personnel could interrupt our ability to execute our business plan, as such individuals may be difficult to replace. If we do not succeed in attracting well-qualified employees or retaining and motivating existing employees, our business and results of operations could be harmed.

Our business is subject to the risks of earthquakes, fire, power outages, floods and other catastrophic events, and to interruption by manmade problems such as terrorism or global or regional economic, political and social conditions.

A significant natural disaster, such as an earthquake, fire or a flood, or a significant power outage could harm our business, results of operations and financial condition. Natural disasters could affect our hardware vendors. Further, if a natural disaster occurs in a region from which we derive a significant portion of our revenue, such as metropolitan areas in North America, consumers in that region may delay or forego purchases of our platform and solutions from service providers in the region, which may harm our results of operations for a particular period. In addition, terrorist acts or acts of war could cause disruptions in our business or the business of our hardware vendors, service providers, subscribers or the economy as a whole. More generally, these geopolitical, social and economic conditions could result in increased volatility in worldwide financial markets and economies that could harm our sales. Given our concentration of sales during the third and fourth quarters, any disruption in the business of our hardware vendors and service providers that impacts sales during the third or fourth quarter could have a greater impact on our annual results. All of the aforementioned risks may be augmented if the disaster recovery plans for us, our service providers and our suppliers prove to be inadequate. To the extent that any of the above results in delays or cancellations of orders, or delays in the manufacture, deployment or shipment of our platform and solutions, our business, financial condition and results of operations would be harmed.

Downturns in general economic and market conditions and reductions in spending may reduce demand for our platform and solutions, which could harm our revenue, results of operations and cash flows.

Our revenue, results of operations and cash flows depend on the overall demand for our platform and solutions. Concerns about the systemic impact of a potential widespread recession, energy costs, geopolitical issues, the availability and cost of credit and the global housing and mortgage markets have contributed to increased market volatility, decreased consumer confidence and diminished growth expectations in the U.S. economy. The current unstable general economic and market conditions have been characterized by a dramatic decline in consumer discretionary spending and have disproportionately affected providers of solutions that represent discretionary purchases. While the decline in consumer spending has recently moderated, these economic conditions could still lead to continued declines in consumer spending over the foreseeable future, and may have resulted in a resetting of consumer spending habits that may make it unlikely that such spending will return to prior levels for the foreseeable future.

During weak economic times, the available pool of service providers may decline as the prospects for home building and home renovation projects diminish, which may have a corresponding impact on our growth prospects. In addition, there is an increased risk during these periods that one of our service providers will file for bankruptcy protection, which may harm our reputation, revenue, profitability and results of operations. Likewise, consumer bankruptcies can detrimentally affect the business stability of our service providers. Prolonged economic slowdowns and reductions in new home construction and renovation projects may result in diminished sales of our platform and solutions. Further worsening, broadening or protracted extension of the economic downturn could have a negative impact on our business, revenue, results of operations and cash flows.

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Failure to comply with laws and regulations could harm our business.

We conduct our principal business operations in the United States. We are subject to regulation by various federal, state and local agencies, including, but not limited to, agencies responsible for monitoring and enforcing employment and labor laws, workplace safety, product safety, environmental laws, consumer protection laws, federal securities laws and tax laws and regulations.

We are subject to the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.S. Travel Act, and possibly other anti-bribery laws, including those that comply with the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and other international conventions. Anti-corruption laws are interpreted broadly and prohibit our company from authorizing, offering, or providing directly or indirectly improper payments or benefits to recipients in the public or private-sector. Certain laws could also prohibit us from soliciting or accepting bribes or kickbacks. Our company has direct government interactions and in several cases uses third-party representatives, including dealers, for regulatory compliance, sales and other purposes in a variety of countries. These factors increase our anti-corruption risk profile. We can be held liable for the corrupt activities of our employees, representatives, contractors, partners and agents, even if we did not explicitly authorize such activity. Although we have implemented policies and procedures designed to ensure compliance with anti-corruption laws, there can be no assurance that all of our employees, representatives, contractors, partners, and agents will comply with these laws and policies.

We are also subject to data privacy and security laws, anti-money laundering laws (such as the USA PATRIOT Act), and import/export laws and regulations in the United States and in other jurisdictions.

Our business operates in a regulated industry.

Our business, operations and service providers are subject to various U.S. federal, state and local consumer protection laws, licensing regulation and other laws and regulations. Our advertising and sales practices and that of our service provider network are subject to regulation by the U.S. Federal Trade Commission, or the FTC, in addition to state consumer protection laws. The FTC and the Federal Communications Commission have issued regulations that place restrictions on, among other things, unsolicited automated telephone calls to residential and wireless telephone subscribers by means of automatic telephone dialing systems and the use of prerecorded or artificial voice messages. If our service providers were to take actions in violation of these regulations, such as telemarketing to individuals on the “Do Not Call” registry, we could be subject to fines, penalties, private actions or enforcement actions by government regulators. Although we have taken steps to insulate ourselves from any such wrongful conduct by our service providers, and to require our service providers to comply with these laws and regulations, no assurance can be given that we will not be exposed to liability as result of our service providers’ conduct. Further, to the extent that any changes in law or regulation further restrict the lead generation activity of our service providers, these restrictions could result in a material reduction in subscriber acquisition opportunities, reducing the growth prospects of our business and adversely affecting our financial condition and future cash flows. In addition, most states in which we operate have licensing laws directed specifically toward the monitored security services industry. Our business relies heavily upon cellular telephone service to communicate signals. Cellular telephone companies are currently regulated by both federal and state governments. Changes in laws or regulations could require us to change the way we operate, which could increase costs or otherwise disrupt operations. In addition, failure to comply with any such applicable laws or regulations could result in substantial fines or revocation of our operating permits and licenses, including in geographic areas where our services have substantial penetration, which could adversely affect our business and financial condition. Further, if these laws and regulations were to change or if we fail to comply with such laws and regulations as they exist today or in the future, our business, financial condition and results of operations could be materially and adversely affected.

If we fail to protect our intellectual property and proprietary rights adequately, our business could be harmed.

We believe that our proprietary technology is essential to establishing and maintaining our position in the market that we operate. We seek to protect our intellectual property through confidentiality, non-compete and nondisclosure agreements, domain names and other measures, some of which afford only limited protection. We also rely on patent, trademark, trade secret and copyright laws to protect our intellectual property. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our technology or to obtain and use information that we regard as proprietary. Our means of protecting our proprietary rights may not be adequate or our competitors may independently develop similar or superior technology, or design around our intellectual property. In addition, the laws of some foreign countries do not protect our proprietary rights to as great an extent as the laws of the United States. Intellectual property protections may also be unavailable, limited or difficult to enforce in some countries, which could make it easier for competitors to capture market share. Our failure or inability to adequately protect our intellectual property and proprietary rights could harm our business, financial condition and results of operations.

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Risks related to Foreign Operations

If AMC is deemed to be a China-based company, it could have a significant impact on AMC’s business operations and the value of its securities.

Based on AMC’s jurisdiction of incorporation, financial makeup and business operations, AMC is not considered a China-based company. However, because it conducts certain operations in the PRC, it is possible that the PRC government could seek to deem AMC as a China-based issuer. If AMC were to be deemed to be a China-based issuer and become subject to PRC regulation and oversight, it could have a material adverse effect on its business operations and the value of its securities.

The PRC legal system is based on written statutes. Unlike the common law system, prior court decisions may be cited for reference but do not have binding authority. As PRC legal system is evolving rapidly, the interpretations of many laws, regulations and rules may contain inconsistencies and enforcement of these laws, regulations and rules involves uncertainties, which may limit legal protections available to AMC. Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all. As a result, AMC may not be aware of its violation of such policies and rules until sometime after the violation. AMC cannot predict the effect of future developments in the PRC legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties, including any inability to enforce AMC’s contracts, together with any development or interpretation of PRC law that is adverse to AMC, could materially and adversely affect AMC’s business and operations and limit the legal protections available and other foreign investors, including you.

In the late 1970s, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past five decades has significantly increased the protections afforded to various forms of foreign or private-sector investment in China. However, many of these laws, regulations and legal requirements are relatively new and still evolving and uncertainties remain as to the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations governing AMC’s business and the enforcement and performance of AMC’s business arrangements in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement could be unpredictable. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and AMC’s business may be affected if it relies on laws and regulations which are subsequently adopted or interpreted in a manner different from its current understanding of these laws and regulations. AMC cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on its business. Although AMC has taken measures to comply with the laws and regulations applicable to its business operations and to avoid conducting any non-compliant activities under these laws and regulations, the PRC governmental authorities may promulgate new laws and regulations that may affect AMC’s operations. AMC cannot rule out the possibility that there might be future developments in the PRC legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. Failure to comply with such evolving laws and regulations may subject AMC to material sanctions or penalties imposed by the governmental authorities.

The PRC government may exercise certain oversight over the conduct of AMC’s business, and may influence AMC’s operations, which could result in changes in AMC’s operations. Changes in China’s economic or social conditions or government policies could have a material adverse effect on AMC, and the surviving combined business after the combination, and their business, results of operations, financial condition, and the value of AMC securities.

Since AMC conducts certain of its operation in and some of its assets are located in PRC, the PRC government may seek to influence and exert control over AMCs operations which could result in a material change in its operations and/or the value of AMC’s securities. In addition, AMC’s results of operations and financial condition may be influenced to a significant degree by the economic and social conditions in the PRC.

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The PRC government may be authorized by the laws and regulations to exercise significant control and take regulatory actions over the conduct of AMC’s business, and the regulations to which we are subject may change rapidly and with little advance notice. Like many other jurisdictions, new laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	Delay or impede AMC’s development,

●	Result in negative publicity or increase AMC’s product cost and operating costs,

●	Require significant management time and attention, and

●	Subject AMC to remedies, administrative penalties and even criminal liabilities that may adversely affect AMC’s business.

The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case that restrict or otherwise unfavorably impact the ability or manner in which AMC conducts its business and could require AMC to change certain aspects of its business to ensure compliance, which could reduce revenues, increase costs, require AMC to obtain additional licenses, permits, approvals or certificates, or subject AMC to additional liabilities. To the extent any new or more stringent measures are required to be implemented, AMC’s business, financial condition and results of operations could be adversely affected.

AMC may experience delays and/or failures in obtaining and renewing relevant PRC governmental approvals, licenses, permits or others required for its operation conducted in PRC.

AMC is required to obtain various approvals, permits, licenses and certificates with respect to the portion of its operations in the PRC, including, for example, planning permits, certificates for passing environmental assessments, certificates for passing fire control assessments. Generally, such approvals, licenses, permits, certificates or inspections are only issued, renewed or completed after certain conditions have been satisfied. AMC cannot assure that it will not encounter obstacles that delay it in obtaining or completing, or result in its failure to obtain or complete, the required approvals or inspections. In the event that AMC encounters significant delays in obtaining or renewing the necessary government approvals or fail to timely complete the inspection, AMC will not be able to continue its normal operations and its business, financial condition and results of operations may be adversely affected.

The enforcement of the PRC Labor Contract Law and other labor-related regulations in the PRC may adversely affect AMC’s operations.

The Standing Committee of the National People’s Congress enacted the Labor Contract Law in 2008, and amended it on December 28, 2012. The Labor Contract Law introduced specific provisions related to fixed-term employment contracts, part-time employment, probationary periods, consultation with labor unions and employee assemblies, employment without a written contract, dismissal of employees, severance, and collective bargaining to enhance previous PRC labor laws. In the event that AMC decides to terminate the labor relationships with some of its employees or otherwise change its employment or labor practices, the Labor Contract Law and its implementation rules may limit its ability to effect those changes in a desirable or cost-effective manner, which could adversely affect its business and results of operations.

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Additional Regulations under PRC Law Relating to Data Security and Confidentiality and Archives Management may subject us to additional compliance requirements in the future.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council of the PRC (the “State Council”) jointly issued the Opinions on Severely Cracking Down on Illegal Securities Activities According to Law, or the Opinions, which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. The Opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection.

On February 24, 2023, the CSRC and several other administrations jointly released the revised Provisions on Strengthening Confidentiality and Archiving Administration of Overseas Securities Offering and Listing by Domestic Companies, or the Archives Rules, which came into effect on March 31, 2023. The Archives Rules apply to both overseas direct offerings and overseas indirect offerings. The Archives Rules provides that, among other things, (i) in relation to the overseas listing activities of PRC domestic enterprises, the PRC domestic enterprises are required to strictly comply with the relevant requirements on confidentiality and archives management, establish a sound confidentiality and archives system, and take necessary measures to discharge their confidentiality and archives management responsibilities; (ii) if a PRC domestic enterprise is required to publicly disclose or provide to any securities companies or other securities service providers or overseas regulators or individuals, any materials that contain state secrets or government work secrets (where there is ambiguity or dispute on whether it is state secret or government work secret, a request shall be submitted to the competent government authority for determination), during the course of its overseas offering or listing, the PRC domestic enterprise shall apply for approval from competent authorities and file with the secrecy administrative department at the same level; and (iii) working papers produced in China by securities companies and other securities service institutions, who provide such PRC domestic enterprises with securities services during their overseas issuance and listing, should be stored in the PRC, and the transmission of any such working papers to recipients outside China must be approved following the applicable PRC regulations.

Any failure or perceived failure by PRC domestic companies to comply with the above confidentiality and archives administration requirements under the revised Provisions and other PRC laws and regulations may result in the relevant entities being held legally liable by competent authorities, and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime.

Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business.

On December 28, 2021, the Cyberspace Administration of China, or the CAC and several other administrations jointly issued the revised Measures for Cybersecurity Review, or the Revised Review Measures, which became effective and replaced the existing Measures for Cybersecurity Review on February 15, 2022. According to the Revised Review Measures, if an “online platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Based on a set of Q&A published on the official website of the CAC in connection with the issuance of the Revised Review Measures, an official of the CAC indicated that an online platform operator should apply for a cybersecurity review prior to the submission of its listing application with non-PRC securities regulators. After the receipt of all required application materials, the authorities must determine, within ten business days thereafter, whether a cybersecurity review will be initiated, and issue a written notice to the relevant applicant of its determination. If a review is initiated and the authorities conclude after such review that the listing will affect national security, the listing of the relevant applicant will be prohibited. Given the recency of the issuance of the Revised Review Measures, there is a general lack of guidance and substantial uncertainties exist with respect to its interpretation and implementation.

On December 28, 2021, 13 governmental departments of the PRC, including the CAC, jointly promulgated the Cybersecurity Review Measures, which became effective on February 15, 2022. The Cybersecurity Review Measures provide that, in addition to critical information infrastructure operators (the “CIIOs”) that intend to purchase Internet products and services, net platform operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the Cybersecurity Review Office of the PRC. According to the Cybersecurity Review Measures, a cybersecurity review assesses potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The Cybersecurity Review Measures require that an online platform operator which possesses the personal information of at least one million users must apply for a cybersecurity review by the CAC if it intends to be listed in foreign countries.

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Additionally, the PRC Cybersecurity Law requires companies to implement certain organizational, technical and administrative measures and other necessary measures to ensure the security of their networks and data stored on their networks. Specifically, the Cybersecurity Law provides that China adopts a multi-level protection scheme (“MLPS”), under which network operators are required to perform obligations of security protection to ensure that the network is free from interference, disruption or unauthorized access, and prevent network data from being disclosed, stolen or tampered. Under the MLPS, entities operating information systems must have a thorough assessment of the risks and the conditions of their information and network systems to determine the level to which the entity’s information and network systems belong-from the lowest Level 1 to the highest Level 5 pursuant to a series of national standards on the grading and implementation of the classified protection of cybersecurity. The grading result will determine the set of security protection obligations that entities must comply with. Entities classified as Level 2 or above should report the grade to the relevant government authority for examination and approval.

On November 14, 2021, the CAC released the Regulations on Network Data Security Management (draft for public comments), which provide that if a data processor that processes personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Pending the finalization, adoption, enforcement and interpretation of these new measures and regulations, we cannot rule out the possibility that the measures and regulations may be enacted, interpreted or implemented in ways that will negatively affect us.

The PRC Data Security Law, which was promulgated by the Standing Committee of the National People’s Congress, or the SCNPC, on June 10, 2021 and took effect on September 1, 2021, imposes data security and privacy obligations on entities and individuals carrying out data activities. Further, the PRC Data Security Law introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, and the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, illegally acquired or used. The PRC Data Security Law also provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data an information. On July 30, 2021, the State Council promulgated the Regulations on the Protection of the Security of Critical Information Infrastructure, or the Regulations, which took effect on September 1, 2021. The Regulations supplement and specify the provisions on the security of critical information infrastructure as stated in the Cybersecurity Review Measures. The Regulations provide, among others, that protection department of certain industry or sector shall notify the operator of the critical information infrastructure in time after the identification of certain critical information infrastructure.

On August 20, 2021, the SCNPC promulgated the Personal Information Protection Law of the PRC, or the Personal Information Protection Law, which took effect on November 1, 2021. As the first systematic and comprehensive law specifically for the protection of personal information in the PRC, the Personal Information Protection Law provides, among others, that (i) an individual’s consent shall be obtained to use sensitive personal information, such as biometric characteristics and individual location tracking, (ii) personal information operators using sensitive personal information shall notify individuals of the necessity of such use and impact on the individual’s rights, and (iii) where personal information operators reject an individual’s request to exercise his or her rights, the individual may file a lawsuit with a People’s Court.

As of the date of this prospectus, AMC has not received any notice from any authorities identifying it as a critical information infrastructure operator or requiring it to go through cybersecurity review or network data security review by the CAC. AMC’s operations and listing are not expected to be affected by, or subject to, cybersecurity review by the CAC under the Cybersecurity Review Measures, given that it is not (i) a network platform operator engaging in data processing activities that affect or may affect national security; (ii) a critical information infrastructure operator purchasing cyber products or services that affect or may affect national security; or (iii) a network platform operator with personal information data of more than one million users. There remains uncertainty, however, as to how the Cybersecurity Review Measures and the Security Administration Draft will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures and the Security Administration Draft. If any such new laws, regulations, rules, or implementation and interpretation come into effect, AMC expects to take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on it. AMC cannot guarantee, however, that it will not be subject to cybersecurity review and network data security review in the future. During such reviews, AMC may be required to suspend its operations or experience other disruptions to operations. Cybersecurity review and network data security review could also result in negative publicity with respect to AMC and diversion of its managerial and financial resources, which could materially and adversely affect its business, financial conditions, and results of operations.

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Uncertainties exist with respect to how the PRC Foreign Investment Law may impact the viability of AMC’s current corporate structure and operations.

Laws regulating foreign investment in PRC include Foreign Investment Law of the People’s Republic of China, or the PRC Foreign Investment Law, effective from January 1, 2020, and the Regulation for Implementing the Foreign Investment Law of the People’s Republic of China, or the FIE Implementing Regulation, effective from January 1, 2020. The PRC Foreign Investment Law specifies that foreign investments shall be conducted in line with the “negative list” to be issued or approved to be issued by the State Council. While AMC does not operate in an industry that is currently subject to foreign investment restrictions or prohibition in PRC, it is uncertain whether its industry will be named in an updated “negative list” to be issued in the future. If its industry is added to the “negative list” or if the PRC regulatory authorities otherwise decide to limit foreign ownership in its industry, there could be a risk that AMC would be unable to do regular business with its suppliers in PRC. If any new laws and/or regulations on foreign investments in PRC are promulgated and implemented, such changes could have an impact on AMC’s current business and operations. In such event, despite its efforts to restructure to comply with the then applicable PRC laws and regulations in order to continue its operations in PRC, AMC may experience material changes in its operations.

There are procedural requirements for foreign regulatory bodies to conduct investigations or inspections of AMC’s operations in China.

According to Article 177 of the PRC Securities Law, which became effective in March 2020, no overseas securities regulator can directly conduct investigations or evidence collection activities within the PRC. Pursuant to the Data Security Law, no organization or individual within the territory of the PRC may provide foreign judicial or law enforcement authorities with data stored within the territory of the PRC without the approval of the competent authorities of the PRC. Accordingly, without Chinese government approval, no entity or individual in China may provide documents and information relating to securities business activities to overseas regulators when it is under direct investigation or evidence discovery conducted by overseas regulators which could present legal and other obstacles to obtaining information needed for investigations and litigation conducted outside of China. Furthermore, as of the date of this prospectus, there have not been implementing rules or regulations regarding the application of Article 177, and, accordingly, it cannot be concluded as to how it will be interpreted, implemented or applied by relevant government authorities. As such, there are also uncertainties as to the procedures and requisite timing for the overseas securities regulatory agencies to conduct investigations and collect evidence within the territory of the PRC.

Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region, such as the United States, which could allow such authorities to conduct investigations or evidence discovery, there is no assurance that any such mechanism will be adopted or be effective. Accordingly, there is no guarantee that requests from U.S. federal or state regulators or agencies to investigate or inspect AMC’s operations will be honored. If the U.S. securities regulatory agencies are unable to conduct such investigations or evidence discovery processes, there exists a risk that such regulatory agencies may determine to suspend or de-register AMC’s registration with the SEC and may also delist AMC’s securities from trading markets within the United States.

Fluctuations in the value of the Renminbi may materially adversely affect your investment.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in economic conditions in China and by China’s foreign exchange policies. With the development of the foreign exchange market and progress towards interest rate liberalization and Renminbi internationalization, the PRC government may announce further changes to the exchange rate system, and the Renminbi may appreciate or depreciate significantly against the U.S. dollar. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the Renminbi and the U.S. dollar.

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Significant revaluation of the Renminbi may materially adversely affect investors’ investment. For example, to the extent that AMC needs to convert U.S. dollars received from its business activities or financing activities in the U.S. market into Renminbi for the operations such as paying for its purchase of parts and accessories from its suppliers or its employees in China, appreciation of the Renminbi against the U.S. dollar would decrease the Renminbi amount that AMC would have received from the conversion.

The hedging options available in China may not be sufficient to reduce AMC’s exposure to exchange rate fluctuations. As of the date of this prospectus, AMC has not entered into any material hedging transactions to reduce its exposure to foreign currency exchange risk. While AMC may enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited, and AMC may not be able to adequately hedge their exposure.

General risks applicable to AMC

Our Charter provides, subject to limited exceptions, that the Court of Chancery of the State of Delaware is the sole and exclusive forum for certain stockholder litigation matters, which could limit stockholders’ ability to obtain a favorable judicial forum for disputes with AMC or its directors, officers, employees or stockholders.

The Charter provides that, unless AMC consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall to the fullest extent permitted by law be the sole and exclusive forum for any AMC stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of AMC, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee to AMC or AMC’s stockholders, (iii) any action asserting a claim against AMC, its directors, officers or employees arising pursuant to any provision of the DGCL or the Organizational Documents, or (iv) any action asserting a claim against AMC, its directors, officers or employees governed by the internal affairs doctrine. Notwithstanding the foregoing, the exclusive forum clause will not apply to any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. Furthermore, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the Exchange Act. Any person or entity purchasing or otherwise acquiring any interest in shares of AMC’s capital stock shall be deemed to have notice of and consented to the forum provisions in the Charter. Notwithstanding the foregoing, investors cannot waive compliance with the U.S. federal securities laws and rules and regulations promulgated thereunder.

The choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with AMC or any of its directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision contained in the Charter to be inapplicable or unenforceable in an action, AMC may incur additional costs associated with resolving such action in other jurisdictions, which could harm its business, operating results and financial condition.

Geopolitical conditions, including trade disputes and direct or indirect acts of war or terrorism, could have an adverse effect on our operations and financial results.

Since we operate on a global basis, our operations could be disrupted by geopolitical conditions, trade disputes, international boycotts and sanctions, political and social instability, acts of war, terrorist activity or other similar events. From time to time, we could have a large investment in a particular asset type, a large revenue stream associated with a particular customer or industry, or a large number of customers located in a particular geographic region. A discrete event impacting a specific asset type, customer, industry, or region in which we have a concentrated exposure could negatively impact our results of operations.

For example, in February 2022 Russia initiated military action against Ukraine. In response, the U.S. and certain other countries imposed sanctions and export controls against Russia, Belarus and certain individuals and entities connected to Russian or Belarusian political, business, and financial organizations, and the U.S. and certain other countries could impose further sanctions, trade restrictions, and other retaliatory actions should the conflict continue or worsen. It is not possible to predict the broader consequences of the conflict, including related geopolitical tensions, the movement of refugees, and the measures and retaliatory actions taken by the U.S. and other countries in respect thereof as well as any counter measures or retaliatory actions by Russia or Belarus in response, including, for example, potential cyberattacks or the disruption of energy exports, is likely to cause regional instability, geopolitical shifts, and could materially adversely affect global trade, currency exchange rates, regional economies and the global economy. In addition, in October 2023, the war between Israel and Hamas began, which has resulted in significant military activities in the region and may further escalate regional instability. The situations remain uncertain, and while it is difficult to predict the full impact of any of the foregoing, the conflicts and actions taken in response to the conflicts could increase our costs, disrupt our supply chain, reduce our sales and earnings, impair our ability to raise additional capital when needed on acceptable terms, if at all, or otherwise adversely affect our business, financial condition, and results of operations.

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Anti-takeover provisions in our organizational documents could make an acquisition of AMC more difficult.

The Organizational Documents contain provisions that may delay or prevent a change of control, discourage bids at a premium over the price of the Common Stock, adversely affect the price of the Common Stock, and adversely affect the voting and other rights of our stockholders. These provisions include: (i) advance notice procedures for seeking to bring business before each annual meetings of stockholders or for nominating candidates for director, (ii) permitting the board to issue additional shares of common stock and to issue shares of preferred stock without the approval of stockholders, with such rights, preferences and privileges as they may designate; (iii) dividing the board into classes; (iv) prohibiting actions by written consent of stockholders in lieu of a meeting; and (v) prohibiting stockholders from calling a special meeting. In addition, the board may adopt a stockholder rights plan upon such terms and conditions as it deems expedient in the interests of AMC.

The rights of holders of the Common Stock may be impaired by the possible future issuance of preferred stock.

The board has the right, without approval of the holders of the Common Stock, to issue preferred stock with voting, dividend, conversion, liquidation and other rights which could adversely affect the voting power and equity interest of the holders of the Common Stock, which could be issued with the right to more than one vote per share, and could be utilized as a method of discouraging, delaying or preventing a change-of-control. The possible negative impact on takeover attempts could adversely affect the price of the Common Stock. Although there is no present intention to issue any additional preferred stock, AMC may issue preferred stock in the future without further approval of the holders of the Common Stock.

We will be a controlled company under Nasdaq rules.

Entities controlled by Sean Da own approximately 77.0% of the Common Stock. Accordingly, for the foreseeable future, Mr. Da will control AMC and its corporate affairs. As a result, Mr. Da, through such entities, will have the ability to determine all matters requiring approval by stockholders, including the election of directors, amendments of organizational documents, and approval of major corporate transactions, such as a change in control, merger, consolidation, or sale of assets. Similarly, he will have the ability to prevent the approval of any action submitted to the stockholders by other stockholders. If Mr. Da does not provide any requisite approval or consent allowing AMC to take any such action when requested, it will not be able to engage in the related activities and, as a result, its business and its operating results may be harmed.

Due to the ownership by Mr. Da of the Common Stock, AMC will be considered a “controlled company” under the Nasdaq rules. This will allow AMC to avoid complying with certain of the Nasdaq corporate governance rules, including the rules that require the company to have a board comprised of at least 50% independent directors, to have board nominations either selected, or recommended for the board’s selection, by either a nominating committee comprised solely of independent directors or by a majority of the independent directors and to have officer compensation determined, or recommended to the board for determination, either by a compensation committee comprised solely of independent directors or by a majority of the independent directors. As of the date of this prospectus, AMC has not taken advantage of any of these exemptions. If AMC determines to rely on any certain of these exemptions from the corporate governance requirements of Nasdaq in the future, investors may not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements.

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AMC is an emerging growth company within the meaning of the Securities Act, and if AMC takes advantage of certain exemptions from disclosure requirements available to “emerging growth companies”, this could make AMC’s securities less attractive to investors and may make it more difficult to compare AMC’s performance with other public companies.

AMC is an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act. For as long as AMC continues to be an emerging growth company, AMC may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. AMC could be an emerging growth company for up to five years, although AMC could lose that status sooner if its revenues exceed $1.235 billion, if AMC issues more than $1 billion in non-convertible debt in a three-year period, or if it becomes a large accelerated filer, as defined under the Exchange Act. We cannot predict if investors will find AMC securities less attractive because the company relies on these exemptions. If some investors find AMC securities less attractive as a result, there may be a less active trading market for AMC securities, and the price of AMC securities may be more volatile.

It is not expected that AMC will pay dividends in the foreseeable future after the Business Combination.

It is expected that AMC will retain most, if not all, of its available funds and any future earnings to fund the development and growth of its business. As a result, it is not expected that AMC will pay any cash dividends in the foreseeable future.

The AMC Board has complete discretion as to whether to distribute dividends. Even if the AMC Board decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on the future results of operations and cash flow, capital requirements and surplus, AMC’s financial condition, contractual restrictions and other factors deemed relevant by the AMC Board.

AMC’s management team has limited experience managing a public company.

Most of the members of AMC’s management team have limited or no experience in managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws and regulations pertaining to public companies. AMC’s management team may not successfully or efficiently manage AMC’s transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from AMC’s senior management and may divert their attention away from the day-to-day management of its business, which could adversely affect AMC’s business, financial condition, and operating results.

AMC’s securities could be delisted, which could limit investors’ ability to make transactions in AMC’s securities and subject AMC to additional trading restrictions.

AMC’s Common Stock is listed on Nasdaq. If AMC fails in the future to meet the continued listing requirements and is subsequently delisted from such exchange, AMC could face significant material adverse consequences, including:

●	a limited availability of market quotations for its securities;

●	a limited amount of news and analyst coverage for AMC; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

AMC may be involved in legal or other proceedings arising out of their operations from time to time and may face reputational risks and significant liabilities as a result.

AMC may be involved from time to time in disputes with various parties involved in its operations, including but not limited to its suppliers, employees, logistics service providers. These disputes may lead to legal or other proceedings, including threatened proceedings, which may result in damages to its reputation, substantial costs and diversion of AMC’s resources and management’s attention.

In addition, AMC may encounter additional compliance issues in the course of operations, which may subject AMC to administrative proceedings and unfavorable results, and result in liabilities and delays relating to its production or product launch schedules. AMC cannot assure as to the outcome of such legal proceedings, and any negative outcome may materially and adversely affect its business, financial condition and results of operations.

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USE OF PROCEEDS

All shares of our Common Stock offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales except that we will receive up to an aggregate of $22,400,000 from the issuance of shares of Common Stock upon exercise of warrants held by the Selling Securityholders.

Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of any warrants for general corporate purposes. Our management will have broad discretion over the use of proceeds from the exercise of the warrants. There is no assurance that the holders of the warrants will elect to exercise any or all of such warrants.

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined balance sheet is presented as of September 30, 2025 and the pro forma condensed combined statement of operations is presented for the nine months ended September 30, 2025 and the year ended December 31, 2024.

The following unaudited pro forma condensed combined financial information of AMC and AlphaVest, gives effect to the Business Combination, the PIPE Financing, and related transactions. The unaudited pro forma condensed combined balance sheet as of September 30, 2025 gives pro forma effect to the Business Combination as if it was completed on September 30, 2025. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2025 gives effect to the Business Combination, the PIPE Financing, and related transactions as if they had occurred on January 1, 2025, the beginning of the earliest period presented. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024 gives effect to the Business Combination, the PIPE Financing, and related transactions as if they had occurred on January 1, 2024, the beginning of the earliest period presented.

This information should be read together with AMC’s and AlphaVest’s audited financial statements and related notes, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this prospectus.

The unaudited pro forma condensed combined balance sheet as of September 30, 2025 has been prepared using the following:

●	AMC’s unaudited condensed consolidated balance sheet as of September 30, 2025, as included elsewhere in this prospectus; and

●	AlphaVest’s unaudited consolidated balance sheet as of September 30, 2025.

The unaudited pro forma combined statements of operations for the nine months ended September 30, 2025 and the year ended December 31, 2024 have been prepared using the following:

●	AMC’s unaudited condensed consolidated statements of operations and comprehensive loss for the nine months ended September 30, 2025, as included elsewhere in this prospectus;

●	AlphaVest’s unaudited consolidated statements of operations for the nine months ended September 30, 2025;

●	AMC’s audited consolidated statements of operations and comprehensive loss for the year ended December 31, 2024, as included elsewhere in this prospectus; and

●	AlphaVest’s audited statements of operations for the year ended December 31, 2024

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and does not necessarily reflect what the Company’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined.

Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Company going forward. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments are based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

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Description of the Transactions

On August 16, 2024, AlphaVest entered into the Business Combination Agreement with AMC Washington and Merger Sub.

As of the Closing Date of the Business Combination, the AlphaVest Units separated into their component securities and the AlphaVest Shares and AlphaVest Rights converted into shares of Common Stock. Each AlphaVest Right that was outstanding immediately prior to the Merger converted into one-tenth of one share of Common Stock. As a result, the AlphaVest Units, AlphaVest Shares and AlphaVest Rights no longer trade.

On the Closing Date, the Company issued an aggregate of 18,000,000 shares of Common Stock to the former shareholders of AMC Washington in exchange for their equity interests.

The actual redemptions of AlphaVest Shares as of the Closing Date are as follows:

●	an aggregate of 2,174,171 AlphaVest Shares were redeemed in connection with AlphaVest’s 2023 Extraordinary General Meeting;

●	an aggregate of 3,151,473 AlphaVest Shares were redeemed in connection with AlphaVest’s 2024 Extraordinary General Meeting; and

●	an aggregate of 848,354 AlphaVest Shares were redeemed in connection with AlphaVest’s 2025 Extraordinary General Meeting.

Accounting for the Transactions

The Transactions are accounted for as a reverse merger in accordance with U.S. GAAP. Under this method of accounting, AlphaVest is treated as the “acquired” company for financial reporting purposes. This determination was primarily based on AMC Washington shareholders expecting to have a majority of the voting power of the combined company, AMC Washington comprising the ongoing operations of the combined entity, AMC Washington comprising a majority of the governing body of the combined company, and AMC Washington’s senior management comprising the senior management of the combined company.

Accordingly, for accounting purposes, the Transactions will be treated as the equivalent of AMC Washington issuing shares for the net assets of AlphaVest, accompanied by a recapitalization. The net assets of AlphaVest will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Transactions will be those of AMC Washington.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Transactions, are factually supportable and are expected to have a continuing impact on the results of the combined company. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Transaction.

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2025 and in the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2025 and the year ended December 31, 2024 are based on the actual values as of the Closing Date. The differences that may occur between the presented value and the final purchase accounting could have a material impact on the accompanying unaudited pro forma condensed combined financial information.

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AMC Washington issued three promissory notes to AlphaVest, allowing AlphaVest to borrow up to $1,411,000 to fund expenses related to the extension of AlphaVest’s Business Combination period. Upon the closing of the Business Combination, all promissory note receivable balances recorded by AMC Washington have been eliminated against the corresponding promissory note payable balances of AlphaVest.

The pro forma combined financial information takes into account the actual redemptions of AlphaVest Shares that occurred as of the Closing Date of the Business Combination.

The pro forma Common Stock issued and outstanding immediately after the Merger are as below:

Actual Redemptions
AlphaVest Public Shareholders (1)	1,416,002
AlphaVest Initial Shareholders (2)	2,323,549
AMC Washington Shareholders	18,000,000
Shares underlying AlphaVest sponsor’s convertible notes (3)	55,833
Financing Shares (4)	800,000
Total shares outstanding (incl. shares underlying AlphaVest Rights)	22,595,384

(1)	Includes an aggregate of 690,000 shares of Common Stock issued upon conversion of the outstanding AlphaVest Rights upon consummation of the Business Combination and 46,585 shares of Common Stock issued upon conversion of AlphaVest shares that were not redeemed by AlphaVest public shareholders.
(2)	Includes an aggregate of 43,049 shares of Common Stock issued upon conversion of AlphaVest Private Rights upon consummation of the Business Combination, and 2,280,500 shares of Common Stock issued upon conversion of non-redeemable shares originally issued to AlphaVest’s sponsor and underwriter
(3)	Reflects the issuance of shares of Common Stock at the Closing pursuant to AlphaVest’s sponsor and its affiliate’s promissory notes. Sponsor and its affiliate agree to convert the unpaid principal balance of the notes into a number of AlphaVest Shares at conversion price of $10.00 per share
(4)	Represents the $8 million PIPE Financing in connection with the Business Combination

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UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2025

			Actual Redemptions
	(A)	(B)	Pro Forma		Pro Forma Combined
	AlphaVest	AMC	Adjustments		Balance
ASSETS
Current Assets
Cash and cash equivalents	$3,713	$3,015,102	$18,929,689	(a)	$4,022,756
			(1,842,456	)(b)
			(6,681,818	)(c)
			(3,104,165	)(d)
			(10,297,309	)(e)
			4,000,000	(g)
Accounts receivable	-	10,690	-		10,690
Accounts receivable - related party	-	958,971	-		958,971
Inventories, net	-	1,303,389	-		1,303,389
Prepaid expenses	22,175	93,750	-		115,925
Other receivable	-	77,697	(70,000	)(h)	7,705
			8	(f)
Other receivable - related party, net	-	262,091	-		262,091
Prepayment	-	17,164	5,984,550	(c)	6,001,714
Prepayment - related party	-	45,000	-		45,000
Advance to suppliers	-	31,469	-		31,469
Deferred offering cost	-	540,204	(540,204	)(b)	-
Promissory note receivable	-	1,272,419	(1,272,419	)(f)	-
Total Current Assets	25,888	7,627,946	5,105,876		12,759,710

Marketable securities held in trust account	18,929,689	-	(18,929,689	)(a)	-
Prepayment - related party	-	36,844	-		36,844
Right-of-use asset	-	113,901	-		113,901
Total Assets	$18,955,577	$7,778,691	$(13,823,813)		$12,910,455

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Accounts payable	-	913	-		913
Accrued and other liabilities	903,092	469,962	31,770	(b)	1,083,627
			425,000	(b)
			(746,197	)(d)
Other payable	70,000		(70,000	)(h)	-
Tax payable	-	6,620	-		6,620
Accrued underwriting discount	2,415,000	-	(2,415,000	)(d)	-
Other payable - related party	45,968	8,533	(45,968	)(d)	8,533
Short term bank loan	-	-	-		-
Promissory notes – related party	558,326	-	(558,326	)(f)	-
Promissory notes – third party	1,272,411		(1,272,411	)(f)	-
Warranty liabilities - current portion	-	81,625	-		81,625
Lease liability - current portion	-	56,588	-		56,588
PIPE financing fund received in advance	-	4,000,000	(4,000,000	)(g)	-
Total Current Liabilities	5,264,797	4,624,241	(8,651,132)		1,237,906

Warranty liabilities - noncurrent	-	19,818	-		19,818
Lease liability - noncurrent	-	67,379	-		67,379
Total Liabilities	$5,264,797	$4,711,438	$(8,651,132)		$1,325,103

Commitments and contingencies:
Ordinary shares subject to possible redemption (1,574,356 shares at $12.02 and $11.47 per share as of September 30, 2025 and December 31, 2024, respectively)	18,929,689	-	(18,929,689	)(e)	-

SHAREHOLDER’S EQUITY/(DEFICITS)
Ordinary shares, $0.0001 par value;	228	-	1,800	(i)	2,260
			73	(i)
			6	(f)
			73	(e)
			80	(g)
Ordinary shares, $0.01 par value, 10,000,000 shares authorized, 8,228,571 shares issued and outstanding as of September 30, 2025 and 8,000,000 December 31, 2024	-	82,286	(82,286	)(i)	-
Additional paid-in capital	-	5,062,413	(965,204	)(b)	13,660,537
			8,632,307	(e)
			558,320	(f)
			7,999,920	(g)
			(5,239,137	)(i)
	-	-	(2,468,495	)(i)
			82,286	(i)
			(1,800	)(i)
			(73	)(i)
Accumulated deficits	(5,239,137)	(2,071,448)	(1,842,456	)(b)	(2,071,447)
			(31,770	)(b)
			(697,268	)(c)
			103,000	(d)
			5,239,137	(i)
			2,468,495	(i)
Accumulated other comprehensive loss		(5,998)	-		(5,998)
Total Shareholders’ Equity/(Deficits)	$(5,238,909)	$3,067,253	$13,757,008		$11,585,352

Total Liabilities and Shareholders’ Deficits	$18,955,577	$7,778,691	$(13,823,813)		$12,910,455

A. Derived from the unaudited consolidated balance sheets of AlphaVest as of September 30, 2025.

B. Derived from the unaudited consolidated balance sheets of AMC Washington as of September 30, 2025.

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Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

The pro forma adjustment to the unaudited condensed combined pro forma balance sheet consists of the following:

a. Represents the transfer of cash and investment held in trust account to cash

b. Reflects AlphaVest’s unrecorded transaction expenses of $1,874,226 related to the Business Combination, of which $1,842,456 was paid before and on the Closing Date and $31,770 remained unpaid as of the Closing Date and was therefore added to accrued expenses. In addition, the adjustments include the elimination of AMC Washington’s recorded and unrecorded deferred offering costs of $540,204 and $425,000, respectively.

The Business Combination has been accounted for as a reverse recapitalization in accordance with U.S. GAAP ASC 805. Under this method of accounting, AMC Washington is accounting acquirer, and as a result, qualifying transaction costs incurred by AMC Washington are treated as deferred offering costs and any balance below the net proceeds from this reverse recapitalization will be charged directly to equity. This recording complies with the requirements of FASB ASC Topic 340-10-S99-1, “Other Assets and Deferred Costs – SEC Materials” (“ASC 340-10-S99”) and SEC Staff Accounting Bulletin Topic 5A, “Expenses of Offering”. Deferred offering costs consist of legal and other professional expenses incurred through the balance sheet date that are directly related to the Business Combination and that were charged to shareholders’ equity upon the completion of the Business Combination with any balance below the net proceeds from this Business Combination. Therefore, the transaction costs of $965,204 incurred by AMC Washington are recognized as deferred offering costs. These costs were deducted against additional paid-in capital upon completion of the Business Combination. In contrast, the unrecorded transaction costs of $1,874,226 incurred by AlphaVest were adjusted to the expenses on the statements of operations and accumulated deficit on the balance sheet, then reclassified from accumulated deficit to additional paid-in capital, as all of AlphaVest’s accumulated deficit has been reclassified to additional paid-in capital upon completion of the Business Combination.

c. Represents AlphaVest’s prepayment to an investment firm (“Harraden”) to purchase shares (“Recycled Shares”) from AlphaVest’s public shareholders. In accordance with the Forward Purchase Agreement (“FPA”) entered into on September 24, 2025, Harraden will return 90% of the purchased Recycled Shares one year later, either in the form of shares or cash, depending on whether Harraden has sold the Recycled Shares in the market. In October, 2025, Harraden purchased 550,000 Recycled Shares at a price of $12.27 per share. As such, 90% of the total value of the purchased Recycled Shares is recognized as a prepayment totaling $5,984,550.

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The remaining 10% of the Recycled Shares represent Committed Shares and will be retained by Harraden as compensation. Of the total $6,681,818 cash payment, $4,817 relates to legal fees and $27,500 relates to commission expenses, both of which were reimbursed by AlphaVest to Harraden. The value of the Committed Shares, together with these reimbursed transaction costs, is recognized as financing expenses totaling $697,268, which first adjusted to accumulated deficits and reclassed to additional paid-in capital.

d. Reflects payments for AlphaVest’s payables and accrued expenses before and on the Closing Date. As a result of negotiations prior to the Closing, the accrued underwriting expense was reduced by $100,000 and accrued liabilities were reduced by $3,000. Accordingly, AlphaVest’s accumulated deficit was reduced by $103,000.

e. Represents the actual redemptions of 848,354 AlphaVest Shares for cash by AlphaVest public shareholders. The adjustment reduced investments held in the trust account by $10,297,309. The remaining 726,002 AlphaVest Shares that were not redeemed were converted into Common Stock on the Closing Date, with an aggregate value of $8,632,380.

f. Reflects the issuance of Common Stock at the Closing to settle the promissory notes held by AlphaVest’s sponsor and its affiliate. AlphaVest had issued two unsecured promissory notes to related parties, each of which included a conversion feature allowing the unpaid principal balance to be converted into AlphaVest Shares at a conversion price of $10.00 per share (“Conversion Price”). These two promissory notes were both payable promptly following the consummation of the Business Combination. The Sponsor and its affiliate agreed to convert the unpaid principal balances of their respective notes into shares at the Conversion Price. Accordingly, the unpaid balances of all the promissory notes held by the Sponsor and its affiliate were converted into 55,833 shares of Common Stock.

AlphaVest also issued three unsecured promissory notes to AMC Washington totaling $1,272,419, which was eliminated in the pro forma condensed combined balance sheet as intercompany transactions.

g. Reflects the issuance of 800,000 shares of Common Stock and 2,240,000 warrant shares to investors, in the PIPE Financing, for total consideration of $8 million upon the closing of the Business Combination. Pursuant to the adjustment terms contained in the warrants, the aggregate number of shares of Common Stock issuable upon exercise of such warrants has been increased to 5,576,301 shares. Of the $8 million proceeds, $4 million had been received in advance by AMC Washington and recorded as a liability in “PIPE financing funds received in advance,” which was eliminated on the Closing Date upon the issuance of the subscribed shares of Common Stock.

h. Represents the settlement of the $70,000 fairness opinion fee that AMC Washington paid on behalf of AlphaVest. Since AMC Washington recorded other receivable and AlphaVest recorded other payable for the amount of $70,000, this balance was eliminated upon completion of the Business Combination.

i. Reflects the recapitalization of AMC Washington through the issuance of shares of Common Stock, including shares issued upon the conversion of AlphaVest Rights and shares issued to the former AMC Washington shareholders for the Merger consideration. The recapitalization also includes the elimination of AlphaVest’s historical accumulated deficit and AMC Washington’s common stock. The recapitalization results in adjustments to additional paid-in capital and common stock.

Specifically, the recapitalization includes:

●	Elimination of AlphaVest’s historical accumulated deficit of $5,239,137
●	Elimination of adjustments to accumulated deficit for AlphaVest’s unrecorded transaction costs of $1,874,226, Forward Purchase Agreement financing expense of $697,268, and the reversal of accrued expenses of $103,000, which in total amounted to $2,468,495.
●	Elimination of AMC Washington common stock valued at $82,286 with a par value of $0.01
●	Conversion of 18,000,000 shares of Common Stock issued for the merger consideration of $180,000,000, par value of $0.0001 per share
●	Issuance of 690,000 and 43,049 AlphaVest Shares to AlphaVest’s public shareholders and initial shareholders (AlphaVest’s sponsor and underwriter), respectively, upon the conversion of their AlphaVest Rights on the Closing Date.

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2025

			Actual Redemptions
	(A)	(B)	Pro Forma		Pro Forma Combined
	AlphaVest	AMC	Adjustments		Balance
Revenues	$-	$4,687,830	$-		$4,687,830
Cost of revenues	-	(2,879,816)	-		(2,879,816)
Gross profit	-	1,808,014	-		1,808,014

OPERATING EXPENSES
General and administrative expenses	3,163,276	1,931,788	-		5,095,064
Sales and marketing expenses	-	651,841	-		651,841
Research and development expenses	-	23,832	-		23,832
Total operating expenses	3,163,276	2,607,461	-		5,770,737

INCOME/(LOSS) FROM OPERATIONS	(3,163,276)	(799,447)	-		(3,962,723)

OTHER INCOME (EXPENSES)
Other income - related party	-	1,217,586	-		1,217,586
Other income/(expense), net	-	13,552	-		13,552
Interest income	543,990	501	(543,990	)(c)	501
Interest expense	-	(24,551)	-		(24,551)
Total other income	543,990	1,207,088	(543,990)		1,207,088
INCOME/(LOSS) BEFORE INCOME TAX	(2,619,286)	407,641	(543,990)		(2,755,635)
Income tax	-	(8,501)	-		(8,501)
NET INCOME /(LOSS)	(2,619,286)	399,140	(543,990)		(2,764,136)
Other comprehensive loss	-	(272)	-		(272.00)
TOTAL COMPREHENSIVE INCOME/(LOSS)	$(2,619,286)	$398,868	$(543,990)		$(2,764,408)
Weighted average common stock outstanding, common stock subject to possible redemption	1,574,356
Basic and diluted net income per share, common stock subject to redemption	$0.33
Weighted average common stock outstanding, common stock, non-redeemable	2,280,500
Basic and diluted net loss per share, common stock, non-redeemable	$(0.92)

Basic and diluted weighted average common stock outstanding		8,082,051
Basic and diluted net loss per share, common stock		$0.05

Basic and diluted pro forma weighted average shares outstanding			18,740,528	(d)	22,595,384
Basic and diluted pro forma net loss per share					$(0.12)

A. Derived from AlphaVest’s unaudited consolidated statements of operations for the nine months ended September 30, 2025.

B. Derived from AMC Washington’s unaudited condensed consolidated statements of operations for the nine months ended September 30, 2025.

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2024

			Actual Redemptions
	(A)	(B)	Pro Forma		Pro Forma Combined
	AlphaVest	AMC	Adjustments		Balance
Revenues	$-	$10,200,957	$-		$10,200,957
Cost of revenues	-	(9,544,977)	-		(9,544,977)
Gross profit	-	655,980	-		655,980

OPERATING EXPENSES
General and administrative expenses	870,821	2,190,635	1,874,226	(a)	5,632,950
			697,268	(b)
Reversal for credit losses	-	(1,262,146)	-		(1,262,146)
Sales and marketing expenses	-	2,026,051	-		2,026,051
Research and development expenses	-	255,414	-		255,414
Total operating expenses	870,821	3,209,954	2,571,494		6,652,269

INCOME/(LOSS) FROM OPERATIONS	(870,821)	(2,553,974)	(2,571,494)		(5,996,289)

OTHER INCOME (EXPENSES)
Other income - related party	-	1,779,528	-		1,779,528
Other income/(expense), net	-	31,577	-		31,577
Interest income	2,674,096	675	(2,674,089	)(c)	682
Interest expense - related party	-	(18,999)	-		(18,999)
Interest expense	-	(7,943)	-		(7,943)
Unrealized loss on investments held in trust account	(92,316)	-	92,316	(c)	-
Total other income	2,581,780	1,784,838	(2,581,773)		1,784,845
INCOME/(LOSS) BEFORE INCOME TAX	1,710,959	(769,136)	(5,153,267)		(4,211,444)
Income tax	-	(7,824)	-		(7,824)
NET INCOME /(LOSS)	1,710,959	(776,960)	(5,153,267)		(4,219,268)
Other comprehensive loss	-	273	-		273
TOTAL COMPREHENSIVE INCOME/(LOSS)	$1,710,959	$(776,687)	$(5,153,267)		$(4,218,995)
Weighted average common stock outstanding, common stock subject to possible redemption	4,622,502
Basic and diluted net income per share, common stock subject to redemption	$0.47
Weighted average common stock outstanding, common stock, non-redeemable	2,280,500
Basic and diluted net loss per share, common stock, non-redeemable	$(0.21)

Basic and diluted weighted average common stock outstanding		8,000,000
Basic and diluted net loss per share, common stock		$(0.10)

Basic and diluted pro forma weighted average shares outstanding			15,692,382	(d)	22,595,384
Basic and diluted pro forma net loss per share					$(0.19)

A. Derived from AlphaVest’s audited statements of operations for the year ended December 31, 2024.

B. Derived from AMC Washington’s audited consolidated statements of operations for the year ended December 31, 2024.

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Notes and Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The notes and pro forma adjustments to the unaudited pro forma condensed combined statements of operations consist of the following:

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

a. Represents unrecorded transaction expenses of $1,874,226 upon the consummation of the Business Combination.

b. Represents unrecorded financing expenses of $697,268 related to the Forward Purchase Agreement, under which AlphaVest prepaid Harraden to purchase the Recycled Shares from AlphaVest’s public shareholders and to return 90% of the Recycled Shares to the Company one year later either in the form of shares or cash.

c. Represents an adjustment to eliminate interest earned on marketable securities held in the Trust Account, net of unrealized losses on investments held in the Trust Account.

d. The calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the initial public offering occurred as of the earliest period presented — January 1, 2025 for the nine months ended September 30, 2025, and January 1, 2024 for the year ended December 31, 2024. In addition, as the Transactions are being reflected as if it had occurred on this date, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares have been outstanding for the entire period presented. This calculation is retroactively adjusted to eliminate the number of shares redeemed in the Transactions for the entire period and include 800,000 shares issued in the $8 million PIPE Financing in connection with the Business Combination.

Net Loss per Share

Net loss per share was calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2025 for the nine months ended September 30, 2025, and since January 1, 2024 for the year ended December 31, 2024. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net income per share assumes the shares issuable in connection with the Business Combination have been outstanding for the entire periods presented.

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The following unaudited pro forma condensed combined financial information for the nine months ended September 30, 2025 and the year ended December 31, 2024 has been prepared to reflect the actual redemptions by AlphaVest public shareholders at the time of the Business Combination.

Actual Redemptions
For the nine months ended September 30, 2025
Pro forma net loss	$(2,764,136)
Pro forma basic and diluted net loss per share	$(0.12)

For the year ended December 31, 2024
Pro forma net loss	$(4,219,268)
Pro forma basic and diluted net loss per share (1)	$(0.19)

Number of ordinary shares
AlphaVest Public Shareholders	1,416,002
AlphaVest Initial Shareholders	2,323,549
AMC Washington Shareholders	18,000,000
Shares underlying sponsor’s convertible notes	55,833
Financing Shares	800,000
Pro forma weighted-average shares outstanding—basic and diluted	22,595,384

(1)	The total shares outstanding used to calculate the pro forma basic and diluted net loss per share for the year ended December 31, 2024 have been updated from the amount previously disclosed in the proxy statement/prospectus to include 800,000 shares issued in the $8 million PIPE Financing in connection with the Business Combination.

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BUSINESS

Overview

AMC distributes innovative and smart security products and related solutions. AMC is also working on some next-generation products. Our goal is to build a world class advanced camera with a chip designed specifically for use in a variety of edge devices, optimized for video capture and AI analysis, enabling new proprietary AI systems to be built across a range of environments and situations.

Our goal is to make the world a safer place. Through the use of high-quality, affordable and accessible vision AI technology, we strive to help save lives, empower businesses to succeed and ultimately make the world a safer place.

AMC offers a range of products, solutions, and services designed to enhance residential and commercial security. The material smart hardware products currently being sold include smart cameras, driving recorders, action cameras and Retina K cameras. AMC also provides platform services designed to allow AMC’s hardware to be utilized by customers and enhance their overall experience with such products.

In addition to AMC’s current offerings, AMC is actively developing additional products and services such as IoT (Internet of Things), AI-based alarm systems, wearable devices and AI robots which are intended to apply to various commercial and industrial scenarios. AMC is also exploring certain aspirational products and solutions such as AI agent/robots and industrial security and monitoring solutions for scenarios such as warehouse management and logistics.

Products

As evidenced by the award-winning “YI” brand that we sell, we are seeking to be a leader in the research and development of video imaging and vision technologies for enterprise and consumer applications.

AMC’s primary products are security cameras sourced from suppliers in Asia and distributed through e-commerce platforms across the United States, Canada and Europe. AMC’s product portfolio includes cameras designed for residential homes and small businesses, such as the YI Dome Guard, Home Camera and Outdoor Camera.

AMC intends to expand its product offering in the future to include additional AI-based intelligent devices such as wearable devices including AI glasses, drones, AI robots and the related solutions for each new product.

Solutions

Our solutions are designed to make both individual and business customers’ properties safer. We plan to offer additional, enhanced solutions in the home security market and expand into various small to mid-sized business use cases.

Smart Home solution is our business to consumer (B2C) solution which is being designed for homeowners or other individual users to have a smarter and more efficient living experience. We are creating an AI-powered home security solution that can monitor and analyze activities and provide alerts as necessary. We believe there is the potential for future innovation with Home 2.0, featuring AI technology based on Microsoft’s Co-Pilot and customizable alerts based on inferenced data sets.

We also intend to offer a business to business (B2B) solution, which will be called Sapphire/Orion, which is being designed as a next generation enterprise security solution powered by edge AI cameras, for the physical security of our business customers. This product will focus on ease of use, scalability, reliability and privacy.

These additional, enhanced solutions are currently in the development stages. Prototype testing for core functionalities has been completed, and pilot programs are underway with select internal customers in the home security market. Development costs for these solutions are projected to be similar to those of AMC’s past and current development costs as AMC will leverage available outside resources and third party AI service suppliers such as Copilot and ChatGPT.

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Sales

AMC has three revenue streams: (1) product sales through e-commerce platforms, (2) revenue share from its related party, Kami, for cloud services such as video storage, image analysis, and providing alerts and intelligence detection and (3) product sales to a related party ZKCam Technology Limited (hereinafter referred to as “ZKCam”).

With respect to its product sales, AMC historically sold its products through Amazon across the United States, Canada, and Europe. The Amazon online stores for the respective regions operated under the entities Ants, Shanghai Xiaoyun Technology Limited (“Xiaoyun”), and Kunshan Yishijue Technology Limited (“Yishijue”). These entities authorized AMC to utilize their Amazon accounts free of charge for a duration of five years, starting from October 21, 2021 and expiring on October 20, 2026 (hereinafter referred to as the “Authorization Agreement”).

Ants is 95% owned by Mr. Da. Until April 2022, revenues collected from Amazon customers were paid into Ants’ virtual bank account on PingPong, a cross-border payments platform. However, commencing in April 2022, AMC acquired control of the payments platform and revenues are now paid directly to AMC. Effective as of January 9, 2025, the ownership of Amazon store North America has been successfully transferred to AMC from Ants.

Yishijue has no business operations other than owning an Amazon online store in Europe. Xiaoyun was founded to provide services for patent applications and intellectual property management. There are two nominal individuals who hold shares of Yishijue and Xiaoyun on behalf of Mr. Da and Mr. Da controls the primary economic activities of Yishijue and Xiaoyun, such as the authorization or transfer of the Amazon stores to AMC.

Historically, Xiaoyun and Yishijue operated as VIEs where AMC, through contractual arrangements, held effective control over their key activities and assumed the associated risks and benefits from the economic rewards, making AMC the primary beneficiary. AMC did not own any equity interests in the VIEs. Instead, AMC was regarded as the primary beneficiary of the VIEs for accounting purposes and consolidated the financial results of the VIEs under U.S. GAAP. In August 2024, AMC and the two VIEs entered into separate business transfer agreements. Under these agreements, Xiaoyun and Yishijue agreed to transfer all of their ownership in the Amazon online stores to AMC, including, but not limited to, the ownership of the store, business operation rights, customer resources, operational data, technical data, brand usage rights, intellectual property rights (such as trademarks, patents, copyrights, if applicable), and other assets and rights related to the operation of the Amazon online stores in exchange for an aggregate payment of RMB30,000 for each entity. Once the stores were successfully transferred, Xiaoyun and Yishijue would no longer be VIEs and instead would be owned directly by AMC. However, in December 2025, AMC determined that, based on limited transaction volume through these stores, it would transition its sales channel to its own or other third party platforms and is no longer utilizing the stores from Xiaoyun and Yishijue.

With respect to our solutions, we generally enter into agreements with our service providers (who sell our solutions), such as Kami, that outline the terms of our relationship, including service provider pricing commitments, maintenance and support requirements. These contracts typically have an initial term of three years, with subsequent renewal terms.

With respect to Kami, AMC has entered into a revenue-sharing agreement pursuant to which AMC receives a percentage of revenues generated from the services provided. The revenue-share schedule is as follows:

Annual subscription periods	Percentage basis
First year during which an end user starts the cloud service subscription from Kami	30%
Second year during which an end user continues the cloud service	15% for recurring subscriptions
Third year during which an end user continues the service subscription from Kami	0%

AMC recognizes its revenue share when Kami receives subscription payments from users acquired through AMC’s camera sales. The agreement includes standard commercial terms, service obligations, and confidentiality provisions. The agreement also contains provisions for termination by either party with a notice period of 30 days. For the fiscal year ended December 31, 2024, Kami accounted for approximately 26% of AMC’s revenue and represented 10% of its accounts receivable at December 31, 2024.

AMC recognizes its revenue share from these arrangements when the service provider receives subscription payments from users acquired through AMC’s camera sales.

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Platforms

We are working on our next generation technology platforms that can deliver a unique high-performance AI-based platform to enhance security, operations and safety, and drive sales and efficiency at scale.

Our platforms will support small to mid-sized customers who subscribe to our services and the hardware partners who manufacture devices that integrate with our platforms. The capabilities associated with our platforms will include:

●	Powerful application program interfaces, or APIs, integrating to a corporate Data Lake, which allows storage of all structured and unstructured data. Our APIs have wide compatibility to integrate with many interfaces based on various needs.
●	Models that provide more accurate and faster reactions based on the learning of data.
●	Reliable and efficient mobile applications supported by large language models.
●	Reduced Friction for Customers. Provides end-to-end solutions so that customers have all of their needs and issues handled in a holistic manner.
●	AI solutions for multiple cases such as Edge, On-premises and on cloud.
●	High level of data accuracy which establishes confidence in decision making. Provides a more accurate and agile solution.
●	Integrated platform that allows use of all types of hardware such as any camera, any edge infrastructure or any cloud function.

Development costs for these solutions are projected to be the similar to the development costs of AMC’s past products with investments allocated to cloud infrastructure and user interface design.

Technology Advantages

We believe our new products will have technology advantages that other competitors lack, including:

Dual Chip Design

By combining two or more processors together, our chip can quickly and seamlessly alternate between full-function and low-power modes, reducing power consumption and enhancing battery life. This provides a solid support for our efficient and economic solutions.

Artificial Intelligence

Artificial intelligence (AI) in AMC’s business refers to the use of machine learning, natural language processing, computer vision, and predictive analytics technologies to enhance security, improve operational efficiency, and provide actionable insights. These AI-based capabilities are integrated into AMC’s solutions to enable features such as real-time threat detection, automated response mechanisms, and intelligent data-driven decision-making. Graphic processing units are used specifically for computer vision applications in edge computing scenarios, with low latency and combined encoding and decoding capabilities, and the ability to compress video for inclusion in visual/spatial A.I. models.

AMC’s solutions are expected to leverage a combination of internally developed AI technologies and third-party AI products to achieve high performance and scalability. To complement internal efforts, AMC integrates third-party AI components for foundational technologies (e.g., natural language processing libraries, pre-trained models) to accelerate development and reduce costs.

22nm Construction

Our 22nm construction will provide an affordable design that reduces costs, controls heat, and reduces current leakage for further efficiency gains, all in a design customized for edge devices.

Edge Computing

New edge devices such as glasses and drones capture large amounts of currently unrecorded contextual video. We believe this will create multiple opportunities for AI-based systems, and similar growth in new user capabilities. We are not aware of any other company that is developing this dataset.

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Richer Interfaces

By advancing our hardware to include richer interface options, including a heads up display and multimodal AI interfaces, and by advancing our software stack and our integrations with AI systems and APIs, we will further improve user experiences.

Strategy & Positioning

We intend to maintain our market position and expand into new market opportunities by continuing to develop and deploy innovative technologies and by expanding our ecosystem of partners. Our key go-to-market strategies include:

Narrow Targeted Niche

By focusing on a targeted niche audience with clear technology needs, we seek to maintain a safe and defensible position to establish our hardware and software advantages. We believe major AI players lack the ability and/or interest in approaching this market in the way that we can.

Focus

We seek to solve only one or two core user needs within the niche using affordable hardware and scalable manufacturing. By focusing on these needs, we believe we can maximize our position in the market.

Fine-tune Solutions

We will continue to focus on building solutions that can satisfy various groups of customers. We also provide sales and marketing resources to help boost our exposures in different marketplace platforms.

Invest in Our Platforms

We are seeking to build the next generation AI-based platform. We intend to invest to add additional innovative offerings and broaden our suite of solutions and opportunities in residential and commercial markets. As the market for vision AI grows and more devices become connected, we are building technology and partnerships to connect these devices to our platforms.

Channel Expansion

In addition to the existing channels we have built, we intend to continue to develop partnerships in areas such as shopping mall management, parking lots, senior care management, building construction and other related areas.

Pursue Selective Strategic Acquisitions

We may selectively pursue future acquisitions of businesses, technologies, or products that complement our platforms or align with our overall growth strategy. Such acquisitions could expand our team and/or technology portfolio to help us add new features to our platforms, accelerate the pace of our innovation or help us access attractive markets.

Manufacturing and Sourcing

AMC does not directly manufacture any of its products. Instead, all physical products are sourced from related party suppliers. AMC works closely with these suppliers to ensure key standards such as product quality, compliance and timely delivery. With respect to digital platforms and solutions, AMC internally develops software in collaboration with various partners to meet customer requirements and market demands.

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Research and Development

We invest resources in research and development to enhance our platforms and applications, support our technology infrastructure, develop new capabilities and conduct quality assurance testing. We expect to invest in continued research and development efforts to expand the capabilities of our technology. Our research and development of new products and services is a multidisciplinary effort across our product management, program management, software engineering, device engineering, quality engineering, configuration management and network operations teams.

AMC is currently in the process of developing a next-generation IoT that can improve the connectivity of all of its hardware and provide a better experience for its customers. AMC currently believes this new product will be ready for market in the first quarter of 2026. The expected costs associated with the development of these products mainly include labor costs and purchase of materials. AMC is investing resources in various areas related to this product including overall research and development and partnerships necessary for the product and testing to ensure the successful rollout of this offering.

Foreign Operations

To date, AMC’s business is mainly located in the United States. However, it sells products and solutions in the United Kingdom and certain European countries. Additionally, to a lesser extent, AMC conducts certain operations in China, including sourcing materials and providing services through its relationships with China-based suppliers and affiliates. AMC also historically benefited from its partnerships with Xiaoyun and Yishijue, which are headquartered and operated in China. However, in December 2025, AMC determined that, based on limited transaction volume through these stores, it would transition its sales channel to its own or other third party platforms and is no longer utilizing the stores from Xiaoyun and Yishijue.

Competitive Environment

The market in which we operate is fragmented, competitive and constantly evolving. We expect competition to continue from existing competitors as well as potential new market entrants in the interactive security, video monitoring and intelligent automation markets. Our current competitors include providers of other technology platforms in interactive security, including Alarm.com, Google Nest, Blink by Amazon, Avigilon, Alula, Eagle Eye Networks Inc., Eufy by Anker and Honeywell International Inc.

Many of our competitors have long operating histories, greater name recognition and large customer bases. We expect to encounter new competitors as we enter new markets as well as increased competition. In addition, there may be new technologies that are introduced that reduce demand for our solutions or make them obsolete. Our current and potential competitors may also establish cooperative relationships among themselves or with third parties and rapidly acquire significant market share. Increased competition could also result in price reductions and loss of market share, any of which could result in lower revenue and negatively affect our ability to grow our business. We believe the principal competitive factors in the security surveillance market include the following:

●	simplicity and ease of use;
●	ability to offer persistent awareness, control, and intelligent automation;
●	breadth of features and functionality provided;
●	flexibility of the solutions and ability to personalize for the individual consumer;
●	compatibility with a wide selection of third-party devices;
●	pricing, affordability, and accessibility;
●	sales reach and local installation and support capabilities; and
●	brand awareness and reputation.

We believe we compete favorably with respect to these factors. Additionally, we believe our AI-based software platforms and edge computing solutions will help further differentiate us from competitors. Nevertheless, our competitors may have substantially greater financial, technical and other resources, greater brand recognition, larger sales and marketing budgets and broader distribution channels than we do. As a result, we may not compete effectively.

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Our Intellectual Property

We currently have several patents and trademarks in varying stages of approval. These relate to, among others, our AI-based video compression system and augmented related glasses. Our success and ability to compete effectively depend in part on our ability to protect our proprietary technology and to establish and adequately protect our intellectual property rights. To accomplish these objectives, we rely on a combination of patent, trademark, copyright and trade secret laws in the United States and other jurisdictions, as well as license agreements, confidentiality agreements and other contractual protections.

Our Human Capital Resources

We have three full-time employees and eight long-term outsourced contractors, including six in sales and marketing, two in research and development and three in a general and administrative capacity. We also engage consultants and temporary employees from time to time. None of our employees is covered by collective bargaining agreements and we consider our relations with our employees to be good.

We believe attracting, motivating and retaining talent at all levels is critical to continue our success. By improving employee retention and engagement, we believe we are also improving our ability to support our service provider partners and protect the long-term interests of our stockholders. We invest in our employees through benefits and various health and wellness initiatives and offer competitive compensation packages, ensuring fairness in internal compensation practices.

Government Regulations

Our business, operations and service provider partners are subject to various U.S. federal, state and local consumer protection laws, licensing regulation and other laws and regulations, and to similar laws and regulations in the other countries in which we operate. Compliance with these laws, rules, and regulations has not had a material effect upon our capital expenditures, results of operations or competitive position. Nevertheless, compliance with existing or future governmental regulations, including, but not limited to, those pertaining to global trade, business acquisitions, consumer protection, and taxes, could have a material impact on our business in subsequent periods.

In particular, we are subject to the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.S. Travel Act, and possibly other anti-bribery laws, including those that comply with the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and other international conventions. Anti-corruption laws are interpreted broadly and prohibit our company from authorizing, offering, or providing directly or indirectly improper payments or benefits to recipients in the public or private-sector. Certain laws could also prohibit us from soliciting or accepting bribes or kickbacks. Our company has direct government interactions and in several cases uses third-party representatives, including dealers, for regulatory compliance, sales and other purposes in a variety of countries. These factors increase our anti-corruption risk profile. We can be held liable for the corrupt activities of our employees, representatives, contractors, partners and agents, even if we did not explicitly authorize such activity.

We are also subject to data privacy and security laws, anti-money laundering laws (such as the USA PATRIOT Act), and import/export laws and regulations in the United States and in other jurisdictions.

We are also subject to certain foreign regulations based on the jurisdictions we operate in, including laws in the PRC such as the PRC Labor Contract Law.

Refer to “Risk Factors” for a discussion of the potential impacts related to the governmental regulations applicable to us.

Corporate Information

AMC was incorporated under the laws of the State of Washington on October 21, 2021. Historically, AMC maintained contractual arrangements with Xiaoyun and Yishijue through VIEs, which enabled AMC to control and consolidate their financial results. Under the VIE structure, AMC held effective control over the VIE’s primary economic activities and assumed the associated risks and benefits from the economic rewards through contractual arrangements, making AMC the primary beneficiary for accounting purposes. Through authorization agreements, AMC was able to operate the Amazon store UK and Amazon store Europe free of charge for a duration of 5 years, starting from October 21, 2021, which are owned by Xiaoyun and Yishijue, respectively. Through these contractual arrangements, AMC bore all risks of loss and was entitled to all benefits derived from Yishijue and Xiaoyun. Effective as of January 9, 2025, the ownership of the Amazon store North America was successfully transferred to AMC from Ants. Ownership of the other two stores was being obtained. However, in December 2025, AMC determined that, based on limited transaction volume through these stores, it would transition its sales channel to its own or other third party platforms and is no longer utilizing the stores from Xiaoyun and Yishijue.

45

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with AMC’s Unaudited Condensed Consolidated Financial Statements as of and for the three and nine months ended September 30, 2025 and 2024. In addition to historical information, the following discussion also contains forward-looking statements that include numerous risks and uncertainties, including, but not limited to, those described under “Risk Factors.” Actual results may differ materially from those contained in any forward-looking statements. Please refer to “Cautionary Note Regarding Forward-Looking Statements” for more information on such statements.

Overview

AMC distributes security cameras through e-commerce platforms across the United States, Canada, and Europe. Its product portfolio includes cameras designed for residential homes and small businesses, such as the YI dome guard, home camera, and outdoor camera.

Business Combination

AMC entered into the Business Combination Agreement with AlphaVest on August 16, 2024. In June 2025, the Company amended the Business Combination Agreement to increase the enterprise value from $175,000,000 to $180,000,000 and extended the termination date from June 30, 2025 to December 31, 2025. As a result of the transactions contemplated by the Business Combination Agreement, AlphaVest became a Delaware corporation, the shareholders of AMC became shareholders of AMC Robotics, and AMC Washington became a wholly owned subsidiary of AMC Robotics.

On the Closing Date, the parties consummated the transactions contemplated by the Business Combination Agreement. Pursuant to the Business Combination Agreement, we issued an aggregate of 18,000,000 shares of Common Stock, valued at $10.00 per share, to the former shareholders of AMC Washington in exchange for their equity interests.

PIPE Financing

In connection with the Business Combination, the Company and AlphaVest entered into the PIPE Agreements. Pursuant to the PIPE Agreements, the PIPE Investors agreed to invest an aggregate amount of $8 million in exchange for 800,000 shares of Common Stock at $10.00 per share and warrants to purchase up to 2,240,000 shares of Common Stock. The exercise price of the warrants is $10.00 per share. Pursuant to the adjustment terms contained in the warrants, the aggregate number of shares of Common Stock issuable upon exercise of such warrants has been increased to 5,576,301 shares and the per-share exercise price has been reduced to $4.017.

Key Factors Affecting Our Results of Operations

The security camera market is highly competitive, driven by advancements in technology and increasing demand for home and business security. Key factors that affect our results of operations include:

●	Product Features: The competitive market that we operate in requires that we upgrade our products with improved features each year to maintain a competitive edge. Any delays in new product launches may result in reduced sales volume and lower product prices.

●	Product Price: Consumers are often price-conscious, looking for affordable yet reliable solutions. We must compete by offering budget-friendly products or higher-end cameras with advanced features.

●	Advertising on E-commerce platform: We allocate a significant portion of our advertising budget to promote our products on the e-commerce platform for higher rankings. These advertising costs account for approximately 14% and 19% of product revenue for the three months ended September 30, 2025 and 2024, respectively and approximately 28% and 25% of product revenue for the nine months ended September 30, 2025 and 2024, respectively. These advertising costs are recorded as part of sales and marketing expenses.

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To date, recent inflationary pressures have not had a material impact on AMC’s business and operations. However, such pressures could increase over time.

The recent changes in tariffs on goods from China enacted by the United States government had an immaterial impact on the Company. In April 2025, an additional tariff of 125% was imposed. However, on May 12, 2025, China and the United States reached a truce agreement, reducing the additional tariff to 30%. Subsequently, on August 11, 2025, all additional tariffs were suspended, and tariff rates returned to their original level of approximately 10%, where they have remained through the date of this prospectus.

There is also significant uncertainty about the future relationship between the United States and other countries with respect to trade policies, taxes, government regulations and tariffs. To mitigate the impact of volatile maritime freight rates and other cost fluctuations driven by changes in international trade policies, AMC has initiated the relocation of its inventory from the Amazon warehouses. As part of this initiative, AMC is collaborating with local third-party warehouse partners in the U.S. to pursue more cost-effective and operationally efficient solutions.

If AMC is unable to implement effective strategies to mitigate the effects of rising inflationary pressures, negative trade relations and/or tariffs, its business and operations could be materially and adversely affected.

Comparison of Results of Operations for the Three Months Ended September 30, 2025 and 2024

The following tables set forth summaries of our consolidated results of operations and variances for the periods presented, both in absolute amounts and as a percentage of our total operating revenue for the periods presented. This information should be read together with our unaudited condensed consolidated financial statements and related notes included elsewhere in this filling. The results of operations in any period are not necessarily indicative of our future trends.

Revenues

	Three months ended
	September 30,		Variance
	2025	2024	Amount	%
	(Unaudited)	(Unaudited)
Revenues
Product revenue	$285,785	$2,415,738	$(2,129,953)	(88)%
Product revenue - related party	212,992	-	212,992	N/A
Revenue share – related party	999,253	743,289	255,964	34%
Total revenues	$1,498,030	$3,159,027	$(1,660,997)	(53)%

AMC has three revenue streams: (1) product sales through e-commerce platforms, (2) revenue share from its related party, Kami, for cloud services such as video storage, image analysis, and providing alerts and intelligence detection and (3) product sales to a related party ZKCam.

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AMC recognizes its revenue share when Kami receives subscription payments from users acquired through AMC’s camera sales. The revenue-share schedule is as follows:

Annual subscription periods	Percentage basis
	Inception through June 30, 2025	From July 1, 2025 Onwards
First year during which an end user starts the cloud service subscription from Kami	30%	30%
Second year during which an end user continues the cloud service	15% for recurring subscriptions	30% for recurring subscriptions
Third year and thereafter during which an end user continues the service subscription from Kami	0%	30%

For the three months ended September 30, 2025 and 2024, AMC’s product revenue from non-related parties was $285,785 and $2,415,738, respectively. Revenue share from Kami amounted to $999,253 and $743,289 for the three months ended September 30, 2025 and 2024, respectively. Product revenue from a related party, ZKCam, amounted to $212,992 and $nil for the same periods. Total revenue for the three months ended September 30, 2025 was $1,498,030, representing a decrease of $1,660,997 compared to $3,159,027 for the three months ended September 30, 2024.

The decline was driven by a $2,129,953 decrease in product revenue, primarily attributable to the transfer of approximately 85% of inventories from Amazon FBA warehouses to third-party warehouses, which resulted in a sharp decline in Amazon platform traffic. The reduction in sales volume was also impacted by delays in launching upgraded products and increased competition in the security camera market.

Specifically, the decline in revenues resulted from the following:

—	AMC’s current products feature enhanced cloud capabilities but lack competitive advantages in camera hardware. Additionally, our pricing strategy does not align with market competitiveness. These two items limited the appeal of our products resulting in lower revenues.

—	Delays in product launches during the period which reduced AMC’s competitiveness and contributed to lower sales volume. The delays in product launches were primarily due to prolonged prototype testing, delays in obtaining certifications for overseas markets, and the additional time required for thorough software testing. The upgraded products are expected to include an enhancement in camera resolution from 1080P to 2K.

The revenue decline was partially offset by (1) higher revenue share from Kami under the amended agreement effective July 1, 2025, and (2) product sales to ZKCam to clear aged inventories. Under the amended agreement, Kami allocates 30% of subscription revenues to AMC for the first three years of new customer subscriptions. The Company does not expect additional sales to ZKCam once the aged inventories are sold.

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Cost of Revenue

	Three months ended
	September 30,		Variance
	2025	2024	Amount	%
	(Unaudited)	(Unaudited)
Cost of revenues
E-commerce platform expenses	$82,322	$662,569	$(580,247)	(88)%
Product cost	305,305	2,425,408	(2,120,103)	(87)%
Delivery and freight cost	5,368	72,881	(67,514)	(93)%
Inventory impairment losses	51,933	22,006	29,927	136%
Total cost of revenues	$444,929	$3,182,864	$(2,737,935)	(86)%

AMC’s cost of revenues includes e-commerce platform expenses, product costs, delivery and freight costs, and inventory impairment loss. Our cost of revenues totaled $444,929 for the three months ended September 30, 2025, compared to $3,182,864 for the three months ended September 30, 2024.

The decrease in cost of revenues by approximately $2.7 million was primarily driven by a $2,120,103 reduction in product costs and a $580,247 decrease in e-commerce platform expenses both due to lower sales volume. Additional contributing factor included a $67,514 drop in delivery and freight costs resulting from reduced inventory purchases.

Gross profit/(loss)

	Three months ended
	September 30,		Variance
	2025	2024	Amount	%
	(Unaudited)	(Unaudited)
Gross profit
Product	$53,848	$(767,126)	$820,974	(107)%
Revenue share	999,253	743,289	255,964	34%
Total gross profit	$1,053,101	$(23,837)	$1,076,938	(4518)%

We had a gross profit of $1,053,102 for the three months ended September 30, 2025, compared to a gross loss of $23,837 for the three months ended September 30, 2024. The increase in gross profit was primarily driven by an $820,974 increase in product gross profit, resulting from reduced product costs and new sales to ZKCam during the three months ended September 30, 2025. The increase in gross profit was also attributable to the higher revenue-share percentages from Kami beginning July 1, 2025.

Operating Expenses

	Three months ended
	September 30,		Variance
	2025	2024	Amount	%
	(Unaudited)	(Unaudited)
Operating expense
General and administrative expenses	$330,139	$663,277	$(333,138)	(50)%
(Reversal)/provision for credit losses - related party	-	(72,470)	72,470	(100)%
Sales and marketing expenses	39,622	483,093	(443,471)	(92)%
Research and development expenses	-	33,158	(33,158)	(100)%
Total operating expenses	$369,761	$1,107,058	$(737,298)	(67)%

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Operating expenses decreased to $369,761 for the three months ended September 30, 2025, compared to $1,107,058 for the three months ended September 30, 2024. The decrease in operating expenses is due to the following reasons:

●	Sales and marketing expenses

The decrease of $443,471 in sales and marketing expenses was driven by reduced e-commerce platform advertising and promotional activities after approximately 85% of inventories were transferred out of Amazon FBA warehouses during the three months ended September 30, 2025, compared with the same period in 2024. In addition, delays in launching upgraded products further contributed to the decline in sales and marketing expenses, as AMC typically increases advertising efforts when new products are introduced to the market.

●	Research and development expenses

Research and development expenses decreased by $33,158 for the three months ended September 30, 2025, compared to the same period in 2024, primarily due to reduced labor costs and delays in the development of upgraded products. These delays in product launch were driven by prolonged prototype testing, delays in obtaining certifications for overseas sales, and additional time required for comprehensive software testing. As there were no new products launched in 2025, research and development expenses were $nil for the three months ended September 30, 2025.

●	General and administrative expenses

We experienced a decrease of $333,138 in general and administrative expenses for the three months ended September 30, 2025, compared to the same period in 2024. This decrease was primarily attributable to a $272,879 reduction in professional fees for accounting, tax consulting, and audit services for the Business Combination, a $38,413 decrease in payroll expenses resulting from the resignation of one employee, a $26,963 decrease in related-party consulting fees, and a $25,605 decrease in storage fees resulting from the transfer of approximately 85% of inventories out of Amazon FBA warehouses during the three months ended September 30, 2025.

The table below presents the fluctuations in general and administrative expenses for the three months ended September 30, 2025 and 2024.

	Three months ended
	September 30,		Variance
	2025	2024	Amount	%
	(Unaudited)	(Unaudited)
Professional fees	$64,952	$337,831	$(272,879)	(81)%
Payroll expenses	59,282	97,695	(38,413)	(39)%
Consulting fee - related party	63,904	90,867	(26,963)	(30)%
Travel and entertainment	14,179	89	14,090	15831%
Storage fees	81,281	106,886	(25,605)	(24)%
Insurance expense	24,214	16,905	7,309	43%
Sales tax	4,564	9,021	(4,457)	(49)%
Other general and administrative expenses	17,763	3,984	13,780	346%
Total general and administrative expenses	$330,139	$663,277	$(333,138)	(50)%

Other Income/(Expenses)

	Three months ended
	September 30,		Variance
	2025	2024	Amount	%
	(Unaudited)	(Unaudited)
Other income/(expense)
Other income - related party	$-	$392,578	$(392,578)	(100)%
Other income, net	24,230	35,653	(11,424)	(32)%
Interest income	53	200	(148)	(74)%
Interest expense	33	-	33	N/A
Total other income/(expense)	$24,316	$428,431	$(404,115)	(94)%

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Other income – related party consists of subsidy income from Kami to support AMC’s marketing campaigns via the e-commerce platforms. We recorded other income – related party of $nil for the three months ended September 30, 2025, compared to $392,578 for the same period in 2024. The $392,578 decrease was primarily attributable to a reduction in subsidy income from Kami, as the revenue-share percentages from Kami increased beginning July 1, 2025.

Other income, net of other expenses, decreased from $35,653 for the three months ended September 30, 2024 to $24,230 for the three months ended September 30, 2025, primarily due to decreased foreign exchange gain.

We recorded an interest income of 53 for the three months ended September 30, 2025, compared to $200 for the three months ended September 30, 2024, from bank interest.

We recorded interest expense of $33 for the three months ended September 30, 2025, compared to $nil for the three months ended September 30, 2024.

Net Income/(Loss)

	Three months ended
	September 30,		Variance
	2025	2024	Amount	%

Net income/(loss)	$705,229	$(705,897)	$1,411,126	(200)%

We earned a net income in the amount of $705,229 for the three months ended September 30, 2025, as compared with a net loss of 705,897 for the three months ended September 30, 2024. The increase in net income of $1,411,126 was primarily attributable to the Company turning a gross loss for the three months ended September 30, 2024, into a gross profit for the same period in 2025, combined with lower operating expenses resulting from decreased sales and marketing expenses and general and administrative expenses.

Comparison of Results of Operations for the Nine Months Ended September 30, 2025 and 2024

The following tables set forth summaries of our consolidated results of operations and variances for the periods presented, both in absolute amounts and as a percentage of our total operating revenue for the periods presented. This information should be read together with our unaudited condensed consolidated financial statements and related notes included elsewhere in this filling. The results of operations in any period are not necessarily indicative of our future trends.

Revenues

	Nine months ended
	September 30,		Variance
	2025	2024	Amount	%
	(Unaudited)	(Unaudited)
Revenues
Product revenue	$2,256,901	$5,903,804	$(3,646,903)	(62)%
Product revenue - related party	359,781	-	359,781	N/A
Revenue share – related party	2,071,148	2,106,668	(35,520)	(2)%
Total revenues	$4,687,830	$8,010,472	$(3,322,642)	(43)%

51

AMC has three primary revenue streams: (1) product sales through e-commerce platforms, (2) revenue share from its related party, Kami, for cloud services such as video storage, image analysis, and providing alerts and intelligence detection, and (3) product sales to a related party ZKCam.

AMC recognizes its revenue share when Kami receives subscription payments from users acquired through AMC’s camera sales. The revenue-share schedule is as follows:

Annual subscription periods	Percentage basis
	Inception through June 30, 2025	From July 1, 2025 Onwards
First year during which an end user starts the cloud service subscription from Kami	30%	30%
Second year during which an end user continues the cloud service	15% for recurring subscriptions	30% for recurring subscriptions
Third year and thereafter during which an end user continues the service subscription from Kami	0%	30%

For the nine months ended September 30, 2025 and 2024, AMC’s product revenue from non-related parties was $2,256,901 and $5,903,804, respectively. The revenue share from Kami amounted to $2,071,148 and $2,106,668 for the nine months ended September 30, 2025 and 2024, respectively. Product revenue from related parties, ZKCam and Kami, amounted to $359,781 and $nil for the same periods. The total revenue reported for the nine months ended September 30, 2025 was $4,687,830, decreased by $3,322,642 from $8,010,472 for the nine months ended September 30, 2024.

The decline was driven by a $3,646,903 decrease in product revenue, primarily attributable to the transfer of approximately 85% of inventories from Amazon FBA warehouses to third-party warehouses, which resulted in a sharp decline in Amazon platform traffic. The reduction in sales volume was also impacted by delays in launching upgraded products and increased competition in the security camera market.

Specifically, the decline in revenues resulted from the following:

—	AMC’s current products feature enhanced cloud capabilities but lack competitive advantages in camera hardware. Additionally, our pricing strategy does not align with market competitiveness. These two items limited the appeal of our products resulting in lower revenues.

—	Delays in product launches during the period which reduced AMC’s competitiveness and contributed to lower sales volume. The delays in product launches were primarily due to prolonged prototype testing, delays in obtaining certifications for overseas markets, and the additional time required for thorough software testing. The upgraded products are expected to include an enhancement in camera resolution from 1080P to 2K.

The revenue decline was partially offset by product sales to ZKCam to clear aged inventories. The Company does not expect additional sales to ZKCam once the aged inventories are sold.

Cost of Revenue

	Nine months ended
	September 30,		Variance
	2025	2024	Amount	%
	(Unaudited)	(Unaudited)
Cost of revenues
E-commerce platform expenses	$651,339	$1,594,637	$(943,297)	(59)%
Product cost	2,051,567	4,799,054	(2,747,487)	(57)%
Delivery and freight cost	38,904	160,898	(121,995)	(76)%
Inventory impairment losses	138,006	946,477	(808,471)	(85)%
Total cost of revenues	$2,879,816	$7,501,066	$(4,621,250)	(62)%

52

AMC’s cost of revenues includes e-commerce platform expenses, product costs, delivery and freight costs, and inventory impairment loss. Our cost of revenues totaled $2,879,816 for the nine months ended September 30, 2025, compared to $7,501,066 for the nine months ended September 30, 2024.

The decrease in cost of revenues by approximately $4.6 million was primarily driven by a $2,747,487 reduction in product costs and a $943,297 decrease in e-commerce platform expenses. Both reductions were attributable to significantly lower sales volume on Amazon, resulting from the absence of new product launches in 2025 and the transfer of approximately 85% of inventories from Amazon FBA warehouses to third-party warehouses, which resulted in a sharp decline in Amazon platform traffic. Additional contributing factors included an $808,471 reduction in inventory impairment losses, as the significant price discounts that led to inventory impairment for the nine months ended September 30, 2024 were not repeated for the nine months ended September 30, 2025, as well as a $121,995 decrease in delivery and freight costs due to reduced inventory purchases.

Gross profit/(loss)

	Nine months ended
	September 30,		Variance
	2025	2024	Amount	%
	(Unaudited)	(Unaudited)
Gross profit
Product	$(263,134)	$(1,597,262)	$1,334,128	(84)%
Revenue share	2,071,148	2,106,668	(35,520)	(2)%
Total gross profit	$1,808,014	$509,406	$1,298,608	255%

We had a gross profit of $1,808,014 for the nine months ended September 30, 2025, compared to a gross profit of $509,406 for the nine months ended September 30, 2024. The increase in gross profit was primarily driven by a $1,334,128 decrease in product gross loss, resulting from reduced product costs and new sales to ZKCam during the nine months ended September 30, 2025.

Operating Expenses

	Nine months ended
	September 30,		Variance
	2025	2024	Amount	%
	(Unaudited)	(Unaudited)
Operating expense
General and administrative expenses	$1,931,788	$1,540,053	$391,735	25%
Provision for credit losses - related party	-	279,712	(279,712)	(100)%
Sales and marketing expenses	651,841	1,527,953	(876,112)	(57)%
Research and development expenses	23,832	196,299	(172,467)	(88)%
Total operating expenses	$2,607,461	$3,544,017	$(936,556)	(26)%

Operating expenses decreased to $2,607,461 for the nine months ended September 30, 2025, compared to $3,544,017 for the nine months ended September 30, 2024. The decrease in operating expenses is due to the following reasons:

●	Provision for credit losses – related party

Provision for credit losses – related party decreased by $279,712 for the nine months ended September 30, 2025, compared with the same period in 2024. For the nine months ended September 30, 2024, the Company recorded a provision for credit losses of $279,712 against receivables due from Ants. The receivable was fully repaid in April 2025, resulting in no provision for credit losses for the three months ended September 30, 2025.

53

●	Sales and marketing expenses

The decrease of $876,112 in sales and marketing expenses was driven by less e-commerce platform advertising and promotional activities during the nine months ended September 30, 2025 compared with the same period in 2024. AMC typically incurs advertising expenses when upgraded products are introduced to the market. However, due to a delay in launching upgraded products, advertising and promotional activities decreased.

●	Research and development expenses

Research and development expenses decreased by $172,466 during the nine months ended September 30, 2025, compared to the same period in 2024, primarily due to reduced labor costs and delays in the development process for upgraded products. The delays in product launches stem from prolonged prototype testing, delays in obtaining certifications for overseas sales, and the additional time required for thorough software testing.

●	General and administrative expenses

The decrease in operating expenses was partially offset by an increase in general and administrative expenses of $391,735 for the nine months ended September 30, 2025, compared to the same period in 2024. This increase was primarily attributable to a $407,002 increase in professional fees for accounting, tax consulting, and audit services resulting from the Business Combination, a $63,565 increase in travel expenses, and a $37,403 increase in insurance expenses, partially offset by an $87,967 decrease in storage fees due to the transfer of approximately 85% of inventories out of Amazon FBA warehouses and a $60,097 decrease in related-party consulting fees with Ants and Kami.

The table below presents the fluctuations in general and administrative expenses for the nine months ended September 30, 2025 and 2024.

	Nine months ended
	September 30,		Variance
	2025	2024	Amount	%
	(Unaudited)	(Unaudited)
Professional fees	$930,096	$523,094	$407,002	78%
Payroll expenses	263,989	250,812	13,178	5%
Consulting fee - related party	243,385	303,483	(60,097)	(20)%
Travel and entertainment	64,223	658	63,565	9660%
Storage fees	276,749	364,716	(87,967)	(24)%
Insurance expense	74,115	36,712	37,403	102%
Sales tax	26,463	51,336	(24,874)	(48)%
Other general and administrative expenses	52,768	9,242	43,525	471%
Total general and administrative expenses	$1,931,788	$1,540,053	$391,735	25%

Other Income/(Expenses)

	Nine months ended
	September 30,		Variance
	2025	2024	Amount	%
	(Unaudited)	(Unaudited)
Other income/(expense)
Other income - related party	$1,217,586	$1,021,815	$195,771	19%
Other income/(expense), net	13,552	35,382	(21,830)	(62%)
Interest income	501	201	300	149%
Interest expense - related party	-	(18,999)	18,999	(100%)
Interest expense	(24,551)	-	(24,551)	N/A
Total other income/(expense)	$1,207,088	$1,038,399	$168,689	16%

54

Other income – related party consists of subsidy income from Kami to support AMC’s marketing campaigns via the e-commerce platforms. We recorded other income – related party of $1,217,586 for the nine months ended September 30, 2025, compared to $1,021,815 for the same period in 2024. The increase was primarily due to higher subsidy income from Kami, provided to incentivize AMC to increase sales volume and boost subscriptions to Kami’s cloud service.

Other income, net of other expenses, decreased from $35,382 for the nine months ended September 30, 2024 to $13,552 for the nine months ended September 30, 2025 due to decreased foreign exchange gain.

We recorded an interest income of $501 for the nine months ended September 30, 2025, compared to $201 for the nine months ended September 30, 2024, from bank interest.

We recorded interest expense – related party of $nil for the nine months ended September 30, 2025, compared to $18,999 for the nine months ended September 30, 2024. The interest expense – related party was related to the revolving loan agreement with Ants. The decrease in interest expense is due to the revolving loan paid off during the second quarter of 2024.

We recorded interest expense of $24,551 for the nine months ended September 30, 2025, compared to $nil for the nine months ended September 30, 2024. The interest expense was related to a loan of RMB 6 million from the Hongkong and Shanghai Banking Corporation Bank (HSBC) with a six-month term and an interest rate of 8%. In April, 2025, Xiaoyun repaid the RMB 6 million loan in full to HSBC, including accrued interest, using payments received from AMC.

Net Income/(Loss)

	Nine months ended
	September 30,		Variance
	2025	2024	Amount	%

Net income/(loss)	$399,140	$(2,003,706)	$2,402,846	(120)%

We earned a net income in the amount of $399,140 for the nine months ended September 30, 2025, as compared with a net loss of 2,003,706 for the nine months ended September 30, 2024. The increased net income of $2,402,846 was primarily due to increased gross profit, a decline in sales and marketing expense, increased subsidy income from Kami, and $nil provision for credit losses.

Liquidity and Capital Resources

	Nine months ended
	September 30,		Variance
	2025	2024	Amount	%
Net cash provided by operating activities	$(4,943,423)	$1,847,727	$(6,791,149)	(368)%
Net cash used in investing activities	$(578,108)	$(488,203)	$(89,905)	18%
Net cash used in by financing activities	$8,178,018	$(887,462)	$9,065,480	(1022)%

55

Operating activities used $4,943,423 in cash for the nine months ended September 30, 2025, as compared with $1,847,727 provided in cash for the nine months ended September 30, 2024. Our operating cash outflow of $4,943,423 for the nine months ended September 30, 2025, was primarily attributable to (1) a decrease in inventory of $2,252,487, resulting from reduced purchases as existing inventory was sufficient given the decline in sales, (2) a decrease in other receivables – related party of $1,697,751, as Ants fully repaid its balance in April 2025, and (3) a net income of $399,140. These impacts were partially offset by a decrease in accounts payable – related party of $8,543,243 resulting from repayments to the related party supplier, Senslab. In comparison, for the nine months ended September 30, 2024, the operating cash inflow of $1,847,727 was primarily due to (1) an increase in accounts payable - related party of $2,170,392, resulting from the extension of payment terms with the supplier Senslab from 60 days to 180 days, (2) a decrease in other receivable – related party of $544,195, (3) a decrease in inventories of $603,947, and (4) a decrease in due from shareholder of $366,609. These impacts were partially offset by a net loss of $2,003,706, an increase in accounts receivable of $56,499 and an increase in other receivable of $70,000.

Investing activities used $578,108 for the nine months ended September 30, 2025, compared to $488,203 for the nine months ended September 30, 2024. The investing cash outflow for the nine months ended September 30, 2025 was due to the issuance of promissory note receivable totaling $593,970, offset by the repayment of note receivable – shareholder for $15,862. The investing cash outflow for the nine months ended September 30, 2024 was due to the issuance of shareholder loans totaling $532,203, the repayment of note receivable – shareholder for $500,000, and issuance of promissory note receivable totaling $456,000.

Financing activities provided $8,178,018 for the nine months ended September 30, 2025, compared to $887,462 used for the nine months ended September 30, 2024. The financing cash inflow for the nine months ended September 30, 2025 was due to repayment of short-term loan for $821,982 offset by capital contribution from Kami for $9,000,000. Financing cash outflow for the nine months ended September 30, 2024, resulted from a capital contribution of $80,000 from the shareholder and proceeds of $1,353,700 from related-party loans, offset by repayments of $2,171,162 on these loans and deferred offering costs of $150,000.

Related Party Transactions

During the nine months ended September 30, 2025 and 2024, related party transactions had the following impact on income/(loss) before income tax, as shown in the table below. Positive balances indicate an increase in pre-tax income (loss), while negative balances indicate a decrease.

Related Party Transactions	Impact on pre-tax loss
Income Statement	Three months ended		Nine months ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenue share – related party (Kami)	$999,253	$743,289	$2,071,148	$2,106,668
Product revenue -related party (Kami)	-	-	359,781	-
Product revenue -related party (ZKCam)	212,992	-	-	-
Product cost -related party (Senslab)	(305,306)	(2,425,408)	(2,051,567)	(4,799,054)
(Provision)/reversal for credit losses (Ants)	-	72,470	-	(279,712)
General and administrative expenses - Consulting fee-related party (Kami)	(48,904)	(75,867)	(198,385)	(258,483)
General and administrative expenses - Shareholder’s business travel expense (Sean)	(14,179)	-	(39,979)	-
General and administrative expenses - Financial consulting fee (Ants)	(15,000)	(15,000)	(45,000)	(45,000)
Other income - Marketing incentive subsidy income (Kami)	-	392,578	1,217,586	1,021,815
Interest expense (Ants)	-	-	-	(18,999)
Total impact on pre-tax income/(loss)	$828,856	$(1,307,938)	$1,313,584	$(2,272,765)
% of pre-tax income/(loss)	117%	186%	322%	114%

56

Commitments and Contingencies

Operating Lease

The Company leased an office in New York City under a non-cancellable 39-month lease agreement that expires in 2027. For additional information, see Note 13, Lease, in the unaudited condensed consolidated financial statements as of September 30, 2025.

Finder Fees

On June 28, 2024, the Company engaged Revere Securities, LLC (hereinafter referred to as “Revere”) to act as (1) its merger and acquisition advisor (M&A Advisor) in connection with the Business Combination and (2) its financial advisor (Financing Advisor) on any private investment in the Company consisting of equity, debt, and/or equity-linked securities (hereinafter referred to as “Series Financing”). The Company paid Revere a retainer fee of $25,000 and, upon consummation of the Business Combination, paid Revere a remaining fee of $425,000 in cash.

Off Balance Sheet Arrangements

During the nine months ended September 30, 2025 and 2024, we did not have any relationships with unconsolidated organizations or financial partnerships, such as structured finance or special purpose entities, which were established for the purpose of facilitating off-balance sheet arrangements.

Critical Accounting Policies and Estimates

In December 2001, the SEC requested that all registrants list their most “critical accounting polices” in the Management Discussion and Analysis. The SEC indicated that a “critical accounting policy” is one which is both important to the portrayal of a company’s financial condition and results, and requires management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain.

The preparation of unaudited condensed consolidated financial statements and related disclosures in conformity with GAAP requires Management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and income and expenses during the periods reported. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ from those estimates. Significant items subject to such estimates and assumptions include, but are not limited to, allowance for credit losses, valuation of inventory, and estimated replacement rates to calculate warranty liabilities and warranty expenses. Management bases its estimates on historical experience and various other reasonable assumptions, which serve as the foundation for making judgments about the carrying values of assets and liabilities.

Our significant accounting policies and estimates are set forth in Note 2 to the consolidated financial statements appearing elsewhere in this Form 8-K.

Recently Issued Accounting Pronouncements

For a discussion of our new or recently adopted accounting pronouncements, see Note 2, Recent issued accounting pronouncements, to our consolidated financial statements included elsewhere in this Form 8-K.

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the consolidated financial statements and notes thereto included elsewhere in this Form 8-K.

57

Internal Control Over Financial Reporting

In connection with the audits of our consolidated financial statements as of and for the years ended December 31, 2024 and 2023, and reviews of our unaudited condensed consolidated financial statements as of and for the nine months ended September 30, 2025 and 2024, we and our independent registered public accounting firm identified four material weaknesses in our internal control over financial reporting. A material weakness is a deficiency, or combination of deficiencies, in internal controls, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

The material weaknesses that have been identified for AMC are as follows:

(1)	Lack of Experienced Accounting Team — AMC lacks qualified in-house accounting staff and resources with adequate knowledge of U.S. GAAP. A third-party consulting firm has been engaged to prepare financial statements and footnote disclosures in accordance with U.S. GAAP.

(2)	Lack of Duty Segregations — The Company separates the duties at certain areas, but there is only one person responsible for various functions of the Company, including processing payments and Human Resource functions. All other individuals involved in these processes are engaged through independent contractor roles.

(3)	Lack of sufficient inventory management process and control system — AMC does not have a sufficient inventory management process or control system.

(4)	Lack of proper approval for related party transactions — AMC lacks a formal approval process for related party transactions.

To remediate our material weaknesses, we have begun and will continue to: (1) hire additional qualified accounting staff with appropriate knowledge and experience in U.S. GAAP and SEC financial reporting requirements, while strengthening period-end financial reporting controls and procedures; (2) establish an ongoing program to provide adequate training for financial reporting and accounting personnel, particularly on U.S. GAAP and SEC requirements; (3) assign clear roles and responsibilities to accounting staff and the management team to establish segregation of duties and improve inventory processes; and (4) implement a thorough review and approval process for related party transactions.

However, we cannot assure that we will remediate our material weaknesses in a timely manner, or at all. See “Risk Factors”. If we fail to implement and maintain effective internal controls to remediate the material weaknesses over financial reporting, we may be unable to accurately report our results of operations, meet our reporting obligations or prevent fraud, and investor confidence and the price of our securities may be materially adversely affected.

58

MANAGEMENT

Board of Directors and Executive Officers

The following persons are the members of our board of directors and our executive officers as of the date of this prospectus:

Name	Age	Position
Executive Officers
Shengwei (Sean) Da	56	Chief Executive Officer, Chairman and Director
Min Ma	45	VP, Finance

Directors
Hongfei Zhang	61	Director
Dahe (Taylor) Zhang	47	Director
Yong (David) Yan	52	Director

Shengwei (Sean) Da

Shengwei Da has served as Chairman and Chief Executive Officer of AMC Robotics effective as of the Closing Date. Mr. Da is the founder of AMC and the “YI” brand and has served as its Chairman of the Board of Directors since its formation in October 2021. Prior to founding AMC, he founded Kami, a provider of AI-based care services for seniors both at home and at assisted living facilities, in 2019, where he also served as Executive Chairman. From April 2014 to January 2021, Mr. Da served as Chairman and Chief Executive Officer at YI Technology, Inc., a provider of internet protocol cameras. Additional experience includes serving as Engineering Director at Intersil from December 2009 to August 2011, Chief Technology Officer at Rock Semiconductor from 2005 to December 2009, and Staff Design Engineer at Analog Device in the Power Management Group from 2002 to 2005. Early in Mr. Da’s career, he held the role of Member of Technical Staff in the High Speed Data Converter Group at Maxim Integrated Products from June 2000 to May 2002. Mr. Da holds a Ph.D. in Electrical Engineering from the University of California, Davis and a BSEE from Tsinghua University in China.

Min Ma

Min Ma has served as VP, Finance, of AMC Robotics effective as of the Closing Date. Mr. Ma has been VP, Finance, of AMC since March 2024. He is a seasoned executive with over 20 years of experience at the intersection of venture capital, finance, and technology. He brings a track record of strategic investment, operational leadership, and innovation across high-growth technology sectors. Most recently, from January 2019 to October 2023, Mr. Ma served as Chief Financial Officer and a member of the founding team at Chowbus, a technology-driven SaaS company revolutionizing restaurant services. Prior to that, from January 2018 to December 2018, he served as Executive Director at Fosun International, where he led investments in early-stage technology companies, helping to identify and scale transformative startups. Prior to Fosun, he held the position of Vice President at Fidelity Investments, focusing on private equity investments in the technology domain, where he drove capital deployment strategies and portfolio value creation. Mr. Ma holds an MBA from the Kellogg School of Management at Northwestern University.

Hongfei Zhang

Hongfei Zhang has served as a member of the board of directors since the Closing Date. Mr. Zhang has experience in several sectors including quantitative finance and securities. Mr. Zhang has served as Managing Partner at KIG Capital Advisors, a financial services and direct investment firm focusing on US-China cross border opportunities, since 2011. While at KIG, Mr. Zhang has been overseeing private equity and venture capital investments in technology, biotech, and consumer sectors, with interests in ESG, crypto, and Web3. From 2001 to 2011, he was Chief Risk Officer at Dexia Financial Products, managing risk, derivatives, and asset/liability functions. Previously, he held roles as Vice President at Deutsche Bank focused on risk analytics, and Director of Investment at Nationwide, where he developed early insurance hedging strategies. Mr. Zhang received a BS in Applied Mathematics from Tsinghua University and doctorate in Mathematics from Delft University of Technology.

59

Dahe (Taylor) Zhang

Dahe (Taylor) Zhang has served as a member of the board of directors since the Closing Date. Mr. Zhang has served as managing director at Ascendant Global Advisor, Inc since 2018. He has also served as Chief Financial Officer of Cayson Acquisition Corp, a blank check company (Nasdaq: CAPN), since May 2024. He previously served as Chief Financial Officer and Executive Director of TenX Keane Acquisition, a blank check company (Nasdaq: TENK), from March 2021 to August 2024 when the company successfully consummated its initial business combination with Citius Oncology Inc (Nasdaq: CTOR), a platform to develop and commercialize novel targeted oncology therapies. In December 2025, Citius Oncology launched LYMPHIR, approved by the FDA for the treatment of adults with relapsed or refractory Stage I–III CTCL who had had at least one prior systemic therapy. From May 2009 to December 2021, Mr. Zhang served as Chief Financial Officer and executive director of XD Plastics Company Limited (“XD”), where he oversaw XD’s major financial and capital market matters, including exchange listing, direct equity financing from international prominent institutional investors and a global bond offering. During his tenure at XD, its revenue grew at CAGR of 56% and exceeded US$1 billion in six years after its listing. From May 2008 to March 2009, Mr. Zhang served as Chief Financial Officer of Advanced Battery Technologies, Inc. Mr. Zhang received a bachelor’s degree in mechanical and electronic engineering from Beijing Technology and Business University and an M.B.A. from University of Florida.

Dr. Yong (David) Yan

Yong (David) Yan has served as a member of the board of directors since the Closing Date. Mr. Yan, AlphaVest’s Chief Executive Officer until closing of the Buiness Combination, has been a partner at the Shanghai-based V-Stone Capital since January 2014, where he oversees fund raising and private equity investments in FinTech, BlockChain, Big Data, Healthcare and other areas. Prior to joining V-Stone Capital, Dr. Yan was the General Manager and CIO of Hubei Hongtai Industrial Investment Fund, a private equity fund of funds. Previously, Dr. Yan was a Managing Director of Fosun Group, one of the largest private conglomerates in China, where he was in charge of investments in the financial sectors, such as online financial platform, securitization and fin-tech, as well as building an in-house P2P platform. Prior to joining the Fosun Group, Dr. Yan was the General Manager of New Product Development at Lufax, one of the world’s largest fintech companies, owned by PingAn Group. Prior to moving to China in early 2014, Dr. Yan worked on Wall Street for almost 15 years, including 10 years at Credit Suisse, as the head of research of the global structured product market. Dr. Yan also worked at other financial firms such as Merrill Lynch. Dr. Yan is the ex-President of TCFA (The Chinese Finance Association) in New York. He is also a Vice President of Zhongguancun Private Equity & Venture Capital Association (ZVCA) in Beijing. Mr. Yan received a Ph.D. in Finance from the University of Alabama and is a CFA charter holder.

Controlled Company Exemption

Sean Da, through entities he controls, holds a majority of the voting power of the Company’s Common Stock and as a result, the Company is a “controlled company” within the meaning of applicable rules of Nasdaq. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements (a) that a majority of the board consists of independent directors; (b) for an annual performance evaluation of the nominating and corporate governance and compensation committees; (c) that the controlled company has a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and (d) that the controlled company has a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibility. The Company currently satisfies all of Nasdaq’s corporate governance requirements and has not taken advantage of any of the exemptions available to it as a controlled company. If the Company determines in the future to avail itself of any of the corporate governance exemptions available to controlled companies, our shareholders may not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements. In the event that the Company ceases to be a “controlled company” and its Common Stock continues to be listed on Nasdaq, it will be required to comply with these provisions within the applicable transition periods.

60

Role of Board in Risk Oversight

One of the key functions of the board of directors is informed oversight of our risk management process. The board of directors does not currently have a standing risk management committee, but administers this oversight function directly through the board of directors as a whole, as well as through various standing committees of the board of directors that address risks inherent in their respective areas of oversight. In particular, the board of directors is responsible for monitoring and assessing strategic risk exposure and the board of directors’ Audit Committee has the responsibility to consider and discuss the Company’s major financial risk exposures and the steps management takes to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. The Company’s Compensation Committee also assesses and monitors whether the Company’s compensation plans, policies and programs comply with applicable legal and regulatory requirements.

Director Independence

The Company adheres to the listing rules of Nasdaq in affirmatively determining whether a director is independent. Nasdaq listing standards generally define an “independent director” as a person, other than an executive officer of a company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The board of directors has determined that each of the directors, other than Mr. Da, qualifies as an independent director, as defined under the listing rules of Nasdaq, and that the board of directors consists of a majority of “independent directors,” as defined under the rules of the SEC and Nasdaq listing rules relating to director independence requirements. Although the board of directors presently consists of a majority independent directors, there can be no assurance that the Company will not avail itself of the exemption for controlled companies in the future, which would remove this requirement.

Committees of the Board of Directors

We have a standing Audit Committee, Compensation Committee and Nominating and Governance Committee. Each committee operates under a charter that has been approved by the board of directors. The committees have the composition and responsibilities described below.

Audit Committee

Yong (David) Yan, Dahe (Taylor) Zhang and Hongfei Zhang are currently the members of the Audit Committee. The Audit Committee meets Nasdaq audit committee composition requirements. Each member of the Audit Committee is financially literate. The board of directors of the Company has determined that of Hongfei Zhang qualifies as an “audit committee financial expert” as defined by the SEC.

The functions of the Audit Committee include, among other things:

●	appointing, compensating, retaining, evaluating, terminating and overseeing AMC’s independent registered public accounting firm;
●	discussing with AMC’s independent registered public accounting firm their independence from management;
●	reviewing, with AMC’s independent registered public accounting firm, the scope and results of their audit;
●	approving all audit and permissible non-audit services to be performed by AMC’s independent registered public accounting firm;
●	overseeing the financial reporting process and discussing with management and AMC’s independent registered public accounting firm the quarterly and annual financial statements that AMC files with the SEC;
●	overseeing AMC’s financial and accounting controls and compliance with legal and regulatory requirements;
●	reviewing AMC’s policies on risk assessment and risk management;
●	reviewing related person transactions; and
●	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

The composition and function of the Audit Committee complies with all applicable requirements of the Sarbanes-Oxley Act, all applicable SEC rules and regulations and all applicable Nasdaq listing rules. We will comply with future requirements of the SEC, Nasdaq or other applicable authority to the extent they become applicable to our company.

The Audit Committee has established a procedure whereby complaints or concerns regarding accounting, internal controls or auditing matters may be submitted anonymously to the Audit Committee by email.

Compensation Committee

Yong (David) Yan, Dahe (Taylor) Zhang and Hongfei Zhang are currently the members of the Compensation Committee. The Board has determined that each of the members of the Compensation Committee satisfies the independence requirements of Nasdaq and is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act.

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The functions of the Compensation Committee include, among other things:

●	reviewing and approving the corporate goals and objectives, evaluating the performance of and reviewing and approving the compensation of our Chief Executive Officer, and the Chief Executive Officer may not be present during voting or deliberations on his or her compensation;

●	overseeing an evaluation of the performance of and reviewing and setting or making recommendations to the Board regarding the compensation of our other executive officers;

●	reviewing and approving or making recommendations to the Board regarding our incentive compensation and equity-based plans, policies and programs;

●	reviewing and approving all employment agreement and severance arrangements for our executive officers;

●	making recommendations to the Board regarding the compensation of our directors; and

●	retaining and overseeing any compensation consultants.

The Compensation Committee may also, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other advisor and is directly responsible for the appointment, compensation and oversight of the work of any such advisor. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other advisor, the Compensation Committee will consider the independence of each such advisor, including the factors required by Nasdaq and the SEC.

The composition and function of the Compensation Committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations. The Company will comply with future requirements of the SEC, Nasdaq or other applicable authority to the extent they become applicable to the Company. The Company maintains the Compensation Committee in accordance with the rules of Nasdaq notwithstanding the general availability of an exemption from those rules for controlled companies. There can be no assurance that the Company will not avail itself of the exemption for controlled companies in the future.

Nominating and Governance Committee

Yong (David) Yan, Dahe (Taylor) Zhang and Hongfei Zhang are currently the members of the Nominating and Corporate Governance Committee. The board of directors has determined that each of the members of the Compensation Committee satisfies the independence requirements of Nasdaq.

The Nominating and Governance Committee assists the Board by identifying and recommending individuals qualified to become members of the board of directors. The Nominating and Corporate Governance Committee is responsible for evaluating the composition, size and governance of the board of directors and its committees and making recommendations regarding future planning and the appointment of directors to the committees, establishing a policy for considering stockholder nominees to the board of directors , reviewing the corporate governance principles and making recommendations to the board of directors regarding possible changes; and reviewing and monitoring compliance with our Code of Business Conduct and Ethics.

The Company maintains the Nominating and Corporate Governance Committee in accordance with the rules of Nasdaq notwithstanding the general availability of an exemption from those rules for controlled companies. There can be no assurance that the Company will not avail itself of the exemption for controlled companies in the future.

Code of Business Conduct and Ethics

The board of directors has adopted a Code of Business Conduct and Ethics that applies to all of its directors, officers and employees, including its principal executive officer, principal financial officer and principal accounting officer. In the event the Company makes any amendments to, or grants any waiver from, a provision of the code that applies to its principal executive officer, principal financial officer or principal accounting officer that requires disclosure under applicable SEC or Nasdaq rules, the Company will disclose such amendment or waiver and reasons therefore in a Current Report on Form 8-K as required by SEC rules.

Indemnification Agreements

On the Closing Date, the Company entered into indemnification agreements with each executive officer and director of the Company. The indemnification agreements provide that, subject to limited exceptions specified therein, the Company will indemnify its directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of the Company’s directors or officers or any other company or enterprise to which the person provides (or provided) services at the Company’s request.

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EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program for the Company’s named executive officers (“NEOs”) who are identified in the 2024 Summary Compensation Table below. This discussion contains forward-looking statements that are based on the Company’s current plans, considerations, expectations, and determinations regarding future compensation programs and related target milestones for the Company’s future results of operations.

2024 Summary Compensation Table

The following table presents information regarding the total compensation awarded to, earned by and paid to the Company’s NEOs for services during 2024.

Name and Principal Position	Year	Salary ($)		Bonus ($)		All Other Compensation ($)	Total ($)
Sean Da Chairman	2024	0	(2)	0	(3)	—	0

Narrative Disclosure to the Summary Compensation Table

Employment Arrangements with Named Executive Officer

Mr. Da serves as AMC’s Chairman and Chief Executive Officer as an at-will employee. During 2024, Mr. Da was not paid any salary or bonus.

Annual Bonus Compensation

For the fiscal year ended December 31, 2024, AMC did not maintain any cash-based annual bonus plan.

Equity-Based Incentives

For the fiscal year ended December 31, 2024, AMC did not provide equity-based incentives to the named executive officer. Upon consummation of the Business Combination, AMC will have the 2025 Incentive Plan in effect and may make grants of awards under such plan.

Additional Narrative Disclosure

Retirement Benefits

AMC does not provide a pension plan for employees and the named executive officer did not participate in a nonqualified deferred compensation plan during the fiscal year ended December 31, 2024.

Health/Welfare Plans

AMC intends to provide the following benefits to the named executive officers on the same basis provided to all of employees, pending approval from the Compensation Committee:

●	health insurance; and
●	a health savings account.

2025 Incentive Plan

We are authorized to grant equity awards to eligible officers, directors, employees and consultants following consummation of the Business Combination. The purpose of the 2025 Incentive Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to our success by offering them an opportunity to participate in our future performance through the grant of equity awards.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The principal related parties with which AMC had transactions for the nine months ended September 30, 2025 and 2024 and years ended December 31, 2024 and 2023 presented are set forth below. For purposes of this section, references to AMC for periods prior to the consummation of the Business Combination relate to AMC Washington as appropriate.

Senslab HK Limited and Senslab Technology Co., Ltd

Sean Da, AMC’s Chairman and Chief Executive Officer, owns 38% of Senslab Technology Co., Ltd (hereinafter referred to as “Senslab SH”), which owns 100% of Senslab HK Limited (hereinafter referred to as “Senslab HK”). Senslab HK acquires security cameras from Senslab SH and then exports the cameras to AMC. No written agreement is required for the acquisition of cameras pursuant to this arrangement and instead, purchase orders are created by AMC and sent to Senslab SH and/or Senslab HK. All the detailed information of parts required are set forth in the relevant purchaser orders and confirmed by Senslab SH and/or Senslab HK.

AMC procured security cameras from Senslab HK for a total amount of $nil and $291,264 during the nine months ended September 30, 2025 and 2024, respectively. As of September 30, 2025 and December 31, 2024, AMC had related party accounts payable balances of $nil and $2,285,008 owed to Senslab HK, respectively. AMC procured security cameras from Senslab HK for a total amount of $539,068 and $4,981,035 during the years ended December 31, 2024 and 2023, respectively. As of December 31, 2024 and 2023, AMC had related party accounts payable balances of $2,285,008 and $5,312,369, respectively, owed to Senslab HK.

Starting in the fourth quarter of 2023, AMC began procuring security cameras directly from Senslab SH, as Senslab SH had obtained trade approval to import and export products. During the nine months ended September 30, 2025 and 2024, AMC procured a total amount of $186,005 and $5,768,842, respectively. As of September 30, 2025 and December 31, 2024, AMC had a related party accounts payable balance of $ nil and $6,258,235 owed to Senslab SH, respectively. During the nine months ended September 30, 2025, AMC paid off its total accounts payable–related party balance of $8,543,243 to Senslab using operating cash flow, $5 million in financing from Kami, and $4.0 million of PIPE Financing received in advance from Kami.

Ants Technology (HK) Limited

The Amazon online store for the North America region operated under Ants Technology (HK) Limited. Pursuant to the Authorization Agreement, Ants authorized AMC to utilize its Amazon account free of charge for a duration of 5 years, starting from October 21, 2021. AMC has terminated the Authorization Agreement early and assumed ownership of the online store on the e-commerce platform from Ants in January 2025. Ants has transferred to the Company all of its ownership in the Amazon online store, including but not limited to the ownership of the shop, business operation rights, customer resources, operational data, technical data, brand usage rights, intellectual property rights (such as trademarks, patents, copyrights, as applicable), and other assets and rights related to the operation of the Amazon online store. Mr. Da owns 95% of Ants.

Prepayment

Upon signing the Authorization Agreement, AMC agreed to sell Ants’ remaining camera inventories. During the first year of the Authorization Agreement, Ants covered the freight-in costs related to shipping products to Amazon warehouses, insurance expense, along with various other general and administrative expenses. As such, AMC was responsible for (1) paying Ants the revenue collected from selling Ants’ remaining inventories in the Amazon warehouses and (2) reimbursing the costs Ants paid on behalf of AMC. To cover these two types of payments, AMC prepaid Ants $359,192 in 2022. This prepayment will be amortized by the total amount of (1) collected revenue from selling Ants’ inventories as they are sold, (2) the cost reimbursements to Ants and (3) financial consulting fees to Ants (starting on January 1, 2025) for engaging employees of Ants to work as contractors for bookkeeping at a monthly rate of $5,000. For the nine months ended September 30, 2025 and 2024, the total amount of collected revenue from selling Ants’ inventories to Ants was $121 and $1,129, respectively. Additionally, the Company paid Ants financial consulting fees of $15,000 for the three months ended September 30,2025 and $45,000 for the nine months ended September 30,2025, respectively. As of September 30, 2025 and December 31, 2024, the remaining balance of prepayment was $81,844 and $126,965, respectively. For the years ended December 31, 2024 and 2023, the total amount of collected revenue from selling Ants’ inventories to Ants was $1,244 and $18,519, respectively.

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Other receivable – related party

As of September 30, 2025, December 31, 2024 and 2023, AMC had gross “other receivable – related party” balances from Ants of $4,347, $1,790,009 and $1,768,473, respectively, before allowance of credit losses of $nil, $nil and $1,262,146, respectively. The following table presents the movement of “other receivable – related party” balances from Ants:

		Year ended
	September 30,	December 31,
	2025	2024	2023
Balance at the beginning of the period	$1,790,009	$1,768,473	$2,230,084
Amazon Payments Ants Received (1)	(1,790,009)	(346,458)	582,325
Inventory Transfer /(Procurement) (2)	4,347	427,994	(983,936)
Financial Consulting (3)	-	(60,000)	(60,000)
Balance at the end of the period	$4,347	$1,790,009	$1,768,473

1)	Prior to April 2022, Ants received payments from Amazon customers on behalf of AMC. After April 2022, AMC took control and gained access to the third-party cross-border payments platform, enabling it to receive revenue payments directly from Amazon customers. During the nine months ended September 30, 2025 and the year ended December 31, 2024, Ants repaid $1,790,009 and $346,458 to AMC, respectively.

2)	For the year ended December 31, 2024, the total inventory movement of $427,994 comprised:

● $325,646 in inventory transferred from the Company to Ants as part of the e-commerce store transition on January 1, 2024, when Ants assumed control of one of the Company’s online stores. The Company no longer retains control over these inventories. Ants has agreed to pay the Company $325,646 for these inventories once they are sold.
● $102,348 in inventory that the Company returned to Ants due to quality issues - these items had been previously purchased from Ants during a period of supply shortage in 2023.

During the nine months ended September 30, 2025, the Company returned inventory of $4,347 to Ants. These inventories, which had been purchased from Ants in prior periods, were returned to Ants due to quality issues.

3)	AMC engaged certain of Ants’ employees to work as contractors for AMC’s bookkeeping and in return paid Ants financial consulting fees. Beginning January 2025, Ants agreed to settle its financial consulting fees through “prepayment – related party” rather than through “other receivable – related party” account. Therefore, the financial consulting fee included in “other receivable – related party” is $nil for the nine months ended September 30, 2025.

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Provision for credit losses - related party

AMC recorded provision for credit loss of $1,262,146 during the year ended December 31, 2023. In the fourth quarter of 2024, AMC reversed all the previously recorded credit loss as Ants paid off the other receivable to AMC in April 2025. This results in a total allowance for credit losses of $nil and a carrying value of $1,790,009 for the “other receivable-related party” balance due from Ants as of December 31, 2024.

Ants fully repaid its $1,790,009 other receivable balance to AMC in April 2025, resulting in a total allowance for credit losses of $nil and a carrying value of $nil for the “other receivable-related party” balance due from Ants as of September 30, 2025.

	Nine months ended
	September 30,
	2025	2024
	(Unaudited)	(Unaudited)
Balance at beginning of the period	$-	$1,262,146
Provision for credit loss	-	279,712
Balance at the end of the period	$-	$1,541,858

Note payable

On January 1, 2023, AMC entered into a revolving loan agreement with Ants to borrow up to $1,200,000 between January 1, 2023 and June 30, 2024. This loan was unsecured with a daily interest rate not exceeding 0.041% and payable on demand.

As of September 30, 2025 and December 31, 2024, AMC had an unpaid loan principal balance of $nil and $nil recorded in the account “note payable – related party” and accrued interest of $nil and $nil, respectively. For the three months ended September 30, 2025 and 2024, AMC incurred $nil and $nil loan interest, respectively. For the nine months ended September 30, 2025 and 2024, AMC incurred $nil and $18,999 loan interest, respectively.

As of December 31, 2024 and 2023, AMC had an unpaid loan principal balance of $0 and $817,462, respectively, recorded in the account “note payable – related party” and accrued interest of $0 and $3,626, respectively. For the years ended December 31, 2024 and 2023, AMC incurred $18,999 and $84,006, respectively, of loan interest.

Kami Vision Incorporated

Mr. Da owns 80% of Kami. AMC entered into a revenue-sharing contract with Kami for cloud services in October 2021. Kami’s services include storing recorded videos, image analysis, and providing alert and intelligence detection. The revenue sharing schedule is stipulated as below:

Annual subscription periods	Percentage basis
First year during which an end user starts the cloud service subscription from Kami	30%
Second year during which an end user continues the cloud service subscription from Kami	15% for recurring subscriptions
Third year during which an end user continues the service subscription from Kami	0%

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Accounts receivable – related party

During the three months ended September 30, 2025 and 2024, revenue share from Kami amounted to $999,253 and $743,289, respectively. During the nine months ended September 30, 2025 and 2024, revenue share from Kami amounted to $2,071,148 and $2,106,668, respectively. As of September 30, 2025, December 31, 2024 and December 31, 2023, the Company had “accounts receivable – related party” from Kami in the amounts of $617,359, $190,168 and $437,197, respectively.

Subscription receivable - related party

In June 2025, AMC entered into a subscription agreement with Kami, under which Kami subscribed to an aggregate of 228,571 shares of common stock, par value $0.01 per share, for a total purchase price of $5,000,000, or approximately $21.88 per share. As of September 30, 2025, all the proceeds had been received from such purchase.

Other receivable - related party and Marketing incentive subsidy income

Kami and AMC entered into a market promotion subsidy agreement on January 1, 2024 and January 1, 2023, respectively. Pursuant to the agreement, Kami agreed to provide an annual subsidy of up to $2 million for each year to support AMC’s marketing campaign aimed at acquiring new customers from the e-commerce platforms of Amazon and AliExpress through platform-specific advertising. The actual subsidy amounts will be determined by both parties based on circumstances and will be reflected in the monthly invoices sent by AMC to Kami. As these marketing incentive payments are discretionary and not part of AMC’s primary business, AMC recognizes the subsidy from Kami as other income. The receivable amount is recorded as “other receivable – related party”.

For the three months ended September 30, 2025 and 2024, AMC received subsidy of $nil and $392,578, respectively. For the nine months ended September 30, 2025 and 2024, AMC received subsidy of $1,217,586 and $1,021,815, respectively. For the years ended December 31, 2024 and 2023, AMC received subsidy payments of $1,779,528 and $1,322,735, respectively, recognized as other income. As of September 30, 2025, December 31, 2024 and December 21, 2023, AMC had other receivable – related party of $nil, $169,833 and $842,804, respectively, for the subsidy from Kami.

PIPE financing fund received in advance

In September 2025, AMC received $4,000,000 in advance for the PIPE Financing from Kami. AMC recorded this amount as a liability balance in “PIPE financing fund received in advance,” as the cash was received for Common Stock that would not be issued until the closing of the Business Combination.

Product revenue – related party

To promote cloud subscription revenue, Kami launched a promotion during the third quarter of 2024, offering customers a security camera upon subscribing to Kami’s cloud services. Therefore, Kami purchased security cameras from AMC. For the nine months ended September 30, 2025 and 2024, product revenue - related party from Kami was $134 and $nil, respectively. There was $nil product revenue – related party from Kami for the three months ended September 30, 2025, and 2024. For the years ended December 31, 2024 and 2023, product revenue - related party from Kami was $6,270 and $0, respectively.

Loan forgiveness

On April 8, 2022, AMC entered into a six-month loan agreement to borrow $500,000 from Kami with a due date on October 11, 2022. The annualized interest rate was 3.5%. The principal and accrued interest of this loan, aggregating $518,076, was forgiven by Kami on April 11, 2023 and recognized as other income. As a beneficiary of increased marketing expenses by AMC to promote sales, Kami has chosen to share the burden of this deficit by forgiving the $500,000 loan and accrued interest of $18,076. There was no loan balance incurred between AMC and Kami during the year ended December 31, 2024 or the nine months ended September 30, 2025.

Consulting fee

AMC engaged employees from Kami to work as contractors and assumed responsibility for all related payroll expenses. For the nine months ended September 30, 2025 and 2024, these contractors assisted AMC with the operation of online stores on e-commerce platforms. As a result, AMC paid Kami service fees of $48,904 and $75,867 for the three months ended September 30, 2025 and 2024, respectively, and $193,385 and $258,483, for the nine months ended September 30, 2025 and 2024, respectively. AMC paid Kami service fees of $334,317 and $321,481 for the years ended December 31, 2024 and 2023, respectively.

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Sean Da

Subscription receivable - shareholder

On January 31, 2023, Mr. Da purchased 8,000,000 restricted common shares at a price of $80,000, which was paid in May 2024. As a result, AMC had a subscription receivable of $0, $0 and $80,000 as of September 30, 2025 and December 31, 2024 and 2023, respectively.

Note receivable - shareholder

On August 1, 2022, January 1, 2023 and January 1, 2024, Mr. Da entered into one-year, interest-free loan agreements with AMC to borrow up to $150,000, $350,000 and $500,000, with due dates of July 30, 2023, December 31, 2023 and December 31, 2024, respectively. Mr. Da borrowed $532,203 and $307,486 from AMC during the nine months ended September 30, 2024 and 2023, respectively. The amounts owed under the loan agreements were not repaid on the agreed-upon due dates. As of September 30, 2025 and December 31, 2024 and 2023, the outstanding loan amount was $nil, $15,862 and $450,489, respectively. AMC recorded these loans as “Note receivable-related party.”

Due from shareholder

Mr. Da purchased security cameras from a third-party vendor on behalf of AMC at a total amount of $0 and $862,699 for the years ended December 31, 2024 and 2023, respectively. As of December 31, 2024 and 2023, the “due from shareholder” account included $0 and $548,759, respectively, in advance payments to Mr. Da that were not used for purchases. All the balances in “due from shareholder” have been subsequently collected from the shareholder as of October 18, 2024.

Other receivable –related party, net and Business travel expense

Beginning January 2025, AMC made advance payments to Mr. Da for business travel. As of September 30, 2025, the unused portion of these advances totaled $235,287 and was recorded in the account of “other receivable- related party, net”. During the three months ended September 30, 2025 and 2024, Mr. Da incurred business travel expenses of $14,179 and $nil, respectively. During the nine months ended September 30, 2025 and 2024, Mr. Da incurred business travel expenses of $39,979 and $nil, respectively. During the years ended December 31, 2024 and 2023, Mr. Da incurred business travel expenses of $0 and $1,611, respectively, which were reimbursed by AMC.

Yunyizhilian Information Technology Co., Ltd

Yunyizhilian Information Technology Co., Ltd (hereinafter referred to as “Yunyizhilian”) is a 100% subsidiary of Ants, of which Mr. Da owns 95%. As of September 30, 2025 and December 31, 2024 and 2023, Yishijue had outstanding other payable balances of $6,426, $6,269 and $4,334 owed to Yunyizhilian, respectively. This balance was considered an interest-free borrowing for operational purposes.

Xiaoyun and Yishijue

Xiaoyun and Yishijue operated as VIEs where AMC, through contractual arrangements, held effective control over their key activities, and assumed the associated risks and benefits from the economic rewards, making AMC the primary beneficiary of the VIE’s for accounting purposes. Mr. Da controls the primary economic activities of these two entities, such as the authorization or transfer of the Amazon stores to AMC.

In August 2024, AMC and the two VIEs entered into separate business transfer agreements. Under these agreements, Xiaoyun and Yishijue would transfer all of their ownership in the Amazon online stores to AMC, including, but not limited to, the ownership of the store, business operation rights, customer resources, operational data, technical data, brand usage rights, intellectual property rights (such as trademarks, patents, copyrights, if applicable), and other assets and rights related to the operation of the Amazon online stores in exchange for an aggregate payment of RMB30,000 for each entity. Once the stores were successfully transferred, Xiaoyun and Yishijue would no longer be VIEs and instead would be owned directly by AMC. However, in December 2025, AMC determined that, based on limited transaction volume through these stores, it would transition its sales channel to its own or other third party platforms and is no longer utilizing the stores from Xiaoyun and Yishijue.

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ZKCam Technology Limited

On July 31, 2025, Mr. Da transferred 340,000 shares of common stock, par value $0.01 per share, as an irrevocable gift to ZKCam Technology Limited (hereinafter referred to as “ZKCam”) without receiving any consideration. As a result, ZKCam became a related party.

During the three and nine months ended September 30, 2025, AMC sold security cameras to ZKCam and recognized a revenue amount of $212,992 and $359,781 in the account of “product revenue- related party”. As of September 30, 2025, AMC had account receivable of $341,612 related to these sales to ZKCam.

Related Person Transactions Policy

The Company’s board of directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction or arrangement, or any series of transactions or arrangements in which the Company (or its direct and indirect subsidiaries and controlled entities) is to be a participant, whether or not the Company is a party, and a related party has a direct or indirect material interest in such transaction (unless clearly incidental in nature or it is determined in accordance with the related person transaction policy that such interest is immaterial in nature such that further review is not warranted), including without limitation sales, purchases or other transfers of real or personal property, use of property and equipment by lease or otherwise, services received or provided, the borrowing and lending of funds, guarantees of loans or other undertakings and the employment by the Company of an immediate family member of a related person or a change in the terms or conditions of employment of such an individual that is material to such individual. In reviewing and approving any such transactions, the Company’s audit committee is tasked, in light of the relevant facts and circumstances whether the transaction is in, or not inconsistent with, the best interests of the Company, including, but not limited to, the position or relationship of the related person with the Company, materiality of the transaction, business purpose for and rationale of the transaction, whether the transaction is on terms comparable to those available on an arms-length basis or is on terms that the Company offers generally to persons who are not related persons, whether the transaction is in the ordinary course of business, the effect of the transaction on the Company’s business and operations, potential for a conflict of interest, and overall fairness. All such approved transactions must be reviewed and approved or ratified by the audit committee, taking into account the foregoing considerations, during the next meeting of the audit committee, or sooner if determined to be necessary by the Company’s general counsel.

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BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock by:

●	each person who is known to be the beneficial owner of more than 5% of the Common Stock;

●	each executive officer and director; and

●	all executive officers and directors, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options, rights and convertible notes that are currently exercisable or exercisable within 60 days.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Common Stock.

Name of Beneficial Owner(1)	Number of Shares		% of Common Stock
Directors and Executive Officers
Shengwei (Sean) Da	20,883,707	(2)	83.2%
Min Ma	-
Hongfei Zhang	-
Dahe (Taylor) Zhang(3)	557,232		2.5%
Yong (David) Yan)	-
All executive officers and directors as a group (5 persons)	21,440,939		85.4%
5% of Greater Shareholders	-
Peace Capital Limited(4)	1,322,916		5.9%
Pengfei Zheng(5)	1,322,916		5.9%

(1)	Unless otherwise noted, the business address of each of the following entities and individuals is c/o AMC Robotics Corporation, 12 East 49th Street, Suite 1805, New York, New York 10017.
(2)	Represents (i) 16,000,000 shares held by trusts controlled by Mr. Da and (ii) 1,050,000 shares and 3,833,707 shares issuable upon exercise of warrants held by Kami Vision Incorporated, of which Mr. Da is executive chairman and 80% owner.
(3)	AlphaVest Holding LP is the record holder of founder shares reported herein. AlphaVest Management LLC is the managing member of AlphaVest Holding LP and Dahe (Taylor) Zhang is the manager of AlphaVest Management LLC. Accordingly, Mr. Zhang is deemed to be the beneficial owner of such shares.
(4)	Peace Capital Limited is the record holder of the shares reported herein. Pengfei Zheng is the sole director and shareholder of Peace Capital Limited. Accordingly, he is deemed to be the beneficial owner of such shares. The business address of Peace Capital Limited is Flat/Rm. 806 08/F, OfficePlus @Prince Edward, 794-802 Nathan Road, KLN, Hong Kong.
(5)	Includes shares held by Peace Capital Limited. Pengfei Zheng is deemed to be the beneficial owner of such shares. The business address of Pengfei Zheng is Flat/Rm. 806 08/F, OfficePlus @Prince Edward, 794-802 Nathan Road, KLN, Hong Kong.

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SELLING SECURITYHOLDERS

The Selling Securityholders may use the registration statement to sell up to (A) 6,376,301 PIPE Shares, (B) 2,224,027 AlphaVest Affiliate Shares and (C) 16,000,000 AMC Affiliate Shares.

The Selling Securityholders may from time to time offer and sell any or all of the Common Stock set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and their permitted transferees who later come to hold any of the Selling Securityholders’ interest in the Common Stock in accordance with the terms of the agreement(s) governing the registration rights applicable to such Selling Securityholder’s Common Stock.

The following table sets forth, as of the date of this prospectus, the names of the Selling Securityholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of Common Stock held by each of the Selling Securityholders. The second column lists the aggregate number of shares of Common Stock beneficially owned as of January 16, 2026. The third column lists the aggregate number of shares of Common Stock that the Selling Securityholders may offer pursuant to this prospectus and the number of shares of Common Stock beneficially owned by the Selling Securityholders after the sale of the securities offered hereby (assuming the sale of all of the shares offered by the Selling Securityholders pursuant to this prospectus). The fourth column assumes the sale of all of the shares of Common Stock offered by the Selling Securityholders pursuant to this prospectus.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such shares of Common Stock. A Selling Securityholder may sell or otherwise transfer all, some or none of such shares in this offering in transactions described in the section titled “Plan of Distribution.” In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of Common Stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus.

Name of Selling Securityholders	Number of Shares of Common Stock Beneficially Owned Prior to Offering			Maximum Number of Shares of Common Stock being Sold	Number of Shares of Common Stock Owned After Offering(1)
	Number		Percent		Number	Percent
Shengwei (Sean) Da(2)	16,000,000		70.8%	16,000,000	0	0%
AlphaVest Holding LP(3)	542,278		2.4%	542,278	0	0%
A&E Systems Consulting	25,000		*	25,000	0	0%
Qiang Zhang	300,000		1.3%	300,000	0	0%
Peace Capital Limited(4)	1,322,916		5.8%	1,322,916	0	0%
TenX Global Capital LP(5)	33,833		*	33,833	0	0%
Kami Vision Inc.	4,883,707	(6)	19.5%	4,383,707	500,000	2.2%
Lisha Wang	597,778	(7)	2.7%	597,778	0	0%
Chaohong Sun	597,778	(7)	2.7%	597,778	0	0%
Haibo Wang	797,038	(8)	3.6%	797,038	0	0%

* Less than 1%

(1)	Represents the amount of shares of Common Stock that will be held by the Selling Securityholder after completion of this offering based on the assumptions that (a) all Common Stock underlying the securities owned by the Selling Securityholder registered for sale by the registration statement of which this prospectus is part of will be sold and (b) no other shares of Common Stock are acquired or sold by the Selling Securityholder prior to completion of this offering. However, no Selling Securityholder is obligated to sell all or any portion of the shares of our Common Stock offered pursuant to this prospectus.
(2)	Mr. Da has served as our Chairman and Chief Executive Officer since consummation of the Business Combination. Does not include securities held by Kami Vision Incorporated indicated in footnote X below, of which Mr. Da is executive chairman and 80% owner.
(3)	AlphaVest Holding LP is the record holder of founder shares reported herein. AlphaVest Management LLC is the managing member of AlphaVest Holding LP and Dahe (Taylor) Zhang is the manager of AlphaVest Management LLC. Accordingly, Mr. Zhang is deemed to be the beneficial owner of such shares.
(4)	Peace Capital Limited is the record holder of the shares reported herein. Pengfei Zheng is the sole director and shareholder of Peace Capital Limited. Accordingly, he is deemed to be the beneficial owner of such shares. The business address of Peace Capital Limited is Flat/Rm. 806 08/F, OfficePlus @Prince Edward, 794-802 Nathan Road, KLN, Hong Kong.
(5)	TenX Global Capital is an affiliate of Dahe (Taylor) Zhang, a director of ours since the consummation of the Business Combination.
(6)	Represents 1,050,000 shares of Common Stock and 3,833,707 shares of Common Stock issuable upon exercise of warrants held by Kami Vision.
(7)	Includes 522,778 shares of Common Stock issuable upon exercise of warrants.
(8)	Includes 697,038 shares of Common Stock issuable upon exercise of warrants.

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DESCRIPTION OF SECURITIES

Authorized and Outstanding Stock

We are authorized to issue 110,000,000 shares of all classes of capital stock consisting of (i) 100,000,000 shares of Common Stock, par value $0.0001 per share, and (ii) 10,000,000 shares of Preferred Stock, par value $0.0001 per share.

Common Stock

Voting. Holders of shares of Common Stock exclusively possess all voting power with respect to AMC and are entitled to one vote per share of Common Stock on all matters submitted to AMC stockholders for their vote or approval. Pursuant to our Bylaws, directors are elected by a plurality of the votes cast by our stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. There will be no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares of Common Stock voted for the election of directors can elect all of the directors. All other matters presented to AMC’s stockholders at a meeting at which a quorum is present shall be determined by the vote of a majority of the votes cast by AMC’s stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, by applicable law, the Organizational Documents (as further described below) or applicable Stock Exchange rules, a different vote is required, in which case such provision shall govern and control the decision of such matter.

Dividends. The holders of shares of Common Stock are entitled to receive dividends, as and if declared by the AMC Board out of legally available funds.

Liquidation Rights. Upon the liquidation or dissolution of AMC, the holders of shares of Common Stock are entitled to share ratably in those of AMC’s assets that are legally available for distribution to AMC stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding.

Other Rights. Holders of Common Stock will have no conversion, preemptive or other subscription rights, and there will be no sinking fund or redemption provisions applicable to the Common Stock.

Preferred Stock

AMC is authorized to issue up to 10,000,000 shares of preferred stock, par value $0.0001 per share. The AMC Board will be expressly authorized to provide, out of the unissued shares of the preferred stock, one or more series of preferred stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the AMC Board providing for the issuance of such series and included in a certificate of designation filed pursuant to the DGCL, and the AMC Board is expressly vested with the authority to the full extent provided by law to adopt any such resolution or resolutions.

Exclusive Forum

The Organizational Documents provide that, unless AMC consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall to the fullest extent permitted by law be the sole and exclusive forum for any AMC stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of AMC, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee to AMC or AMC’s stockholders, (iii) any action asserting a claim against AMC, its directors, officers or employees arising pursuant to any provision of the DGCL or the Organizational Documents, or (iv) any action asserting a claim against AMC, its directors, officers or employees governed by the internal affairs doctrine. Notwithstanding the foregoing, the exclusive forum provision will not apply to any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. Furthermore, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the Exchange Act. Any person or entity purchasing or otherwise acquiring any interest in shares of AMC’s capital stock shall be deemed to have notice of and consented to the forum provisions in the Charter. Notwithstanding the foregoing, investors cannot waive compliance with the U.S. federal securities laws and rules and regulations promulgated thereunder.

The choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with AMC or any of its directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision contained in the Charter to be inapplicable or unenforceable in an action, AMC may incur additional costs associated with resolving such action in other jurisdictions, which could harm its business, operating results and financial condition.

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Anti-Takeover Effects of Provisions of the AMC Organizational Documents

The provisions of the Organizational Documents and provisions of the DGCL summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the closing price for your shares of Common Stock.

The Charter and the Bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the AMC Board and that may have the effect of delaying, deferring or preventing a future takeover or change in control of AMC unless such takeover or change in control is approved by the AMC Board.

These provisions include:

Advance Notice Procedures. The Bylaws provide that AMC stockholders seeking to bring business before AMC’s annual meeting of stockholders, or to nominate candidates for election as directors at AMC’s annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by AMC secretary at AMC’s principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in AMC’s annual proxy statement must comply with the notice periods contained therein. The Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude AMC’s stockholders from bringing matters before AMC’s annual meeting of stockholders or from making nominations for directors at AMC’s annual meeting of stockholders.

Authorized but Unissued Shares. AMC’s authorized but unissued shares of Common Stock and preferred stock will be available for future issuance without stockholder approval, subject to rules of the securities exchange on which the Common Stock is listed. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of Common Stock by means of a proxy contest, tender offer, merger or otherwise.

Classified Board Upon Change in Controlling Stockholder. From and after the first date on which entities affiliated with Sean Da no longer beneficially own more than 50% of the outstanding shares of Common Stock, the AMC Board shall be divided into three classes, Class A, Class B and Class C. Class A will serve for a term expiring at the first annual meeting after such change, Class B will serve for a term expiring at the second annual meeting after such change and Class C will serve for a term expiring at the third annual meeting after such change. Commencing at the first annual meeting of stockholders after such change, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. The existence of a classified board may extend the time required to make any change in control of the AMC Board when compared to a corporation with an unclassified board. It may take two annual meetings for the AMC stockholders to effect a change in control of the AMC Board, because in general less than a majority of the members of the AMC Board will be elected at a given annual meeting. Once the AMC Board is classified, and because the AMC Organizational Documents does not otherwise provide, under Delaware law, Company’s directors may only be removed for cause.

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No Written Consents Upon Change in Controlling Stockholder. From and after the first date on which entities affiliated with Sean Da no longer beneficially own more than 50% of the outstanding shares of AMC Common Stock, any action required or permitted to be taken by the AMC stockholders must be effected at a duly called annual or special meeting of the stockholders of the Corporation and may not be effected by written consent in lieu of a meeting.

Special Meetings of Stockholders. The Bylaws provide that special meetings of AMC’s stockholders may be called only by the Chairman, the Chief Executive Officer or the AMC Board.

Super-majority voting. From and after the first date on which entities affiliated with Sean Da no longer beneficially own more than 50% of the outstanding shares of Common Stock, certain provisions of the Organizational Documents, including certain of the provisions described in this section which may discourage an attempt to obtain control of AMC, and the Organizational Documents, in their entirety, may be amended only with the affirmative vote of the holders of at least 75% of the voting power of all of the then-outstanding shares of capital stock of AMC, voting together as a single class.

Business Combinations. AMC is subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in the following prescribed manner:

●	prior to the time of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; and
●	on or subsequent to the time of the transaction, the business combination is approved by the board and authorized at an annual meeting stockholders, and not by written consent, by the affirmative vote of at least 66⅔% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, for purposes of Section 203, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, owned 15% or more of a corporation’s outstanding voting securities.

Such provisions may encourage companies interested in acquiring AMC to negotiate in advance with the AMC Board because the stockholder approval requirement would be avoided if the AMC Board approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. However, such provisions also could discourage attempts that might result in a premium over the closing price for the shares held by stockholders. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Limitations of Liability and Indemnification of Directors and Officers

The DGCL authorizes corporations to limit or eliminate, subject to certain conditions, the personal liability of directors and officers to corporations and their stockholders for monetary damages for breach of their fiduciary duties. The Organizational Documents limit the liability of our directors and officers to the fullest extent permitted by Delaware law.

AMC expects to purchase director and officer liability insurance to cover liabilities its directors and officers may incur in connection with their services to the combined company, including matters arising under the Securities Act. The Organizational Documents also will provide that AMC will indemnify its directors and officers to the fullest extent permitted by Delaware law. In addition, AMC intends to enter into customary indemnification agreements with each of our officers and directors.

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There is no pending litigation or proceeding involving any of AMC’s directors, officers, employees or agents in which indemnification will be required or permitted. AMC is not aware of any threatened litigation or proceedings that may result in a claim for such indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers or persons controlling the combined company, AMC has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent and Registrar

The transfer agent of AMC is Continental Stock Transfer & Trust Company and its contact information is:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor
New York, New York 10004

Listing of Common Stock

The Common Stock is listed on Nasdaq under the symbol “AMCI.”

Dividends

The payment of cash dividends in the future will be dependent upon AMC’s revenues and earnings, if any, capital requirements and general financial conditions. The payment of any cash dividends will be within the discretion of the AMC Board at such time.

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SECURITIES ACT RESTRICTIONS ON RESALE OF SECURITIES

In general, Rule 144 permits the resale of restricted securities without registration under the Securities Act if certain conditions are met.

If such conditions have been met and Rule 144 is available, a person who has beneficially owned restricted shares of Common Stock for at least six months would be entitled to sell their securities pursuant to Rule 144, provided that such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale. If such persons are our affiliates at the time of, or at any time during the three months preceding, a sale, such persons would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of shares of Common Stock then outstanding; or

●	the average weekly reported trading volume of the Common Stock or Public Warrants, as applicable, during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates under Rule 144, when available, will also be limited by manner of sale provisions and notice requirements.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC, which is expected to be filed promptly after completion of the Business Combination, reflecting its status as an entity that is not a shell company.

Locked-up Common Stock

On the Closing Date, we entered into lock-up arrangements with certain shareholders, including, among others, former security holders of AMC and AlphaVest, pursuant to which they agreed not to sell their shares for a period of 180 days after the Closing Date.

Form S-8 Registration Statement

We intend to file one or more registration statements on Form S-8 under the Securities Act to register the Common Stock issued or issuable under our 2025 Plan. Any such Form S-8 registration statement will become effective automatically upon filing. Once these shares are registered, they can be sold in the public market upon issuance, subject to Rule 144 limitations applicable to affiliates and vesting restrictions.

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UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of our Common Stock. This discussion applies only to securities that are held as capital assets for U.S. federal income tax purposes and is applicable only to holders who are receiving our securities in this offering and does not purport to be a complete analysis of all the potential tax considerations relating thereto.

This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on net investment income, and does not address state or local taxes or U.S. federal gift and estate tax laws, or any non-U.S. tax consequences that may be relevant to holders in light of their particular circumstances. This discussion also does not address the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:

●	financial institutions or financial services entities;

●	broker-dealers;

●	governments or agencies or instrumentalities thereof;

●	regulated investment companies;

●	real estate investment trusts;

●	persons that actually or constructively own five percent or more of our voting shares;

●	insurance companies;

●	dealers or traders subject to a mark-to-market method of accounting with respect to the securities;

●	persons holding the securities as part of a “straddle,” hedge, integrated transaction or similar transaction;

●	persons who acquired the securities through the exercise or cancellation of employee stock options or otherwise as compensation for their services;

●	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

●	U.S. expatriates or former long-term residents of the U.S.;

●	partnerships or other pass-through entities for U.S. federal income tax purposes and any beneficial owners of such entities; and

●	tax-exempt entities.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and final, temporary and proposed U.S. Treasury regulations promulgated thereunder, administrative rulings and pronouncements, judicial decisions in effect as of the date hereof, all of which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein.

We have not sought, and will not seek, a ruling from the Internal Revenue Service (“IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

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This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity or arrangement classified as a partnership or other pass-through entity for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner or member in the partnership or other pass-through entity generally will depend on the status of the partner or member and the activities of the partnership or other pass-through entity. If you are a partner or member of a partnership or other pass-through entity holding our securities, we urge you to consult your own tax advisor regarding the tax consequences of the ownership and disposition of shares of Common Stock.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY UNITED STATES FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS AND OTHER TAX CONSEQUENCES.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our shares of Common Stock who or that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under U.S. Treasury regulations to be treated as a U.S. person.

Taxation of Distributions. If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our Common Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current or accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Common Stock and will be treated as described under “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividends” that will be subject to tax at the applicable tax rate accorded to long-term capital gains.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock. A U.S. holder will generally recognize gain or loss on the sale, taxable exchange or other taxable disposition of our Common Stock. Any such gain or loss will be capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the Common Stock. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Common Stock so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. holders may be eligible to be taxed at preferential rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its Common Stock so disposed of. A U.S. holder’s adjusted tax basis in its Common Stock generally will equal the U.S. holder’s acquisition cost for the Common Stock less any prior distributions treated as a return of capital. In the case of any shares of Common Stock originally acquired as part of an investment unit, the acquisition cost for the share of Common Stock that were part of such unit would equal an allocable portion of the acquisition cost of the unit based on the relative fair market values of the components of the unit at the time of acquisition.

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Information Reporting and Backup Withholding. In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our shares of Common Stock, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Any amounts withheld under the backup withholding rules generally should be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of our Common Stock who or that is for U.S. federal income tax purposes:

●	a non-resident alien individual (other than certain former citizens and residents of the U.S. subject to U.S. tax as expatriates);

●	a foreign corporation; or

●	an estate or trust that is not a U.S. holder;

but generally does not include an individual who is present in the U.S. for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our securities.

Taxation of Distributions. In general, any distributions (including constructive distributions) we make to a Non-U.S. holder of shares of our Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (and are not attributable to a U.S. permanent establishment under an applicable treaty), we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E as applicable). In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a Non-U.S. holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our Common Stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described under “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

The withholding tax does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (or if a tax treaty applies, are attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. holder). Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the Non-U.S. holder were a U.S. holder, subject to an applicable income tax treaty providing otherwise. A non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

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Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock. A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Common Stock, unless:

●	the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or

●	we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our Common Stock, and, in the case where shares of our Common Stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our Common Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our Common Stock. There can be no assurance that our Common Stock will be treated as regularly traded on an established securities market for this purpose.

We believe that we are not, and do not anticipate becoming, a U.S. real property holding corporation; however, there can be no assurance that we will not become a U.S. real property holding corporation in the future.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. holder. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate).

If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our Common Stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Common Stock from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such distribution.

Information Reporting and Backup Withholding. Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our shares of Common Stock. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person (by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption) in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Withholding Taxes. Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends (including constructive dividends) and, subject to the discussion of certain proposed U.S. Treasury regulations below, on the gross proceeds from a sale or other disposition of our Common Stock paid to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other Non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Prospective investors should consult their tax advisors regarding the effects of FATCA on their investment in our securities. The IRS released proposed U.S. Treasury regulations that, if finalized in their present form, would eliminate the U.S. federal withholding tax of 30% applicable to the gross proceeds of a sale or other disposition of our Common Stock. In its preamble to such proposed U.S. Treasury regulations, the IRS stated that taxpayers may generally rely on the proposed U.S. Treasury regulations until final U.S. Treasury regulations are issued.

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PLAN OF DISTRIBUTION

We are registering the offer and sale from time to time by the Selling Securityholders or their permitted transferees of up to (A) 6,376,301 PIPE Shares, (B) 2,224,027 AlphaVest Affiliate Shares and (C) 16,000,000 AMC Affiliate Shares, from time to time, through any means described below.

The Selling Securityholders may sell all or a portion of the shares of Common Stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

The securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes their permitted transferees who later come to hold any of the Selling Securityholders’ interest in the shares of Common Stock in accordance with the terms of the agreement(s) governing the registration rights applicable to such Selling Securityholder’s shares of Common Stock. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions.

Subject to the limitations set forth in any applicable registration rights agreement, sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

81

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date of this prospectus;

●	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

A Selling Securityholder that is an entity may also elect to make an in-kind distribution of Common Stock to its members, partners, stockholders or other equityholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, stockholders or other equityholders are not affiliates of ours, such members, partners, stockholders or other equityholders would thereby receive freely tradable shares of Common Stock pursuant to a distribution pursuant to the registration statement of which this prospectus forms a part.

The Selling Securityholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the Selling Securityholders may transfer the shares of Common Stock by other means not described in this prospectus. If the Selling Securityholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Securityholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Common Stock or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The Selling Securityholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Securityholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

Subject to applicable law and Company policies relating to insider transactions, the Selling Securityholders may pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Securityholders and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

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There can be no assurance that any Selling Securityholders will sell any or all of the shares of Common Stock registered pursuant to the registration statement, of which this prospectus forms a part.

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may over allot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

Notwithstanding the foregoing, the Selling Securityholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Securityholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We have agreed to indemnify certain of the Selling Securityholders against liabilities, including some liabilities under the Securities Act in accordance with the Registration Rights Agreements or the Selling Securityholders will be entitled to contribution. We may be indemnified by certain of the Selling Securityholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the Selling Securityholders specifically for use in this prospectus, in accordance with the related Registration Rights Agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our shares of Common Stock are currently listed on Nasdaq under the symbol “AMCI.”

The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, may have banking, lending or other relationships with us or perform services for us or the Selling Securityholders, in the ordinary course of business.

We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

Lock-up Arrangements

Certain of our stockholders have entered into lock-up arrangements. See “Securities Act Restrictions on Resale of Securities — Locked-up Common Stock.”

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LEGAL MATTERS

The validity of securities offered by this prospectus has been passed on by Graubard Miller, New York, New York.

EXPERTS

The financial statements of AlphaVest Acquisition Corp as of December 31, 2024 and 2023 and for the years then ended, included in this proxy statement/prospectus have been audited by UHY LLP, an independent registered public accounting firm, as set forth in their report appearing elsewhere herein (which contains an explanatory paragraph relating to AlphaVest Acquisition Corp’s ability to continue as a going concern), and included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of AMC Corporation as of December 31, 2024 and 2023 and for the years then ended, included in this proxy statement/prospectus have been audited by UHY LLP, independent registered public accounting firm, as set forth in their report appearing elsewhere herein (which contains emphasis of matter paragraphs relating to AMC Corporation’s ability to continue as a going concern and related party transactions), and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of our Common Stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and its shares of Common Stock, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. The SEC maintains a website at www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto and which contains the periodic reports, proxy and information statements and other information that we file electronically with the SEC.

The Company files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access information on the Company at the SEC website containing reports, proxy statements and other information at www.sec.gov.

Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference.

We also maintain an Internet website at https://amcx.ai. Through our website, we make available, free of charge, the following documents of the Company as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: Annual Reports on Form 10-K; proxy statements for our annual and special shareholder meetings; Quarterly Reports on Form 10-Q; Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D or 13G; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus or the registration statement of which it forms a part.

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INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

ALPHAVEST ACQUISITION CORP

FINANCIAL STATEMENTS:

AMC CORPORATION

FINANCIAL STATEMENTS:

Balance Sheets as of September 30, 2025 (unaudited) and December 31, 2024	F-32
Unaudited Condensed Consolidated Statements of Operations for the nine months ended September 30, 2025 and 2024	F-33
Unaudited Condensed Consolidated Statements of Changes in Stockholder’s Deficit for the three and nine months ended September 30, 2025 and 2024	F-34
Unaudited Condensed Consolidated Statements of Cash Flows for the three and nine months ended September 30, 2025 and 2024	F-35
Notes to Unaudited Condensed Consolidated Financial Statements	F-36

F-1

ALPHAVEST ACQUISITION CORP

CONSOLIDATED BALANCE SHEETS

	September 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
Current Assets:
Cash	$3,713	$4,215
Prepaid expenses	22,175	3,789
Total Current Assets	25,888	8,004
Marketable securities held in trust account	-	18,000,701
Cash held in trust escrow account	18,929,689	55,000
Total Assets	$18,955,577	$18,063,705

LIABILITIES, REDEEMABLE ORDINARY SHARES, AND SHAREHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable and accrued expenses	$903,092	$488,308
Accrued underwriting discount	2,415,000	-
Other payable	70,000	125,000
Due to related party	45,968	9,837
Promissory notes – related party	558,326	507,046
Promissory notes – third party	1,272,411	623,449
Total Current Liabilities	5,264,797	1,753,640

Total Liabilities	5,264,797	1,753,640

Commitments and contingencies

Ordinary shares subject to possible redemption (1,574,356 shares at $12.02 and $11.47 per share as of September 30, 2025 and December 31, 2024, respectively)	18,929,689	18,055,701

Shareholders’ Deficit:
Preferred shares, $0.0001 par value; 2,000,000 shares authorized; none issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	-	-
Ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 2,280,500 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	228	228
Additional paid-in capital	-	-
Accumulated deficit	(5,239,137)	(1,745,864)
Total Shareholders’ Deficit	(5,238,909)	(1,745,636)
Total Liabilities, Redeemable Ordinary Shares, and Shareholders’ Deficit	$18,955,577	$18,063,705

The accompanying notes are an integral part of the unaudited consolidated financial statements.

F-2

ALPHAVEST ACQUISITION CORP

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Formation and operating costs	$2,816,519	$182,580	$3,163,276	$566,903
Loss from operations	(2,816,519)	(182,580)	(3,163,276)	(566,903)

Other Income (expenses):
Interest income on investments held in trust account	165,168	684,600	543,988	1,893,221
Unrealized loss on investments held in trust account	-	-	-	(92,316)
Bank interest income	1	1	2	6
Total other income	165,169	684,601	543,990	1,800,911

Net income (loss)	$(2,651,350)	$502,021	$(2,619,286)	$1,234,008

Weighted average common stock outstanding, common stock subject to possible redemption	1,574,356	4,725,829	1,574,356	4,725,829
Basic and diluted net income (loss) per share, common stock subject to redemption	$(0.63)	$0.13	$(0.33)	$0.33
Weighted average common stock outstanding, common stock, non-redeemable	2,280,500	2,280,500	2,280,500	2,280,500
Basic and diluted net loss per share, common stock, non-redeemable	$(0.73)	$(0.06)	$(0.92)	$(0.14)

The accompanying notes are an integral part of the unaudited consolidated financial statements.

F-3

ALPHAVEST ACQUISITION CORP

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

(UNAUDITED)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2025

	Ordinary shares	Amount	Additional paid-in capital	Accumulated deficit	Total shareholders’ deficit
Balance as of January 1, 2025	2,280,500	$228	$-	(1,745,864)	(1,745,636)
Accretion for ordinary shares subject to redemption amount (interest income)	-	-	-	(187,179)	(187,179)
Accretion for ordinary shares subject to redemption amount (extension deposit)	-	-	-	(165,000)	(165,000)
Net income	-	-	-	8,697	8,697

Balance as of March 31, 2025	2,280,500	$228	$-	$(2,089,346)	$(2,089,118)

Accretion for ordinary shares subject to redemption amount (interest income)	-	-	-	(191,641)	(191,641)
Accretion for ordinary shares subject to redemption amount (extension deposit)	-	-	-	(165,000)	(165,000)
Net income	-	-	-	23,368	23,368

Balance as of June 30, 2025	2,280,500	$228	$-	$(2,422,619)	$(2,422,391)

Accretion for ordinary shares subject to redemption amount (interest income)	-	-	-	(165,168)	(165,168)
Net loss	-	-	-	(2,651,350)	(2,651,350)

Balance as of September 30, 2025	2,280,500	$228	$-	$(5,239,137)	$(5,238,909)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024

	Ordinary shares	Amount	Additional paid-in capital	Accumulated deficit	Total shareholders’ deficit
Balance as of January 1, 2024	2,280,500	$228	$-	$(325,050)	$(324,822)
Accretion for ordinary shares subject to redemption amount (interest income)	-	-	-	(586,164)	(586,164)
Accretion for ordinary shares subject to redemption amount (extension deposit)	-	-	-	(55,000)	(55,000)
Net income	-	-	-	349,241	349,241

Balance as of March 31, 2024	2,280,500	$228	$-	$(616,973)	$(616,745)

Accretion for ordinary shares subject to redemption amount (interest income)	-	-	-	(530,141)	(530,141)
Accretion for ordinary shares subject to redemption amount (extension deposit)	-	-	-	(110,000)	(110,000)
Net income	-	-	-	382,746	382,746

Balance as of June 30, 2024	2,280,500	$228	$-	$(874,368)	$(874,140)

Accretion for ordinary shares subject to redemption amount (interest income)	-	-	-	(684,600)	(684,600)
Accretion for ordinary shares subject to redemption amount (extension deposit)	-	-	-	(220,000)	(220,000)
Net income	-	-	-	502,021	502,021

Balance as of September 30, 2024	2,280,500	$228	$-	$(1,276,947)	$(1,276,719)

The accompanying notes are an integral part of the unaudited consolidated financial statements.

F-4

ALPHAVEST ACQUISITION CORP

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net (loss) income	$(2,619,286)	1,234,008
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Trust investment income	(543,988)	(1,893,221)
Unrealized loss on investments held in trust account	-	92,316
Changes in operating assets and liabilities:
Prepaid expense	80,598	94,175
Accounts payable and accrued offering costs and expenses	631,043	366,677
Accrued underwriting discount	2,415,000	-
Promissory note – related party	-	14,580
Other payable	-	70,000
Due to related party	36,131	-
Net cash used in operating activities	(502)	(21,465)

Cash flows from investing activities:
Cash deposited to trust account	(385,000)	(330,000)
Cash deposited to trust escrow account	-	(55,000)
Net cash used in investing activities	(385,000)	(385,000)

Cash flows from financing activities:
Proceeds from promissory note - related party	-	55,000
Proceeds from promissory note - third party	385,000	330,000
Net cash provided by financing activities	385,000	385,000

Net change in cash	(502)	(21,465)
Cash at beginning of period	4,215	28,560
Cash at end of period	$3,713	7,095

Supplemental disclosure of noncash investing and financing activities
Accretion for ordinary shares subject to redemption amount	$873,988	$2,185,905
Accrued expenses converted to promissory note – related party	$52,000	$188,587
Accrued expenses converted to promissory note – third party	$164,978	$45,000
Other payable converted to promissory note – third party	$55,000	$-
Prepaid expenses paid by promissory note – third party	$98,984	$81,000
Cash in trust account transferred to trust escrow account for closing	$18,929,689	$-

The accompanying notes are an integral part of the unaudited consolidated financial statements.

F-5

ALPHAVEST ACQUISITION CORP

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 —ORGANIZATION AND BUSINESS OPERATIONS

AlphaVest Acquisition Corp (the “Company”) was incorporated in the Cayman Islands on January 14, 2022. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses (the “Business Combination”).

The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of September 30, 2025, the Company had not commenced any operations. All activity through September 30, 2025 relates to the Company’s formation and the initial public offering (“IPO”) and initial business combination, which is described below. The Company will not generate any operating revenues until after the completion an initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the IPO. The Company has selected December 31 as its fiscal year end.

The registration statement for the Company’s IPO (the “Registration Statement”) was declared effective on December 19, 2022. On December 22, 2022, the Company consummated the IPO of 6,000,000 units, (“Units” and, with respect to the ordinary shares included in the Units being offered, the “Public Shares”), generating gross proceeds of $60,000,000, which is described in Note 3, and the sale of 390,000 Units (the “Private Placement Units”) at a price of $10.00 per Private Placement Unit in private placements to AlphaVest Holding LP (the “Sponsor”) that was closed simultaneously with the IPO.

Following the closing of the IPO on December 22, 2022, an amount of $61,200,000 ($10.20 per Unit) from the net proceeds of the sale of the Units in the IPO and the Private Placement (as defined in Note 4) was placed in the trust account. The funds held in the trust account may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination or (ii) the distribution of the trust account, as described below.

On December 29, 2022, EarlyBirdCapital, Inc. (“EBC”) fully exercised their over-allotment option, resulting in an additional 900,000 Units issued for an aggregate amount of $9,000,000. In connection with EBC’s full exercise of their over-allotment option, the Company also consummated the sale of an additional 40,500 Private Units at $10.00 per Private Unit, generating total proceeds of $405,000.

The Company will have until the last Extended Date, January 22, 2026 to consummate a Business Combination (the “Combination Period”). However, if the Company has not completed a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned and not previously released to us to pay our taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish the rights of the Public Shareholders as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Public Shareholders and its Board of Directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

Extension

On December 21, 2023, the Company held a special meeting of shareholders, at which the Company’s shareholders approved (i) an amendment to the Company’s amended and restated certificate of incorporation (the “Extension Amendment”) and (ii) an amendment (the “Trust Agreement Amendment”) to the Investment Management Trust Agreement, dated December 19, 2022, with Continental Stock Transfer & Trust Company. Pursuant to the Trust Agreement Amendment, the Company has extended the date by which it has to complete a business combination from December 22, 2023 (the “Termination Date”) up to 10 times, with the first extension comprised of three months, and the subsequent 9 extensions comprised of one month each from the Termination Date, or extended date, as applicable, to December 22, 2024. In connection with the shareholders’ vote at the special meeting, an aggregate of 2,174,171 shares with redemption value of approximately $23,282,936 (approximately $10.71 per share) of the Company’s ordinary shares were tendered for redemption.

F-6

On December 18, 2024, the Company held another extraordinary general meeting (the “2024 Extraordinary General Meeting”) at which the shareholders of the Company voted on three proposals: (i) a proposal, by special resolution, to amend the Company’s Second Amended and Restated Memorandum and Articles of Association to (a) extend the date by which the Company must consummate a business combination up to nine (9) times from December 22, 2024 to September 22, 2025 (the “Revised Termination Date”), each by an additional one (1) month, for a total of up to nine (9) months, assuming a business combination has not occurred, and (b) delete the provision (the “Redemption Limitation”) that the Company shall not redeem public shares to the extent that such redemption would cause the Company’s net tangible assets to be less than $5,000,001; (ii) a proposal, by ordinary resolution, to further amend the Trust Agreement to effectuate the foregoing extension and depositing into the Trust Account $55,000 per one-month extension two (2) days prior to such extension (assuming a business combination has not occurred) in exchange for a non-interest bearing, unsecured promissory note payable upon the consummation of a business combination; and (iii) a proposal, by ordinary resolution, to adjourn the 2024 Extraordinary General Meeting, to a later date or dates, if necessary. In connection with the shareholders’ vote at the 2024 Extraordinary General Meeting, shareholders of 3,151,473 ordinary shares of the Company exercised their right to redeem such shares (the “2024 Redemption”) for a pro rata portion of the funds held in the Trust Account. As a result, approximately $35,956,676 (approximately $11.41 per share) was removed from the Trust Account to pay such holders and approximately $17,962,587 remained in the Trust Account. Following the 2024 Redemptions, the Company had 3,854,856 ordinary shares outstanding.

On September 19, 2025, the Company held another extraordinary general meeting (the “2025 Extension Meeting”) to approve a proposal to extend the time the Company had to consummate its initial Business Combination from September 22, 2025 up to four (4) times, to January 22, 2026, and deposit into the trust account $55,000 for each monthly extension. The Company filed a supplement to its proxy statement which clarified certain procedures related to shareholders wishing to redeem their ordinary shares in connection with the 2025 Extension Meeting and/or the Company’s business combination. See below “Proposed Business Combination” for redemption details.

On December 21, 2023, the Company issued a promissory note to Alphavest Holding LP, one of the Sponsors, pursuant to which the Company could borrow an aggregate of $165,000 (the “Extension Note”) to cover expenses in connection with the extension of Business Combination Period. Principal of this Extension Note may be drawn down from time to time prior to the Maturity Date upon written request from the Company. On April 15, 2024, the Company amended and restated the Extension Note to increase the principal amount to $715,000 and extend the maturity date to the earlier of : (i) September 12, 2024 or (ii) promptly after the date of the consummation of the business combination. On October 25, 2024, the Extension Note was further amended and restated to extend the maturity date to promptly after the date the business combination is consummated.

On May 2, 2024, the Company issued a promissory note to a potential target, pursuant to which the Company could borrow an aggregate of $440,000 (the “Extension Note 2”) to cover expenses in connection with the extension of Business Combination Period. Principal of this Extension Note 2 may be drawn down from time to time prior to the Maturity Date upon written request from the Company. On January 6, 2025, the promissory note was amended and restated to extend the maturity date to promptly after the date the business combination is consummated. On March 25, 2025, the promissory note was further amended to increase the principal amount to $935,000.

As of November 19, 2025, an aggregate of $1,265,000 was deposited into trust account and trust escrow account, to extend the business combination period to November 22, 2025.

Proposed Business Combination

On August 11, 2023, the Company (at and after the Merger Effective Date, “PubCo”) entered into a business combination agreement (the “Business Combination Agreement”) with AV Merger Sub, a Cayman Islands exempted company and a direct wholly owned subsidiary of the Company (“Merger Sub”), and Wanshun Technology Industrial Group Limited, a Cayman Islands exempted company (“Wanshun”).

On March 18, 2024, the Company delivered to Wanshun a Notice of Termination of Business Combination (the “Termination”), in which the Business Combination Agreement was terminated pursuant to Section 8.1(e) of the Business Combination Agreement. The termination of the Business Combination Agreement is effective as of March 18, 2024.

For additional information regarding the Transactions, the Business Combination Agreement, Notice of Termination of Business Combination and Wanshun, see the most recent Annual Report on Form 10-K and Current Reports on Form 8-K filed by the Company with the SEC on August 14, 2023, August 17, 2023 and March 25, 2024.

F-7

On May 2, 2024, the Company issued a promissory note to AMC (defined below) (the “Extension Note 2”), pursuant to which the Company could borrow an aggregate of $440,000 to cover expenses in connection with the extension of Business Combination Period. The Extension Note 2 bears no interest. The entire unpaid principal balance of this Note shall be payable on the earlier of: (i) December 12, 2024 or (ii) promptly after the date on which Maker consummates an initial business combination. Upon receiving due notification by the Company of the closing of a business combination, AMC shall convert the unpaid principal balance under Extension Note 2 into a number of shares of non-transferable, non-redeemable, ordinary shares of the Company equal to: (x) the principal amount of this Extension Note 2 being converted, divided by (y) the conversion price of Ten Dollars ($10.00), rounded up to the nearest whole number of shares, with such conversion to be effective immediately prior to the closing the such business combination. On January 6, 2025, the promissory note was amended and restated to extend the maturity date to promptly after the date the business combination is consummated. On March 25, 2025, the promissory note was further amended to increase the principal amount to $935,000. As of September 30, 2025 and December 31, 2024, $825,000 and $440,000 were outstanding, respectively.

On May 2, 2024, the Company issued a promissory note to AMC (the “Promissory Note 2”), pursuant to which the Company could borrow up to an aggregate of $126,000. The Promissory Note 2 bears no interest. The entire unpaid principal balance of this Promissory Note 2 shall be payable on the earlier of: (i) December 12, 2024 or (ii) promptly after the date on which Maker consummates an initial business combination. Upon receiving due notification by the Company of the closing of a business combination, AMC shall convert the unpaid principal balance under Promissory Note 2 into a number of shares of non-transferable, non-redeemable, ordinary shares of the Company equal to: (x) the principal amount of this Promissory Note 2 being converted, divided by (y) the conversion price of Ten Dollars ($10.00), rounded up to the nearest whole number of shares, with such conversion to be effective immediately prior to the closing the such business combination. On January 6, 2025, the promissory note was amended and restated to extend the maturity date to promptly after the date the business combination is consummated. As of September 30, 2025 and December 31, 2024, $126,000 was outstanding.

On August 16, 2024, the Company entered into a business combination agreement (the “Merger Agreement”) with AV Merger Sub, wholly owned subsidiary of the Company (“Merger Sub”), and AMC Corporation, a Washington corporation (“AMC”). Upon the terms and subject to the conditions of the Merger Agreement, and in accordance with applicable law, Merger Sub will merge with AMC, with AMC surviving the merger as a wholly owned subsidiary of the Company. On June 25, 2025, the Company entered into an Amendment to the Merger Agreement, to (i) increase the enterprise value from $175,000,000 to $180,000,000 and (ii) extend the termination date of the Merger Agreement to December 31, 2025.

On October 11, 2024, the Company issued a third non-interest-bearing promissory note to AMC (the “Promissory 3”) pursuant to which the Company could borrow up to an aggregate of $100,000 to cover the Company’s working capital requirements. The promissory note is due and payable on the earlier of: (i) December 31, 2024, or (ii) promptly after the date on which the business combination is consummated. On January 6, 2025, the promissory note was amended and restated to (i) extend the maturity date to promptly after the date the business combination is consummated, and (ii) increase the principal amount to $200,000. On April 13, 2025, the Company further amended and restated the promissory note to extend the principal amount of the note to $350,000. As of September 30, 2025 and December 31, 2024, $321,411 and $57,449 were outstanding.

The Company’s Registration Statement on Form S-4 (“S-4”) was declared effective on August 11, 2025. As of the filing date, the business combination remained pending, awaiting required regulatory approvals.

On September 5, 2025, the Company held an extraordinary general meeting to approve the business combination with AMC (the “Business Combination Meeting). At the meeting, all proposals were approved by shareholders. In connection with the shareholders’ vote at the 2025 Extension Meeting, 1,937 ordinary shares of the Company exercised their right to redeem such shares for a pro rata portion of the funds held in the Trust Account. In connection with the Business Combination Meeting, shareholders holding an aggregate of 214,445 Ordinary Shares exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account. Shareholders holding 631,972 ordinary shares of the Company exercised their right to redeem such shares for a pro rata portion of the funds held in the trust account in connection with both the 2025 Extension Meeting and the Business Combination Meeting, for a total of 848,354 ordinary shares submitted their shares for Redemption. Following the aforementioned redemptions, the Company will have 3,006,502 ordinary shares outstanding.

F-8

Going Concern Consideration and Management Liquidity Plans

As of September 30, 2025, the Company had cash of $3,713 and working capital deficit of $5,238,909. Subsequent to the consummation of the IPO, the Company expects to continue to incur significant professional costs to remain as a publicly traded company and to incur significant transaction costs in pursuit of the consummation of a Business Combination. The Company expects that it will need additional capital to satisfy its needs for paying these costs. Although certain of the Company’s initial shareholders or their affiliates may loan the Company funds, there’s no guarantee that the Company will receive such funds.

In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management believes that the Company will not have sufficient working capital to meet its needs through the earlier of the consummation of the initial Business Combination or one year from the issuance date of this financial statements. There is no assurance that the Company’s plan to consummate a business combination will be successful. If a Business Combination is not consummated by the relevant period, there will be a mandatory liquidation and subsequent dissolution. As a result, there is substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued or are available to be issued. The consolidated financial statement does not include any adjustments that might result from the outcome of the uncertainty.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and the requirements of the U.S. Securities and Exchange Commission (“SEC”) for interim reporting. As permitted under those rules, certain footnotes or other financial information that are normally required by U.S. GAAP can be condensed or omitted and should be read in conjunction with the Company’s latest annual financial statements. These unaudited consolidated financial statements have been prepared on the same basis as the Company’s annual financial statements and, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, which are necessary for the fair statement of the Company’s financial information. These interim results are not necessarily indicative of the results to be expected for the fiscal year ending December 31, 2025, or for any other interim period or for any other future year.

Principles of Consolidation

The unaudited consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany accounts and transactions are eliminated upon consolidation.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

F-9

Use of Estimates

The preparation of the unaudited consolidated financial statement in conformity with US GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statement.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statement, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had a cash balance of $3,713 and $4,215 as of September 30, 2025 and December 31, 2024, respectively.

Investments Held in Trust Account

The Company’s portfolio of investments held in the trust account is comprised of investments only in U.S. government securities with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. The Company’s investments held in the trust account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of investments held in trust account are included in interest earned on marketable securities held in trust account in the accompanying statements of operations. The estimated fair value of investments held in the trust account is determined using available market information. As of September 30, 2025 and December 31, 2024, the trust escrow account and trust account had balance of $18,929,689 and $18,000,701, respectively. The interest earned from the trust account totaled $165,168 and $684,600 for three months ended September 30, 2025 and 2024, respectively, and $543,988 and $1,800,905 for nine months ended September 30, 2025 and 2024, respectively. Prior to September 2025, funds held in trust account were fully reinvested into the trust account as earned and unrealized gain on investments and therefore presented as an adjustment to the operating activities in the Consolidated Statement of Cash Flows. In September 2025, the Company transferred the funds from the trust account to trust escrow account in connection with the upcoming business combination closing, at which point the funds ceased to be invested and no longer generate gain on investment.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2025 and December 31, 2024. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

F-10

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s consolidated financial statement.

Net Income (Loss) per Ordinary Shares

The Company complies with accounting and disclosure requirements of FASB ASC 260, Earnings Per Share. The consolidated statements of operations include a presentation of income (loss) per redeemable share and income (loss) per non-redeemable share following the two-class method of income per share. In order to determine the net income (loss) attributable to both the redeemable shares and non-redeemable shares, the Company first considered the undistributed income (loss) allocable to both the redeemable shares and non-redeemable shares and the undistributed income (loss) is calculated using the total net loss less any dividends paid. The Company then allocated the undistributed income (loss) ratably based on the weighted average number of shares outstanding between the redeemable and non-redeemable shares. Any remeasurement of the accretion to redemption value of the common shares subject to possible redemption was considered to be dividends paid to the public shareholders. As of September 30, 2025, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted income (loss) per share is the same as basic income (loss) per share for the period presented.

The net income (loss) per share presented in the statements of operations is based on the following:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income (loss)	$(2,651,350)	$502,021	$(2,619,286)	$1,234,008
Accretion of temporary equity into redemption value (interest earned)	(165,168)	(684,600)	(543,988)	(1,800,904)
Accretion of temporary equity into redemption value (extension deposit)	-	(220,000)	(385,000)	(385,000)
Net loss including accretion of equity into redemption value	$(2,816,518)	$(402,579)	$(3,548,274)	$(951,896)

	For Three Months Ended September 30, 2025		For Nine Months Ended September 30, 2025		For Three Months Ended September 30, 2024		For Nine Months Ended September 30, 2024
	Redeemable	Non-Redeemable	Redeemable	Non-Redeemable	Redeemable	Non-Redeemable	Redeemable	Non-Redeemable
Particulars	Shares	Shares	Shares	Shares	Shares	Shares	Shares	Shares
Basic and diluted net income (loss) per share:
Weighted-average shares outstanding	1,574,356	2,280,500	1,574,356	2,280,500	4,725,829	2,280,500	4,725,829	2,280,500
Ownership percentage	41%	59%	41%	59%	67%	33%	67%	33%
Numerators:
Allocation of net loss including accretion of temporary equity	(1,150,290)	(1,666,228)	(1,449,145)	(2,099,129)	(271,543)	(131,036)	(642,062)	(309,834)
Interest earned on investment held in trust account	165,168	-	543,988	-	684,600	-	1,800,904	-
Accretion of temporary equity into redemption value (extension deposit)	-	-	385,000	-	220,000	-	385,000	-
Allocation of net income (loss)	(985,122)	(1,666,228)	(520,157)	(2,099,129)	633,057	(131,036)	1,543,842	(309,834)
Denominators:
Weighted-average shares outstanding	1,574,356	2,280,500	1,574,356	2,280,500	4,725,829	2,280,500	4,725,829	2,280,500
Basic and diluted net income (loss) per share	$(0.63)	$(0.73)	$(0.33)	$(0.92)	$0.13	$(0.06)	$0.33	$(0.14)

F-11

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the balance sheet, primarily due to their short-term nature.

Ordinary Shares Subject to Possible Redemption

The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance enumerated in ASC 480 “Distinguishing Liabilities from Equity”. Ordinary shares subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares is classified as stockholders’ equity. The Company’s ordinary shares feature certain redemption rights that are considered by the Company to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at September 30, 2025 and December 31, 2024, the ordinary shares subject to possible redemption in the amount of $18,929,689 and $18,000,701, respectively, are presented as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet.

At September 30, 2025, the ordinary shares reflected in the balance sheets are reconciled in the following table:

Ordinary shares subject to possible redemption at December 31, 2024	$18,055,701
Plus:
Accretion for ordinary shares subject to redemption (income earned on investment held in trust account)	187,179
Accretion for ordinary shares subject to redemption (extension deposit)	165,000
Ordinary shares subject to possible redemption at March 31, 2025	18,407,880
Plus:
Accretion for ordinary shares subject to redemption (income earned on investment held in trust account)	191,641
Accretion for ordinary shares subject to redemption (extension deposit)	165,000
Ordinary shares subject to possible redemption at June 30, 2025	18,764,521
Plus:
Accretion for ordinary shares subject to redemption (income earned on investment held in trust account)	165,168
Ordinary shares subject to possible redemption at September 30, 2025	$18,929,689

Convertible Promissory Note

The Company adopted the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) and accounts for its convertible promissory notes as debt (liability) on the balance sheet. The Company’s assessment of the embedded conversion feature (see Note 1 - Organization and Business Operations) considers the derivative scope exception guidance under ASC 815 pertaining to equity classification of contracts in an entity’s own equity. The conversion feature of these promissory notes meets the definition of a derivative instrument. However, bifurcation of conversion feature from the debt host is not required because the conversion feature meets ASC 815 scope exception, as the promissory notes are convertible in shares of the Company’s common stock which is considered indexed to the Company’s own stock and classified in stockholders’ equity.

Recent Accounting Standards

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating officer decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. The ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. Public entities will be required to provide all annual disclosures currently required by Topic 280 in interim periods, and entities with a single reportable segment are required to provide all the disclosures required by the amendments in this ASU and existing segment disclosures in Topic 280. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. This was effective for the Company during three and nine months ended September 30, 2025, and did not have a material impact to the financial statements.

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

F-12

NOTE 3 — INITIAL PUBLIC OFFERING

Pursuant to the IPO, the Company sold 6,000,000 Units at a price of $10.00 per Unit. Each Unit consists of one share of ordinary shares and one right to receive one-tenth (1/10) of one Ordinary shares upon the consummation of the Company’s initial business combination one right (“Public Right”). Ten Public Rights will entitle the holder to one share of ordinary shares (see Note 6). We will not issue fractional shares and only whole shares will trade, so unless you purchase units in multiple of tens, you will not be able to receive or trade the fractional shares underlying the rights. On December 29, 2022, EBC fully exercised their over-allotment option, resulting in an additional 900,000 Units issued for an aggregate amount of $9,000,000. See Note 1 for further details.

NOTE 4 — RELATED PARTIES

On February 7, 2022, the sponsor received 1,725,000 of the Company’s ordinary shares in exchange for $25,000 paid for deferred offering costs borne by the founder. Up to 225,000 of such founder shares are subject to forfeiture to the extent that EBC’s over-allotment is not exercised in full. As a result of EBC’s election to fully exercise their over-allotment option on December 29, 2022, no founder shares are currently subject to forfeiture.

On April 18, 2023, AlphaVest Holding LP, one of our sponsors, transferred an aggregate of 1,035,000 founder shares to Peace Capital Limited, our other sponsor.

The Sponsors have agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) six months after the completion of the initial Business Combination and (B) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction after our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property.

As of September 30, 2025 and December 31, 2024, the amounts due to related parties were $604,294 and $516,883, respectively, which is expected to be settled upon the consummation of the business combination.

Administrative Services Agreement

Commencing on the date the Units are first listed on the Nasdaq, the Company has agreed to pay TenX Global Capital LP a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of the Initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. For three months ended September 30, 2025 and 2024, the Company incurred $30,000 in fees respectively for these services. For nine months ended September 30, 2025 and 2024, the Company incurred $90,000 in fees respectively for these services.

Promissory Notes — Related Party

On June 3, 2022, the Company issued an unsecured promissory note to the Sponsor (the “Promissory Note”), pursuant to which the Company could borrow up to an aggregate of $150,000 to cover expenses related to the IPO. On April 11, 2024, the Company amended and restated the Promissory Note with AlphaVest Holding LP to extend the maturity date to the earlier of : (i) September 12, 2024 or (ii) promptly after the date of the consummation of the business combination. The Promissory Note expired on September 12, 2024. As of September 30, 2025 and December 31, 2024, $0 was outstanding.

On December 21, 2023, Alphavest Holding LP, one of the Sponsor, agreed to loan the Company $165,000 (as amended and restated, the “Extension Note”) to cover expenses in connection with extensions of Business Combination Period. The Extension Note is unsecured, interest-free and payable on the earlier of: (i) March 22, 2024 or (ii) promptly after the date on which the Company consummates a Business Combination (such earlier date, the “Maturity Date”). The Company may request, from time to time, up to $715,000 in drawdowns under this Extension Note to be used for extension payments related to the Company’s Business Combination. Principal of this Extension Note may be drawn down from time to time prior to the Maturity Date upon written request from the Company. On April 15, 2024, the Company amended and restated the Extension Note with AlphaVest Holding LP to increase the principal amount to $715,000 extend the maturity date to the earlier of : (i) September 12, 2024 or (ii) promptly after the date of the consummation of the business combination. As of September 30, 2025 and December 31, 2024, $220,000 was outstanding.

F-13

On March 12, 2024, the Company issued a promissory note to TenX Global Capital LP (the “Promissory Note 1”), pursuant to which the Company could borrow up to an aggregate of $400,000. The entire unpaid principal balance of this Note shall be payable on the earlier of: (i) September 12, 2024 (six (6) months from the issuing of this Note) or (ii) promptly after the date on which Maker consummates an initial business combination (a “Business Combination”) (such earlier date, the “Maturity Date”) (as described in its initial public offering prospectus dated December 19, 2022 (the “Prospectus”)). On January 6, 2025, the promissory note was further amended and restated to extend the maturity date to promptly after the date the business combination is consummated. As of September 30, 2025 and December 31, 2024, $338,326 and $287,046 were outstanding respectively.

Website Service

On February 22, 2025 and 2024, the Company agreed to reimburse TenX Global Capital LP for website and domain services it paid on behalf of the Company. For three months ended September 30, 2025 and 2024, the Company incurred $102 and $134 in fees for these services, respectively. For nine months ended September 30, 2025 and 2024, the Company incurred $511 and $425 in fees for these services, respectively.

Note 5 — Commitments and Contingencies

Registration Rights

The holders of the Founder Shares, ordinary shares issued to EBC, Private Placement Units and Units that may be issued upon conversion of Working Capital Loans (and all underlying securities) will be entitled to registration rights pursuant to a registration rights agreement signed prior to or on the effective date of Proposed Public Offering requiring the Company to register such securities for resale. The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not be required to effect or permit any registration or cause any registration statement to become effective until the securities covered thereby are released from their lock-up restrictions. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company and EBC signed an engagement letter which was amended on September 15, 2022, pursuant to which, the Company will grant EBC 45-day option from the date of Proposed Public Offering to purchase up to 900,000 additional Units to cover over-allotments, if any, at the Proposed Public Offering price less the underwriting discounts and commissions. On December 29, 2022, EBC fully exercised the over-allotment. EBC was paid a cash underwriting discount of $1,725,000 in the aggregate.

Business Combination Marketing Agreement

The Company has engaged EBC as an advisor in connection with its Business Combination to assist in holding meetings with the Company stockholders to discuss the potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing its securities in connection with its initial Business Combination and assist with press releases and public filings in connection with the Business Combination. The Company will pay EBC a cash fee for such services upon the consummation of its initial business combination in an amount equal to 3.5% of the gross proceeds of the IPO, or $2,415,000 in aggregate. As of September 30, 2025, such fee was incurred as the underwriter had completed substantially all services stated in the marketing agreement.

In addition, the Company will pay EBC a cash fee in an amount equal to 1.0% of the total consideration payable in the initial Business Combination if it introduces the Company to the target business with whom it completes an initial Business Combination. As of the filing date, no such service has been provided by EBC.

F-14

NOTE 6 – SHAREHOLDERS’ EQUITY

Preference Shares — The Company is authorized to issue 2,000,000 preference shares with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of June 30, 2025, there were no shares of preference shares issued or outstanding.

Ordinary Shares — The Company is authorized to issue 200,000,000 ordinary shares with a par value of $0.0001 per share Holders of ordinary shares are entitled to one vote for each share.

On February 7, 2022, the Sponsor received 1,725,000 shares of the Company’s ordinary shares in exchange for $25,000 paid for deferred offering costs borne by the Founder. Out of the 1,725,000 ordinary shares, an aggregate of up to 225,000 ordinary shares were subject to forfeiture to the extent that the over-allotment option is not exercised in full or in part so that the number of Founder Shares will equal 20% of the Company’s issued and outstanding ordinary shares after the Public Offering (excluding Private Shares)

On July 11, 2022, EBC received an aggregate of 125,000 ordinary shares (“EBC Founder Shares”) for an aggregate purchase price of $1,750, or approximately $0.014 per share. The Company estimated the fair value of the EBC founder shares to be $1,812 based upon the price of the founder shares issued to the Sponsor. The holders of the EBC founder shares have agreed not to transfer, assign or sell any such shares until the completion of a Business Combination. In addition, the holders have agreed (i) to waive their conversion rights (or right to participate in any tender offer) with respect to such shares in connection with the completion of a Business Combination and (ii) to waive their rights to liquidating distributions from the trust account with respect to such shares if the Company fails to complete a Business Combination within the Combination Period.

On December 22, 2022, the Sponsor and EBC received an aggregate of 390,000 private units (365,000 private units purchased by the Sponsor and 25,000 private units purchased by EBC) at a price of $10.00 per unit for a total purchase price of $3,900,000 in a private placement.

On December 29, 2022, as a result of the EBC’s election to fully exercise their over-allotment option, the Sponsor and EBC received additional 40,500 private units on a pro rata basis (37,904 private units purchased by the Sponsor and 2,596 private units purchased by EBC) at a price of $10.00 per unit.

As of September 30, 2025 and December 31, 2024, there were 2,280,500 ordinary shares issued and outstanding, excluding 1,574,356 ordinary shares subject to possible redemption which are presented as temporary equity as of September 30, 2025 and December 31, 2024.

Rights — Except in cases where the Company is not the surviving company in a business combination, each holder of a right will automatically receive one-tenth (1/10) of one share of ordinary shares upon consummation of a Business Combination. The Company will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Cayman law. In the event the Company is not the surviving company upon completion of the Business Combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-tenth (1/10) of one ordinary shares underlying each right upon consummation of the Business Combination. If the Company is unable to complete a Business Combination within the required time period and the Company redeems the public shares for the funds held in the trust account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless.

Note 7 — Fair Value Measurements

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1: Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2: Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3: Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at September 30, 2025 and December 31, 2024. and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value. In September 2025, the Company transferred the funds from the trust account to trust escrow account in connection with the upcoming business combination closing, at which point the funds ceased to be invested and therefore reclassified from Level 1 marketable securities to restricted assets held in escrow account.

Date	Trading Securities	Level	Fair Value
September 30, 2025	None

December 31, 2024	Marketable securities held in the trust account	1	$18,000,701

NOTE 8 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

F-15

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Shareholders of AlphaVest Acquisition Corp

Opinion on the Financial Statements

We have audited the accompanying balance sheets of AlphaVest Acquisition Corp (the Company) as of December 31, 2024, and 2023, and the related statements of operations, changes in shareholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2024, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and 2023, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no revenue, its business plan is dependent on the completion of a business combination and the Company must liquidate if the business combination is not consummated within a specific period. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ UHY LLP

We have served as the Company’s auditor since 2022.

New York, New York

April 14, 2025

F-16

ALPHAVEST ACQUISITION CORP

BALANCE SHEETS

	December 31, 2024	December 31, 2023

ASSETS
Current Assets:
Cash	$4,215	$28,560
Prepaid expenses	3,789	34,573
Total Current Assets	8,004	63,133
Marketable securities held in trust account	18,000,701	50,880,604
Cash held in trust escrow account	55,000	-
Total Assets	$18,063,705	$50,943,737

LIABILITIES, REDEEMABLE ORDINARY SHARES, AND SHAREHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable and accrued offering costs and expenses	$488,308	$213,118
Other payable	125,000	-
Due to related party	9,837	9,837
Promissory notes – third party	507,046	-
Promissory notes – related party	623,449	165,000
Total Current Liabilities	1,753,640	387,955

Total Liabilities	1,753,640	387,955

Commitments and contingencies

Ordinary shares subject to possible redemption (1,574,356 shares at $11.47 and 4,725,829 shares at $10.77 per share as of December 31, 2024 and 2023, respectively)	18,055,701	50,880,604

Shareholders’ Deficit:
Preferred shares, $0.0001 par value; 2,000,000 shares authorized; none issued and outstanding as of December 31, 2024 and 2023, respectively	-	-
Ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 2,280,500 shares issued and outstanding as of December 31, 2024 and 2023, respectively	228	228
Additional paid-in capital	-	-
Accumulated deficit	(1,745,864)	(325,050)
Total Shareholders’ Deficit	(1,745,636)	(324,822)
Total Liabilities, Redeemable Ordinary Shares, and Shareholders’ Deficit	$18,063,705	$50,943,737

The accompanying notes are an integral part of these financial statements.

F-17

ALPHAVEST ACQUISITION CORP

STATEMENTS OF OPERATIONS

	For the Year Ended December 31,
	2024	2023
Formation and operating costs	$870,821	$676,318
Loss from operations	(870,821)	(676,318)

Other Income:
Interest income on investments held in trust account	2,674,089	3,580,311
Unrealized loss on investments held in trust account	(92,316)	-
Bank interest income	7	181
Total other income	2,581,780	3,580,492

Net income	$1,710,959	$2,904,174

Weighted average ordinary shares outstanding, ordinary shares subject to possible redemption	4,622,502	6,870,217
Basic and diluted net income per share, ordinary shares subject to redemption	$0.47	$0.45
Weighted average ordinary shares outstanding, ordinary shares, non-redeemable	2,280,500	2,280,500
Basic and diluted net loss per share, ordinary shares, non-redeemable	$(0.21)	$(0.09)

The accompanying notes are an integral part of these financial statements.

F-18

ALPHAVEST ACQUISITION CORP

STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE YEAR ENDED DECEMBER 31, 2024

	Ordinary shares	Amount	Additional paid-in capital	Accumulated deficit	Total shareholders’ deficit
Balance as of January 1, 2024	2,280,500	$228	$-	$(325,050)	$(324,822)
Accretion for ordinary shares subject to redemption amount (interest income)	-	-	-	(2,581,773)	(2,581,773)
Accretion for ordinary shares subject to redemption amount (extension deposit)	-	-	-	(550,000)	(550,000)
Net income	-	-	-	1,710,959	1,710,959
Balance as of December 31, 2024	2,280,500	$228	$-	$(1,745,864)	$(1,745,636)

FOR THE YEAR ENDED DECEMBER 31, 2023

	Ordinary shares	Amount	Additional paid-in capital	Accumulated deficit	Total shareholders’ equity (deficit)
Balance as of January 1, 2023	2,280,500	$228	$596,893	$(42,578)	$554,543
Accretion for ordinary shares subject to redemption amount (interest income)	-	-	(596,893)	(3,021,646)	(3,618,539)
Accretion for ordinary shares subject to redemption amount (extension deposit)	-	-	-	(165,000)	(165,000)
Net income	-	-	-	2,904,174	2,904,174
Balance as of December 31, 2023	2,280,500	$228	$-	$(325,050)	$(324,822)

The accompanying notes are an integral part of these financial statements.

F-19

ALPHAVEST ACQUISITION CORP

STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
	2024	2023
Cash flows from operating activities:
Net income	$1,710,959	$2,904,174
Adjustments to reconcile net income to net cash used in operating activities:
Trust investment income	(2,674,089)	(3,580,311)
Unrealized loss on investments held in trust account	92,316	-
Changes in operating assets and liabilities:
Prepaid expense	122,423	80,578
Accounts payable and accrued offering costs and expenses	590,780	(34,916)
Other payable	125,000	-
Promissory note – related party	19,620	-
Promissory note – third party	43,646	-
Net cash provided by (used in) operating activities	30,655	(630,475)

Cash flows from investing activities:
Cash deposited to trust account	(495,000)	(165,000)
Cash deposited to trust escrow account	(55,000)	-
Cash withdrawn from trust account in connection with redemption	35,956,676	23,282,936
Net cash provided by investing activities	35,406,676	23,117,936

Cash flows from financing activities:
Proceeds from promissory note – related party	55,000	165,000
Proceeds from promissory note – third party	440,000	-
Redemption of ordinary shares	(35,956,676)	(23,282,936)
Net cash used in financing activities	(35,461,676)	(23,117,936)

Net change in cash	(24,345)	(630,475)
Cash at beginning of period	28,560	659,035
Cash at end of period	$4,215	$28,560

Supplemental disclosure of noncash investing and financing activities
Accretion for ordinary shares subject to redemption amount	$3,131,773	$3,580,311
Accrued expenses converted to promissory note– related party	$267,426	$-
Accrued expenses converted to promissory note – third party	$48,164	$-
Prepaid expenses paid by promissory note – third party	$91,639	$-

The accompanying notes are an integral part of these financial statements.

F-20

ALPHAVEST ACQUISITION CORP

NOTES TO AUDITED FINANCIAL STATEMENTS

NOTE 1 -ORGANIZATION AND BUSINESS OPERATIONS

AlphaVest Acquisition Corp (the “Company”) was incorporated in the Cayman Islands on January 14, 2022. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses (the “Business Combination”).

The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2024, the Company had not commenced any operations. All activity through December 31, 2024 relates to the Company’s formation and the initial public offering (“IPO”), which is described below, and subsequent to the IPO, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion an initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the IPO. The Company has selected December 31 as its fiscal year end.

The registration statement for the Company’s IPO (the “Registration Statement”) was declared effective on December 19, 2022. On December 22, 2022, the Company consummated the IPO of 6,000,000 units, (“Units” and, with respect to the ordinary shares included in the Units being offered, the “Public Shares”), generating gross proceeds of $60,000,000, which is described in Note 3, and the sale of 390,000 Units (the “Private Placement Units”) at a price of $10.00 per Private Placement Unit in private placements to AlphaVest Holding LP (the “Sponsor”) that was closed simultaneously with the IPO.

Following the closing of the IPO on December 22, 2022, an amount of $61,200,000 ($10.20 per Unit) from the net proceeds of the sale of the Units in the IPO and the Private Placement (as defined in Note 4) was placed in the trust account. The funds held in the trust account may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination or (ii) the distribution of the trust account, as described below.

On December 29, 2022, EarlyBirdCapital, Inc. (“EBC”) fully exercised their over-allotment option, resulting in an additional 900,000 Units issued for an aggregate amount of $9,000,000. In connection with EBC’s full exercise of their over-allotment option, the Company also consummated the sale of an additional 40,500 Private Units at $10.00 per Private Unit, generating total proceeds of $405,000.

The Company will have until the last Extended Date, September 22, 2025 to consummate a Business Combination (the “Combination Period”). However, if the Company has not completed a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned and not previously released to us to pay our taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish the rights of the Public Shareholders as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Public Shareholders and its Board of Directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

F-21

Extension

On December 21, 2023, the Company held a special meeting of shareholders, at which the Company’s shareholders approved (i) an amendment to the Company’s amended and restated certificate of incorporation (the “Extension Amendment”) and (ii) an amendment (the “Trust Agreement Amendment”) to the Investment Management Trust Agreement, dated December 19, 2022, with Continental Stock Transfer & Trust Company. Pursuant to the Trust Agreement Amendment, the Company has extended the date by which it has to complete a business combination from December 22, 2023 (the “Termination Date”) up to 10 times, with the first extension comprised of three months, and the subsequent 9 extensions comprised of one month each from the Termination Date, or extended date, as applicable, to December 22, 2024. In connection with the shareholders’ vote at the special meeting, an aggregate of 2,174,171 shares with redemption value of approximately $23,282,936 (approximately $10.71 per share) of the Company’s ordinary shares were tendered for redemption.

On December 18, 2024, the Company held another extraordinary general meeting (the “2024 Extraordinary General Meeting”) at which the shareholders of the Company voted on three proposals: (i) a proposal, by special resolution, to amend the Company’s Second Amended and Restated Memorandum and Articles of Association to (a) extend the date by which the Company must consummate a business combination up to nine (9) times from December 22, 2024 to September 22, 2025 (the “Revised Termination Date”), each by an additional one (1) month, for a total of up to nine (9) months, assuming a business combination has not occurred, and (b) delete the provision (the “Redemption Limitation”) that the Company shall not redeem public shares to the extent that such redemption would cause the Company’s net tangible assets to be less than $5,000,001; (ii) a proposal, by ordinary resolution, to further amend the Trust Agreement to effectuate the foregoing extension and depositing into the Trust Account $55,000 per one-month extension two (2) days prior to such extension (assuming a business combination has not occurred) in exchange for a non-interest bearing, unsecured promissory note payable upon the consummation of a business combination; and (iii) a proposal, by ordinary resolution, to adjourn the 2024 Extraordinary General Meeting, to a later date or dates, if necessary. In connection with the shareholders’ vote at the 2024 Extraordinary General Meeting, shareholders of 3,151,473 ordinary shares of the Company exercised their right to redeem such shares (the “2024 Redemption”) for a pro rata portion of the funds held in the Trust Account. As a result, approximately $35,956,676 (approximately $11.41 per share) was removed from the Trust Account to pay such holders and approximately $17,962,587 remained in the Trust Account. Following the 2024 Redemptions, the Company had 3,854,856 ordinary shares outstanding.

On May 2, 2024, the Company issued a promissory note to a potential target, pursuant to which the Company could borrow an aggregate of $440,000 (the “Extension Note 2”) to cover expenses in connection with the extension of Business Combination Period. Principal of this Extension Note 2 may be drawn down from time to time prior to the Maturity Date upon written request from the Company. On January 6, 2025, the promissory note was amended and restated to extend the maturity date to promptly after the date the business combination is consummated. On March 25, 2025, the promissory note was further amended to increase the principal amount to $935,000.

As of April 14, 2025, an aggregate of $880,000 was deposited into trust account and trust escrow account to extend the business combination period to April 22, 2025.

Proposed Business Combination

On August 11, 2023, the Company (at and after the Merger Effective Date, “PubCo”) entered into a business combination agreement (the “Business Combination Agreement”) with AV Merger Sub, a Cayman Islands exempted company and a direct wholly owned subsidiary of the Company (“Merger Sub”), and Wanshun Technology Industrial Group Limited, a Cayman Islands exempted company (“Wanshun”).

On March 18, 2024, the Company delivered to Wanshun a Notice of Termination of Business Combination (the “Termination”), in which the Business Combination Agreement was terminated pursuant to Section 8.1(e) of the Business Combination Agreement. The termination of the Business Combination Agreement is effective as of March 18, 2024.

F-22

For additional information regarding the Transactions, the Business Combination Agreement, Notice of Termination of Business Combination and Wanshun, see the most recent Annual Report on Form 10-K and Current Reports on Form 8-K filed by the Company with the SEC on August 14, 2023, August 17, 2023 and March 25, 2024.

On May 2, 2024, the Company issued a promissory note to AMC (defined below) (the “Extension Note 2”), pursuant to which the Company could borrow an aggregate of $440,000 to cover expenses in connection with the extension of Business Combination Period. The Extension Note 2 bears no interest. The entire unpaid principal balance of this Note shall be payable on the earlier of: (i) December 12, 2024 or (ii) promptly after the date on which Maker consummates an initial business combination. Upon receiving due notification by the Company of the closing of a business combination, AMC shall convert the unpaid principal balance under Extension Note 2 into a number of shares of non-transferable, non-redeemable, ordinary shares of the Company equal to: (x) the principal amount of this Extension Note 2 being converted, divided by (y) the conversion price of Ten Dollars ($10.00), rounded up to the nearest whole number of shares, with such conversion to be effective immediately prior to the closing the such business combination. On January 6, 2025, the promissory note was amended and restated to extend the maturity date to promptly after the date the business combination is consummated. On March 25, 2025, the promissory note was further amended to increase the principal amount to $935,000. As of December 31, 2024 and 2023, $440,000 and $0 were outstanding, respectively.

On May 2, 2024, the Company issued a promissory note to AMC (the “Promissory Note 2”), pursuant to which the Company could borrow up to an aggregate of $126,000. The Promissory Note 2 bears no interest. The entire unpaid principal balance of this Promissory Note 2 shall be payable on the earlier of: (i) December 12, 2024 or (ii) promptly after the date on which Maker consummates an initial business combination. Upon receiving due notification by the Company of the closing of a business combination, AMC shall convert the unpaid principal balance under Promissory Note 2 into a number of shares of non-transferable, non-redeemable, ordinary shares of the Company equal to: (x) the principal amount of this Promissory Note 2 being converted, divided by (y) the conversion price of Ten Dollars ($10.00), rounded up to the nearest whole number of shares, with such conversion to be effective immediately prior to the closing the such business combination. On January 6, 2025, the promissory note was amended and restated to extend the maturity date to promptly after the date the business combination is consummated. As of December 31, 2024 and 2023, $126,000 and $0 were outstanding, respectively.

On August 16, 2024, the Company entered into a business combination agreement (the “Merger Agreement”) with AV Merger Sub, wholly owned subsidiary of the Company (“Merger Sub”), and AMC Corporation, a Washington corporation (“AMC”). Upon the terms and subject to the conditions of the Merger Agreement, an in accordance with applicable law, Merger Sub will merge with AMC, with AMC surviving the merger as a wholly owned subsidiary of the Company.

On October 11, 2024, the Company issued a third non-interest-bearing promissory note to AMC (the “Promissory 3”) pursuant to which the Company could borrow up to an aggregate of $100,000 to cover the Company’s working capital requirements. The promissory note is due and payable on the earlier of: (i) December 31, 2024, or (ii) promptly after the date on which the business combination is consummated. On January 6, 2025, the promissory note was amended and restated to (i) extend the maturity date to promptly after the date the business combination is consummated, and (ii) increase the principal amount to $200,000. On April 13, 2025, the Company further amended and restated the promissory note to extend the principal amount of the note to $350,000. As of December 31, 2024, $57,449 was outstanding.

Going Concern Consideration and Management Liquidity Plans

As of December 31, 2024, the Company had cash of $4,215 and working capital deficit of $1,745,636. Subsequent to the consummation of the IPO, the Company expects to continue to incur significant professional costs to remain as a publicly traded company and to incur significant transaction costs in pursuit of the consummation of a Business Combination. The Company expects that it will need additional capital to satisfy its needs for paying these costs. Although certain of the Company’s initial shareholders or their affiliates may loan the Company funds, there’s no guarantee that the Company will receive such funds.

In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management believes that the Company will not have sufficient working capital to meet its needs through the earlier of the consummation of the initial Business Combination or one year from the issuance date of this financial statements. There is no assurance that the Company’s plan to consummate a business combination will be successful. If a Business Combination is not consummated by the relevant period, there will be a mandatory liquidation and subsequent dissolution. As a result, there is substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued or are available to be issued. The financial statement does not include any adjustments that might result from the outcome of the uncertainty.

F-23

On September 13, 2024, the Company received a written notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC notifying the Company that the Company is not in compliance with Nasdaq Listing Rule 5450(a)(2) (the “Minimum Total Holders Rule”), which requires the Company to have at least 400 total holders for continued listing on the Nasdaq Global Market. The Notice stated that the Company had 45 calendar days, or until October 28, 2024, to submit a plan to regain compliance with the Minimum Total Holders Rule. In connection with this Notice, the Company determined to voluntarily transfer the listing of its securities from the Nasdaq Global Market to the Nasdaq Capital Market, which has a lower holder requirement. On November 12, 2024, the Company received notification that its voluntary application to transfer the listing of its ordinary shares, units, and rights from the Nasdaq Global Market to the Nasdaq Capital Market was approved by the Listing Qualifications Department of the Nasdaq Stock Market LLC. The Company’s securities began trading on the Nasdaq Capital Market at the opening of trading on November 14, 2024. Notwithstanding the foregoing, there can be no assurance that the Company will be able to continue to satisfy all the requirements for continued listing on Nasdaq. If the Company’s securities were delisted prior to the consummation of the Business Combination, it could negatively impact the Company’s ability to consummate such Business Combination for the reasons described below.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary and are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the SEC. All intercompany accounts and transactions are eliminated upon consolidation.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the financial statement in conformity with US GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement.

F-24

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statement, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had a cash balance of $4,215 and $28,560 as of December 31, 2024 and 2023, respectively.

Investments Held in Trust Account

The Company’s portfolio of investments held in the trust account is comprised of investments only in U.S. government securities with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. The Company’s investments held in the trust account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of investments held in trust account are included in interest earned on marketable securities held in trust account in the accompanying statements of operations. The estimated fair value of investments held in the trust account is determined using available market information. As of December 31, 2024 and 2023, the trust account had balance of $18,000,701 and $50,880,604, respectively. The interest earned from the trust account totaled $2,581,773 and $3,580,311 for the year ended December 31, 2024 and 2023, respectively, which were fully reinvested into the trust account as earned and unrealized gain on investments and therefore presented as an adjustment to the operating activities in the Statement of Cash Flows.

Cash held in Trust Escrow Account

As of December 31, 2024, the Company had $55,000 in cash held in the trust escrow account which not yet been deposited to Trust Account. Once deposited, the full amount will be invested in U.S. government securities with a maturity of 185 days or less or in money market funds.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2024 and 2023. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statement.

F-25

Net Income (Loss) per Ordinary Shares

The Company complies with accounting and disclosure requirements of FASB ASC 260, Earnings Per Share. The statements of operations include a presentation of income (loss) per redeemable share and income (loss) per non-redeemable share following the two-class method of income per share. In order to determine the net income (loss) attributable to both the redeemable shares and non-redeemable shares, the Company first considered the undistributed income (loss) allocable to both the redeemable shares and non-redeemable shares and the undistributed income (loss) is calculated using the total net loss less any dividends paid. The Company then allocated the undistributed income (loss) ratably based on the weighted average number of shares outstanding between the redeemable and non-redeemable shares. Any remeasurement of the accretion to redemption value of the common shares subject to possible redemption was considered to be dividends paid to the public shareholders. As of December 31, 2024, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted income (loss) per share is the same as basic income (loss) per share for the period presented.

The net income (loss) per share presented in the statements of operations is based on the following:

	For the Year Ended December 31,
	2024		2023
	Redeemable	Non-Redeemable	Redeemable	Non-Redeemable
Particulars	Shares	Shares	Shares	Shares
Basic and diluted net income/(loss) per share:
Weighted-average shares outstanding	4,622,502	2,280,500	6,870,217	2,280,500
Ownership percentage	67%	33%	75%	25%
Numerators:
Allocation of net loss including accretion of temporary equity	(951,429)	(469,385)	(631,513)	(209,624)
Interest earned on investment held in trust account	2,581,773	-	3,580,311	-
Accretion of temporary equity to redemption value (extension deposit)	550,000	-	165,000	-
Allocation of net income/(loss)	2,180,344	(469,385)	3,113,798	(209,624)
Denominators:
Weighted-average shares outstanding	4,622,502	2,280,500	6,870,217	2,280,500
Basic and diluted net income/(loss) per share	0.47	(0.21)	0.45	(0.09)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the balance sheet, primarily due to their short-term nature.

F-26

Ordinary Shares Subject to Possible Redemption

The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance enumerated in ASC 480 “Distinguishing Liabilities from Equity”. Ordinary shares subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares is classified as stockholders’ equity. The Company’s ordinary shares feature certain redemption rights that are considered by the Company to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at December 31, 2024 and 2023, the ordinary shares subject to possible redemption in the amount of $18,055,701 and $50,880,604, respectively, are presented as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet.

At December 31, 2024, the ordinary shares reflected in the balance sheets are reconciled in the following table:

Ordinary Shares subject to possible redemption, December 31, 2023	$50,880,604
Less:
Withdrawn in connection with redemption	(35,956,676)
Plus:
Accretion for ordinary shares subject to redemption (income earned on investment held in trust account)	2,581,773
Accretion for ordinary shares subject to redemption (extension deposit)	550,000

Ordinary shares subject to possible redemption, December 31, 2024	$18,055,701

Convertible Promissory Note

The Company adopted the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) and accounts for its convertible promissory notes as debt (liability) on the balance sheet. The Company’s assessment of the embedded conversion feature (see Note 1 - Organization and Business Operations) considers the derivative scope exception guidance under ASC 815 pertaining to equity classification of contracts in an entity’s own equity. The conversion feature of these promissory notes meets the definition of a derivative instrument. However, bifurcation of conversion feature from the debt host is not required because the conversion feature meets ASC 815 scope exception, as the promissory notes are convertible in shares of the Company’s common stock which is considered indexed to the Company’s own stock and classified in stockholders’ equity.

Recent Accounting Standards

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating officer decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. The ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. Public entities will be required to provide all annual disclosures currently required by Topic 280 in interim periods, and entities with a single reportable segment are required to provide all the disclosures required by the amendments in this ASU and existing segment disclosures in Topic 280. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. This was effective for the Company during the year ended December 31, 2024, and did not have a material impact to the financial statements.

 Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3 - INITIAL PUBLIC OFFERING

Pursuant to the IPO, the Company sold 6,000,000 Units at a price of $10.00 per Unit. Each Unit consists of one share of ordinary shares and one right to receive one-tenth (1/10) of one ordinary shares upon the consummation of the Company’s initial business combination one right (“Public Right”). Ten Public Rights will entitle the holder to one share of ordinary shares (see Note 7). We will not issue fractional shares and only whole shares will trade, so unless you purchase units in multiple of tens, you will not be able to receive or trade the fractional shares underlying the rights. On December 29, 2022, EBC fully exercised their over-allotment option, resulting in an additional 900,000 Units issued for an aggregate amount of $9,000,000. See Note 1 for further details.

NOTE 4 - PRIVATE PLACEMENTS

Simultaneously with the closing of the IPO, the Company consummated the private sale of 390,000 Private Placement Units. Each Unit consists of one share of ordinary shares and one right to receive one-tenth (1/10) of one share of ordinary shares upon the consummation of the Company’s initial business combination (“Private Right”). The proceeds from the sale of the Private Placement Units were added to the net proceeds from the IPO held in the trust account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units held in the trust account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law). The Private Placement Units (including the underlying securities) will not be transferable, assignable, or salable until the completion of a Business Combination, subject to certain exceptions.

F-27

In connection with EBC’s full exercise of their over-allotment option, the Company also consummated the sale of an additional 40,500 Private Units at $10.00 per Private Unit, generating total proceeds of $405,000.

NOTE 5 - RELATED PARTIES

On February 7, 2022, the sponsor received 1,725,000 of the Company’s ordinary shares in exchange for $25,000 paid for deferred offering costs borne by the founder. Up to 225,000 of such founder shares are subject to forfeiture to the extent that EBC’s over-allotment is not exercised in full. As a result of EBC’s election to fully exercise their over-allotment option on December 29, 2022, no founder shares are currently subject to forfeiture.

On April 18, 2023, AlphaVest Holding LP, one of our sponsors, transferred an aggregate of 1,035,000 founder shares to Peace Capital Limited, our other sponsor.

The Sponsors have agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) six months after the completion of the initial Business Combination and (B) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction after our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property.

As of December 31, 2024 and 2023, the amounts due to related parties were $516,883 and $174,837, respectively, which is expected to be settled upon the consummation of the business combination.

Administrative Services Agreement

Commencing on the date the Units are first listed on the Nasdaq, the Company has agreed to pay TenX Global Capital LP a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of the Initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. For the year ended December 31, 2024 and 2023, the Company incurred $120,000 in fees respectively for these services with $0 and $96,129 paid, respectively.

Promissory Notes - Related Party

On June 3, 2022, the Company issued an unsecured promissory note to the Sponsor (the “Promissory Note”), pursuant to which the Company could borrow up to an aggregate of $150,000 to cover expenses related to the IPO. On April 11, 2024, the Company amended and restated the Promissory Note with AlphaVest Holding LP to extend the maturity date to the earlier of: (i) September 12, 2024 or (ii) promptly after the date of the consummation of the business combination. The Promissory Note expired on September 12, 2024. As of December 31, 2024 and 2023, $0 was outstanding.

On December 21, 2023, Alphavest Holding LP, one of the Sponsor, agreed to loan the Company $165,000 (as amended and restated, the “Extension Note”) to cover expenses in connection with extensions of Business Combination Period. The Extension Note is unsecured, interest-free and payable on the earlier of: (i) March 22, 2024 or (ii) promptly after the date on which the Company consummates a Business Combination (such earlier date, the “Maturity Date”). The Company may request, from time to time, up to $715,000 in drawdowns under this Extension Note to be used for extension payments related to the Company’s Business Combination. Principal of this Extension Note may be drawn down from time to time prior to the Maturity Date upon written request from the Company. On April 15, 2024, the Company amended and restated the Extension Note with AlphaVest Holding LP to increase the principal amount to $715,000 extend the maturity date to the earlier of: (i) September 12, 2024 or (ii) promptly after the date of the consummation of the business combination. On October 25, 2024, the promissory note was further amended and restated to extend the maturity date to promptly after the date the business combination is consummated. As of December 31, 2024 and 2023, $220,000 and $165,000 were outstanding respectively.

F-28

On March 12, 2024, the Company issued a promissory note to TenX Global Capital LP (the “Promissory Note 1”), pursuant to which the Company could borrow up to an aggregate of $400,000. The entire unpaid principal balance of this Note shall be payable on the earlier of: (i) September 12, 2024 (six (6) months from the issuing of this Note) or (ii) promptly after the date on which Maker consummates an initial business combination (a “Business Combination”) (such earlier date, the “Maturity Date”) (as described in its initial public offering prospectus dated December 19, 2022 (the “Prospectus”)). On October 21, 2024, the Company amended and restated the Promissory Note with AlphaVest Holding LP to extend the maturity date to the earlier of: (i) December 12, 2024 or (ii) promptly after the date of the consummation of the business combination. On January 6, 2025, the promissory note was further amended and restated to extend the maturity date to promptly after the date the business combination is consummated. As of December 31, 2024 and 2023, $287,046 and $0 were outstanding, respectively.

Website Service

On February 22, 2024 and 2023, the Company has agreed to pay TenX Global Capital LP a total of $537 and $784 for annual website service, respectively. For the year ended December 31, 2024 and 2023, the Company incurred $559 and $784 in fees for these services, respectively.

NOTE 6 - COMMITMENTS AND CONTINGENCY

Registration Rights

The holders of the Founder Shares, ordinary shares issued to EBC, Private Placement Units and Units that may be issued upon conversion of Working Capital Loans (and all underlying securities) will be entitled to registration rights pursuant to a registration rights agreement signed prior to or on the effective date of Proposed Public Offering requiring the Company to register such securities for resale. The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not be required to effect or permit any registration or cause any registration statement to become effective until the securities covered thereby are released from their lock-up restrictions. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company and EBC signed an engagement letter which was amended on September 15, 2022, pursuant to which, the Company will grant EBC 45-day option from the date of Proposed Public Offering to purchase up to 900,000 additional Units to cover over-allotments, if any, at the Proposed Public Offering price less the underwriting discounts and commissions. On December 29, 2022, EBC fully exercised the over-allotment. EBC was paid a cash underwriting discount of $1,725,000 in the aggregate.

Business Combination Marketing Agreement

The Company has engaged EBC as an advisor in connection with its Business Combination to assist in holding meetings with the Company stockholders to discuss the potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing its securities in connection with its initial Business Combination and assist with press releases and public filings in connection with the Business Combination. The Company will pay EBC a cash fee for such services upon the consummation of its initial business combination in an amount equal to 3.5% of the gross proceeds of the IPO, or $2,415,000 in aggregate. In addition, the Company will pay EBC a cash fee in an amount equal to 1.0% of the total consideration payable in the initial Business Combination if it introduces the Company to the target business with whom it completes an initial Business Combination.

F-29

NOTE 7 - SHAREHOLDERS’ EQUITY

Preference Shares - The Company is authorized to issue 2,000,000 preference shares with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2024, there were no shares of preference shares issued or outstanding.

Ordinary Shares - The Company is authorized to issue 200,000,000 ordinary shares with a par value of $0.0001 per share Holders of ordinary shares are entitled to one vote for each share.

On February 7, 2022, the Sponsor received 1,725,000 shares of the Company’s ordinary shares in exchange for $25,000 paid for deferred offering costs borne by the Founder. Out of the 1,725,000 ordinary shares, an aggregate of up to 225,000 ordinary shares were subject to forfeiture to the extent that the over-allotment option is not exercised in full or in part so that the number of Founder Shares will equal 20% of the Company’s issued and outstanding ordinary shares after the Public Offering (excluding Private Shares).

On July 11, 2022, EBC received an aggregate of 125,000 ordinary shares (“EBC Founder Shares”) for an aggregate purchase price of $1,750, or approximately $0.014 per share. The Company estimated the fair value of the EBC founder shares to be $1,812 based upon the price of the founder shares issued to the Sponsor. The holders of the EBC founder shares have agreed not to transfer, assign or sell any such shares until the completion of a Business Combination. In addition, the holders have agreed (i) to waive their conversion rights (or right to participate in any tender offer) with respect to such shares in connection with the completion of a Business Combination and (ii) to waive their rights to liquidating distributions from the trust account with respect to such shares if the Company fails to complete a Business Combination within the Combination Period.

On December 22, 2022, the Sponsor and EBC received an aggregate of 390,000 private units (365,000 private units purchased by the Sponsor and 25,000 private units purchased by EBC) at a price of $10.00 per unit for a total purchase price of $3,900,000 in a private placement.

On December 29, 2022, as a result of the EBC’s election to fully exercise their over-allotment option, the Sponsor and EBC received additional 40,500 private units on a pro rata basis (37,904 private units purchased by the Sponsor and 2,596 private units purchased by EBC) at a price of $10.00 per unit.

As of December 31, 2024 and 2023, there were 2,280,500 ordinary shares issued and outstanding, excluding 1,574,356 and 4,725,829 ordinary shares subject to possible redemption which are presented as temporary equity as of December 31, 2024 and 2023, respectively.

Rights - Except in cases where the Company is not the surviving company in a business combination, each holder of a right will automatically receive one-tenth (1/10) of one share of ordinary shares upon consummation of a Business Combination. The Company will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Cayman law. In the event the Company is not the surviving company upon completion of the Business Combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-tenth (1/10) of one ordinary shares underlying each right upon consummation of the Business Combination. If the Company is unable to complete a Business Combination within the required time period and the Company redeems the public shares for the funds held in the trust account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless.

F-30

NOTE 8 - FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1: Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2: Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3: Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2024 and 2023 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value. At December 31, 2024, the Company has recognized the unrealizes loss of $92,316.

Date	Trading Securities	Level	Fair Value
December 31, 2024	Marketable securities held in the trust account	1	$18,000,701

December 31, 2023	Marketable securities held in the trust account	1	$50,880,604

NOTE 9 - SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, the Company identified the following subsequent events that require disclosure in the financial statements.

On January 6, 2025, Promissory Note 1, Promissory Note 2, and Extension Note 2 were further amended and restated to extend the maturity date to promptly after the date the business combination is consummated. Promissory Note 3 was amended and restated to (i) extend the maturity date to promptly after the date the business combination is consummated, and (ii) increase the principal amount to $200,000. On March 25, 2025, Extension Note 2 was further amended to increase the principal amount to $935,000. On April 13, 2025, the Company further amended and restated the Promissory Note to extend the principal amount of the note to $350,000.

F-31

AMC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2025	2024
	(Unaudited)	(Audited)
ASSETS
Current assets
Cash and cash equivalents	$3,015,102	$358,887
Accounts receivable	10,690	54,302
Accounts receivable - related party	958,971	190,168
Inventories, net	1,303,389	3,555,876
Prepaid expenses	93,750	100,912
Other receivable	77,697	125,000
Other receivable - related party, net	262,091	1,959,842
Prepayment	17,164	-
Prepayment - related party - current	45,000	-
Advance to suppliers	31,469	5,049
Stock subscription receivable - related party	-	-
Deferred offering cost	540,204	233,339
Promissory note receivable	1,272,419	623,449
Note receivable - shareholder	-	15,862
Total current assets	7,627,946	7,222,686

Prepayment - related party - noncurrent	36,844	126,965
Right-of-use asset	113,901	-
TOTAL ASSETS	$7,778,691	$7,349,651

LIABILITIES AND STOCKHOLDERS’ EQUITY/(DEFICIT)
Current liabilities
Accounts payable	$913	$-
Accounts payable - related party	-	8,543,243
Accrued and other liabilities	469,962	219,815
Tax payable	6,620	6,673
Other payable - related party	8,533	6,269
Short term loan	-	821,982
Warranty liabilities - current portion	81,625	69,010
Lease liability - current portion	56,588	-
PIPE financing fund received in advance	4,000,000	-
Total current liabilities	4,624,241	9,666,992

Warranty liabilities - noncurrent	19,818	14,274
Lease liability - noncurrent	67,379	-
TOTAL LIABILITIES	4,711,438	9,681,266

Stockholders’ equity/(deficit)
Ordinary shares, $0.01 par value, 10,000,000 shares authorized, 8,228,571 shares issued and outstanding as of September 30, 2025 and 8,000,000 December 31, 2024	82,286	80,000
Additional paid-in capital	5,062,413	64,699
Accumulated deficits	(2,071,448)	(2,470,588)
Accumulated other comprehensive loss	(5,998)	(5,726)
Total stockholders’ equity/(deficit)	3,067,253	(2,331,615)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY/(DEFICIT)	$7,778,691	$7,349,651

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-32

AMC CORPORATION

UNAUDTIED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Three months ended		Nine months ended
	September 30,		September 30,
	2025	2024	2025	2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
REVENUES
Product revenue	$285,785	$2,415,738	$2,256,901	$5,903,804
Product revenue - related party	212,992	-	359,781	-
Revenue share – related party	999,253	743,289	2,071,148	2,106,668
Total Revenues	1,498,030	3,159,027	4,687,830	8,010,472
COST OF REVENUES
E-commerce platform expenses	(82,322)	(662,569)	(651,339)	(1,594,637)
Product cost	(305,306)	(2,425,408)	(2,051,567)	(4,799,054)
Delivery and freight cost	(5,368)	(72,881)	(38,904)	(160,898)
Inventory impairment losses	(51,933)	(22,006)	(138,006)	(946,477)
Total Cost of Revenues	(444,929)	(3,182,864)	(2,879,816)	(7,501,066)
Gross Profit/(Loss)	1,053,101	(23,837)	1,808,014	509,406

OPERATING EXPENSES
General and administrative expenses	(330,139)	(663,277)	(1,931,788)	(1,540,053)
Reversal/(provision) for credit losses - related party	-	72,470	-	(279,712)
Sales and marketing expenses	(39,622)	(483,093)	(651,841)	(1,527,953)
Research and development expenses	-	(33,158)	(23,832)	(196,299)
Total Operating Expenses	(369,761)	(1,107,058)	(2,607,461)	(3,544,017)

INCOME/(LOSS) FROM OPERATIONS	683,340	(1,130,895)	(799,447)	(3,034,611)

OTHER INCOME (EXPENSES)
Other income - related party	-	392,578	1,217,586	1,021,815
Other income/(expense), net	24,230	35,653	13,552	35,382
Interest income	53	200	501	201
Interest expense - related party	-	-	-	(18,999)
Interest expense	33	-	(24,551)	-
Total Other Income, Net	24,316	428,431	1,207,088	1,038,399
INCOME/(LOSS) BEFORE INCOME TAX	707,656	(702,464)	407,641	(1,996,212)
Income tax expense	(2,427)	(3,433)	(8,501)	(7,494)
NET INCOME/(LOSS)	$705,229	$(705,897)	$399,140	$(2,003,706)
Other comprehensive loss	(99)	(202)	(272)	(83)
TOTAL COMPREHENSIVE INCOME/(LOSS)	$705,130	$(706,099)	$398,868	$(2,003,789)

NET INCOME/(LOSS) PER SHARE: BASIC	$0.09	$(0.09)	$0.05	$(0.25)
NET INCOME/(LOSS) PER SHARE: DILUTED	$0.09	$(0.09)	$0.05	$(0.25)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC	8,228,571	8,000,000	8,082,051	8,000,000
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: DILUTED	8,228,571	8,000,000	8,082,051	8,000,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-33

AMC CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY/(DEFICIT)

	Ordinary Shares		Additional		Accumulated Other Comprehensive
	Number of Shares	Amount	Paid-in Capital	Accumulated Deficits	Income / (Loss)	Total
Balance at January 1, 2024	8,000,000	$80,000	$64,699	$(1,693,627)	$(5,999)	$(1,554,927)
Net loss	-	-	-	(556,454)	-	(556,454)
Other comprehensive income	-	-	-	-	83	83
Balance at March 31, 2024	8,000,000	$80,000	$64,699	$(2,250,081)	$(5,916)	$(2,111,298)
Net loss	-	-	-	(741,356)	-	(741,356)
Other comprehensive income	-	-	-	-	36	36
Balance at June 30, 2024	8,000,000	$80,000	$64,699	$(2,991,437)	$(5,880)	$(2,852,618)
Net loss	-	-	-	(705,897)	(202)	(706,099)
Balance at September 30, 2024	8,000,000	$80,000	$64,699	$(3,697,334)	$(6,082)	$(3,558,717)

	Ordinary Shares		Additional	Accumulated	Accumulated Other
	Number of Shares	Amount	Paid-in Capital	Earnings/ (Deficits)	Comprehensive Loss	Total
Balance at January 1, 2025	8,000,000	$80,000	$64,699	$(2,470,588)	$(5,726)	$(2,331,615)
Net loss	-	-	-	(77,177)	-	(77,177)
Other comprehensive loss	-	-	-	-	(110)	(110)
Balance at March 31, 2025	8,000,000	$80,000	$64,699	$(2,547,765)	$(5,836)	$(2,408,902)
Common stock	228,571	2,286	4,997,714			5,000,000
Net loss	-	-	-	(228,912)	-	(228,912)
Other comprehensive loss	-	-	-	-	(63)	(63)
Balance at June 30, 2025	8,228,571	$82,286	$5,062,413	$(2,776,677)	$(5,899)	$2,362,123
Net income	-	-	-	705,229	-	705,229
Other comprehensive loss	-	-	-	-	(99)	(99)
Balance at September 30, 2025	8,228,571	$82,286	$5,062,413	$(2,071,448)	$(5,998)	$3,067,253

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-34

AMC CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine months ended
	September 30,
	2025	2024
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income/(loss)	$399,140	$(2,003,706)
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Provision for credit losses - related party	-	279,712
Provision for warranty	18,560	48,544
Inventory impairment losses	138,006	946,477
Non-cash lease expense	63,944	-
Changes in operating assets and liabilities:
Accounts receivable	43,612	(56,499)
Accounts receivable - related party	(768,803)	(9,185)
Inventories, net	2,114,481	(342,530)
Prepaid expenses	7,162	(79,463)
Other receivable	(7,697)	(70,000)
Other receivable - related party, net	1,697,751	544,195
Advance to suppliers	(26,420)	(17)
Due from shareholder	-	366,609
Prepayment	(17,164)	-
Prepayment - related party (current and non-current)	45,121	1,129
Accounts payable	913	(422)
Accounts payable - related party	(8,543,243)	2,170,392
Accrued and other liabilities	(56,718)	102,360
Tax payable	(53)	(12,136)
Other payable - related party	2,264	2,015
Warranty liabilities - current portion	(5,945)	(51,073)
Warranty liabilities - noncurrent	5,544	11,325
Lease liability	(53,878)	-
Net cash (used in) /provided by operating activities	$(4,943,423)	$1,847,727

CASH FLOWS FROM INVESTING ACTIVITIES
Issuance of note receivable – shareholder	-	(532,203)
Repayment of note receivable - shareholder	15,862	500,000
Issuance of promissory note receivable	(593,970)	(456,000)
Net cash used in investing activities	$(578,108)	$(488,203)

CASH FLOWS FROM FINANCING ACTIVITIES
Deferred offering cost	-	(150,000)
Capital contribution	5,000,000	80,000
PIPE fund received in advance	4,000,000	-
Proceeds from note payable - related party	-	1,353,700
Repayment of note payable - related party	-	(2,171,162)
Repayment of short-term loan	(821,982)	-
Net cash provided by / (used in) operating activities	$8,178,018	$(887,462)

Effect of changes of foreign exchange rate on cash and cash equivalent	(272)	(83)

Net increase in cash and cash equivalents	2,656,215	471,979
Cash and cash equivalents - beginning of the period	358,887	127,800
Cash and cash equivalents - end of the period	$3,015,102	$599,779

Supplemental Cash Flow Disclosures
Cash paid for interest expenses	$17,605	$24,453
Cash paid for income taxes	$1,362	$104,282

NON-CASH INVESTING AND FINANCING ACTIVITIES
Right-of-use asset obtained in exchange for lease obligation	$168,418	$-
Unpaid deferred offering cost	$306,865	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-35

AMC CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	ORGANIZATION AND BUSINESS BACKGROUND

Description of Business

AMC Corporation (hereinafter referred to as “the Company” or “AMC”) was incorporated under the laws of the State of Washington on October 21, 2021. The Company’s product portfolio includes YI dome guard, home camera, and outdoor camera, designed for residential homes and small businesses. The Company operates by acquiring security cameras from suppliers in Asia and subsequently retailing them through e-commerce platforms across the United States, Canada, and Europe.

Business combination (the “Merger”)

On August 16, 2024, the Company entered into a Business Combination Agreement (the “BCA”) with AlphaVest Acquisition Corp, a Cayman Islands exempted company (“SPAC”). In June 2025, the Company amended the BCA to increase the enterprise value from $175,000,000 to $180,000,000 and extended the termination date from June 30, 2025 to December 31, 2025. As a result of the Business Combination, SPAC will become a Delaware corporation, the shareholder of the Company will become a shareholder of SPAC, and the Company will become a wholly owned subsidiary of SPAC.

Contractual arrangements with variable interest entities (“VIEs”)

The e-commerce online stores for the respective regions are operated under the entities Shanghai Xiaoyun Technology Limited (“Xiaoyun”) and Kunshan Yishijue Technology Limited (“Yishijue”). These entities have authorized the Company to utilize their e-commerce platform accounts free of charge for a duration of 5 years, starting from October 21, 2021 (hereinafter referred to as the “Authorization Agreement”). The Authorization Agreement with Xiaoyun and Yishijue will continue until the existing inventory of AMC’s products is sold, upon which it will be terminated.

Two nominal individuals hold shares of Yishijue and Xiaoyun on behalf of Sean Da, the Company’s majority shareholder. However, Sean controls the primary economic activities of these two entities, such as the authorization or transfer of online stores on e-commerce platforms to AMC.

Yishijue has no business operations other than owning the online stores it authorizes the Company to use. It had no revenue since inception and only incurred general administrative, finance expenses, and interest expense for the three and nine months ended September 30, 2025 and 2024.

Xiaoyun was founded in July 2020 to provide services for applying for patents and intellectual properties (IP). It ceased its services at the end of 2022 and has not generated any revenue since then. Xiaoyun has no plans to continue operating its original business to provide patent and IP services or to start a new business in the future.

F-36

Consolidation Analysis

Entity being evaluated	Variable Interest	VIE?	Primary Beneficiary	Consolidation?
Kunshan Yishijue Technology Limited (“Yishijue”)	Authorization Agreement	Yes	AMC	Yes
Shanghai Xiaoyun Technology Limited (“Xiaoyun”)	Authorization Agreement	Yes	AMC	Yes

By-design Approach

The Company follows the guidance in Accounting Standards Codification (ASC) 810, Consolidation. Specifically, ASC 810-10-25-22D outlines the by-design approach for determining whether a legal entity should be consolidated as a Variable Interest Entity (VIE). This approach involves a two-step analysis to evaluate the nature and purpose of the legal entity, ensuring the appropriate treatment of variable interests.

Step 1:

Analyze the nature of the risks in the legal entity (ASC 810-10-25-24 through 25-25):

The first step requires identifying the risks associated with the legal entity. These risks could include operational, market, financial, or other factors that affect the variability in the legal entity’s performance and outcomes. The Company assesses these risks to understand how they contribute to variability in the legal entity’s financial structure.

The evaluated entities — Yishijue and Xiaoyun — have operational risks that create variability in their performance and outcomes.

Step 2:

Determine the purpose for which the legal entity was created and determine the variability (created by the risks identified in Step 1) the legal entity is designed to create and pass along to its interest holders (ASC 810-10-25-26 through 25-36):

The second step involves examining the legal entity’s intended purpose. This includes determining the variability the legal entity was designed to create and pass along to its interest holders. By identifying the specific risks and their intended transfer, the Company can assess whether its interests are variable and if consolidation is necessary.

Yishijue and Xiaoyun began passing along their operational risks to AMC upon signing the Authorization Agreement on AMC’s inception date, as neither entity engages in any business operations other than owning the online stores they authorized AMC to use. Therefore, the Authorization Agreements of both Yishijue and Xiaoyun are considered variable interests. Yishijue and Xiaoyun are variable interest entities.

Beneficiary Analysis

If the entity being evaluated is a VIE, The Company then follows the guidance under ASC 810-10-25-38A to determine the primary beneficiary of the VIE. The primary beneficiary is the reporting entity that is required to consolidate the VIE. Within the VIE model, the party that is determined to have a controlling financial interest is referred to as the primary beneficiary. The primary beneficiary is the variable interest holder that has both of the following criteria:

1)	Power to direct the activities of the entity that most significantly impact the entity’s economic performance (the power criterion)
2)	The obligation to absorb losses of the entity, or the right to receive benefits of the entity, which could be potentially significant to the entity (the economics criterion)

If a reporting entity determined to be the primary beneficiary of a VIE does not have an equity investment in the entity, the primary beneficiary must consolidate 100% of the balance sheet and income statement of the VIE and should generally apply consolidation procedures as if it were the parent in a typical parent-subsidiary relationship.

F-37

The operation of online stores is the most significant business activity influencing the economic performance of Yishijue and Xiaoyun. AMC has the authority to direct the operations of these stores in ways that most significantly impact their economic performance (power criterion). Additionally, AMC bears the obligation to absorb losses or has the right to receive benefits from the operations of online stores on the e-commerce platforms owned by Yishijue and Xiaoyun (economics criterion). Therefore, AMC is the primary beneficiary and must consolidate the financial statements of Yishijue and Xiaoyun.

Based on this assessment, the Company has consolidated Yishijue and Xiaoyun in its financial statements, reflecting their risk transfer structure and AMC’s controlling financial interest.

Accounting for Authorization Agreement

The values of the Amazon stores under Yishijue and Xiaoyun were deemed immaterial as of October 21, 2021. Consequently, these entities did not charge AMC any usage fees.

The authorization agreements by Yishijue and Xiaoyun are considered variable interests, and these two entities have been considered as variable interest entities (VIEs) since October 21, 2021. As a result, the Company has consolidated the financial statements of Yishijue and Xiaoyun. Therefore, the authorization agreements are essentially intercompany transactions that have been eliminated in consolidation.

The Authorization Agreement with Xiaoyun and Yishijue will remain in effect until the existing inventory of AMC’s products has been sold, at which time the agreements will be terminated. Once the Authorization Agreements are terminated, the two VIEs, Xiaoyun and Yishijue, will be deconsolidated from AMC’s financial statements, as the variable interests will no longer exist. AMC will operate the online stores on the e-commerce platforms independently. The two VIEs will no longer pass along risks or benefits to AMC, and AMC will no longer be the beneficiary of the two VIEs, as AMC will no longer control their economic performance.

Assets and liabilities of consolidated VIEs

The Company’s unaudited condensed consolidated financial statements include the assets, liabilities, equity and results of operations of VIEs for which the Company is the primary beneficiary. The following table summarizes the carrying amounts of these entities’ assets and liabilities included in the Company’s consolidated balance sheets at September 30, 2025 and December 31, 2024.

	September 30,	December 31,
	2025	2024
	(Unaudited)	(Audited)
Current asset:
Other receivable from AMC	$-	$821,982
Other current asset	3,720	2,089
Total Asset	$3,720	$824,071
Current liability:
Short term bank loan	$-	$821,982
Other current liability	12,474	15,959
Total Liability	$12,474	$837,941

In November, 2024, Xiaoyun obtained a bank loan of 6 million RMB (equivalent to $821,982 as of December 31, 2024) from Hongkong and Shanghai Banking Corporation Bank (HSBC) with a six-month term and an interest rate of 8%. The loan proceeds were used to pay Senslab, AMC’s supplier, for inventory purchases on behalf of AMC. As a result, the primary current liability of the VIE Xiaoyun is this short-term bank loan and the primary current asset is the intercompany transaction “other receivable from AMC”. This intercompany receivable is eliminated against “other payable–related party” on AMC’s books in the unaudited condensed consolidated financial statements.

F-38

In April, 2025, Xiaoyun repaid the RMB 6 million loan in full to HSBC, including accrued interest, using payments received from AMC. As a result, the intercompany receivable and payable between Xiaoyun and AMC were settled in conjunction with the loan repayment.

Cash and asset transfer between AMC and VIEs

There were no cash or asset transfer between AMC and VIEs as of and for the nine months ended September 30, 2025 and 2024.

Risks in relation to the VIE structure

In the opinion of management, based on the legal opinion obtained from the Company’s local legal counsel, the ownership structures of the Company and its VIEs, do not and will not violate any applicable local laws, regulations, or rules currently in effect; the agreements among the Company, each of the VIEs and its nominee shareholders, governed by local laws, as described above, are valid, binding and enforceable in accordance with their terms and applicable local laws, rules, and regulations currently in effect, both currently and immediately after giving effect to the listing in capital market, and do not and will not violate any applicable local laws, regulations, or rules currently in effect. However, there are substantial uncertainties regarding the interpretation and application of current and future local laws and regulations. Accordingly, if the local government finds that the contractual arrangements do not comply with its restrictions on foreign ownership of businesses, or if the local government otherwise finds that the Company and the VIEs are in violation of local laws or regulations or lack the necessary permits or licenses to operate the Company’s business, the relevant regulatory authorities would have broad discretion in dealing with such violations, including:

●	revoking the business and operating licenses of the Company;
●	discontinuing or restricting the operations;
●	imposing fines or confiscating any of VIEs’ income that they deem to have been obtained through illegal operations;
●	imposing conditions or requirements with which the Company’s subsidiaries or the VIEs may not be able to comply;
●	requiring the Company to restructure the ownership structure or operations, including terminating the contractual arrangements with the VIEs;
●	restricting or prohibiting the Company’s use of the proceeds of overseas offering to finance the business and operations in these jurisdictions; or
●	taking other regulatory or enforcement actions that could be harmful to the business.

In June 2025, the Company issued 228,571 shares of its common stock to Kami for a total purchase price of $5,000,000. The proceeds were fully collected from Kami in July, 2025. On July 31, 2025, Sean Da transferred 345,714 shares of common stock to Smart Top Corporation Limited and 340,000 shares to ZKCam Technology Limited, each with a par value of $0.01 per share, as an irrevocable gift without receiving any consideration. These corporate restructurings did not cause the Company to lose its rights to direct the activities of the two VIEs. Sean Da remains the majority shareholder of the Company.

If the imposition of any of these penalties or requirement to restructure the Company’s corporate structure causes it to lose the rights to direct the activities of the two VIEs or the Company’s right to receive its economic benefits, the Company would no longer be able to consolidate the financial results of the two VIEs in its unaudited condensed consolidated financial statements.

F-39

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with U.S. GAAP for interim financial information. Certain information and note disclosures normally included in the annual financial statements prepared in accordance with U.S. GAAP have been condensed or omitted consistent with Article 10 of Regulation S-X. The unaudited condensed consolidated financial statements have been prepared on the same basis as the audited financial statements and include all adjustments as necessary for the fair statement of the Company’s financial position as of September 30, 2025 and December 31, 2024, results of operations for the three and nine months and cash flows for the nine months ended September 30, 2025 and 2024. The consolidated balance sheet as of December 31, 2024 has been derived from the audited consolidated financial statements. The unaudited condensed consolidated financial statements and related disclosures have been prepared with the presumption that users of the unaudited condensed consolidated financial statements have read or have access to the audited consolidated financial statements for the preceding fiscal years. Accordingly, these financial statements should be read in conjunction with the audited consolidated financial statements and related footnotes for the year ended December 31, 2024. The accounting policies applied are consistent with those of the audited consolidated financial statements for the preceding fiscal year. Results for the nine months ended September 30, 2025 are not necessarily indicative of the results expected for the full fiscal year or for any future period.

The Company’s fiscal year-end date is December 31.

Variable interest entities

Pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Section 810, “Consolidation” (“ASC 810”), the Company is required to include in its unaudited condensed consolidated financial statements, the financial statements of its variable interest entities (“VIEs”). ASC 810 requires a VIE to be consolidated if that company is subject to a majority of the risk of loss for the VIE or is entitled to receive a majority of the VIE’s residual returns. VIEs are those entities in which a company, through contractual arrangements, bears the risk of, and enjoys the rewards normally associated with ownership of the entity, and therefore the company is the primary beneficiary of the entity. Under ASC 810, a reporting entity has a controlling financial interest in a VIE, and must consolidate that VIE, if the reporting entity has both of the following characteristics: (a) the power to direct the activities of the VIE that most significantly affect the VIE’s economic performance; and (b) the obligation to absorb losses, or the right to receive benefits, that could potentially be significant to the VIE. The reporting entity’s determination of whether it has this power is not affected by the existence of kick-out rights or participating rights, unless a single enterprise, including its related parties and de - facto agents, have the unilateral ability to exercise those rights.

On AMC’s inception date, October 21, 2021, Yishijue and Xiaoyun authorized the Company to utilize their e-commerce platform accounts free of charge for a duration of five years. Through these contractual arrangements, the Company bears all risks of loss and is entitled to all benefits derived from Yishijue and Xiaoyun. In accordance with ASC 810-10-25-38A through 25-38J, the Company is the primary beneficiary of Yishijue and Xiaoyun. As a result, Yishijue and Xiaoyun are considered variable interest entities (“VIE”) of the Company, and their financial statements have been consolidated from the date control was established, October 21, 2021. The stockholders of Yishijue and Xiaoyun do not hold any kick-out rights that affect the consolidation determination.

Xiaoyun and Yishijue are expected to cease selling AMC’s products upon depletion of existing inventory by the end of 2025, at which time their Authorization Agreements will be terminated. The Company will reassess the accounting treatment following the termination of the Authorization Agreements.

Principles of Consolidation

The unaudited condensed consolidated financial statements include the financial statements of the Company and the two VIEs of Xiaoyun and Yishijue. All intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ from those estimates. Significant items subject to such estimates and assumptions include, but are not limited to, allowance for credit losses, valuation of inventory, estimated replacement rates to calculate warranty liabilities and warranty expenses.

F-40

Foreign Currency and foreign currency translation

The Company’s reporting currency is U.S. dollars (“USD”). The functional currency for the two VIEs is Renminbi (“RMB”). The functional currency of AMC is U.S. dollars.

Transactions denominated in currencies other than functional currency are translated into functional currency at the exchange rates quoted by authoritative banks prevailing at the dates of the transactions. Foreign currencies received from the European and Canadian ecommerce platforms are translated into USD. Exchange gains and losses resulting from those foreign currency transactions denominated in a currency other than the functional currency are recorded as other income or other expense.

The unaudited condensed consolidated financial statements of the Company are translated from the respective functional currencies into USD. Assets and liabilities are translated into USD using the applicable exchange rates at the balance sheet date. Equity accounts other than earnings generated in current period are translated into USD at the appropriate historical rates. Revenues, expenses, gains and losses are translated into USD using the periodic average exchange rates. The resulting foreign currency translation adjustments are recorded in accumulated other comprehensive income as a component of shareholders’ equity.

Nine months ended September 30, 2025
Balance sheet, except for equity accounts	¥7.1207	RMB to $1 USD
Income statement and cash flows	¥7.2221	RMB to $1 USD

Year ended December 31, 2024
Balance sheet, except for equity accounts	¥7.2994	RMB to $1 USD
Income statement and cash flows	¥7.1887	RMB to $1 USD

Nine months ended September 30, 2024
Balance sheet, except for equity accounts	¥7.0181	RMB to $1 USD
Income statement and cash flows	¥7.1876	RMB to $1 USD

Cash and Cash Equivalents

Cash consists of cash in bank with no restrictions and highly liquid investments which are unrestricted as to withdrawal or use, and have remaining maturities of three months or less when initially purchased.

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

As of September 30, 2025 and December 31, 2024, the Company had cash balances of $3,015,102 and $358,887, respectively, and $nil cash equivalents for each reporting date. Please refer to “Concentration of credit risk” section for the credit risk of cash in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000.

Accounts receivable and Accounts receivable- related party

Accounts receivable is stated at the amount the Company expects to collect from customers through the e-commerce platforms. Accounts receivable- related party is stated at the amount the Company expects to collect from Kami Vision Incorporated (hereinafter referred to as “Kami”) for revenue shares. Please refer to Note 8- Related party balances and transactions.

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Credit losses were estimated using the loss-rate method, which analyzes the probability of unrecoverable accounts based on an expected loss ratio. This ratio is calculated using the average historical loss rate, adjusted for forward-looking factors such as inflation, real GDP growth, unemployment rates, and industry sales growth.

No allowance for credit loss is recorded for “accounts receivable” or “accounts receivable- related-party”, as the average historical loss rate is 0% based on historical receivable write-offs. The Company writes off receivable balances against the allowance only after all collection efforts have been exhausted and the potential for recovery is deemed remote. To date, the Company has experienced little, if any, uncollectible accounts receivable or accounts receivable-related party.

Other receivable- related party, net

Other receivables – related party primarily consist of a receivable from Kami for marketing subsidies, a receivable from Ants, and advance payments made to the Company’s majority shareholder, Sean Da, for business travel.

The balances presented on the condensed consolidated balance sheets are net of allowance for credit losses. Refer to Note 8 “Related party balances and transactions”. In connection with the assessment of current expected credit loss under ASC Topic 326, Measurement of Credit Losses on Financial Instruments, the Company recorded $nil and a reversal for credit losses of $72,470 during the three months ended September 30, 2025 and 2024, respectively, and $nil and a provision for credit losses of $279,712 during the nine months ended September 30, 2025 and 2024, respectively, against receivables due from Ants, using the loss-rate method. Refer to the above section of “Accounts receivable and Accounts receivable- related party” for details about the loss-rate method, and to Note 8 – “Provision for Credit Losses – Related Party” for information regarding the reversal and provision for credit losses related to Ants Technology (HK) Limited.

Inventories, net

The inventory costs include the product costs and the freight-in costs. Product costs are based on the purchase price using the moving average cost method. On a monthly basis, product costs are recalculated based upon the average product cost per unit. Freight-in costs are allocated to each product using the average freight-in cost per unit.

Inventories are stated at lower of cost or net realizable value. The Company evaluates inventories on a quarterly basis for potential net realizable value adjustments, reducing the carrying value of inventories that exceed their estimated net realizable value. Where there is evidence that the utility of inventories, in their disposal in the ordinary course of business, will be less than cost, whether due to physical deterioration, obsolescence, changes in price levels, or other causes, the inventories are written down to net realizable value. Net realizable value is the estimated selling price in the normal course of business less any costs to complete and sell products. Any excessive spoilage is recorded as current period charges.

During the nine months ended September 30, 2025 and 2024, 100% of the Company’s inventories were purchased from related parties, Senslab HK Limited and its subsidiary Senslab Technology Co., Ltd (collectively referred to as “Senslab”). Refer to Note 12 “Concentration Risk” for purchases from each supplier under Supplier Concentration. AMC has secured favorable payment terms with Senslab, extending the payment period from 60 days to 180 days.

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Deferred offering costs associated with the Business Combination

The Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP ASC 805. Under this method of accounting, AMC is accounting acquirer, and as a result, qualifying transaction costs incurred by AMC are treated as deferred offering cost and any balance below the net proceeds from this reverse recapitalization will be charged directly to equity. This recording complies with the requirements of FASB ASC Topic 340-10-S99-1, “Other Assets and Deferred Costs – SEC Materials” (“ASC 340-10-S99”) and SEC Staff Accounting Bulletin Topic 5A, “Expenses of Offering”. Deferred offering costs consist of legal and other professional expenses incurred through the balance sheet date that are directly related to the proposed Business Combination and that will be charged to shareholders’ equity upon the completion of the proposed Business Combination with any balance below the net proceeds from this Business Combination. Should the proposed Business Combination prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operation expenses. As of September 30, 2025 and December 31, 2024, the related costs in the aggregate of $540,204 and $233,339, respectively, have been recorded as deferred offering cost.

Revenue

The Company generated revenues of $1,498,031 and $3,159,027 for the three months ended September 30, 2025 and 2024, respectively and of $4,687,830 and $8,010,472 for the nine months ended September 30, 2025 and 2024, respectively.

	Three months ended		Nine months ended
	September 30,		September 30,
	2025	2024	2025	2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
REVENUES
Product revenue	$285,785	$2,415,738	$2,256,901	$5,903,804
Product revenue - related party	212,992	-	359,781	-
Revenue share – related party	999,253	743,289	2,071,148	2,106,668
Total Revenues	1,498,030	3,159,027	4,687,830	8,010,472

According to Revenue from Contracts with Customers (FASB ASC Topic 606), revenue is recognized or realizable and earned when all five of the following criteria are met: (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue when (or as) the entity satisfies a performance obligation. Revenue is reported net of all value added taxes.

—Performance Obligation

The Company satisfies the performance obligation in the contract and recognizes its revenue in accordance with ASC 606-10-25-23.

For the product sales via e-commerce platforms, revenues are recognized when the products are shipped to customers. Since e-commerce platforms handle the shipping of products on behalf of the Company and takes responsibility for lost packages, revenue is recognized on the statements from e-commerce platforms once the orders are shipped by the Company. The e-commerce platforms pay the Company within 3 to 14 days after the products are shipped. Since the Company does not receive payments before product shipment, it does not have any deferred revenue.

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For the revenue share received from Kami, revenues are recognized when an end user referred by AMC subscribes to the cloud service provided by Kami and makes a payment. Kami sends the Company a monthly notice summarizing the revenue share generated from the Company’s customers who utilize Kami’s cloud services. These cloud services involve storing recorded videos, image analysis, and providing alert and intelligence detection. According to the revenue share agreement, Kami allocates 30% of subscription revenues to AMC for new customers referred by AMC during the first year of subscription, 15% of the revenue for second-year customers, and no allocation for subsequent years (hereinafter referred to as “Revenue Share”). On July 1, 2025, the Company entered into an amended agreement with Kami to update the Revenue Share percentages. Under the amended agreement, Kami allocates 30% of subscription revenues to AMC for new customers referred by AMC during the first three years of their recurring subscriptions. In accordance with ASC 606-10-25-12, this revenue share contract modification is not accounted for as a separate contract as it neither increases the scope of the contract nor does the price increase reflect a standalone selling price for any additional goods or services. As the modification does not constitute a separate contract, the Company accounts for it prospectively and it has no impact on revenue previously recognized.

—Transaction Price

The transaction price for product sales is fixed as the listing price on the e-commerce platforms. To promote product sales, the Company periodically reduces the listing price. As a result, promotions are offered as a reduced fixed price displayed on the e-commerce platform, and revenue is recognized based upon the reduced price.

Revenues collected from platform customers are deposited into a cross-border payments platform, to which the Company has direct control and access.

The transaction price for the Revenue Share from Kami is based upon fixed percentages stipulated in the contract. This revenue share does not involve any variable considerations or considerations in a form other than cash.

—Product Return Policy

The Company has a product return policy that permits e-commerce platform customers in North America to return products within 30 days from the date of purchase. For items purchased during the holiday season from October to December, the return period is extended until the end of January in the following year. For customers in Europe, the return period for e-commerce platforms is 30 days from the date of purchase. Within these specified periods, the Company offers a full refund for returned products, provided the return criteria are met.

The Company recognizes revenues adjusted for returns based upon the e-commerce platform statements, which reflect the actual refunds for returns. The Company reviews the subsequent statements after the reporting date and adjusts revenue for returns related to sales in the reporting period accordingly. For returns occurring during the reporting period, adjustments are made in the month of the return. During the three and nine months ended September 30, 2025 and 2024, the Company’s revenue was not significantly impacted by returns due to the short-term free return policy.

—Product Warranty

The product warranty does not provide cash payments to customers from e-commerce platforms; instead, it only offers free product replacements. Refer to the Note 11 “Warranty Liabilities” for further details.

—Reporting Revenue Gross versus Net

According to ASU 2016-08 Principle versus Agent Considerations, when a third party is involved in providing goods or services to a customer, the entity must determine whether its performance obligation is to provide the good or service itself (i.e., the entity is a principal) or to arrange for another party to provide the good or service (i.e., the entity is an agent). An entity makes this determination by evaluating the nature of its promise to the customer. An entity is a principal (and, therefore, records revenue on a gross basis) if it controls the promised good or service before transferring it to the customer. An entity is an agent (and records as revenue the net amount it retains as a commission) if its only role is to arrange for another entity to provide the goods or services.

For the product sales via e-commerce platforms, the Company is a principal and recognizes revenue on a gross basis. The Company is a principal because it controls the promised good or service before transferring it to a customer. This control is determined by the following indicators 1) The Company is the primary obligor in the sales transaction and responsible for providing products and service. 2) The Company bears the inventory risk. The Company will first indemnify customers for product damages and then request reimbursements from suppliers if the suppliers are determined to be responsible for the damages. 3) The Company selects suppliers and manages the entire sales process. 4) The Company sets the product price and has control over the entire transaction. The Company takes the risk of collectability of the accounts receivable.

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There is no consignment arrangement between the Company and the suppliers. The Company is obligated to make payments for the goods when acquiring them from the suppliers, without the option to pay after the products have been sold. The Company assumes all inventory risks associated with the purchased goods. Furthermore, the products will be shipped directly from Amazon warehouses to the customers, with no direct shipments from the supplier’s warehouse to the customers.

For the Revenue Share from Kami, who provides cloud services to the Company’s customers, the Company acts as an agent and recognizes revenue on a net basis. The net revenue represents the Company’s share as determined by the percentages specified in the Revenue Share agreement with Kami. The Company is an agent because it is not responsible for fulfilling the promise of delivering cloud services to customers. Additionally, the Company does not bear the risks associated with the cloud service subscriptions or determine the subscription prices.

Cost of revenues

Cost of revenues includes cost of products, e-commerce platform fees, delivery and freight costs, and inventory impairment loss. The Company expenses cost of revenues in conjunction with sales as incurred. The Company incurred cost of revenues of $444,929 and $3,182,864 for the three months ended September 30, 2025 and 2024, respectively, and $2,879,816 and $7,501,066 for the nine months ended September 30, 2025 and 2024, respectively.

General and administrative expenses

General and administrative expenses primarily consist of costs for consulting fees, payroll expenses, storage fees, and professional fees. The Company expensed all general and administrative expense as incurred. For the three months ended September 30, 2025, and 2024, the Company incurred general and administrative expenses of $330,139 and $663,277, respectively. For the nine months ended September 30, 2025, and 2024, the Company incurred general and administrative expenses of $1,931,788 and $1,540,053, respectively.

Sales and marketing expenses

Sales and marketing expenses primarily consist of costs for the promotion of business brand and product marketing and warranty expenses. The Company expensed all marketing and advertising costs as incurred. For the three months ended September 30, 2025 and 2024, the Company incurred sales and marketing expenses of $39,622 and $483,093, respectively. For the nine months ended September 30, 2025, and 2024, the Company incurred sales and marketing expenses of $651,841 and $1,527,953, respectively.

Provision and reversal for credit losses

The Company determines expected credit losses using the loss-rate method, applying an estimated loss rate to the ending balances of accounts receivable, other receivables, other receivable - related party, subscription receivable, and promissory notes receivable. For the three months ended September 30, 2025 and 2024, the Company recorded $nil and a reversal of credit losses of $72,470, respectively. For the nine months ended September 30, 2025 and 2024, the Company recorded $nil and a provision of credit losses of $279,712, respectively.

Warranty expenses

Sales of products via the e-commerce platforms include warranties to customers that replace malfunctional products. These standard warranties are assurance type warranties and do not offer any services in addition to the assurance that the product will continue working as specified for one or more years. Therefore, warranties are not considered separate performance obligations in the arrangement. Instead, the expected cost of warranties is accrued as an expense in accordance with authoritative guidance.

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Other income/(expense)

Other income – related party consists of subsidy income from Kami to support the Company’s marketing campaigns via the e-commerce platforms and income from customer support services for Ants’ former customers prior to the authorization of its Amazon store to the Company. Please refer to Note 8 – Related party balances and transactions for details. For the three months ended September 30, 2025 and 2024, the Company recognized other income – related party of $nil and $392,578, respectively. For the nine months ended September 30, 2025 and 2024, the Company recognized other income – related party of $1,217,586 and $1,021,815, respectively.

Other income from non-related parties mainly consists of foreign exchange gain. For the three months ended September 30, 2025 and 2024, the Company incurred net other income of $24,230 and $35,653, respectively. For the nine months ended September 30, 2025 and 2024, the Company incurred net other income of $13,552 and $35,382, respectively.

Income taxes

The Company accounts for income taxes in accordance with ASC740, “Income Taxes”. The provision for income taxes is determined using the asset and liability approach of accounting for income taxes. Under this approach, the provision for income taxes represents income taxes paid or payable (or received or receivable) for the current year plus the change in deferred taxes during the year. Deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid, and result from differences between the financial and tax bases of the Company’s assets and liabilities. Deferred taxes are calculated as the Company’s anticipated tax rate times the difference between its taxable income and accounting earnings before taxes.

Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized. In evaluating the need for a valuation allowance, management considers all potential sources of taxable income, including income available in carryback periods, future reversals of taxable temporary differences, projections of taxable income, and income from tax planning strategies, as well as all available positive and negative evidence. Positive evidence includes factors such as a history of profitable operations, projections of future profitability within the carryforward period, including from tax planning strategies, and the Company’s experience with similar operations. Existing favorable contracts and the ability to sell products into established markets are additional positive evidence. Negative evidence includes items such as cumulative losses, projections of future losses, or carryforward periods that are not long enough to allow for the utilization of a deferred tax asset based on existing projections of income. Deferred tax assets for which no valuation allowance is recorded may not be realized upon changes in facts and circumstances, resulting in a future charge to establish a valuation allowance.

Tax benefits related to uncertain tax positions taken or expected to be taken on a tax return are recorded when such benefits meet a more likely than not threshold. Otherwise, these tax benefits are recorded when a tax position has been effectively settled, which means that the statute of limitation has expired or the appropriate taxing authority has completed their examination even though the statute of limitations remains open. Interest and penalties related to uncertain tax positions are recognized as part of the provision for income taxes and are accrued beginning in the period that such interest and penalties would be applicable under relevant tax law until such time that the related tax benefits are recognized. There were no material uncertain tax positions as of September 30, 2025 and December 31, 2024. All tax returns since the Company’s inception are subject to examination by tax authorities.

Comprehensive loss

The Company applies ASC 220, Comprehensive Income, with respect to reporting and presentation of comprehensive loss and its components in a full set of financial statements. Comprehensive loss is defined to include all changes in equity of the Company during a period arising from transactions and other events and circumstances except those resulting from investments by shareholders and distributions to shareholders. For the periods presented, the Company’s comprehensive loss includes net loss and other comprehensive loss, which primarily consists of the foreign currency translation adjustments.

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Lease

The lease terms include options to renew or terminate the lease when it is reasonably certain that it will exercise the option. In accordance with ASC Topic 842, Leases (“ASC 842”), the Company determines if a contract contains a lease based on (1) whether it has the right to obtain substantially all of the economic benefits from the use of an identified asset which the Company does not own and (2) whether it has the right to direct the use of an identified asset in exchange for consideration.

Right of use (“ROU”) assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets are recognized as the amount of the lease liability, adjusted for lease incentives received. Lease liabilities are recognized at the present value of the future lease payments at the lease commencement date. The interest rate used to determine the present value of the future lease payments is the Company’s incremental borrowing rate (“IBR”), because the interest rate implicit in most of the Company’s leases is not readily determinable. The IBR is a hypothetical rate based on the Company’s understanding of what its credit rating would be to borrow and resulting interest the Company would pay to borrow an amount equal to the lease payments in a similar economic environment over the lease term on a collateralized basis. Lease payments may be fixed or variable, however, only fixed payments or in-substance fixed payments are included in the Company’s lease liability calculation. Variable lease payments are recognized in operating expenses in the period in which the obligation for those payments is incurred.

The lease right-of-use assets are initially measured at the carrying amount of the lease liability and adjusted for any prepaid or accrued lease payments, remaining balance of lease incentives received, unamortized initial direct costs, or impairment charges relating to the right-of-use-asset. Lease expense for minimum lease payments exclusive of the value-added tax are recognized on straight-line basis over the lease term Additionally, the Company elected a short-term lease exception policy, which allows entities to not apply the ASC 842 to short-term leases (i.e. leases with terms of 12 months or less). The Company has also elected to account for lease and non-lease components as a single component for all leases, and elected to utilize an IBR (incremental borrowing rate) that is risk free rate plus premium for all leases when calculating the lease liability.

Net loss per share

Net loss per share is computed in accordance with ASC 260, Earnings per Share.

Basic net loss per share is computed using the weighted average number of ordinary shares outstanding during the period. Diluted net loss per share is computed using the weighted average number of ordinary shares and potential ordinary shares outstanding during the period under treasury stock method. The computation of diluted net loss per share does not assume conversion, exercise, or contingent issuance of securities that would have an anti-dilutive effect (i.e. an increase in earnings per share amounts or a decrease in loss per share amounts) on net loss per share. Diluted loss per share is the same as basic loss per share for the periods presented.

Fair value measurements

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

●	Level 1: Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets;

●	Level 2: Inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. Black-Scholes Option-Pricing model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

●	Level 3: Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability.

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The carrying values of cash, accounts receivable, advance to suppliers, other current assets, accounts payable, and accrued liabilities, and other current liabilities approximate fair value as they all have a short-term nature. When available, the Company uses quoted market prices to determine the fair value of an asset or liability. If quoted market prices are not available, the Company will measure fair value using valuation techniques that use, when possible, current market-based or independently sourced market parameters, such as interest rates and currency rates. As of September 30, 2025, the Company does not have any “Level 2” or “Level 3” fair value assets or liabilities.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. As of September 30, 2025 and December 31, 2024, the Company had uninsured cash balances of $2,604,644 and $nil, respectively. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Segment reporting

ASC 280 Disclosures about Segments of an Enterprise and Related Information, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments. Operating segments are defined as components of an enterprise which engage in business activities from which they may earn revenues and incur expenses, and about which separate financial information is available that is evaluated regularly by the chief operating decision maker, which is the company’s chief executive officer (CEO), in deciding how to allocate resources and in assessing performance. Reportable segments are defined as an operating segment that either (a) exceeds 10% of revenue, or (b) reported profit or loss in absolute amount exceeds 10% of profit of all operating segments that did not report a loss or (c) exceeds 10% of the combined assets of all operating segments. AMC has Amazon online accounts in the U.S., Canada, and Europe. Revenue from the Canadian Amazon online store does not exceed 10% of the total revenue. Therefore, AMC has determined that it has two primary operating segments (1) North America and (2) Europe. Given that the two VIEs, Xiaoyun and Yishijue, are headquartered and operated in China, the unaudited condensed consolidated financial statements are bifurcated into three segments: (1) North America, (2) Europe, and (3) China.

Recently issued accounting pronouncements

In July 2025, the FASB issued ASU 2025-05, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets (“ASU 2025-05”). ASU 2025-05 provides a practical expedient that all entities can use when estimating expected credit losses for current accounts receivable and current contract assets arising from transactions accounted for under ASC 606, Revenue from Contracts with Customers. Under this practical expedient, an entity is allowed to assume that the current conditions it has applied in determining credit loss allowances for current accounts receivable and current contract assets remain unchanged for the remaining life of those assets. ASU 2025-05 is effective for fiscal years beginning after December 15, 2025, and interim reporting periods in those years. Entities that elect the practical expedient and, if applicable, make the accounting policy election are required to apply the amendments prospectively. The Company does not expect the standard to have a material effect on its financial statements.

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In October 2023, the FASB issued ASU 2023-06, Disclosure Improvements: Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative. ASU 2023-06 modifies the disclosure or presentation requirements of a variety of Topics in the Codification. Certain of the amendments represent clarifications to or technical corrections of the current requirements. Because of the variety of Topics amended, a broad range of entities may be affected by one or more of those amendments. Many of the amendments allow users to more easily compare entities subject to the SEC’s existing disclosures with those entities that were not previously subject to the SEC’s requirements. Also, the amendments align the requirements in the Codification with the SEC’s regulations. For entities subject to the SEC’s existing disclosure requirements and for entities required to file or furnish financial statements with or to the SEC in preparation for the sale of or for purposes of issuing securities that are not subject to contractual restrictions on transfer, the effective date for each amendment will be the date on which the SEC’s removal of that related disclosure from Regulation S-X or Regulation S-K becomes effective, with early adoption prohibited. For all other entities, the amendments will be effective two years later. The amendments in this update should be applied prospectively. For all entities, if by June 30, 2027, the SEC has not removed the applicable requirement from Regulation S-X or Regulation S-K, the pending content of the related amendment will be removed from the Codification and will not become effective for any entity. The Company is currently evaluating the potential impact this standard will have on its consolidated financial statements and related disclosures.

On November 4, 2024, the FASB issued ASU 2024-03, which requires disaggregated disclosure of income statement expenses for public business entities (PBEs). ASU 2024-03 adds ASC 220-40 to require a footnote disclosure about specific expenses by requiring PBEs to disaggregate, in a tabular presentation, each relevant expense caption on the face of the income statement that includes any of the following natural expenses: (1) purchases of inventory, (2) employee compensation, (3) depreciation, (4) intangible asset amortization, and (5) depreciation, depletion, and amortization (DD&A) recognized as part of oil- and gas-producing activities or other types of depletion expenses. The tabular disclosure would also include certain other expenses, when applicable. The ASU does not change or remove existing expense disclosure requirements; however, it may affect where that information appears in the footnotes to the financial statements. ASU 2024-03 shall be effective for public business entities for annual reporting periods beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating the potential impact this standard will have on its consolidated financial statements and related disclosures.

Other accounting standards that have been issued by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. We do not discuss recent standards that are not anticipated to have an impact on or are unrelated to our consolidated financial condition, results of operations, cash flows or disclosures.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with a public company which is neither an emerging growth company nor an emerging growth company.

3.	ACCOUNTS RECEIVABLE

As of September 30, 2025 and December 31, 2024, the Company had accounts receivable of $10,690 and $54,302, respectively. The aging of accounts receivable were all less than one year. There was no allowance for credit loss for accounts receivable as of September 30, 2025 and December 31, 2024.

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4.	INVENTORIES, NET

As of September 30, 2025 and December 31, 2024, the Company had inventory balances of $1,303,389 and $3,555,876, consisting of the following:

	September 30,	December 31,
	2025	2024
	(Unaudited)	(Audited)
Purchased goods	$1,558,424	$4,238,942
Freight-in costs	72,200	114,980
Inventory	1,630,624	4,353,922
Less: inventory impairment	(327,235)	(798,046)
Inventory, net	$1,303,389	$3,555,876

For the nine months ended September 30, 2025, the Company recognized an additional provision for inventory impairment of $138,006, as the carrying value of inventory exceeded the net realizable value, and recorded a provision reduction of $608,817 for inventories that were removed, sold, or replaced under warranty. As a result, the ending balance of the inventory provision was $327,235 As of September 30, 2025. The movements in provisions for inventory impairment during the nine months ended September 30, 2025 and 2024 are summarized as below:

	Nine months ended
	September 30,
	2025	2024
	(Unaudited)	(Unaudited)
Balance at the beginning of the period	$798,046	$-
Addition	138,006	946,477
Deletion	(608,817)	-
Balance at the end of the period	$327,235	$946,477

5.	PREPAID EXPENSES

As of September 30, 2025 and December 31, 2024, the Company had prepaid expenses of $93,750 and $100,912, respectively. The prepaid expense as of both September 30, 2025 and December 31, 2024 was for prepaid Federal and State income tax.

6.	OTHER RECEIVABLE

As of September 30, 2025 and December 31, 2024, the Company had other receivable balance of $77,697 and $125,000, respectively. As of September 30, 2025, the balance included a $70,000 fairness opinion valuation fee paid by the Company on behalf of the SPAC in connection with the Business Combination, and $7,697 security deposit. As of December 31, 2024, the balance included a $70,000 fairness opinion valuation fee and a $55,000 extension fee paid by the Company on behalf of the SPAC for the Business Combination.

The portion of other receivables related to expenses the Company paid on behalf of the SPAC for the Business Combination is expected to be eliminated against the SPAC’s other payable balance upon the close of the Business Combination. Therefore, there are no expected credit losses for other receivable.

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7.	PROMISSORY NOTE RECEIVABLE

On May 2, 2024, the Company issued a promissory note to SPAC (the “Promissory Note 1”) allowing SPAC to borrow an aggregate of $440,000 to cover expenses in connection with the extension of Business Combination Period. The Note bears no interest. The entire unpaid principal balance of this Note shall be payable on the earlier of: (i) December 12, 2024 or (ii) promptly after the date on which SPAC consummates an initial business combination. Upon receiving due notification by the Company of the closing of a business combination, SPAC shall convert the unpaid principal balance into a number of shares of non-transferable, non-redeemable, ordinary shares of the Company equal to: (x) the principal amount of the Promissory Note 1 being converted, divided by (y) the conversion price of Ten Dollars ($10.00), rounded up to the nearest whole number of shares, with such conversion to be effective immediately prior to the closing the such business combination. On January 6, 2025, the promissory note was amended and restated to extend the maturity date to promptly after the date the business combination is consummated. On March 25, 2025, the promissory note was further amended to increase the principal amount to $935,000. As of September 30, 2025 and December 31, 2024, outstanding balances under Promissory Note 1 were $825,000 and $440,000, respectively.

On May 2, 2024, the Company issued a promissory note to SPAC (the “Promissory Note 2”), allowing SPAC to borrow up to an aggregate of $126,000. The Promissory Note 2 bears no interest. The entire unpaid principal balance of this Promissory Note 2 shall be payable on the earlier of: (i) December 12, 2024 or (ii) promptly after the date on which Maker consummates an initial business combination. Upon receiving due notification by the Company of the closing of a business combination, AMC shall convert the unpaid principal balance under Promissory Note 2 into a number of shares of non-transferable, non-redeemable, ordinary shares of the Company equal to: (x) the principal amount of this Promissory Note 2 being converted, divided by (y) the conversion price of Ten Dollars ($10.00), rounded up to the nearest whole number of shares, with such conversion to be effective immediately prior to the closing the such business combination. On January 6, 2025, the promissory note was amended and restated to extend the maturity date to promptly after the date the business combination is consummated. As of September 30, 2025 and December 31, 2024, $126,000 was outstanding under Promissory Note 2.

On October 11, 2024, the Company issued a third non-interest-bearing promissory note to SPAC (the “Promissory Note 3”) allowing SPAC to borrow up to an aggregate of $100,000 to support the Company’s working capital requirements. The promissory note is due and payable on the earlier of: (i) December 31, 2024, or (ii) promptly after the date on which the business combination is consummated. On January 6, 2025, Promissory Note 3 was amended and restated to (i) extend the maturity date to promptly after the date the business combination is consummated, and (ii) increase the principal amount to $200,000. On April 13, 2025, the Company amended and restated the promissory note to extend the principal amount of the note to $350,000. As of September 30, 2025 and December 31, 2024, outstanding balances under Promissory Note 3 were $321,419 and $57,449, respectively.

The total amount outstanding under the three Promissory Notes as of September 30, 2025 and December 31, 2024 was $1,272,419 and $623,449, respectively. All promissory note receivable balance will be eliminated against the SPAC’s promissory note payable balance upon the close of the Business Combination. Therefore, there are no expected credit losses for promissory note receivable.

8.	RELATED PARTY BALANCES AND TRANSACTIONS

The principal related parties with which the Company had transactions for the three and nine months ended September 30, 2025 and 2024 are as follows:

Name	Relationship with the Company
Sean Da	Majority Shareholder of the Company
Senslab HK Limited (hereinafter referred to as “Senslab HK”)	Affiliate of Sean Da
Senslab Technology Co., Ltd (hereinafter referred to as “Senslab SH”)	Affiliate of Sean Da
Ants Technology (HK) Limited (hereinafter referred to as “Ants”)	Affiliate of Sean Da
Kami Vision Incorporated (hereinafter referred to as “Kami”)	Minority Shareholder of the Company
Yunyizhilian Information Technology Co., Ltd (hereinafter referred to as “Yunyizhilian”)	Affiliate of Sean Da
Ziyushu Yang	Nominal shareholder of the VIE Yishijue
ZKCam Technology Limited (hereinafter referred to as “ZKCam”)	Minority Shareholder of the Company

F-51

During the three months and nine months ended September 30, 2025 and 2024, related party transactions had the following impact on income/(loss) before income tax, as shown in the table below. Positive balances indicate an increase in pre-tax income (loss), while negative balances indicate a decrease.

Related Party Transactions	Impact on pre-tax loss
Income Statement	Three months ended		Nine months ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenue share – related party (Kami)	$999,253	$743,289	$2,071,148	$2,106,668
Product revenue -related party (Kami)	-	-	359,781	-
Product revenue -related party (ZKCam)	212,992	-	-	-
Product cost -related party (Senslab)	(305,306)	(2,425,408)	(2,051,567)	(4,799,054)
(Provision)/reversal for credit losses (Ants)	-	72,470	-	(279,712)
General and administrative expenses - Consulting fee-related party (Kami)	(48,904)	(75,867)	(198,385)	(258,483)
General and administrative expenses - Shareholder’s business travel expense (Sean)	(14,179)	-	(39,979)	-
General and administrative expenses - Financial consulting fee (Ants)	(15,000)	(15,000)	(45,000)	(45,000)
Other income - Marketing incentive subsidy income (Kami)	-	392,578	1,217,586	1,021,815
Interest expense (Ants)	-	-	-	(18,999)
Total impact on pre-tax income/(loss)	$828,856	$(1,307,938)	$1,313,584	$(2,272,765)
% of pre-tax income/(loss)	117%	186%	322%	114%

F-52

As of September 30, 2025 and December 31, 2024, the related party transactions had the following balances on the balance sheet, respectively.

Related Party Transactions	As of September 30, 2025
Balance Sheet	Ants	Senslab SH	Senslab HK	Kami	Sean Da	Yunyizhilian	ZKCam Technology Limited	Ziyushu Yang	Total
Accounts receivable - related party	$-	$-	$-	$617,359	$-	$-	$341,612	$-	$958,971
Other receivable - related party, net	4,347	-	22,457	-	235,287	-	-	-	262,091
Prepayment - related party (current and non-current)	81,844	-	-	-	-	-		-	81,844
Other payable - related party	-	-	-	-	-	6,426		2,107	8,533

Related Party Transactions	As of December 31, 2024
Balance Sheet	Ants	Senslab SH	Senslab HK	Kami	Sean Da	Yunyizhilian	Total
Accounts receivable - related party	$-	$-	$-	$190,168	$-	$-	$190,168
Other receivable - related party, net	1,790,009	-	-	169,833	-	-	1,959,842
Note receivable - shareholder	-	-	-	-	15,862	-	15,862
Prepayment - related party	126,965	-	-	-	-	-	126,965
Accounts payable - related party	-	6,258,235	2,285,008	-	-	-	8,543,243
Other payable - related party	-	-	-	-	-	6,269	6,269

F-53

Specifically, transactions with each related party presented in the above tables are as follows:

Senslab HK Limited and Senslab Technology Co., Ltd

Sean Da, the majority shareholder of the Company, owns 38% of Senslab Technology Co Ltd (hereinafter referred to as “Senslab SH”), which owns 100% of Senslab HK Limited (hereinafter referred to as “Senslab HK”). Senslab HK acquires security cameras from Senslab SH and then exports the cameras to the Company.

	September 30,		December 31,
	2025		2024
	(Unaudited)		(Audited)
	Balance	% of Total Asset	Balance	% of Total Asset
Other receivable - related party (Senslab HK)	$22,457	0%	$-	0%
Total	$22,457	0%	$-	0%

Other receivable -related party represents an overpayment to Senslab HK. As of September 30, 2025 and December 31, 2024, the Company had related party other receivable of $22,457 and $nil balance due from Senslab HK, respectively.

	September 30,		December 31,
	2025		2024
	(Unaudited)		(Audited)
	Balance	% of Total Liability	Balance	% of Total Liability
Accounts payable - related party (Senslab HK)	$-	0%	$2,285,008	24%
Accounts payable - related party (Senslab SH)	-	0%	6,258,235	65%
Total	$-	0%	$8,543,243	89%

The Company procured security cameras from Senslab HK for a total amount of $nil and $291,264 during the nine months ended September 30, 2025 and 2024, respectively. As of September 30, 2025 and December 31, 2024, the Company had related party accounts payable balances of $nil and $2,285,008 owed to Senslab HK, respectively.

Starting in the fourth quarter of 2023, the Company began procuring security cameras directly from Senslab SH. During the nine months ended September 30, 2025 and 2024, the Company procured a total amount of $186,005 and $5,768,842, respectively. As of September 30, 2025 and December 31, 2024, the Company had a related party accounts payable balance of $ nil and $6,258,235 owed to Senslab SH, respectively. During the nine months ended September 30, 2025, the Company paid off its total accounts payable–related party balance of $8,543,243 to Senslab using operating cash flow, $5 million in financing from Kami, and $0.6 million from the $4 million of PIPE funds received in advance from Kami in September 2025.

F-54

Ants Technology (HK) Limited

	September 30,		December 31,
	2025		2024
	(Unaudited)		(Audited)
	Balance	% of Total Asset	Balance	% of Total Asset
Prepayment - related party (current and non-current)	$81,844	1%	$126,965	2%
Other receivable - related party	4,347	0%	1,790,009	24%
Total	$86,191	1%	$1,916,974	26%

The Amazon online store for the North America region operates under Ants Technology (HK) Limited (hereinafter referred to as “Ants”). Ants has authorized the Company to utilize its Amazon account free of charge for a duration of 5 years, starting from October 21, 2021 (hereinafter referred to as the “Authorization Agreement”). AMC has terminated the Authorization Agreement early and assumed ownership of the online store on the e-commerce platform from Ants in January, 2025. Ants has transferred to the Company all of its ownership in the Amazon online store, including but not limited to the ownership of the shop, business operation rights, customer resources, operational data, technical data, brand usage rights, intellectual property rights (such as trademarks, patents, copyrights, etc, if applicable), and other assets and rights related to the operation of the Amazon online store. Sean Da, who is the majority shareholder of the Company, owns 95% of Ants.

Prepayment – related party (current and non-current)

Upon signing the Authorization Agreement, the Company agreed to sell Ants’ remaining camera inventories. During the first year of the Authorization Agreement, Ants covered the freight-in costs related to shipping products to Amazon warehouses, insurance expense, along with various other general and administrative expenses. As such, the Company was responsible for (1) paying Ants the revenue collected from selling Ants’ remaining inventories in the Amazon warehouses and (2) reimbursing the costs Ants paid on behalf of the Company. To cover these two types of payments, the Company prepaid Ants $359,192 in 2022. This prepayment will be amortized by the total amount of (1) collected revenue from selling Ants’ inventories as they are sold, (2) the cost reimbursements to Ants, and (3) financial consulting fees to Ants (starting on January 1st, 2025) for engaging employees from Ants to work as contractors for bookkeeping at a monthly rate of $5,000. For the nine months ended September 30, 2025 and 2024, the total amount of collected revenue from selling Ants’ inventories was $121 and $1,129, respectively. Additionally, the Company paid Ants financial consulting fees of $15,000 for the three months ended September 30,2025 and $45,000 for the nine months ended September 30, 2025, respectively. As of September 30, 2025 and December 31, 2024, the remaining balance of prepayment was $81,844 and $126,965, respectively.

Other receivable – related party

As of September 30, 2025 and December 31, 2024, the Company had “other receivable – related party” balances from Ants of $4,347 and $1,790,009, respectively. The following table presents the movement of “other receivable – related party” balances from Ants.

	September 30,	December 31,
	2025	2024
	(Unaudited)	(Audited)
Balance at the beginning of the period	$1,790,009	$1,768,473
Amazon Payments Ants Received (1)	(1,790,009)	(346,458)
Inventory Transfer (2)	4,347	427,994
Financial Consulting (3)	-	(60,000)
Balance at the end of the period	$4,347	$1,790,009

(1)	Prior to April 2022, Ants received payments from Amazon customers on behalf of the Company. After April 2022, the Company took control and gained access to the third-party cross-border payments platform, enabling it to receive revenue payments directly from Amazon customers. During the nine months ended September 30, 2025 and the year ended December 31, 2024, Ants repaid $1,790,009 and $346,458 to the Company, respectively.

F-55

(2)	For the year ended December 31, 2024, the total inventory-related movement of $427,994 comprised:

●	$325,646 in inventory transferred from the Company to Ants on January 1, 2024 as part of transferring the Company’s right to utilize one of e-commerce stores under Yishijue to Ants. The Company no longer retains control over these inventories. Ants has agreed to pay the Company $325,646 for these inventories once they are sold.
●	$102,348 in inventory that the Company returned to Ants due to quality issues - these items had been previously purchased from Ants during a period of supply shortage in 2023.

During the nine months ended September 30, 2025, the Company returned inventory of $4,347 to Ants. These inventories, which had been purchased from Ants in prior periods, were returned to Ants due to quality issues.

(3)	The Company engaged employees from Ants to work as contractors for bookkeeping and thus paid Ants financial consulting fees. Beginning January 2025, Ants agreed to settle its financial consulting fees through “prepayment – related party” rather than through “other receivable – related party” account. Therefore, the financial consulting fee included in “other receivable – related party” is $nil for the nine months ended September 30, 2025.

Provision for credit losses – related party

Ants fully repaid its $1,790,009 other receivable balance to the Company in April 2025, resulting in a total allowance for credit losses of $nil and a carrying value of $nil for the “other receivable-related party” balance due from Ants as of September 30, 2025.

	Nine months ended
	September 30,
	2025	2024
	(Unaudited)	(Unaudited)
Balance at beginning of the period	$-	$1,262,146
Provision for credit loss	-	279,712
Balance at the end of the period	$-	$1,541,858

Note payable – related party

On January 1, 2023, the Company entered into a revolving loan agreement with Ants to borrow up to $1,200,000 between January 1, 2023, and September 30, 2024. This loan was unsecured with a daily interest rate not exceeding 0.041% and payable on demand. As of September 30, 2025 and December 31, 2024, the Company had an unpaid loan principal balance of $nil and $nil recorded in the account “note payable – related party” and accrued interest of $nil and $nil, respectively. For the three months ended September 30, 2025 and 2024, the Company incurred $nil and $nil loan interest, respectively. For the nine months ended September 30, 2025 and 2024, the Company incurred $nil and $18,999 loan interest, respectively.

Kami Vision Incorporated

Sean Da, the majority shareholder of the Company owns 80% of Kami Vision Incorporated (hereinafter referred to as “Kami”). The Company entered into a revenue-sharing contract with Kami for cloud services in October 2021. Kami’s services include storing recorded videos, image analysis, and providing alert and intelligence detection. On July 1, 2025, the Company entered into an amended agreement with Kami to update the Revenue Share percentages. Under the amended agreement, Kami will allocate 30% of subscription revenues to AMC for new customers referred by AMC during the first three years of their recurring subscriptions.

F-56

The revenue sharing schedule is stipulated as below:

Annual subscription periods	Percentage basis
	Inception through June 30, 2025	From July 1, 2025 Onwards
First year during which an end user starts the cloud service subscription from Kami	30%	30%
Second year during which an end user continues the cloud service	15% for recurring subscriptions	30% for recurring subscriptions
Third year and thereafter during which an end user continues the service subscription from Kami	0%	30%

	September 30,		December 31,
	2025		2024

	Balance	% of Total Asset	Balance	% of Total Asset
Accounts receivable - related party	$617,359	8%	$190,168	3%
Other receivable - related party, net	-	0%	169,833	2%
Total	$617,359	8%	$360,001	5%

Accounts receivable – related party

During the three months ended September 30, 2025 and 2024, revenue share from Kami amounted to $999,253 and $743,289, respectively. During the nine months ended September 30, 2025 and 2024, revenue share from Kami amounted to $2,071,148 and $2,106,668, respectively. As of September 30, 2025 and December 31, 2024, the Company had “accounts receivable – related party” from Kami in the amounts of $617,359 and $190,168, respectively.

Subscription receivable - related party

In June 2025, the Company entered into a subscription agreement with Kami, under which Kami subscribed to an aggregate of 228,571 shares of the Company’s common stock, par value $0.01 per share, for a total purchase price of $5,000,000, or approximately $21.88 per share. As of September 30, 2025, the Company has received all the proceeds.

Other receivable - related party and marketing incentive subsidy income

Kami and the Company entered into market promotion subsidy agreements on January 1, 2024 and January 1, 2025, respectively. Pursuant to the agreements, Kami agreed to provide an annual subsidy of up to $2 million for each of the years 2024 and 2025 to support the Company’s marketing campaign related to Kami’s cloud services. The actual subsidy amounts will be determined by both parties based on circumstances and will be reflected in the monthly invoices sent by the Company to Kami. As these marketing incentive payments are discretionary and not part of the Company’s primary business, the Company recognizes the subsidy from Kami as other income. The receivable amount is recorded as “other receivable – related party”. For the three months ended September 30, 2025 and 2024, the Company received subsidy of $nil and $392,578, respectively. For the nine months ended September 30, 2025 and 2024, the Company received subsidy of $1,217,586 and $1,021,815, respectively. As of September 30, 2025 and December 31, 2024, the Company had other receivable – related party of $nil and $169,833, respectively, for the subsidy from Kami.

PIPE financing fund received in advance

In September 2025, the Company received $4,000,000 in advance for PIPE financing from Kami. The Company recorded this amount as a liability balance in “PIPE financing fund received in advance,” as the cash was received for Surviving PubCo shares that would not be issued until the closing of the Business Combination.

F-57

Product revenue – related party

To promote cloud subscription revenue, Kami launched a promotion starting from the 3rd quarter of 2024, offering customers a security camera upon subscribing to Kami’s cloud services. Therefore, Kami purchased security cameras from the Company. For the nine months ended September 30, 2025 and 2024, product revenue - related party from Kami was $134 and $nil, respectively. There was $nil product revenue – related party from Kami for the three months ended September 30, 2025, and 2024.

Consulting fee

The Company engaged employees from Kami to work as contractors and assumed responsibility for all related payroll expenses. For the nine months ended September 30, 2025 and 2024, these contractors assisted the Company with the operation of online stores on e-commerce platforms. As a result, the Company paid Kami service fees of $48,904 and $75,867 for the three months ended September 30, 2025 and 2024, respectively, and $193,385 and $258,483, for the nine months ended September 30, 2025 and 2024, respectively.

Sean Da

	September 30,		December 31,
	2025		2024
	(Unaudited)		(Audited)
	Balance	% of Total Asset	Balance	% of Total Asset
Note receivable - shareholder	$-	0%	$15,862	0%
Other receivable - related party, net	235,287	3%	-	0%
Total	$249,467	3%	$15,862	0%

Note receivable - shareholder

On August 1, 2022, January 1, 2023, and January 1, 2024, Sean entered into one-year, interest-free loan agreements with the Company to borrow up to $150,000, $350,000, and $500,000, with due dates of July 30, 2023, December 31, 2023, and December 31, 2024, respectively (hereinafter referred to as the “Promissory Notes”). Sean borrowed $nil and $524,147 from the Company during the nine months ended September 30, 2025 and 2024, respectively. As of September 30, 2025 and December 31, 2024, the outstanding loan amount was $nil and $15,862, respectively.

Other receivable –related party, net and business travel expense

Beginning January 2025, the Company made advance payments to Sean for business travel. As of September 30, 2025, the unused portion of these advances totaled $235,287 and was recorded in the account of “other receivable- related party, net”. During the three months ended September 30, 2025 and 2024, Sean incurred business travel expenses of $14,179 and $nil, respectively. During the nine months ended September 30, 2025 and 2024, Sean incurred business travel expenses of $39,979 and $nil, respectively.

Yunyizhilian Information Technology Co., Ltd

	September 30,		December 31,
	2025		2024
	(Unaudited)		(Audited)
	Balance	% of Total Liability	Balance	% of Total Liability
Other payable - related party	$6,426	0%	$6,269	0%

F-58

Yunyizhilian Information Technology Co., Ltd (hereinafter referred to as “Yunyizhilian”) is a 100% subsidiary of Ants. The Company’s majority shareholder, Sean Da, owns 95% of Ants, thereby indirectly owning 95% of Yunyizhilian. As of September 30, 2025 and December 31, 2024, the consolidated VIE, Yishijue, had outstanding other payable balances of $6,426 and $6,269 owed to Yunyizhilian, respectively.

Ziyushu Yang

	September 30,		December 31,
	2025		2024
	(Unaudited)		(Audited)
	Balance	% of Total Liability	Balance	% of Total Liability
Other payable - related party	$2,107	0%	$-	0%

Ziyushu Yang is a nominal shareholder of the VIE Yishijue. As of September 30, 2025 and December 31, 2024, the consolidated VIE, Yishijue, had outstanding other payable balances of $2,107 and $nil owed to Ziyushu Yang, respectively.

ZKCam Technology Limited

On July 31, 2025, Sean Da transferred 340,000 shares of common stock, par value $0.01 per share, as an irrevocable gift to ZKCam Technology Limited (hereinafter referred to as “ZKCam”) without receiving any consideration. As a result, ZKCam became a related party.

During the three and nine months ended September 30, 2025, the Company sold security cameras to ZKCam and recognized a revenue amount of $212,992 and $359,781 in the account of “product revenue- related party”. As of September 30, 2025, the Company had account receivable of $341,612 related to these sales to ZKCam.

	September 30,		December 31,
	2025		2024
	(Unaudited)		(Audited)
	Balance	% of Total Asset	Balance	% of Total Asset
Accounts receivable - related party	$341,612	4%	$-	0%
Total	$341,612	4%	$-	0%

F-59

9.	ACCRUED AND OTHER LIABILITIES

As of September 30, 2025 and December 31, 2024, the total accrued and other liabilities was $469,962 and $219,815, respectively.

	September 30,	December 31,
	2025	2024
	(Unaudited)	(Audited)
Credit card payable	$-	$53,240
Attorney fees payable	188,822	56,957
Audit fees payable	224,457	71,532
Other professional fees payable	29,141	24,682
Other payable	27,542	13,404
Total accrued expenses and other liabilities	$469,962	$219,815

10.	SHORT TERM BANK LOAN

On November 4, 2024, collateralized by the UK Amazon store revenues, Xiaoyun obtained a loan of RMB 6 million from the Hongkong and Shanghai Banking Corporation Bank (HSBC) with a six-month term and an interest rate of 8%. The loan proceeds were used to pay the supplier, Senslab, for inventory purchases on behalf of AMC. As a result, an intercompany receivable and payable was recorded between Xiaoyun and AMC, which has been eliminated at the consolidated level.

In April, 2025, Xiaoyun repaid the RMB 6 million loan in full to HSBC, including accrued interest, using payments received from AMC. As of September 30, 2025 and December 31, 2024, the Company reported short term loan balances of $nil and $821,982, respectively.

11.	WARRANTY LIABILITIES

The Company has a warranty policy that allows customers who have purchased items from the e-commerce platforms in North America to return malfunctioning products within one year from the date of purchase for a free replacement. For customers from the e-commerce platforms in Europe, this warranty is extended to two years from the date of purchase. These standard warranties are assurance type warranties and do not offer any services in addition to the assurance that the product will continue working as specified. Therefore, warranties are not considered separate performance obligations in the arrangement. Instead, the expected cost of warranties is accrued as an expense. The Company estimated the product replacement costs based upon the historical replacement rate and shipping cost per unit. The estimated product replacement costs are recorded as warranty liabilities and warranty expenses.

The following table presents the movement of product warranty liability for the nine months ended September 30, 2025 and 2024.

	Nine months ended
	September 30,
	2025	2024
	(Unaudited)	(Unaudited)
Balance at the beginning of the period	$83,284	$82,353
Provision for new warranties	18,560	48,544
Warranty costs reversed	(401)	(39,748)
Balance at the end of the period	$101,443	$91,149
Including:
Current portion	$81,625	$57,817
Non-current portion	$19,818	$33,332

F-60

12.	CONCENTRATION RISK

Customer Concentration

The Company had the following customers that individually comprised 10% or more of total revenues for the three months and nine months ended September 30, 2025 and 2024.

	Three months ended		Nine months ended
	September 30,		September 30,
	2025	2024	2025	2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Kami Vision Incorporated	67%	24%	46%	26%

The Company had the following customers that individually comprised 10% or more of account receivable as of September 30, 2025 and December 31, 2024.

	September 30,	December 31,
	2025	2024
	(Unaudited)	(Audited)
Kami Vision Incorporated	99%	78%

Supplier Concentration

The Company had the following suppliers that individually comprised 10% or more of total purchases for the three months and nine months and three months ended September 30, 2025 and 2024.

	Three months ended		Nine months ended
	September 30,		September 30,
	2025	2024	2025	2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Senslab Technology Co., Ltd (related party)	100%	0%	100%	95%
Senslab HK Limited (related party)	0%	100%	0%	5%

The Company had the following suppliers that individually comprised 10% or more of account payable as of September 30, 2025 and December 31, 2024.

	September 30,	December 31,
	2025	2024
	(Unaudited)	(Audited)
Senslab Technology Co., Ltd (related party)	0%	73%
Senslab HK Limited (related party)	0%	27%

F-61

Inventory Storage Concentration

The Company had 10% and 100% of its inventory stored at Amazon fulfillment centers (FBA) as of September 30, 2025 and December, 31 2024, respectively. Beginning in September 2025, the Company transferred 90% its inventory from Amazon fulfillment centers to third-party warehouses.

13.	LEASE

The Company leased an office in New York city with a 39-month term and an option to renew. Payments for this office space include fixed rental payments and do not consist of any variable lease payments that depend on an index or a rate.

In accordance with ASC 250-10-45-14, the adoption of ASC 842 lease accounting standard has resulted in $14,210 and $28,419 lease expenses for the three and nine months ended September 30, 2025, respectively. The components of operating lease expense for the nine months ended September 30, 2025 and 2024 were as follows:

	Three months ended		Nine months ended
	September 30,		September 30,
	2025	2024	2025	2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Operating lease expense	$14,210	$-	$63,944	$-

The following represents the aggregate right-of-use assets and related lease liabilities as of September 30, 2025 and December 31, 2024:

	September 30,	December 31,
	2025	2024
	(Unaudited)	(Audited)
Operating lease right-of-use assets	$113,901	$-
Short-term operating lease liabilities	(56,588)	-
Long-term operating lease liabilities	(67,379)	-
Total operating leased liabilities	$(123,967)	$-

The weighted average lease term and weighted average discount rate as of September 30, 2025 and 2024 were as follows:

	September 30,	December 31,
	2025	2024
	(Unaudited)	(Audited)
Weighted average lease term	2.17	-
Weighted average discount rate	5.49%	-

F-62

Supplemental cash flow information related to leases as of September 30, 2025 and December 31, 2024 were as follows:

	September 30,	December 31,
	2025	2024
	(Unaudited)	(Audited)
Amounts included in the measurement of lease liabilities:
Non-cash lease expense	$63,944	$-
Supplemental noncash information:
Right-of-use asset obtained in exchange for lease obligations	$168,418	$-

The Company had total future lease commitment of $123,967 as of September 30, 2025, of which $55,837 is within one year.

Future lease commitments	Commitments
(Unaudited)
2025 (remaining of year)	$15,394
2026	61,575
2027	53,879
Total Lease Payments	$130,848
Less: imputed interest	(6,881)
Less: prepayments	-
Present value of lease liabilities	$123,967
Current portion of obligations under operating leases	56,588
Obligations under operating leases, non-current	67,379

14.	COMMITMENTS AND CONTINGENCIES

On June 28, 2024, the Company engaged Revere Securities, LLC (hereinafter referred to as “Revere”) to act as (1) its merger and acquisition advisor (M&A Advisor) in connection with the Business Combination and (2) its financial advisor (Financing Advisor) on any private investment in the Company consisting of equity, debt, and/or equity-linked securities (hereinafter referred to as “Series Financing”). The Company paid Revere a retainer fee of $25,000 and, upon consummation of the Business Combination, will pay Revere a remaining fee of $425,000 in cash.

On September 24, 2025, the Company and the SPAC entered into a Forward Purchase Agreement (“FPA”) with each of Harraden Circle Investors, LP (“HC”), Harraden Circle Special Opportunities, LP(“HCSO”), Harraden Circle Strategic Investments, LP (“HCSI”), and Harraden Circle Concentrated, LP (“HCC”) (collectively, “Harraden”) for a prepaid share forward transaction. Pursuant to the FPA, the SPAC prepaid Harraden to purchase shares (“Recycled Shares”) from SPAC’s public shareholders. Harraden will return 90% of the purchased Recycled Shares one year later, either in the form of shares or cash, depending on whether Harraden has sold the Recycled Shares in the market. In return, Harraden will keep the remaining 10% of the purchased Recycled Shares as compensation.

15.	EQUITY

Common shares

AMC Corporation was established under the laws of the State of Washington on October 21, 2021 with 10,000,000 authorized common shares.

On January 31, 2023, the Company’s majority shareholder, Sean Da, purchased 8,000,000 common shares for a price of $80,000.

In June 2025, the Company entered into a subscription agreement with Kami, under which Kami subscribed to an aggregate of 228,571 shares of the Company’s common stock, par value $0.01 per share, for a total purchase price of $5,000,000, or approximately $21.88 per share. The proceeds were fully collected in July 2025.

On July 31, 2025, Sean Da transferred 345,714 shares of common stock to Smart Top Corporation Limited and 340,000 shares to ZKCam Technology Limited, each with a par value of $0.01 per share, as an irrevocable gift without receiving any consideration.

F-63

Private Investment in Public Equity (“PIPE”) Financing

On September 7, 2025, the Company and the SPAC entered into private investment in public equity (“PIPE”) financing agreements with Kami Vision Inc. and five other investors (collectively, the “Investors”). Pursuant to the agreements, the Investors agreed to invest an aggregate amount of $8 million in exchange for 800,000 ordinary shares of the SPAC at $10.00 per share and warrants (the “Warrants”) to purchase up to 1,400,000 ordinary shares of the SPAC (collectively, the “Subscribed Securities”). The exercise price of the warrants is $10.00 per share. The Subscribed Securities will be exchanged for ordinary shares of the surviving public company (“Surviving PubCo”) upon the closing of the Business Combination Agreement (“BCA Transaction”). This agreement is subsequently amended on December 7, 2025. Refer to Note 18 Subsequent Events for further details.

16.	SEGMENT REPORTING

The Company uses the “management approach” to determine its reportable operating segments. This approach is based on the internal organization and reporting utilized by the Company’s chief operating decision maker (CODM) for making operational decisions and assessing performance. The Company’s CEO, who serves as the CODM, reviews operational results by revenue from different locations. The Company’s CODM uses segment revenue to assess segment performance and allocate resources. The Company has separate e-commerce platform accounts in North America and Europe, which are classified as two primary operating segments. Since the Company’s business model is selling products through online stores on e-commerce platforms, store revenue is used to measure the performance of each online store. As resource consumption is proportional to sales volume, revenue is also used to guide resource allocation.

Based on the CEO’s assessment, AMC has identified two primary operating segments: (1) North America and (2) Europe. Given that the two VIEs, Xiaoyun and Yishijue, are headquartered and operate in China, the unaudited condensed consolidated financial statements are bifurcated into three segments: (1) North America, (2) Europe, and (3) China.

The following table presents revenues and expenses by segment for the three months and nine months ended September 30, 2025 and 2024. Cost of revenues and operating expenses are allocated based upon the percentages of revenue in each segment. Interest expense and interest income are allocated based upon loan proceeds used in each segment. The Company’s other segment expenses primarily include Amazon storage fees, employee medical insurance expenses, software subscription fees, and business license and permit expenses. These expenses are not significant and thus not separately disclosed.

	Three months ended				Three months ended
	September 30,				September 30,
	2025				2024
	North America	Europe	China	Total	North America	Europe	China	Total

REVENUES
Product revenue	$124,367	$161,418	$-	$285,785	$1,747,131	$668,607	$-	$2,415,738
Product revenue - related party	212,992	-	-	212,992	-	-	-	-
Revenue share – related party	660,386	338,867	-	999,253	532,980	210,309	-	743,289
Total Revenues	997,746	500,285	-	1,498,030	2,280,111	878,916	-	3,159,027
Less:
Cost of Revenue:
E-commerce platform expenses	56,752	25,570	-	82,322	479,591	182,978	-	662,569
Product cost	208,697	96,609	-	305,306	1,772,061	653,347	-	2,425,408
Delivery and freight cost	3,684	1,684	-	5,368	52,984	19,897	-	72,881
Inventory impairment losses	34,470	17,463	-	51,933	1,760	20,246	-	22,006
Total Cost of Revenue	303,603	141,326	-	444,929	2,306,396	876,468	-	3,182,864
Gross Profit/(Loss)	694,142	358,959	-	1,053,101	(26,285)	2,448	-	(23,837)
Less:
Operating Expenses:
Marketing and advertising	28,932	10,776	-	39,708	329,111	133,580	-	462,691
Consulting fee	32,864	16,040	-	48,904	76,149	32,875	-	109,024
Warranty (reversal)/expenses	35	(120)	-	(85)	14,777	5,625	-	20,402
Payroll expenses	39,867	19,415	-	59,282	70,466	27,229	-	97,695
Professional fees	46,854	18,098	-	64,952	249,312	89,268	-	338,580
Travel and entertainment	9,541	4,638	-	14,179	57	32	-	89
Provision for credit losses - related party	-	-	-	-	(59,657)	(12,812)	-	(72,469)
Office expenses	4,864	2,480	-	7,344	379	283	-	662
Sales tax	3,099	1,465	-	4,564	6,060	2,961	-	9,021
State B&O tax	(10)	10	-	-	(1,017)	1,271	-	254
Other segment expenses	74,651	55,271	991	130,913	100,458	40,424	227	141,109
Plus:
Other Income/(Expenses):
Marketing campaign	5,944	(5,944)	-	(0)	282,941	109,637	-	392,578
Interest income	52	-	-	52	200	-		200
Interest expense	-	-	33	33	-	-	-	-
Other income	17,836	9,201	-	27,036	43,416	14,771	-	58,187
Other expense	(2,001)	(805)	-	(2,806)	(16,680)	(5,854)	-	(22,534)
Less:				-
Income tax expense	2,427	-	-	2,427	3,433	-	-	3,433
Segment Net (Loss) Income	$472,849	$233,338	$(958)	$705,229	$(505,936)	$(199,734)	$(227)	$(705,897)

F-64

	Nine months ended				Nine months ended
	September 30,				September 30,
	2025				2024
	North America	Europe	China	Total	North America	Europe	China	Total

REVENUES
Product revenue	$1,355,828	$901,073	$-	$2,256,901	$4,405,080	$1,498,724	$-	$5,903,804
Product revenue - related party	359,781	-	-	359,781	-	-	-	-
Revenue share – related party	1,357,933	713,215	-	2,071,148	1,571,875	534,793	-	2,106,668
Total Revenues	3,073,542	1,614,288	-	4,687,830	5,976,955	2,033,517	-	8,010,472
Less:
Cost of Revenue:
E-commerce platform expenses	427,046	224,293	-	651,339	1,189,827	404,810	-	1,594,637
Product cost	1,345,095	706,472	-	2,051,567	3,580,779	1,218,275	-	4,799,054
Delivery and freight cost	25,507	13,397	-	38,904	120,053	40,845	-	160,898
Inventory impairment losses	90,483	47,523	-	138,006	706,207	240,270	-	946,477
Total Cost of Revenue	1,888,131	991,685	-	2,879,816	5,596,866	1,904,200	-	7,501,066
Gross Profit	1,185,411	622,603	-	1,808,014	380,089	129,317	-	509,406
Less:
Operating Expenses:
Marketing and advertising	415,207	218,075	-	633,282	1,103,850	375,559	-	1,479,409
Consulting fee	139,615	73,329	-	212,944	325,955	110,899	-	436,854
Warranty expense	12,169	6,391	-	18,560	36,221	12,323	-	48,544
Payroll expenses	173,082	90,907	-	263,989	187,141	63,670	-	250,811
Professional fees	615,891	323,479	-	939,370	408,716	139,056	-	547,772
Travel and entertainment	42,107	22,116	-	64,223	491	167	-	658
Provision for credit losses - related party	-	-	-	-	208,705	71,007	-	279,712
Office expenses	11,395	5,985	-	17,380	5,916	2,013	-	7,929
Sales tax	17,350	9,113	-	26,463	38,304	13,032	-	51,336
State B&O tax	20	10	-	30	3,735	1,271	-	5,006
Other segment expenses	281,476	147,837	1,907	431,220	324,359	110,355	1,272	435,986
Plus:
Other Income/(Expenses):
Marketing campaign	798,302	419,284	-	1,217,586	762,420	259,395	-	1,021,815
Interest income	500	-	1	501	200	-	1	201
Interest expense	(31,843)	-	7,292	(24,551)	(18,999)	-	-	(18,999)
Other income	32,382	17,007	-	49,389	43,416	14,771	-	58,187
Other expense	(23,496)	(12,341)	-	(35,837)	(17,016)	(5,789)	-	(22,805)
Less:
Income tax expense	8,501	-	-	8,501	7,494	-	-	7,494
Segment Net (Loss) Income	$244,443	$149,311	$5,386	$399,140	$(1,500,777)	$(501,658)	$(1,271)	$(2,003,706)

F-65

The following table presents total assets by segment as of September 30, 2025 and December 31, 2024.

	September 30, 2025				December 31, 2024
	North America	Europe	China	Total	North America	Europe	China	Total
TOTAL SEGMENT ASSETS	$5,342,751	$2,432,220	$3,720	$7,778,691	$5,388,355	$1,959,205	$2,091	$7,349,651

17.	TAXATION

The Company’s income tax expenses for the three months and nine months ended September 30, 2025 and 2024 are as follows. The two VIEs have no income taxes during the three months and nine months ended September 30, 2025 and 2024.

	Three months ended		Nine months ended
	September 30,		September 30,
	2025	2024	2025	2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Current tax provision	$2,427	$3,433	$8,501	$7,494
Deferred tax provision	-	-	-	-
Total provision for income taxes	$2,427	$3,433	$8,501	$7,494

Income Tax

AMC Corporation was incorporated in the State of Washington in the United States. For the three months ended September 30, 2025, the Company incurred $2,427 in state income tax compared to $3,433 for the three months ended September 30, 2024, and no federal income tax for either period. For the nine months ended September 30, 2025, the Company incurred $8,501 in state income tax compared to $7,494 for the nine months ended September 30, 2024, and no federal income tax for either period.

The two VIEs, Xiaoyun and Yishijue, were incorporated in People’s Republic of China (PRC). Under the PRC Enterprise Income Tax Law (the “EIT Law”), the PRC Subsidiaries are subject to enterprise income tax at a statutory rate of 25%. Neither VIE incurred any income tax during the three months and nine months ended September 30, 2025 or September 30, 2024, due to their losses from operations.

The tax jurisdictions of AMC Corporation and its two VIEs are located outside of Europe and Canada. Therefore, they are not subject to income tax in these regions.

Deferred Tax

The Company and the two VIEs had $nil net deferred tax asset as of September 30, 2025 and December 31, 2024. In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible.

Management considers projected future taxable income and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of September 30, 2025 and December 31, 2024.

The Company’s deferred tax assets, net of valuation allowances, are as follows. The two VIEs have no deferred tax assets.

	September 30,	December 31,
	2025	2024
	(Unaudited)	(Audited)
Deferred tax asset attributable to:
Tax effect of net operating losses carried forward	$323,627	$127,579
Section 174 costs, net (1)	55,358	125,323
Warranty liabilities	23,206	19,797
Inventory reserve	74,857	315,285
Lease Liability	28,358	39,095
Tax credits	63,289	61,832
Right of Use Asset	(26,056)	(35,858)
State tax	(11,993)	(18,863)
Deferred tax assets	530,646	634,190
Less: valuation allowance	(530,646)	(634,190)
Deferred tax assets, net	$-	$-

(1)	IRC Section 174 Research and Development (R&D) Expense Capitalization: The Company is subject to U.S. research expense capitalization under IRC Section 174 under the 2017 U.S. Tax Cuts and Jobs Act. The IRC Section 174 research expense capitalization results in a timing difference which is amortizable over five years for domestic R&D expenditures and 15 years for foreign R&D expenditures.

F-66

The Company has uncertain tax positions due to establishment of nexus through inventories located in various states under the Fulfillment by Amazon (FBA) agreement. Amazon holds the Company’s inventories in various states until the items are sold and shipped to end customers. The Company has access to inventory reports (state-by-state) to know inventories locations in a real time. These inventories or “stock of goods” create nexus for which states may impose an income tax. If these uncertain tax positions are recognized, they would affect the Company’s effective tax rates. In accordance with authoritative guidance, the impact of an uncertain income tax position on the income tax return must be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. The Company did not record these uncertain state income tax position for the three months and nine months ended September 30, 2025 and 2024.

The following table presents the aggregate changes in the balance of the gross unrecognized tax provisions.

	Nine months ended
	September 30,
	2025	2024
	(Unaudited)	(Unaudited)
Beginning balances	$6,627	$6,627
Increases related to current tax positions	-	-
Ending balances	$6,627	$6,627

The Company adopted the accounting policy that interest and penalties are classified as part of its income taxes. As of September 30, 2025 and December 31, 2024, there were no accrued interest or penalties associated with any unrecognized tax provisions. There are currently no examinations by federal, state and foreign tax authorities. The Company believes that, as of September 30, 2025 the gross unrecognized tax positions will not materially change in the next twelve months. The Company believes that it has adequately provided for any reasonably foreseeable outcomes related to any tax audits and that any settlement will not have a material adverse effect on the financial statements. However, there can be no assurances as to the possible outcomes.

Statute of limitation

According to the PRC Tax Administration and Collection Law, the statute of limitation is three years if the underpayment of taxes is due to computational errors made by the taxpayer or the withholding agent. The statute of limitation is extended to five years under special circumstances where the underpayment of taxes is more than RMB 0.1 million (approximately $13,500 USD). In the case of transfer pricing issues, the statute of limitation is 10 years. There is no statute of limitation in the case of tax evasion. The income tax returns of the VIEs in China for the years from 2021 to 2025 are open to examination by the PRC tax authorities.

18.	SUBSEQUENT EVENTS

In accordance with ASC Topic 855 “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after September 30, 2025 up until the date that the Company issued these financial statements.

Amendments to the PIPE Agreements

On December 7, 2025, the PIPE Agreements were amended and entered into with Kami Vision Inc and three other investors (collectively, the “Investors”), replacing the prior group of six investors. Pursuant to the amended agreements, the Investors maintained their aggregate $8 million investment commitment. In return, they will receive 800,000 ordinary shares of the SPAC at $10.00 per share and an increased number of warrants (the “Warrants”) to purchase up to 2,240,000 ordinary shares of the SPAC (collectively, the “Subscribed Securities”).

Closing of the Business Combination

On December 9, 2025 (the “Closing Date”), the parties consummated the transactions contemplated by the Business Combination Agreement. Pursuant to the agreement, Surviving PubCo issued an aggregate of 18,000,000 shares of Surviving PubCo’s common stock, valued at $10 per share, to the shareholders of the Company in exchange for their equity interests. Upon the close of the Business Combination, the total amounts outstanding under the three Promissory Notes were eliminated against the SPAC’s promissory note payable balance.

19. Unreviewed Events Subsequent to the Date of the Form 8-K filed on December 16, 2025

Establishment of Subsidiary

On January 5, 2026, the Company established a wholly owned subsidiary in Vietnam, AMCV Company Limited, to support manufacturing and operational activities related to the Company’s robotics products. The subsidiary had not commenced material operations as of the date of issuance of these financial statements.

F-67

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Shareholder of AMC Corporation

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of AMC Corporation and its variable interest entities (the “Company”) as of December 31, 2024 and 2023, and the related consolidated statements of operations and comprehensive loss, changes in stockholder’s deficit, and cash flows for each of the years in the two-year period ended December 31, 2024, and the related notes (collectively, referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations, has negative working capital, and has significant accumulated deficit. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Emphasis of Matter - Related Party Transactions

As discussed in Note 9 to the consolidated financial statements which indicates that the Company has significant related party transactions involving revenue, cost, accounts receivable, other receivable, note receivable and payable, prepayment, due from shareholder, accounts payable, and operating expenses related with multiple related parties. The Company’s revenue from related parties was approximately $2.8 million and $3.1 million for the years ended December 31, 2024, and 2023, respectively, or approximately 27% and 20%, respectively, of total revenue of the Company.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ UHY LLP

We have served as the Company’s auditor since 2023.

New York, New York

April 24, 2025, except for Note 9, 15 and 18, as to which the date is June 26, 2025

F-68

AMC CORPORATION

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2024	2023

ASSETS
Current assets
Cash and cash equivalents	$358,887	$127,800
Accounts receivable	54,302	94,076
Accounts receivable - related party	190,168	437,197
Inventories, net	3,555,876	5,058,778
Prepaid expenses	100,912	83,571
Other receivable	125,000	-
Other receivable - related party, net	1,959,842	1,349,131
Advance to suppliers	5,049	5,086
Due from shareholder	-	548,759
Subscription receivable - shareholder	-	80,000
Deferred offering cost	233,339	-
Promissory note receivable	623,449	-
Note receivable - shareholder	15,862	450,489
Total current assets	7,222,686	8,234,887

Prepayment - related party	126,965	128,209
TOTAL ASSETS	$7,349,651	$8,363,096

LIABILITIES AND STOCKHOLDER’S DEFICITS
Current liabilities
Accounts payable	$-	$479
Accounts payable - related party	8,543,243	8,798,822
Accrued and other liabilities	219,815	195,819
Tax payable	6,673	18,755
Other payable - related party	6,269	4,334
Short term bank loan	821,982	-
Note payable - related party	-	817,462
Warranty liabilities - current portion	69,010	60,346
Total current liabilities	9,666,992	9,896,017

Warranty liabilities - noncurrent	14,274	22,007
TOTAL LIABILITIES	9,681,266	9,918,024

Stockholder’s deficits
Ordinary shares, $0.01 par value, 10,000,000 shares authorized, 8,000,000 shares issued and outstanding as of December 31, 2024 and December 31, 2023	80,000	80,000
Additional paid-in capital	64,699	64,699
Accumulated deficits	(2,470,588)	(1,693,628)
Accumulated other comprehensive loss	(5,726)	(5,999)
Total stockholder’s deficits	(2,331,615)	(1,554,928)
TOTAL LIABILITIES AND STOCKHOLDER’S DEFICITS	$7,349,651	$8,363,096

The accompanying notes are an integral part of these consolidated financial statements.

F-69

AMC CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Years ended
	December 31,
	2024	2023

REVENUES
Product revenue	$7,439,899	$12,786,196
Product revenue - related party	6,270	-
Revenue share – related party	2,754,788	3,098,746
Total Revenues	10,200,957	15,884,942
COST OF REVENUES
E-commerce platform expenses	(2,039,708)	(3,294,327)
Product cost - related party	(6,002,463)	(8,776,471)
Delivery and freight cost	(176,451)	(271,822)
Inventory impairment losses	(1,326,355)	-
Total Cost of Revenues	(9,544,977)	(12,342,620)
Gross Profit	655,980	3,542,322

OPERATING EXPENSES
General and administrative expenses	(2,190,635)	(1,583,056)
Reversal/(provision) for credit losses - related party	1,262,146	(1,262,146)
Sales and marketing expenses	(2,026,051)	(3,275,244)
Research and development expenses	(255,414)	(613,028)
Total Operating Expenses	(3,209,954)	(6,733,474)

LOSS FROM OPERATIONS	(2,553,974)	(3,191,152)

OTHER INCOME (EXPENSES)
Other income - related party	1,779,528	1,840,811
Other income/(expense), net	31,577	41,271
Interest income	675	969
Interest expense - related party	(18,999)	(89,999)
Interest expense	(7,943)	-
Total Other Income, Net	1,784,838	1,793,052
LOSS BEFORE INCOME TAX	(769,136)	(1,398,100)
Income tax	(7,824)	(21,416)
NET LOSS	$(776,960)	$(1,419,516)
Other comprehensive income/(loss)	273	(638)
TOTAL COMPREHENSIVE LOSS	$(776,687)	$(1,420,154)

NET LOSS PER SHARE: BASIC	$(0.10)	$(0.19)
NET LOSS PER SHARE: DILUTED	$(0.10)	$(0.19)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC	8,000,000	7,342,466
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: DILUTED	8,000,000	7,342,466

The accompanying notes are an integral part of these consolidated financial statements.

F-70

AMC CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER’S DEFICITS

	Ordinary Shares				Accumulated
	Number of Shares	Amount	Additional Paid-in Capital	Accumulated Deficits	Other Comprehensive Income / (Loss)	Total
Balance at January 1, 2023	-	$-	$64,699	$(274,112)	$(5,361)	$(214,774)
Common stock	8,000,000	80,000	-	-	-	80,000
Net loss	-	-	-	(1,419,516)	-	(1,419,516)
Other comprehensive loss	-	-	-	-	(638)	(638)
Balance at December 31, 2023	8,000,000	$80,000	$64,699	$(1,693,628)	$(5,999)	$(1,554,928)
Net loss	-	-	-	(776,960)	-	(776,960)
Other comprehensive income	-	-	-	-	273	273
Balance at December 31, 2024	8,000,000	$80,000	$64,699	$(2,470,588)	$(5,726)	$(2,331,615)

The accompanying notes are an integral part of these consolidated financial statements

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AMC CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years ended
	December 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(776,960)	$(1,419,516)
Adjustments to reconcile net loss to net cash provided by/(used in) operating activities:
(Reversal)/provision for credit losses - related party	(1,262,146)	1,262,146
Other income from loan forgiveness	-	(518,076)
Provision for warranty	40,724	66,470
Inventory impairment losses	1,326,355	-

Changes in operating assets and liabilities:
Accounts receivable	39,774	93,992
Accounts receivable - related party	247,029	(152,896)
Inventories, net	176,547	(2,075,969)
Prepaid expenses	(17,341)	(52,971)
Other receivable	(125,000)	4,413
Other receivable - related party, net	651,435	(338,698)
Advance to suppliers	37	(3,639)
Due from shareholder	548,759	(341,860)
Prepayment - related party	1,244	18,519
Accounts payable	(479)	479
Accounts payable - related party	(255,579)	2,391,524
Accrued and other liabilities	23,996	91,701
Tax payable	(12,082)	(2,928)
Other payable - related party	1,935	(10,250)
Warranty liabilities - current portion	(32,060)	(42,707)
Warranty liabilities - noncurrent	(7,733)	7,693
Net cash provided by / (used in) operating activities	$568,455	$(1,022,572)

CASH FLOWS FROM INVESTING ACTIVITIES
Issuance of note receivable – shareholder	(552,217)	(345,272)
Repayment of note receivable - shareholder	986,844	-
Issuance of promissory note	(623,449)	-
Net cash used in investing activities	$(188,822)	$(345,272)

CASH FLOWS FROM FINANCING ACTIVITIES
Deferred offering cost	(233,339)	-
Capital contribution from the shareholder	80,000	-
Proceeds from short term loan	821,982	-
Proceeds from note payable - related party	1,353,700	7,892,800
Repayment of note payable - related party	(2,171,162)	(7,075,338)
Net cash (used in)/provided by financing activities	$(148,819)	$817,462

Effect of changes of foreign exchange rate on cash and cash equivalent	273	(638)

Net increase (decrease) in cash and cash equivalents	231,087	(551,021)
Cash and cash equivalents - beginning of the period	127,800	678,821
Cash and cash equivalents - end of the period	$358,887	$127,800

Supplemental Cash Flow Disclosures
Cash paid for interest expenses	$24,453	$70,051
Cash paid for income taxes	$42,768	$99,522

NON-CASH INVESTING AND FINANCING ACTIVITIES
Debt forgiveness	$-	$518,076
Common shares issued but not paid	$-	$80,000

The accompanying notes are an integral part of these consolidated financial statements.

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AMC CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	ORGANIZATION AND BUSINESS BACKGROUND

Description of Business

AMC Corporation (hereinafter referred to as “the Company” or “AMC”) was incorporated under the laws of the State of Washington on October 21, 2021. The Company’s product portfolio includes YI dome guard, home camera, and outdoor camera, designed for residential homes and small businesses. The Company operates by acquiring security cameras from suppliers in Asia and subsequently retailing them through e-commerce platforms across the United States, Canada, and Europe.

Business combination

On August 16, 2024, the Company entered into a Business Combination Agreement (the “BCA”) with AlphaVest Acquisition Corp, a Cayman Islands exempted company (“SPAC”). As a result of this Merger, SPAC will become a Delaware corporation, the shareholder of the Company will become a shareholder of SPAC, and the Company will become a wholly owned subsidiary of SPAC.

Contractual arrangements with variable interest entities (“VIEs”)

The e-commerce online stores for the respective regions are operated under the entities Ants Technology (HK) Limited (“Ants”), Shanghai Xiaoyun Technology Limited (“Xiaoyun”), and Kunshan Yishijue Technology Limited (“Yishijue”). These entities have authorized the Company to utilize their e-commerce platform accounts free of charge for a duration of 5 years, starting from October 21, 2021 (hereinafter referred to as the “Authorization Agreement”). The Company has decided to early terminate the Authorization Agreement and assume ownership of the online stores on e-commerce platforms from Ants, Yishijue, and Xiaoyun in 2024. Refer to Note 17 for the store ownership transfer status.

Sean Da, who is the 100% shareholder of the Company, owns 95% of Ants. There are two nominal individuals who hold the shares of Yishijue and Xiaoyun on behalf of Sean Da, and Sean controls the primary economic activities of these two entities, such as the authorization or transfer of online stores on e-commerce platforms to AMC.

Ants is engaged in trading virtual reality cameras through both online and offline distributors, in addition to owning the e-commerce platform online store it authorizes the Company to use.

Yishijue has no business operations other than owning the online stores it authorizes the Company to use. It had no revenue since inception and only incurred general administrative and finance expenses for the years ended December 31, 2024 and 2023.

Xiaoyun was founded in July 2020 to provide services for applying for patents and intellectual properties (IP). It ceased its services at the end of 2022 and has not generated any revenue since then. Xiaoyun has no plans to continue operating its original business to provide patent and IP services or to start a new business in the future.

Consolidation Analysis

Entity being evaluated	Variable Interest	VIE?	Primary Beneficiary	Consolidation?
Ants Technology (HK) Limited (“Ants”)	None	No	Not AMC	No
Kunshan Yishijue Technology Limited (“Yishijue”)	Authorization Agreement	Yes	AMC	Yes
Shanghai Xiaoyun Technology Limited (“Xiaoyun”)	Authorization Agreement	Yes	AMC	Yes

By-design Approach

The Company follows the guidance in Accounting Standards Codification (ASC) 810, Consolidation. Specifically, ASC 810-10-25-22D outlines the by-design approach for determining whether a legal entity should be consolidated as a Variable Interest Entity (VIE). This approach involves a two-step analysis to evaluate the nature and purpose of the legal entity, ensuring the appropriate treatment of variable interests.

Step 1:

Analyze the nature of the risks in the legal entity (ASC 810-10-25-24 through 25-25):

The first step requires identifying the risks associated with the legal entity. These risks could include operational, market, financial, or other factors that affect the variability in the legal entity’s performance and outcomes. The Company assesses these risks to understand how they contribute to variability in the legal entity’s financial structure.

The three entities — Ants, Yishijue, and Xiaoyun — that have been evaluated have operational risks that affect the variability in these entities’ performance and outcomes.

Step 2:

Determine the purpose for which the legal entity was created and determine the variability (created by the risks identified in Step 1) the legal entity is designed to create and pass along to its interest holders (ASC 810-10-25-26 through 25-36):

The second step involves examining the legal entity’s intended purpose. This includes determining the variability the legal entity was designed to create and pass along to its interest holders. By identifying the specific risks and their intended transfer, the Company can assess whether its interests are variable and if consolidation is necessary.

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Yishijue and Xiaoyun began passing along their operational risks to AMC upon signing the Authorization Agreement on AMC’s inception date, as neither entity engages in any business operations other than owning the online stores they authorized AMC to use. Therefore, the Authorization Agreements of both Yishijue and Xiaoyun are considered variable interests. Yishijue and Xiaoyun are variable interest entities.

On the other hand, Ants, while owning the online store it authorizes AMC to use, also engages in other business operations and was not created to pass along its operational risks to AMC. In other words, there is no variability Ants was designed to create and pass along to its interest holder AMC. Therefore, Ants does not meet the requirements of Step 2 under ASC 810-10-25-22. Consequently, Ants is not a variable interest entity.

Beneficiary Analysis

If the entity being evaluated is a VIE, The Company then follows the guidance under ASC 810-10-25-38A to determine the primary beneficiary of the VIE. The primary beneficiary is the reporting entity that is required to consolidate the VIE. Within the VIE model, the party that is determined to have a controlling financial interest is referred to as the primary beneficiary. The primary beneficiary is the variable interest holder that has both of the following criteria:

1)	Power to direct the activities of the entity that most significantly impact the entity’s economic performance (the power criterion)
2)	The obligation to absorb losses of the entity, or the right to receive benefits of the entity, which could be potentially significant to the entity (the economics criterion)

If a reporting entity determined to be the primary beneficiary of a VIE does not have an equity investment in the entity, the primary beneficiary must consolidate 100% of the balance sheet and income statement of the VIE and should generally apply consolidation procedures as if it were the parent in a typical parent-subsidiary relationship.

The operation of online stores is the most significant business activity influencing the economic performance of Yishijue and Xiaoyun. AMC has the authority to direct the operations of these stores in ways that most significantly impact their economic performance (power criterion). Additionally, AMC bears the obligation to absorb losses or has the right to receive benefits from the operations of online stores on the e-commerce platforms owned by Yishijue and Xiaoyun (economics criterion). Therefore, AMC is the primary beneficiary and must consolidate the financial statements of Yishijue and Xiaoyun.

On the other hand, Ants is not a variable interest entity; therefore, it is not subject to consolidation.

Based on this assessment, the Company has consolidated Yishijue and Xiaoyun in its financial statements, reflecting their risk transfer structure and AMC’s controlling financial interest, while Ants remains unconsolidated due to the absence of variable interests.

Accounting for Authorization Agreement

The values of the Amazon stores under Ants, Yishijue, and Xiaoyun were deemed immaterial as of October 21, 2021. Consequently, these entities did not charge AMC any usage fees.

For Yishijue and Xiaoyun, the authorization agreements are considered variable interests and these two entities are considered as variable interest entities (VIEs). As a result, the Company has consolidated the financial statements of Yishijue and Xiaoyun. Therefore, the authorization agreements are essentially intercompany transactions that must be eliminated.

In contrast, for Ants, the authorization agreement is not considered a variable interest, as Ants was not created to transfer its operational risks to AMC through the Amazon store, unlike Yishijue and Xiaoyun. Given that the Amazon store was of negligible value at the time of the authorization agreement on October 21, 2021, Ants did not charge AMC any usage fees. Therefore, Management believed that the accounting for the authorization agreement had an immaterial impact on the consolidated balance sheets as of December 31, 2024 and 2023, as well as on the consolidated statement of operations and comprehensive loss for the years ended December 31, 2024 and 2023.

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Ownership transfer for online stores on e-commerce platforms

The Company is in the process of transferring the ownership of e-commerce platform accounts from Ants, Yishijue, and Xiaoyun to AMC. This transfer will include store ownership, business operation rights, customer resources, operational data, technical data, brand usage rights, intellectual property rights (such as trademarks, patents, and copyrights, if applicable), and other assets and rights related to the operation of Amazon online stores.

Once the transfer is complete, the two VIEs, Xiaoyun and Yishijue, will be deconsolidated from AMC’s financial statements, as the variable interests will no longer exist. AMC will operate the online stores on the e-commerce platforms independently. The two VIEs will no longer pass along risks or benefits to AMC, and AMC will no longer be the beneficiary of the two VIEs, as AMC will no longer control their economic performance.

Assets and liabilities of consolidated VIEs

The Company’s consolidated financial statements include the assets, liabilities, equity and results of operations of VIEs for which the Company is the primary beneficiary. The following table summarizes the carrying amounts of these entities’ assets and liabilities included in the Company’s consolidated balance sheets at December 31, 2024 and December 31, 2023.

	December 31,	December 31,
	2024	2023
Current asset:
Other receivable from AMC	$821,982	$-
Other current asset	2,089	1,618
Noncurrent asset	-	-
Total Asset	$824,071	$1,618
Current liability:
Short term bank loan	$821,982	$-
Other current liability	15,959	6,274
Noncurrent liability	-	-
Total Liability	$837,940	$6,274

During the year ended December 31, 2024, Xiaoyun obtained a bank loan of 6 million RMB (approximately $821,982 USD) from Hongkong and Shanghai Banking Corporation Bank (HSBC) and paid AMC’s supplier, Senslab, for inventory purchases on behalf of AMC. As a result, the primary current liability of the VIE Xiaoyun is a short term bank loan of $821,982, and the primary current asset is the intercompany transaction “other receivable from AMC,” which is eliminated in the consolidated financial statements.

Cash and asset transfer between AMC and VIEs

There were no cash or asset transfer between AMC and VIEs as of and for the years ended December 31, 2024 and 2023.

Risks in relation to the VIE structure

In the opinion of management, based on the legal opinion obtained from the Company’s local legal counsel, the ownership structures of the Company and its VIEs, do not and will not violate any applicable local laws, regulations, or rules currently in effect; the agreements among the Company, each of the VIEs and its nominee shareholders, governed by local laws, as described above, are valid, binding and enforceable in accordance with their terms and applicable local laws, rules, and regulations currently in effect, both currently and immediately after giving effect to the listing in capital market, and do not and will not violate any applicable local laws, regulations, or rules currently in effect. However, there are substantial uncertainties regarding the interpretation and application of current and future local laws and regulations. Accordingly, if the local government finds that the contractual arrangements do not comply with its restrictions on foreign ownership of businesses, or if the local government otherwise finds that the Company and the VIEs are in violation of local laws or regulations or lack the necessary permits or licenses to operate the Company’s business, the relevant regulatory authorities would have broad discretion in dealing with such violations, including:

●	revoking the business and operating licenses of the Company;

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●	discontinuing or restricting the operations;
●	imposing fines or confiscating any of VIEs’ income that they deem to have been obtained through illegal operations;
●	imposing conditions or requirements with which the Company’s subsidiaries or the VIEs may not be able to comply;
●	requiring the Company to restructure the ownership structure or operations, including terminating the contractual arrangements with the VIEs;
●	restricting or prohibiting the Company’s use of the proceeds of overseas offering to finance the business and operations in these jurisdictions; or
●	taking other regulatory or enforcement actions that could be harmful to the business.

If the imposition of any of these penalties or requirement to restructure the Company’s corporate structure causes it to lose the rights to direct the activities of the two VIEs or the Company’s right to receive its economic benefits, the Company would no longer be able to consolidate the financial results of the two VIEs in its consolidated financial statements. In the opinion of management, the likelihood of deconsolidation of the two VIEs is remote based on current facts and circumstances.

Liquidity and going concern

The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued.

For the years ended December 31, 2024 and 2023, the Company incurred net loss of $776,960 and $1,419,516, respectively. As of December 31, 2024, the Company had an accumulated deficit of $2,470,588, working capital deficit of $2,444,306, and long-term warranty liabilities of $14,274. The Company has funded its operations and capital needs primarily through borrowings from a related party, Ants. The operating cash inflows was primarily due to the collection of revenue share receivable and marketing subsidy receivable from Kami, as well as a decline in the balance of “due from shareholder” resulting from the collection from the Company’s 100% shareholder. Although operating cash flows were positive for the year ended December 31, 2024, the imposition of new tariffs and the ongoing evolution of trade policies continue to introduce complexities to the Company’s operations. These tariffs increase inventory costs and may further impact the Company’s liquidity in the future. As of the date the consolidated financial statements for the year ended December 31, 2024 are issued, these factors raised substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the date that these consolidated financial statements are issued.

The Company has a plan of operations and acknowledges that its plan of operations may not result in generating positive working capital in the near future.

To meet the cash requirements for the next 12 months from the issuance date of this financial statement, the Company is undertaking a combination of the remediation plans:

●	The Company will launch upgraded products in 2025
●	The Company is actively promoting its products to obtain new customers
●	The Company intends to complete a SPAC merger to obtain additional funding

Currently the Company is focusing on the improvement of operation efficiency, implementation of strict cost control and budget and enhancement of internal controls to create synergy of the Company’s resources.

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The management plan cannot alleviate the substantial doubt of the Company’s ability to continue as a going concern. There can be no assurance that the Company will be successful in achieving its strategic plans, that the Company’s future capital raises will be sufficient to support its ongoing operations, or that any additional financing will be available in a timely manner or with acceptable terms, if at all. If the Company is unable to raise sufficient financing or events or circumstances occur such that the Company does not meet its strategic plans, it would have a material adverse effect on the Company’s financial position, results of operations, cash flows, and ability to achieve its intended business objectives.

The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Accordingly, the consolidated financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles (U.S. GAAP) and Securities Exchange Commission (SEC) guidance in the United States of America.

The Company’s fiscal year-end date is December 31.

Variable interest entities

Pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Section 810, “Consolidation” (“ASC 810”), the Company is required to include in its consolidated financial statements, the financial statements of its variable interest entities (“VIEs”). ASC 810 requires a VIE to be consolidated if that company is subject to a majority of the risk of loss for the VIE or is entitled to receive a majority of the VIE’s residual returns. VIEs are those entities in which a company, through contractual arrangements, bears the risk of, and enjoys the rewards normally associated with ownership of the entity, and therefore the company is the primary beneficiary of the entity. Under ASC 810, a reporting entity has a controlling financial interest in a VIE, and must consolidate that VIE, if the reporting entity has both of the following characteristics: (a) the power to direct the activities of the VIE that most significantly affect the VIE’s economic performance; and (b) the obligation to absorb losses, or the right to receive benefits, that could potentially be significant to the VIE. The reporting entity’s determination of whether it has this power is not affected by the existence of kick-out rights or participating rights, unless a single enterprise, including its related parties and de - facto agents, have the unilateral ability to exercise those rights.

On AMC’s inception date, October 21, 2021, Yishijue and Xiaoyun authorized the Company to utilize their e-commerce platform accounts free of charge for a duration of five years. Through these contractual arrangements, the Company bears all risks of loss and is entitled to all benefits derived from Yishijue and Xiaoyun. In accordance with ASC 810-10-25-38A through 25-38J, the Company is the primary beneficiary of Yishijue and Xiaoyun. As a result, Yishijue and Xiaoyun are considered variable interest entities (“VIE”) of the Company, and their financial statements have been consolidated from the date control was established, October 21, 2021. The stockholders of Yishijue and Xiaoyun do not hold any kick-out rights that affect the consolidation determination.

Principles of Consolidation

The consolidated financial statements include the financial statements of the Company and the two VIEs of Xiaoyun and Yishijue. All intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ from those estimates. Significant items subject to such estimates and assumptions include, but are not limited to, allowance for credit losses, valuation of inventory, estimated replacement rates to calculate warranty liabilities and warranty expenses.

F-77

Foreign Currency and foreign currency translation

The Company’s reporting currency is U.S. dollars (“USD”). The functional currency for the two VIEs is Renminbi (“RMB”). The functional currency of AMC is U.S. dollars.

Transactions denominated in currencies other than functional currency are translated into functional currency at the exchange rates quoted by authoritative banks prevailing at the dates of the transactions. Foreign currencies received from the European and Canadian ecommerce platforms are translated into USD. Exchange gains and losses resulting from those foreign currency transactions denominated in a currency other than the functional currency are recorded as other income or other expense.

The consolidated financial statements of the Company are translated from the respective functional currencies into USD. Assets and liabilities are translated into USD using the applicable exchange rates at the balance sheet date. Equity accounts other than earnings generated in current period are translated into USD at the appropriate historical rates. Revenues, expenses, gains and losses are translated into USD using the periodic average exchange rates. The resulting foreign currency translation adjustments are recorded in accumulated other comprehensive income as a component of shareholders’ equity.

Years ended December 31, 2024
Balance sheet, except for equity accounts	¥7.2994	RMB to $1 USD
Income statement and cash flows	¥7.1887	RMB to $1 USD

Years ended December 31, 2023
Balance sheet, except for equity accounts	¥7.0971	RMB to $1 USD
Income statement and cash flows	¥7.0747	RMB to $1 USD

Cash and Cash Equivalents

Cash consists of cash in bank with no restrictions and highly liquid investments which are unrestricted as to withdrawal or use, and have remaining maturities of three months or less when initially purchased.

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

As of December 31, 2024 and 2023, the Company had cash balances of $358,887 and $127,800, respectively, and $nil cash equivalents for each reporting date. Please refer to “Concentration of credit risk” section for the credit risk of cash in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000.

Accounts receivable and Accounts receivable- related party

Accounts receivable is stated at the amount the Company expects to collect from customers through the e-commerce platforms. Accounts receivable- related party is stated at the amount the Company expects to collect from Kami Vision Incorporated (hereinafter referred to as “Kami”) for revenue shares. Please refer to Note 9- Related party balances and transactions.

The Company adopted ASU 2016-13, Financial Instruments – Credit Losses (Topic 326), on January 1, 2023, using the modified retrospective method. Credit losses were estimated using the loss-rate method, which analyzes the probability of unrecoverable accounts based on an expected loss ratio. This ratio is calculated using the average historical loss rate, adjusted for forward-looking factors such as inflation, real GDP growth, unemployment rates, and industry sales growth.

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No allowance for credit loss is recorded for “accounts receivable” or “accounts receivable- related-party”, as the average historical loss rate is 0% based on historical receivable write-offs. The Company writes off receivable balances against the allowance only after all collection efforts have been exhausted and the potential for recovery is deemed remote. To date, the company has experienced little, if any, uncollectible accounts receivable or accounts receivable-related party.

Other receivable- related party, net

Other receivables – related party primarily consists of receivable from Kami for marketing subsidy and receivable from Ants. The balances presented on the consolidated balance sheets are net of allowance for credit losses. Refer to Note 9 “Related party balances and transactions”. In connection with the assessment of current expected credit loss under ASC Topic 326, Measurement of Credit Losses on Financial Instruments (ASU 2016-13), the Company recorded reversal and provision for credit losses of ($1,262,146) and $1,262,146 against receivables due from Ants during the years ended December 31, 2024 and 2023, respectively, using the loss-rate method. Refer to the above section of “Accounts receivable and Accounts receivable- related party” for details about the loss-rate method, and to Note 9 – “Provision for Credit Losses – Related Party” for information regarding the reversal and provision for credit losses related to Ants Technology (HK) Limited.

Inventories, net

The inventory costs include the product costs and the freight-in costs. Product costs are based on the purchase price using the moving average cost method. On a monthly basis, product costs are recalculated based upon the average product cost per unit. Freight-in costs are allocated to each product using the average freight-in cost per unit.

Inventories are stated at lower of cost or net realizable value. The Company evaluates inventories on a quarterly basis for potential net realizable value adjustments, reducing the carrying value of inventories that exceed their estimated net realizable value. Where there is evidence that the utility of inventories, in their disposal in the ordinary course of business, will be less than cost, whether due to physical deterioration, obsolescence, changes in price levels, or other causes, the inventories are written down to net realizable value. Net realizable value is the estimated selling price in the normal course of business less any costs to complete and sell products. Any excessive spoilage is recorded as current period charges.

During the years ended December 31, 2024 and 2023, 100% and 81% of inventories, respectively, were purchased from related parties, Senslab HK Limited and its subsidiary Senslab Technology Co., Ltd (collectively referred to as “Senslab”). Refer to Note 13 “Concentration Risk” for purchases from each supplier under Supplier Concentration. AMC has secured favorable payment terms with Senslab, extending the payment period from 60 days to 180 days.

Deferred offering costs associated with the Business Combination

The Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP ASC 805. Under this method of accounting, AMC is accounting acquirer, and as a result, qualifying transaction costs incurred by AMC are treated as deferred offering cost and any balance below the net proceeds from this reverse recapitalization will be charged directly to equity. This recording complies with the requirements of FASB ASC Topic 340-10-S99-1, “Other Assets and Deferred Costs – SEC Materials” (“ASC 340-10-S99”) and SEC Staff Accounting Bulletin Topic 5A, “Expenses of Offering”. Deferred offering costs consist of legal and other professional expenses incurred through the balance sheet date that are directly related to the Proposed Business Combination and that will be charged to shareholders’ equity upon the completion of the Proposed Business Combination with any balance below the net proceeds from this Business Combination. Should the Proposed Business Combination prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operation expenses. As of December 31, 2024 and December 31, 2023, the related costs in the aggregate of $233,339 and $nil, respectively, have been recorded as deferred offering cost.

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Revenue

The Company generated revenues of $10,200,957 and $15,884,942 for the years ended December 31, 2024 and 2023, respectively.

	Years ended
	December 31,
	2024	2023

Revenues
Product revenue	$7,439,899	$12,786,196
Product revenue - related party	6,270	-
Revenue share – related party	2,754,788	3,098,746
Total revenues	$10,200,957	$15,884,942

According to the revenue recognition Accounting Standards Update (“ASU”) 2014-09 Revenue from Contracts with Customers (FASB ASC Topic 606), revenue is recognized or realizable and earned when all five of the following criteria are met: (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue when (or as) the entity satisfies a performance obligation. Revenue is reported net of all value added taxes.

—Performance Obligation

The Company satisfies the performance obligation in the contract and recognizes its revenue in accordance with ASC 606-10-25-23.

For the product sales via e-commerce platforms, revenues are recognized when the products are shipped to customers. Since e-commerce platforms handle the shipping of products on behalf of the Company and takes responsibility for lost packages, revenue is recognized on the statements from e-commerce platforms once the orders are shipped by the Company. The e-commerce platforms pay the Company within 3 to 14 days after the products are shipped. Since the Company does not receive payments before product shipment, it does not have any deferred revenue.

For the revenue share received from Kami, revenues are recognized when an end user referred by AMC subscribes to the cloud service provided by Kami and makes a payment. Kami sends the Company a monthly notice summarizing the revenue share generated from the Company’s customers who utilize Kami’s cloud services. These cloud services involve storing recorded videos, image analysis, and providing alert and intelligence detection. According to the revenue share agreement, Kami will allocate 30% of subscription revenues to AMC for new customers referred by AMC during the first year of subscription, 15% of the revenue for second-year customers, and no allocation for subsequent years (hereinafter referred to as “Revenue Share”).

—Transaction Price

The transaction price for product sales is fixed as the listing price on the e-commerce platforms. To promote product sales, the Company periodically reduces the listing price. As a result, promotions are offered as a reduced fixed price displayed on the e-commerce platform, and revenue is recognized based upon the reduced price.

Revenues collected from platform customers are deposited into a cross-border payments platform, to which the Company has direct control and access.

The transaction price for the Revenue Share from Kami is based upon fixed percentages stipulated in the contract. This revenue share does not involve any variable considerations or considerations in a form other than cash.

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—Product Return Policy

The Company has a product return policy that permits e-commerce platform customers in North America to return products within 30 days from the date of purchase. For items purchased during the holiday season from October to December, the return period is extended until the end of January in the following year. For customers in Europe, the return period for e-commerce platforms is 30 days from the date of purchase. Within these specified periods, the Company offers a full refund for returned products, provided the return criteria are met.

The Company recognizes revenues adjusted for returns based upon the e-commerce platform statements, which reflect the actual refunds for returns. The Company reviews the subsequent statements after the reporting date and adjusts revenue for returns related to sales in the reporting period accordingly. For returns occurring during the reporting period, adjustments are made in the month of the return. During the years ended December 31, 2024 and 2023, the Company’s revenue was not significantly impacted by returns due to the short-term free return policy.

—Product Warranty

The product warranty does not provide cash payments to customers from e-commerce platforms; instead, it only offers free product replacements. Refer to the Note 12 “Warranty Liabilities” for further details.

—Reporting Revenue Gross versus Net

According to ASU 2016-08 Principle versus Agent Considerations, when a third party is involved in providing goods or services to a customer, the entity must determine whether its performance obligation is to provide the good or service itself (i.e., the entity is a principal) or to arrange for another party to provide the good or service (i.e., the entity is an agent). An entity makes this determination by evaluating the nature of its promise to the customer. An entity is a principal (and, therefore, records revenue on a gross basis) if it controls the promised good or service before transferring it to the customer. An entity is an agent (and records as revenue the net amount it retains as a commission) if its only role is to arrange for another entity to provide the goods or services.

For the product sales via e-commerce platforms, the Company is a principal and recognizes revenue on a gross basis. The Company is a principal because it controls the promised good or service before transferring it to a customer. This control is determined by the following indicators 1) The Company is the primary obligor in the sales transaction and responsible for providing products and service. 2) The Company bears the inventory risk. The Company will first indemnify customers for product damages and then request reimbursements from suppliers if the suppliers are determined to be responsible for the damages. 3) The Company selects suppliers and manages the entire sales process. 4) The Company sets the product price and has control over the entire transaction. The Company takes the risk of collectability of the accounts receivable.

There is no consignment arrangement between the Company and the suppliers. The Company is obligated to make payments for the goods when acquiring them from the suppliers, without the option to pay after the products have been sold. The Company assumes all inventory risks associated with the purchased goods. Furthermore, the products will be shipped directly from Amazon warehouses to the customers, with no direct shipments from the supplier’s warehouse to the customers.

For the Revenue Share from Kami, who provides cloud services to the Company’s customers, the Company acts as an agent and recognizes revenue on a net basis. The net revenue represents the Company’s share as determined by the percentages specified in the Revenue Share agreement with Kami. The Company is an agent because it is not responsible for fulfilling the promise of delivering cloud services to customers. Additionally, the Company does not bear the risks associated with the cloud service subscriptions or determine the subscription prices.

F-81

Cost of revenues

Cost of revenues includes cost of products, e-commerce platform fees, delivery and freight costs, and inventory impairment loss. The Company expenses cost of revenues in conjunction with sales as incurred. The Company incurred cost of revenues of $9,544,977 and $12,342,620 for the years ended December 31, 2024 and 2023, respectively.

General and administrative expenses

General and administrative expenses primarily consist of costs for consulting fee, payroll expenses, storage fees, and professional fees. The Company expensed all general and administrative expenses costs as incurred. For the years ended December 31, 2024 and 2023, the Company incurred general and administrative expenses of $2,190,635 and $1,583,056, respectively.

Sales and marketing expenses

Sales and marketing expenses primarily consist of costs for the promotion of business brand and product marketing and warranty expenses. The Company expensed all marketing and advertising costs as incurred. For the years ended December 31, 2024 and 2023, the Company incurred sales and marketing expenses of $2,026,051 and $3,275,244, respectively.

Provision for credit losses

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments, and issued subsequent amendments to the initial guidance within ASU 2018-19, ASU 2019-04, ASU 2019-05, ASU 2019-11 and ASU 2020-02, collectively referred to as “ASC 326”. ASC 326 requires a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the amortized cost basis of the financial asset(s) to present the net carrying value at the amount expected to be collected on the financial asset. The measurement of expected credit losses is based on relevant information about past events, including historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. This ASU eliminates the probable initial recognition threshold in current GAAP and, instead, reflects an entity’s current estimate of all expected credit losses. In November 2019, the FASB issued ASU No. 2019-10 to postpone the effective date of ASU No. 2016-13 for certain to fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company adopted this ASU on January 1, 2023, using the modified retrospective method. On the adoption date of January 1, 2023, the allowance for credit losses for accounts receivable and other receivable-related party, in accordance with ASC 326, was assessed to be immaterial.

Warranty expenses

Sales of products via the e-commerce platforms include warranties to customers that replace malfunctional products. These standard warranties are assurance type warranties and do not offer any services in addition to the assurance that the product will continue working as specified for one or more years. Therefore, warranties are not considered separate performance obligations in the arrangement. Instead, the expected cost of warranties is accrued as an expense in accordance with authoritative guidance.

Other income/(expense)

Other income – related party consists of subsidy income from Kami to support the Company’s marketing campaigns via the e-commerce platforms, debt forgiveness, and income from customer support services for Ants’ former customers prior to the authorization of its Amazon store to the Company. Please refer to Note 9 – Related party balances and transactions for details. For the years ended December 31, 2024 and 2023, the Company recognized other income – related party of $1,779,528 and $1,840,811, respectively.

Other income from non-related parties mainly consists of income from the resale of returned or replaced products and foreign exchange gain. Other expenses primarily consist of donation and tax penalty expenses. For the years ended December 31, 2024 and 2023, the Company recognized net other income of $31,577 and $41,271, respectively.

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Comprehensive loss

The Company applies ASC 220, Comprehensive Income, with respect to reporting and presentation of comprehensive loss and its components in a full set of financial statements. Comprehensive loss is defined to include all changes in equity of the Company during a period arising from transactions and other events and circumstances except those resulting from investments by shareholders and distributions to shareholders. For the periods presented, the Company’s comprehensive loss includes net loss and other comprehensive loss, which primarily consists of the foreign currency translation adjustments.

Income taxes

On December 14, 2023, the FASB issued a final standard on improvements to income tax disclosures, ASU 2023-09, Improvements to Income Tax Disclosures. The standard requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as information on income taxes paid. The standard is intended to benefit investors by providing more detailed income tax disclosures that would be useful in making capital allocation decisions. For public business entities (PBEs), the new requirements will be effective for annual periods beginning after December 15, 2024. For entities other than public business entities (non-PBEs), the requirements will be effective for annual periods beginning after December 15, 2025. The guidance will be applied on a prospective basis with the option to apply the standard retrospectively. Early adoption is permitted. The Company has early adopted this ASU for the financial statements presented in footnote 16.

The Company accounts for income taxes in accordance with ASC740, “Income Taxes”. The provision for income taxes is determined using the asset and liability approach of accounting for income taxes. Under this approach, the provision for income taxes represents income taxes paid or payable (or received or receivable) for the current year plus the change in deferred taxes during the year. Deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid, and result from differences between the financial and tax bases of the Company’s assets and liabilities. Deferred taxes are calculated as the Company’s anticipated tax rate times the difference between its taxable income and accounting earnings before taxes.

Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized. In evaluating the need for a valuation allowance, management considers all potential sources of taxable income, including income available in carryback periods, future reversals of taxable temporary differences, projections of taxable income, and income from tax planning strategies, as well as all available positive and negative evidence. Positive evidence includes factors such as a history of profitable operations, projections of future profitability within the carryforward period, including from tax planning strategies, and the Company’s experience with similar operations. Existing favorable contracts and the ability to sell products into established markets are additional positive evidence. Negative evidence includes items such as cumulative losses, projections of future losses, or carryforward periods that are not long enough to allow for the utilization of a deferred tax asset based on existing projections of income. Deferred tax assets for which no valuation allowance is recorded may not be realized upon changes in facts and circumstances, resulting in a future charge to establish a valuation allowance.

Tax benefits related to uncertain tax positions taken or expected to be taken on a tax return are recorded when such benefits meet a more likely than not threshold. Otherwise, these tax benefits are recorded when a tax position has been effectively settled, which means that the statute of limitation has expired or the appropriate taxing authority has completed their examination even though the statute of limitations remains open. Interest and penalties related to uncertain tax positions are recognized as part of the provision for income taxes and are accrued beginning in the period that such interest and penalties would be applicable under relevant tax law until such time that the related tax benefits are recognized. There were no material uncertain tax positions as of December 31, 2024 and December 31, 2023. All tax returns since the Company’s inception are subject to examination by tax authorities.

F-83

Net loss per share

Net loss per share is computed in accordance with ASC 260, Earnings per Share.

Basic net loss per share is computed using the weighted average number of ordinary shares outstanding during the period. Diluted net loss per share is computed using the weighted average number of ordinary shares and potential ordinary shares outstanding during the period under treasury stock method. The computation of diluted net loss per share does not assume conversion, exercise, or contingent issuance of securities that would have an anti-dilutive effect (i.e. an increase in earnings per share amounts or a decrease in loss per share amounts) on net loss per share. Diluted loss per share is the same as basic loss per share for the periods presented.

Fair value measurements

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

●	Level 1: Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets;

●	Level 2: Inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. Black-Scholes Option-Pricing model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

●	Level 3: Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability.

The carrying values of cash, accounts receivable, advance to suppliers, other current assets, accounts payable, and accrued liabilities, and other current liabilities approximate fair value as they all have a short-term nature. Pursuant to ASC 820 and 825, the fair value of cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The Company does not have any “Level 2” or “Level 3” fair value assets or liabilities.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. As of December 31, 2024 and 2023, the Company had uninsured cash balances of $nil and $nil, respectively. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Segment reporting

On November 27, 2023, the FASB issued ASU Accounting Standards Update No. 2023-07, which applies to all public entities that are required to report segment information in accordance with Topic 280, Segment Reporting. Currently, Topic 280 requires that a public entity disclose certain information about its reportable segments. For example, a public entity is required to report a measure of segment profit or loss that the chief operating decision maker (CODM) uses to assess segment performance and make decisions about allocating resources. Topic 280 also requires other specified segment items and amounts, such as depreciation, amortization, and depletion expense, to be disclosed under certain circumstances. The amendments in this Update are effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company has adopted this ASU for the financial statements presented in the footnote 15. The adoption has no material impact on the financial statements.

F-84

ASC 280 Disclosures about Segments of an Enterprise and Related Information, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments. Operating segments are defined as components of an enterprise which engage in business activities from which they may earn revenues and incur expenses, and about which separate financial information is available that is evaluated regularly by the chief operating decision maker, which is the company’s chief executive officer (CEO), in deciding how to allocate resources and in assessing performance. Reportable segments are defined as an operating segment that either (a) exceeds 10% of revenue, or (b) reported profit or loss in absolute amount exceeds 10% of profit of all operating segments that did not report a loss or (c) exceeds 10% of the combined assets of all operating segments. AMC has Amazon online accounts in the U.S., Canada, and Europe. Revenue from the Canadian Amazon online store does not exceed 10% of the total revenue. Therefore, AMC has determined that it has two primary operating segments (1) North America and (2) Europe. Given that the two VIEs, Xiaoyun and Yisijue, are headquartered and operated in China, the consolidated financial statements are bifurcated into three segments: (1) North America, (2) Europe, and (3) China.

Recently issued accounting pronouncements

In October 2023, the FASB issued ASU 2023-06, Disclosure Improvements: Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative. ASU 2023-06 modifies the disclosure or presentation requirements of a variety of Topics in the Codification. Certain of the amendments represent clarifications to or technical corrections of the current requirements. Because of the variety of Topics amended, a broad range of entities may be affected by one or more of those amendments. Many of the amendments allow users to more easily compare entities subject to the SEC’s existing disclosures with those entities that were not previously subject to the SEC’s requirements. Also, the amendments align the requirements in the Codification with the SEC’s regulations. For entities subject to the SEC’s existing disclosure requirements and for entities required to file or furnish financial statements with or to the SEC in preparation for the sale of or for purposes of issuing securities that are not subject to contractual restrictions on transfer, the effective date for each amendment will be the date on which the SEC’s removal of that related disclosure from Regulation S-X or Regulation S-K becomes effective, with early adoption prohibited. For all other entities, the amendments will be effective two years later. The amendments in this update should be applied prospectively. For all entities, if by June 30, 2027, the SEC has not removed the applicable requirement from Regulation S-X or Regulation S-K, the pending content of the related amendment will be removed from the Codification and will not become effective for any entity. The Company is currently evaluating the potential impact this standard will have on its consolidated financial statements and related disclosures.

On November 4, 2024, the FASB issued ASU 2024-03, which requires disaggregated disclosure of income statement expenses for public business entities (PBEs). ASU 2024-03 adds ASC 220-40 to require a footnote disclosure about specific expenses by requiring PBEs to disaggregate, in a tabular presentation, each relevant expense caption on the face of the income statement that includes any of the following natural expenses: (1) purchases of inventory, (2) employee compensation, (3) depreciation, (4) intangible asset amortization, and (5) depreciation, depletion, and amortization (DD&A) recognized as part of oil- and gas-producing activities or other types of depletion expenses. The tabular disclosure would also include certain other expenses, when applicable. The ASU does not change or remove existing expense disclosure requirements; however, it may affect where that information appears in the footnotes to the financial statements. ASU 2024-03 shall be effective for public business entities for annual reporting periods beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating the potential impact this standard will have on its consolidated financial statements and related disclosures.

Other accounting standards that have been issued by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. We do not discuss recent standards that are not anticipated to have an impact on or are unrelated to our consolidated financial condition, results of operations, cash flows or disclosures.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

F-85

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with a public company which is neither an emerging growth company nor an emerging growth company.

3.	ACCOUNTS RECEIVABLE

As of December 31, 2024 and 2023, the Company had accounts receivable of $54,302 and $94,076, respectively. The aging of account receivables were all less than 180 days. There was no allowance for credit loss for account receivable as of December 31, 2024 and 2023.

4.	INVENTORIES

As of December 31, 2024 and 2023, the Company had inventory balances of $3,555,876 and $5,058,778, consisting of the following:

	December 31,	December 31,
	2024	2023

Purchased goods	$4,238,942	$4,899,267
Freight-in costs	114,980	159,511
Inventory	4,353,922	5,058,778
Less: inventory impairment	(798,046)	-
Inventory, net	$3,555,876	$5,058,778

For the year ended December 31, 2024, the Company recognized an inventory provision of $1,326,355, as the inventory cost value exceeded the net realizable value, and recorded a reduction of $528,309 for inventories that were removed, sold, or replaced under warranty. There was no inventory provision for the year ended December 31, 2023. The movement of inventory impairment provisions for the years ended December 31, 20024 and 2023 is summarized as below:

	Years ended
	December 31,
	2024	2023
Balance at the beginning of the year	$-	$-
Addition	1,326,355	-
Deletion	(528,309)	-
Balance at the end of the year	$798,046	$-

F-86

5.	PREPAID EXPENSES

As of December 31, 2024 and 2023, the Company had prepaid expenses of $100,912 and $83,571, respectively. The prepaid expense as of both December 31, 2024 and December 31, 2023 was for prepaid Federal and State income tax.

6.	OTHER RECEIVABLE

As of December 31, 2024 and 2023, the Company had other receivable balance of $125,000 and $nil, respectively. This other receivable is due from the SPAC, as the Company paid a $70,000 fairness opinion valuation fee and a $55,000 extension fee on behalf of the SPAC for the Business Combination.

7.	SUBSCRIPTION RECEIVABLE – SHAREHOLDER

The subscription receivable represents cash not yet collected from Sean Da, the 100% shareholder of the Company, for the issuance of 8 million common shares on January 31, 2023. As of December 31, 2024 and 2023, the subscription receivable balances were $nil and $80,000, respectively, as all outstanding subscription receivables were collected in May 2024.

8.	PROMISSORY NOTE RECEIVABLE

On May 2, 2024, the Company issued two unsecured promissory notes to the SPAC, allowing the SPAC to borrow up to an aggregate principal amount of $440,000 (the “Promissory Note 1”) and $126,000 (the “Promissory Note 2”). On October 11, 2024, the Company issued another promissory note to SPAC, allowing the SPAC to borrow up to an aggregate principal amount of $100,000. Refer to Note 17 for the amended principal amount for this promissory note from $100,000 to $200,000 (the “Promissory Note 3”). Drawdowns under all these three promissory notes will be used for extension payments related to the Business Combination.

As of December 31, 2024 and 2023, there were $440,000 and $nil outstanding under Promissory Note 1, $126,000 and $nil outstanding under Promissory Note 2, and $57,449 and $nil outstanding under Promissory Note 3, respectively. The total amount outstanding under the three Promissory Notes as of December 31, 2024 and 2023 was $623,449 and $nil, respectively.

The Promissory Note 1 and Promissory Note 2 are non-interest bearing and payable on the earlier of (i) December 12, 2024, or (ii) promptly after the SPAC consummates an initial business combination. The Promissory Note 3 is non-interest bearing and payable on the earlier of (i) December 31, 2024 or (ii) promptly after the SPAC consummates an initial business combination. Refer to Note 17 for the amended maturity dates of Promissory Note 1, Promissory Note 2, and Promissory Note 3 due to the extended timeline of the Business Combination.

9.	RELATED PARTY BALANCES AND TRANSACTIONS

The principal related parties with which the Company had transactions for the years ended December 31, 2024 and 2023 are as follows:

Name	Relationship with the Company
Sean Da	100% Shareholder of the Company
Senslab HK Limited (hereinafter referred to as “Senslab HK”)	Affiliate of the 100% shareholder of the Company
Senslab Technology Co., Ltd (hereinafter referred to as “Senslab SH”)	Affiliate of the 100% shareholder of the Company
Ants Technology (HK) Limited (hereinafter referred to as “Ants”)	Affiliate of the 100% shareholder of the Company
Kami Vision Incorporated (hereinafter referred to as “Kami”)	Affiliate of the 100% shareholder of the Company
Yunyizhilian Information Technology Co., Ltd (hereinafter referred to as “Yunyizhilian”)	Affiliate of the 100% shareholder of the Company

During the years ended December 31, 2024 and 2023, related party transactions had the following impact on income/(loss) before income tax, as shown in the table below. Positive balances indicate an increase in pre-tax income (loss), while negative balances indicate a decrease.

Related Party Transactions	Impact on pre-tax income (loss)
Income Statement	Years ended
	December 31,
	2024	2023
Revenue share – related party (Kami)	$2,754,788	$3,098,746
Product revenue -related party (Kami)	6,270	-
Product cost - related party (Senslab)	(6,002,463)	(8,752,026)
(Provision)/reversal for credit losses (Ants)	1,262,146	(1,262,146)
General and administrative expenses - Consulting fee-related party (Kami)	(334,317)	(321,481)
General and administrative expenses - Shareholder’s business travel expense (Sean)	-	(1,611)
General and administrative expenses - Financial consulting fee (Ants)	(60,000)	(60,000)
Other income - Marketing incentive subsidy income (Kami)	1,779,528	1,322,736
Other income - Loan forgiveness (Kami)	-	518,075
Interest expense (Kami)	-	(5,993)
Interest expense (Ants)	(18,999)	(84,006)
Total impact on pre-tax loss	$(613,047)	$(5,547,706)

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As of December 31, 2024 and 2023, the related party transactions had the following balances on the balance sheet, respectively.

Related Party Transactions	As of December 31, 2024
Balance Sheet	Ants	Senslab SH	Senslab HK	Kami	Sean Da	Yunyizhilian	Total
Accounts receivable - related party	$-	$-	$-	$190,168	$-	$-	$190,168
Other receivable - related party, net	1,790,009	-	-	169,833	-	-	1,959,842
Including:			-				-
Other receivable - related party	1,790,009	-	-	169,833	-	-	1,959,842
Provision for credit losses	-	-	-	-	-	-	-
Due from shareholder	-	-	-	-	-	-	-
Subscription receivable - shareholder	-	-	-	-	-	-	-
Note receivable - shareholder	-	-	-	-	15,862	-	15,862
Prepayment - related party	126,965	-	-	-	-	-	126,965
Accounts payable - related party	-	6,258,235	2,285,008	-	-	-	8,543,243
Other payable - related party	-	-	-	-	-	6,269	6,269

Related Party Transactions	As of December 31, 2023
Balance Sheet	Ants	Senslab SH	Senslab HK	Kami	Sean Da	Total
Accounts receivable - related party	$-	$-	$-	$437,197	$-	$437,197
Other receivable - related party, net	506,327	-	-	842,804	-	1,349,131
Including:		-	-		-	-
Other receivable - related party	1,768,473	-	-	842,804	-	2,611,277
Provision for credit losses	(1,262,146)		-	-		(1,262,146)
Due from shareholder	-	-	-	-	548,759	548,759
Subscription receivable - shareholder	-	-	-	-	80,000	80,000
Note receivable - shareholder	-	-	-	-	450,489	450,489
Prepayment - related party	128,209	-	-	-	-	128,209
Accounts payable - related party	-	3,486,453	5,312,369	-	-	8,798,822
Other payable - related party	-	-	-	-	4,334	4,334
Note payable - related party	817,462	-	-	-	-	817,462
Accrued interest expense	3,626	-	-	-	-	3,626

Specifically, transactions with each related party presented in the above tables are as follows:

Senslab HK Limited and Senslab Technology Co., Ltd

	December 31,		December 31,
	2024		2023
	Balance	% of Total Liability	Balance	% of Total Liability
Accounts payable - related party (Senslab HK)	$2,285,008	24%	$5,312,369	54%
Accounts payable - related party (Senslab SH)	6,258,235	65%	3,486,453	35%
Total	$8,543,243	89%	$8,798,822	89%

F-88

Sean Da, the 100% shareholder of the Company, owns 38% of Senslab Technology Co Ltd (hereinafter referred to as “Senslab SH”), which owns 100% of Senslab HK Limited (hereinafter referred to as “Senslab HK”). Senslab HK acquires security cameras from Senslab SH and then exports the cameras to the Company.

The Company procured security cameras from Senslab HK for a total amount of $539,068 and $4,981,035 during the years ended December 31, 2024 and 2023, respectively. As of December 31, 2024 and 2023, the Company had related party accounts payable balances of $2,285,008 and $5,312,369 owed to Senslab HK, respectively.

Starting in the fourth quarter of 2023, the Company began procuring security cameras directly from Senslab SH, as Senslab SH had obtained trade approval for import and export. During the years ended December 31, 2024 and 2023, the Company procured a total amount of $6,347,602 and $4,033,026, respectively. As of December 31, 2024 and 2023, the Company had a related party accounts payable balance of $6,258,235 and $3,486,453 owed to Senslab SH, respectively.

Ants Technology (HK) Limited

	December 31,		December 31,
	2024		2023
	Balance	% of Total Asset	Balance	% of Total Asset
Prepayment - related party	$126,965	2%	$128,209	2%
Other receivable - related party, net	1,790,009	24%	1,768,473	21%
Allowance for credit losses	-	-%	(1,262,146)	(15)%
Total	$1,916,974	26%	$634,536	8%

The Amazon online store for the North America region operates under Ants Technology (HK) Limited (hereinafter referred to as “Ants”). Ants has authorized the Company to utilize its Amazon account free of charge for a duration of 5 years, starting from October 21, 2021 (hereinafter referred to as the “Authorization Agreement”). Starting from August 8, 2024, Ants started to transfer to the Company all of its ownership in the Amazon online store, including but not limited to the ownership of the shop, business operation rights, customer resources, operational data, technical data, brand usage rights, intellectual property rights (such as trademarks, patents, copyrights, etc, if applicable), and other assets and rights related to the operation of the Amazon online store. Sean Da, who is the 100% shareholder of the Company, owns 95% of Ants. Refer to Note 17 for the status of store ownership transfer.

Prepayment – related party

Upon signing the Authorization Agreement, the Company agreed to sell Ants’ remaining camera inventories. During the first year of the Authorization Agreement, Ants covered the freight-in costs related to shipping products to Amazon warehouses, insurance expense, along with various other general and administrative expenses. As such, the Company was responsible for (1) paying Ants the revenue collected from selling Ants’ remaining inventories in the Amazon warehouses and (2) reimbursing the costs Ants paid on behalf of the Company. To cover these two types of payments, the Company prepaid Ants $359,192 in 2022. This prepayment will be amortized by the total amount of (1) collected revenue from selling Ants’ inventories as they are sold and (2) the cost reimbursements to Ants. For the years ended December 31, 2024 and 2023, the total amount of collected revenue from selling Ants’ inventories to Ants was $1,244 and $18,519, respectively. As of December 31, 2024 and December 31, 2023, the remaining balance of the prepayment was $126,965 and $128,209, respectively.

Other receivable – related party

As of December 31, 2024 and 2023, the Company had gross “other receivable – related party” balances from Ants of $1,790,009 and $1,768,473, respectively, before allowance of credit losses of $nil and $1,262,146. The following table presents the movement of “other receivable – related party” balances from Ants.

F-89

	Years ended
	December 31,
	2024	2023

Balance at the beginning of the period	$1,768,473	$2,230,084
Amazon Payments Ants Received (1)	(346,458)	582,325
Inventory Transfer /(Procurement) (2)	427,994	(983,936)
Financial Consulting (3)	(60,000)	(60,000)
Balance at the end of the period	$1,790,009	$1,768,473

(1)	Prior to April 2022, Ants received payments from Amazon customers on behalf of the Company. After April 2022, the Company took control and gained access to the third-party cross-border payments platform, enabling it to receive revenue payments directly from Amazon customers. As of December 31, 2023, the Company had an outstanding receivable balance of $582,325 due from Ants, which resulted from Ants receiving payments from Amazon customers on behalf of the Company. The negative amount of ($346,458) for the year ended December 31, 2024 indicated that the balance of “other receivable – related party” was reduced by funds paid back by Ants

(2)	During the year ended December 31, 2023, the Company purchased inventories totaling $983,936 from Ants due to a short supply of security cameras. During the year ended December 31, 2024 some of these previously purchased inventories incurred quality issue and were returned to Ants for $102,348. Additionally, on January 1, 2024, Ants took over one of the e-commerce platform online stores from the Company. The remaining inventories of the online store were also transferred to Ants at their original costs. The Company no longer retains control over these inventories. Ants has agreed to pay the Company $325,646 for these inventories once they are sold.

(3)	The Company engaged employees from Ants to work as contractors for bookkeeping and thus paid Ants financial consulting fees.

Provision for credit losses – related party

The Company recorded a provision for credit losses of $1,262,146 during the year ended December 31, 2023. In the fourth quarter of 2024, the Company reversed all the previously recorded credit loss as Ants paid off the other receivable to the Company in April 2025. Refer to Note 17 for the disclosure on the subsequent collection. This results in a total allowance for credit losses of $nil and a carrying value of $1,790,009 for the “other receivable-related party” balance due from Ants as of December 31, 2024. The following table presents the movement of allowance for credit loss.

	Years ended
	December 31,
	2024	2023

Balance at beginning of the period	$1,262,146	$-
Provision for credit loss	-	1,262,146
Reversal of credit loss previously recorded	(1,262,146)	-
Balance at the end of the period	$-	$1,262,146

F-90

Note payable – related party

	December 31,		December 31,
	2024		2023
	Balance	% of Total Liability	Balance	% of Total Liability
Note payable - related party	$-	0%	$817,462	8%
Accrued interest expense	-	0%	3,626	0%
Total	$-	0%	$821,088	8%

On January 1, 2023, the Company entered into a revolving loan agreement with Ants to borrow up to $1,200,000 between January 1, 2023, and June 30, 2024. This loan was unsecured with a daily interest rate not exceeding 0.041% and payable on demand. As of December 31, 2024 and December 31, 2023, the Company had an unpaid loan principal balance of $nil and $817,462 recorded in the account “note payable – related party” and accrued interest of $nil and $3,626, respectively. For the years ended December 31, 2024 and 2023, the Company incurred $18,999 and $84,006 loan interest, respectively.

Kami Vision Incorporated

Sean Da, the 100% shareholder of the Company owns 80% of Kami Vision Incorporated (hereinafter referred to as “Kami”). The Company entered into a revenue-sharing contract with Kami for cloud services in October 2021. Kami’s services include storing recorded videos, image analysis, and providing alert and intelligence detection. The revenue sharing schedule is stipulated as below:

Annual subscription periods	Percentage basis
First year during which an end user starts the cloud service subscription from Kami	30%
Second year during which an end user continues the cloud service subscription from Kami	15% for recurring subscriptions
Third year during which an end user continues the service subscription from Kami	0%

	December 31,		December 31,
	2024		2023
	Balance	% of Total Asset	Balance	% of Total Asset
Accounts receivable - related party	$190,168	3%	$437,197	5%
Other receivable - related party, net	169,833	2%	842,804	10%
Total	$360,001	5%	$1,280,001	15%

Accounts receivable – related party

During the years ended December 31, 2024 and 2023, revenue share from Kami amounted to $2,754,789 and $3,098,746, respectively. As of December 31, 2024 and December 31, 2023, the Company had “accounts receivable – related party” from Kami in the amounts of $190,168 and $437,197, respectively.

Other receivable - related party and Marketing incentive subsidy income

Kami and the Company entered into market promotion subsidy agreements on January 1, 2024 and January 1, 2023, respectively. Pursuant to the agreements, Kami agreed to provide an annual subsidy of up to $2 million for each year to support the Company’s marketing campaign aimed at acquiring new customers from the e-commerce platforms through platform-specific advertising. The actual subsidy amounts will be determined by both parties based on circumstances and will be reflected in the monthly invoices sent by the Company to Kami. As these marketing incentive payments are discretionary and not part of the Company’s primary business, the Company recognizes the subsidy from Kami as other income. The receivable amount is recorded as “other receivable – related party”. For the years ended December 31, 2024 and 2023, the Company received subsidy of $1,779,528 and $1,322,735, respectively, recognized as other income. As of December 31, 2024 and December 31, 2023, the Company had other receivable – related party of $169,833 and $842,804, respectively, for the subsidy from Kami.

F-91

Product revenue – related party

To promote cloud subscription revenue, Kami launched a promotion starting from the 3rd quarter of 2024, offering customers a security camera upon subscribing to Kami’s cloud services. Therefore, Kami purchased security cameras from the Company. For the years ended December 31, 2024 and 2023, product revenue - related party from Kami was $6,270 and $nil, respectively.

Loan forgiveness

On April 8, 2022, the Company entered into a six-month loan agreement to borrow $500,000 from the related party Kami with a due date on October 11, 2022. The annualized interest rate is 3.5%. The principal and accrued interest of this loan, aggregating $518,076, were waived by Kami on April 11, 2023 and recognized as other income. As a beneficiary of increased marketing expenses by the Company to promote sales, Kami has chosen to share the burden of this deficit by waiving the $500,000 loan and accumulated accrued interest of $18,076. There was no loan balance incurred between the Company and Kami during the year ended December 31, 2024.

Consulting fee

The Company engaged employees from Kami to work as contractors. As a result, the Company paid Kami service fees of $334,317 and $321,481 for the years ended December 31, 2024 and 2023, respectively.

Sean Da

	December 31,		December 31,
	2024		2023
	Balance	% of Total Asset	Balance	% of Total Asset
Subscription receivable - shareholder	$-	0%	$80,000	1%
Note receivable – shareholder	15,862	0%	450,489	5%
Due from shareholder	-	0%	548,759	7%
Total	$15,862	0%	$1,079,248	13%

Subscription receivable - shareholder

On January 31, 2023, the Company’s 100% shareholder, Sean Da, purchased 8,000,000 common shares at a price of $80,000, which was paid in May 2024. As a result, the Company had a subscription receivable of $nil and $80,000 as of December 31, 2024 and December 31, 2023, respectively.

Note receivable - shareholder

On August 1, 2022, January 1, 2023, and January 1, 2024, Sean entered into one-year, interest-free loan agreements with the Company to borrow up to $150,000, $350,000, and $500,000, with due dates of July 30, 2023, December 31, 2023, and December 31, 2024 respectively (hereinafter referred to as the “Promissory Notes”). Sean borrowed $591,370 and $450,489 from the Company during the years ended December 31, 2024 and 2023, respectively. As of December 31, 2024 and 2023, the outstanding loan amount was $15,862 and $450,489, respectively. The Company recorded these loans as “Note receivable-related party” and all the balances have been subsequently collected from the shareholder in March, 2025. Refer to Note 17 for subsequent loan repayments.

F-92

Due from shareholder

Sean purchased security cameras from a third-party vendor on behalf of the Company at a total amount of $nil and $862,699 for the years ended December 31, 2024 and 2023, respectively. As of December 31, 2024 and December 31, 2023, the “due from shareholder” account included $nil and $548,759, respectively, in advance payments to Sean that were not used for purchases. All the balances in “due from shareholder” have been subsequently collected from the shareholder as of October 18th, 2024. Refer to Note 17 for subsequent collections from the shareholder.

Business travel expense

During the years ended December 31, 2024 and 2023, Sean incurred business travel expenses of $nil and $1,611, respectively, which were reimbursed by the Company.

Yunyizhilian Information Technology Co., Ltd

	December 31,		December 31,
	2024		2023
	Balance	% of Total Liability	Balance	% of Total Liability
Other payable - related party	$6,269	0%	$4,334	0%

Yunyizhilian Information Technology Co., Ltd (hereinafter referred to as “Yunyizhilian”) is a 100% subsidiary of Ants. The Company’s 100% shareholder, Sean Da, owns 95% of Ants, thereby indirectly owning 95% of Yunyizhilian. As of December 31, 2024 and December 31, 2023, the consolidated VIE, Yishijue, had outstanding other payable balances of $6,269 and $4,334 owed to Yunyizhilian, respectively. This balance was an interest-free borrowing for operational purposes.

10.	ACCRUED AND OTHER LIABILITIES

As of December 31, 2024 and December 31, 2023, the total accrued and other liabilities was $219,815 and $195,819, respectively. Accrued and other liabilities include credit card payable, attorney fees payable, audit fees payable, and accrued freight expenses, etc.

	December 31,	December 31,
	2024	2023

Credit card payable	$53,240	$9,848
Accrued freight expenses	-	128,201
Attorney fees payable	56,957	23,619
Audit fees payable	71,532	-
Other professional fees payable	24,682	-
Other payable	13,404	30,525
Accrued interest -related party	-	3,626
Total accrued expenses and other liabilities	$219,815	$195,819

11.	SHORT TERM BANK LOAN

On November 4, 2024, collateralized by the UK Amazon store revenues, Xiaoyun obtained a loan of RMB 6 million (approximately USD $821,982) from the Hongkong and Shanghai Banking Corporation Bank (HSBC) with a six-month term and an interest rate of 8%. The loan proceeds were used to pay the supplier, Senslab, for inventory purchases on behalf of AMC. As a result, an intercompany receivable and payable of $821,982 was recorded between Xiaoyun and AMC, which has been eliminated at the consolidated level.

F-93

12.	WARRANTY LIABILITIES

The Company has a warranty policy that allows customers who have purchased items from the e-commerce platforms in North America to return malfunctioning products within one year from the date of purchase for a free replacement. For customers from the e-commerce platforms in Europe, this warranty is extended to two years from the date of purchase. These standard warranties are assurance type warranties and do not offer any services in addition to the assurance that the product will continue working as specified. Therefore, warranties are not considered separate performance obligations in the arrangement. Instead, the expected cost of warranties is accrued as an expense. The Company estimated the product replacement costs based upon the historical replacement rate and shipping cost per unit. The estimated product replacement costs are recorded as warranty liabilities and warranty expenses.

The following table presents the movement of product warranty liability for the years ended December 31, 2024 and 2023.

	December 31,
	2024	2023

Balance at the beginning of the year	$82,353	$50,897
Provision for new warranties	40,724	66,470
Warrant costs incurred	(39,793)	(35,014)
Balance at the end of the year	$83,284	$82,353
Including:
Current portion	$69,010	$60,346
Non-current portion	$14,274	$22,007

13.	CONCENTRATION RISK

Customer Concentration

The Company had the following customers that individually comprised 10% or more of total revenues for the years ended December 31, 2024 and 2023.

	Years ended
	December 31,
	2024	2023

Kami Vision Incorporated	27%	20%

The Company had the following customers that individually comprised 10% or more of account receivable as of December 31, 2024 and 2023.

	December 31,	December 31,
	2024	2023

Kami Vision Incorporated	78%	82%

F-94

Supplier Concentration

The Company had the following suppliers that individually comprised 10% or more of total purchases for the years ended December 31, 2024 and 2023.

	Years ended
	December 31,
	2024	2023

Senslab Technology Co., Ltd (related party)	92%	36%
Senslab HK Limited (related party)	8%	45%
Third party supplier	0%	19%

The Company had the following suppliers that individually comprised 10% or more of account payable as of December 31, 2024 and December 31, 2023.

	December 31,	December 31,
	2024	2023

Senslab Technology Co., Ltd (related party)	73%	40%
Senslab HK Limited (related party)	27%	60%

Inventory Storage Concentration

The Company had 100% of its inventory stored at third-party facilities for the years ended December, 2024 and 2023.

14.	EQUITY

Common shares

AMC Corporation was established under the laws of the State of Washington on October 21, 2021 with 10,000,000 authorized common shares.

On January 31, 2023, the Company’s 100% shareholder, Sean Da, purchased 8,000,000 common shares for a price of $80,000, which was not paid as of December 31, 2023. As a result, the Company recorded a subscription receivable of $80,000 as of December 31, 2023. In May 2024, the Company collected the payment of $80,000 from Sean. Therefore, there was no subscription receivable as of December 31, 2024.

15.	SEGMENT REPORTING

The Company uses the “management approach” to determine its reportable operating segments. This approach is based on the internal organization and reporting utilized by the Company’s chief operating decision maker (CODM) for making operational decisions and assessing performance. The Company’s CEO, who serves as the CODM, reviews operational results by revenue from different locations. The Company’s CODM uses segment revenue to assess segment performance and allocate resources. The Company has separate e-commerce platform accounts in North America and Europe, which are classified as two primary operating segments. Since the Company’s business model is selling products through online stores on e-commerce platforms, store revenue is used to measure the performance of each online store. As resource consumption is proportional to sales volume, revenue is also used to guide resource allocation.

Based on the CEO’s assessment, AMC has identified two primary operating segments: (1) North America and (2) Europe. Given that the two VIEs, Xiaoyun and Yishijue, are headquartered and operate in China, the consolidated financial statements are bifurcated into three segments: (1) North America, (2) Europe, and (3) China.

F-95

The following table presents revenues and expenses by segment for the years ended December 31, 2024 and 2023. Cost of revenues and operating expenses are allocated based upon the percentages of revenue in each segment. Interest expense and interest income are allocated based upon loan proceeds used in each segment. The Company’s other segment expenses primarily include Amazon storage fees, employee medical insurance expenses, software subscription fees, and business license and permit expenses. These expenses are not significant and thus not separately disclosed.

	Years ended				Years ended
	December 31,				December 31,
	2024				2023
	North America	Europe	China	Total	North America	Europe	China	Total

REVENUES
Product revenue	$5,454,400	$1,985,499	$-	$7,439,899	$9,334,538	$3,451,658	$-	$12,786,196
Product revenue - related party	6,270	-	-	6,270	-	-	-	-
Revenue share – related party	2,020,232	734,556	-	2,754,788	2,262,234	836,512	-	3,098,746
Total Revenues	7,480,902	2,720,055	-	10,200,957	11,596,772	4,288,170	-	15,884,942
Less:
Cost of Revenue:
E-commerce platform expenses	1,495,826	543,882	-	2,039,708	2,405,017	889,310	-	3,294,327
Product cost	4,401,924	1,600,539	-	6,002,463	6,407,246	2,369,225	-	8,776,471
Delivery and freight cost	129,401	47,050	-	176,451	198,443	73,379	-	271,822
Inventory impairment losses	972,686	353,669	-	1,326,355	-	-	-	-
Total Cost of Revenue	6,999,837	2,545,140	-	9,544,977	9,010,706	3,331,914	-	12,342,620
Gross Profit	481,065	174,915	-	655,980	2,586,066	956,256	-	3,542,322
Less:
Operating Expenses:
Marketing and advertising	1,455,946	529,382	-	1,985,328	2,342,559	866,215		3,208,774
Consulting fee	400,619	145,665	-	546,284	593,244	219,365		812,609
Warranty expense	29,865	10,859	-	40,724	48,526	17,944		66,470
Payroll expenses	246,716	89,706	-	336,422	326,043	120,562	39,855	486,460
Professional fees	674,159	245,124	-	919,283	333,120	123,179		456,299
Travel and entertainment	483	176	-	659	1,176	435	238	1,849
(Reversal)/provision for credit losses - related party	(925,599)	(336,547)	-	(1,262,146)	921,427	340,719		1,262,146
Office expenses	6,472	2,353	-	8,825	8,081	2,988	1,522	12,591
Sales tax	47,217	17,168	-	64,385	60,255	22,279		82,534
State B&O tax	5,509	-	-	5,509	45,835	16,949		62,784
Other segment expenses	412,525	149,994	2,163	564,682	204,954	75,786	217	280,957
Plus:
Other Income/(Expenses):
Product resale	-	-	-	-	16,661	6,161		22,822
Customer support	-	-	-	-	-	-		-
Loan forgiveness	-	-	-	-	378,220	139,855		518,075
Marketing campaign	1,305,022	474,506	-	1,779,528	965,661	357,075		1,322,736
Interest income	674	-	2	676	969	-	0	969
Interest expense	(19,616)	-	(7,326)	(26,942)	(89,999)	-		(89,999)
Other income	40,384	14,684	0	55,068	10,880	4,023	9,908	24,811
Other expense	(17,227)	(6,264)	-	(23,491)	(4,644)	(1,717)	(2)	(6,363)
Less:				-
Income tax	7,824	-		7,824	15,635	5,781	-	21,416
Segment Net Loss	$(571,434)	$(196,039)	$(9,487)	$(776,960)	$(1,037,041)	$(350,549)	$(31,926)	$(1,419,516)

F-96

The following table presents total assets by segment as of December 31, 2024 and 2023.

	December 31, 2024				December 31, 2023
	North America	Europe	China	Total	North America	Europe	China	Total
TOTAL SEGMENT ASSETS	$5,388,357	$1,959,205	$2,089	$7,349,651	$6,104,281	$2,257,197	$1,618	$8,363,096

16.	TAXATION

The Company’s income tax expenses for the years ended December 31, 2024 and 2023 are as follows. The two VIEs have no income taxes during the years ended December 31, 2024 and 2023.

	Years ended
	December 31,
	2024	2023

Current tax provision	$7,824	$21,416
Deferred tax provision	-	-
Total provision for income taxes	$7,824	$21,416

Income Tax

AMC Corporation was incorporated in the State of Washington in the United States. The Company incurred $nil in Federal income tax and $7,824 in state income tax for the year ended December 31, 2024, compared to $13,751 in Federal income tax and $7,665 in state income tax for the year ended December 31, 2023.

The two VIEs, Xiaoyun and Yishijue, were incorporated in People’s Republic of China (PRC). Under the PRC Enterprise Income Tax Law (the “EIT Law”), the PRC Subsidiaries are subject to enterprise income tax at a statutory rate of 25%. Neither VIE incurred any income tax during the years ended December 31, 2024 or December 31, 2023, due to their losses from operations.

The tax jurisdictions of AMC Corporation and its two VIEs are located outside of Europe and Canada. Therefore, they are not subject to income tax in these regions.

The following table represents effective tax rates.

	Years ended
	December 31,
	2024	2023
Expected tax at 21%	21.00%	21.00%
State and local income tax, net of federal benefit	2.32%	2.59%
Foreign tax effects:
China - Impact of valuation allowance	(0.26)%	(0.48)%
Effect of changes in tax laws or rates enacted in the current period	0.00%	0.00%
Effect of cross border tax laws:
FDII deduction	0.00%	0.46%
Tax credits:
R&D tax credits	3.44%	1.97%
Changes in Valuation Allowance	(27.06)%	(26.09)%
Non-taxable or Non-deductible items:
Penalties	0.00%	(0.98)%
Other non-deductible expenses	(0.46)%	0.00%
Permanent differences	0.00%	(0.00)%
Changes in Unrecognized Tax Benefits	0.00%	0.00%
Other Adjustments:
Impact of Annual ETR and Q4 loss impact	0.00%	0.00%
Foreign Rate Differential	0.00%	0.00%
Rounding	0.00%	0.00%
Effective tax rate	(1.02)%	(1.53)%

F-97

Deferred Tax

The Company and the two VIEs had $nil net deferred tax asset as of December 31, 2024 and 2023. In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible.

Management considers projected future taxable income and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of December 31, 2024 and 2023.

The Company’s deferred tax assets, net of valuation allowances, are as follows. The two VIEs have no deferred tax assets.

	December 31,	December 31,
	2024	2023

Deferred tax asset attributable to:
Tax effect of net operating losses carried forward	$127,579	$-
Section 174 costs, net (1)	125,323	80,282
Warranty liabilities	19,797	19,497
Credit loss reserve	-	298,812
Inventory reserve	315,285	-
Tax credits	61,832	32,778
State tax	(18,863)	(8,529)
Deferred tax assets	630,953	422,840
Less: valuation allowance	(630,953)	(422,840)
Deferred tax assets, net	$-	$-

(1)	IRC Section 174 Research and Development (R&D) Expense Capitalization: The Company is subject to U.S. research expense capitalization under IRC Section 174 under the 2017 U.S. Tax Cuts and Jobs Act. The IRC Section 174 research expense capitalization results in a timing difference which is amortizable over five years for domestic R&D expenditures and 15 years for foreign R&D expenditures.

F-98

The Company has uncertain tax positions due to establishment of nexus through inventories located in various states under the Fulfillment by Amazon (FBA) agreement. Amazon holds the Company’s inventories in various states until the items are sold and shipped to end customers. The Company has access to inventory reports (state-by-state) to know inventories locations in a real time. These inventories or “stock of goods” create nexus for which states may impose an income tax. If these uncertain tax positions are recognized, they would affect the Company’s effective tax rates. In accordance with authoritative guidance, the impact of an uncertain income tax position on the income tax return must be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. The Company did not record these uncertain state income tax position for the years ended December 31, 2024 and 2023.

The following table presents the aggregate changes in the balance of the gross unrecognized tax provisions.

	Years ended
	December 31,
	2024	2023

Beginning balances	$6,627	$6,627
Increases related to current year tax positions	-	-
Ending balances	$6,627	$6,627

The Company adopted the accounting policy that interest and penalties are classified as part of its income taxes. As of December 31, 2024 and 2023, there were no accrued interest or penalties associated with any unrecognized tax provisions. There are currently no examinations by federal, state and foreign tax authorities. The Company believes that, as of December 31, 2024 the gross unrecognized tax positions will not materially change in the next twelve months. The Company believes that it has adequately provided for any reasonably foreseeable outcomes related to any tax audits and that any settlement will not have a material adverse effect on the financial statements. However, there can be no assurances as to the possible outcomes.

Statute of limitation

According to the PRC Tax Administration and Collection Law, the statute of limitation is three years if the underpayment of taxes is due to computational errors made by the taxpayer or the withholding agent. The statute of limitation is extended to five years under special circumstances where the underpayment of taxes is more than RMB 0.1 million (approximately $13,500 USD). In the case of transfer pricing issues, the statute of limitation is 10 years. There is no statute of limitation in the case of tax evasion. The income tax returns of the VIEs in China for the years from 2020 to 2024 are open to examination by the PRC tax authorities.

F-99

17.	SUBSEQUENT EVENTS

In accordance with ASC Topic 855 “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after December 31, 2024 up until the date that the Company issued these financial statements.

Subsequent Collections from the Shareholder

In March 2025, Sean Da paid off the “Note receivable - shareholder” account balance of $15,862 as of December 31, 2024.

Promissory Note

On January 6, 2025, the principal amount for Promissory Note 3 was amended to $200,000. Additionally, the Company and SPAC entered into an amended agreement to revise the maturity dates of all three previously issued promissory notes (“Promissory Note 1”, “Promissory Note 2”, and “Promissory Note 3”) to be payable promptly after the SPAC consummates an initial business combination.

On March 25, 2025, the Company amended the principal amount for Promissory Note 1 from $440,000 to $935,000.

On April 13, 2025, the Company amended the principal amount for Promissory Note 3 from $200,000 to $350,000.

As of the date of issuance of the financial statement, outstanding balances under the promissory notes were $715,000 under Promissory Note 1, $126,000 under Promissory Note 2, and $256,525 under Promissory Note 3.

Ownership Transfer of Online Stores

In January 2025, the Company successfully transferred the ownership of the Amazon online account previously held by Ants. The store ownerships of Xiaoyun and Yishijue are expected to be transferred by the end of the year 2025. The Company will reevaluate the accounting treatment after the transfer of store ownerships.

Subsequent Loan Repayment

In April, 2025, Xiaoyun repaid the RMB 6 million loan in full to HSBC, including accrued interest, using payments received from AMC. As a result, the intercompany receivable and payable between Xiaoyun and AMC were settled in conjunction with the loan repayment.

Subsequent Collection of Other Receivable – Related Party

In April, 2025, Ants paid off the other receivable balance of $1,790,009 to the Company.

18.	COMMITMENTS AND CONTINGENCIES

On June 28, 2024, the Company engaged Revere Securities, LLC (hereinafter referred to as “Revere”) to act as (1) its merger and acquisition advisor (M&A Advisor) in connection with the Business Combination and (2) its financial advisor (Financing Advisor) on any private investment in the Company consisting of equity, debt, and/or equity-linked securities (hereinafter referred to as “Series Financing”). In the event the Business Combination is consummated, the Company will pay to Revere the M&A Fee equal to an aggregate amount of $350,000 in cash. For the financing fee, the Company shall pay Revere a cash fee equal to 5% of the aggregate sales price of public or private securities sold in the Series Financing to investors introduced by Revere. If the sale of securities occurs through multiple closings, a pro rata portion of the fee shall be paid at each closing.

19.	EVENTS (UNAUDITED) SUBSEQUENT TO THE DATE OF THE INDEPENDENT AUDITOR’S REPORT

Share Subscription

In June 2025, the Company entered into a subscription agreement with Kami, pursuant to which Kami agreed to purchase an aggregate of 228,571 shares of the Company’s common stock, par value $0.01 per share, for a total purchase price of $5,000,000, or approximately $21.88 per share. Each closing of the sale, purchase, and issuance of shares of Common Stock shall occur on such date and at such time as mutually agreed upon by the Company and Kami; provided, however, that the final purchase of shares of Common Stock shall occur no later than the effective date of the Registration Statement relating to the proposed business combination described in the Business Combination Agreement.

Amended Business Combination Agreement

In June 2025, the Company amended the Business Combination Agreement to increase the enterprise value from $175,000,000 to $180,000,000 and extend the termination date from June 30, 2025, to December 31, 2025.

Share Transfer

On July 31, 2025, Sean Da transferred 345,714 shares of common stock to Smart Top Corporation Limited and 340,000 shares to ZKCam Technology Limited, each with a par value of $0.01 per share, as an irrevocable gift without receiving any consideration.

Establishment of Subsidiary

On January 5, 2026, the Company established a wholly owned subsidiary in Vietnam, AMCV Company Limited, to support manufacturing and operational activities related to the Company’s robotics products. The subsidiary had not commenced material operations as of the date of issuance of these financial statements.

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